Exhibit 10(ss)

Specific terms in this Exhibit have been redacted because confidential treatment for those terms has been requested. The redacted material has been separately filed with the Securities and Exchange Commission and those redacted terms are indicated in this exhibit with ****.

EXECUTION COPY

CREDIT AGREEMENT

Dated as of June 9, 2008

among

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as the Lenders

and

BANK OF AMERICA, N.A.

as Agent, U.S. Swingline Lender and Letter of Credit Issuer

BANK OF AMERICA, N.A. (acting through its Canada Branch)

as Canadian Swingline Lender and as a Canadian Funding Bank

and

UBS SECURITIES LLC

as the Syndication Agent

UBS AG CANADA BRANCH

as a Canadian Funding Bank

and

WACHOVIA BANK, NATIONAL ASSOCIATION

as Co-Documentation Agent

WACHOVIA CAPITAL FINANCE CORPORATION (CANADA)

as a Canadian Funding Bank

and

WELLS FARGO BANK, N.A.

as Co-Documentation Agent

and

UNITED RENTALS (NORTH AMERICA), INC.

and certain of its Subsidiaries

as the U.S. Borrowers

UNITED RENTALS, INC.

and certain of its Subsidiaries

as the Guarantors

UNITED RENTALS OF CANADA, INC.

and UNITED RENTALS ALBERTA HOLDING, LP

as the Canadian Borrowers

UNITED RENTALS FINANCING LIMITED PARTNERSHIP

as the Specified Loan Borrower

and

BANC OF AMERICA SECURITIES LLC and

UBS SECURITIES LLC

as the Joint Lead Arrangers

and

BANC OF AMERICA SECURITIES LLC

UBS SECURITIES LLC and

WACHOVIA CAPITAL MARKETS, LLC

as the Joint Book Managers

i

4.9	Agent’s and Lenders’ Books and Records; Monthly Statements	83
4.10	Borrowers’ Agent	84
4.11	Joint and Several Liability	84
4.12	Obligations Absolute	85
4.13	Waiver of Suretyship Defenses	85
4.14	Contribution and Indemnification among the Borrowers	86
4.15	Excess Resulting from Exchange Rate Change	86

	ARTICLE V
	TAXES, YIELD PROTECTION AND ILLEGALITY

5.1	Taxes	86
5.2	Illegality	88
5.3	Increased Costs and Reduction of Return	88
5.4	Funding Losses	89
5.5	Inability to Determine Rates	89
5.6	Certificates of Agent	90
5.7	Survival	90
5.8	Assignment of Commitments Under Certain Circumstances	90

	ARTICLE VI
	BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES; CURRENCY

6.1	Books and Records	91
6.2	Financial Information	91
6.3	Notices to the Agent	93
6.4	Collateral Reporting	95

	ARTICLE VII
	GENERAL WARRANTIES AND REPRESENTATIONS

7.1	Authorization, Validity, and Enforceability of this Agreement and the Loan Documents	96
7.2	Validity and Priority of Security Interest	97
7.3	Organization and Qualification	97
7.4	Corporate Name; Prior Transactions	97
7.5	Subsidiaries	97
7.6	Financial Statements; Borrowing Base Certificate and Projections	97
7.7	Capitalization	98
7.8	Solvency	98
7.9	Debt and Lien	98
7.10	Real Estate; Leases	98
7.11	Proprietary Rights	99
7.12	Litigation	99
7.13	Labor Disputes	99
7.14	Environmental Laws	99
7.15	No Violation of Law	100
7.16	No Default	100

7.17	ERISA Compliance	100
7.18	Taxes	101
7.19	Regulated Entities	101
7.20	Use of Proceeds; Margin Regulations	101
7.21	No Material Adverse Change	102
7.22	Full Disclosure	102
7.23	Government Authorization	102
7.24	Rental Equipment	102
7.25	Leases	102
7.26	Anti-Terrorism Laws	102
7.27	Confidential Information Memorandum	103
7.28	Insurance	103
7.29	Casualty, Etc	103
7.30	Designation of Senior Debt	103

	ARTICLE VIII
	AFFIRMATIVE AND NEGATIVE COVENANTS

8.1	Taxes and Other Obligations	103
8.2	Legal Existence and Good Standing	104
8.3	Compliance with Law and Agreements; Maintenance of Licenses	104
8.4	Maintenance of Property, Inspection	104
8.5	Insurance	105
8.6	Insurance and Condemnation Proceeds	106
8.7	Environmental Laws	106
8.8	Compliance with ERISA	106
8.9	Accounting Changes	107
8.10	Mergers, Consolidations or Sales	107
8.11	Distributions; Restricted Investments	108
8.12	Guarantees	108
8.13	Debt	108
8.14	Prepayments of Debt	110
8.15	Transactions with Affiliates	111
8.16	Investment Banking and Finder’s Fees	111
8.17	Business Conducted	111
8.18	Liens	111
8.19	Restrictive Agreements	111
8.20	Sale and Leaseback Transactions	112
8.21	Fiscal Year	112
8.22	Fixed Charge Coverage Ratio	112
8.23	Senior Secured Leverage Ratio	113
8.24	Anti-Terrorism Laws	113
8.25	Additional Obligors	114
8.26	Compliance with Terms of Leaseholds	115
8.27	Bank and Securities Accounts; Cash Dominion	115
8.28	Use of Proceeds	116
8.29	Further Assurances	116

8.30	6 1/2% Senior Notes	116
8.31	Qualified Receivables Transactions	116
8.32	Designation of Other Senior Debt	117
8.33	Certain Documents; Borrowers	117
8.34	Post-Closing Covenant	117

	ARTICLE IX
	CONDITIONS OF LENDING

9.1	Conditions Precedent to Making of Loans on the Closing Date	118
9.2	Conditions Precedent to Each Loan	121

	ARTICLE X
	DEFAULT; REMEDIES

10.1	Events of Default	122
10.2	Remedies	125

	ARTICLE XI
	TERM AND TERMINATION

11.1	Term and Termination	126

	ARTICLE XII
	AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

12.1	Amendments and Waivers	127
12.2	Assignments; Participations	129

	ARTICLE XIII
	THE AGENT

13.1	Appointment and Authorization	133
13.2	Delegation of Duties	134
13.3	Liability of Agent	135
13.4	Reliance by Agent	135
13.5	Notice of Default	135
13.6	Credit Decision	136
13.7	Indemnification	136
13.8	Agent in Individual Capacity	136
13.9	Successor Agent	137
13.10	Withholding Tax	137
13.11	Collateral Matters	139
13.12	Restrictions on Actions by Lenders; Sharing of Payments	140
13.13	Agency for Perfection	141
13.14	Payments by Agent to Lenders	141
13.15	Settlement	142
13.16	Letters of Credit; Intra-Lender Issues	145
13.17	Canadian Revolving Loans; Intra-Lender Issues	147

13.18	Concerning the Collateral and the Related Loan Documents	153
13.19	Field Audit and Examination Reports; Disclaimer by Lenders	153
13.20	Relation Among Lenders	154
13.21	Arrangers; Agent	154
13.22	The Register	155

	ARTICLE XIV
	MISCELLANEOUS

14.1	No Waivers; Cumulative Remedies	156
14.2	Severability	156
14.3	Governing Law; Choice of Forum; Service of Process	156
14.4	WAIVER OF JURY TRIAL	157
14.5	Survival of Representations and Warranties	157
14.6	Other Security and Guarantees	158
14.7	Fees and Expenses	158
14.8	Notices	159
14.9	Waiver of Notices	160
14.10	Binding Effect	160
14.11	Indemnity of the Agent and the Lenders	160
14.12	Limitation of Liability	161
14.13	Final Agreement	161
14.14	Counterparts; Facsimile Signatures	161
14.15	Captions	162
14.16	Right of Setoff	162
14.17	Confidentiality	162
14.18	Conflicts with Other Loan Documents	163
14.19	Collateral Matters	163
14.20	No Fiduciary Relationship	163
14.21	Judgment Currency	163
14.22	Canadian Lenders	164
14.23	U.S. Lenders	164
14.24	USA PATRIOT Act	164

v

EXHIBITS AND SCHEDULES

EXHIBIT A	FORM OF BORROWING BASE CERTIFICATE	A - 1
EXHIBIT B-1	U.S. NOTICE OF BORROWING	B - 1
EXHIBIT B-2	CANADIAN NOTICE OF BORROWING	B - 2
EXHIBIT B-3	SPECIFIED LOAN NOTICE OF BORROWING	B - 3
EXHIBIT C-1	FORM OF U.S. NOTICE OF CONTINUATION/CONVERSION	C - 1
EXHIBIT C-2	FORM OF CANADIAN NOTICE OF CONTINUATION/CONVERSION	C - 2
EXHIBIT C-3	FORM OF SPECIFIED LOAN NOTICE OF CONTINUATION/CONVERSION	C - 3
EXHIBIT D	FORM OF COMPLIANCE CERTIFICATE	D - 1
EXHIBIT E	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT	E - 1
EXHIBIT F	PERFECTION CERTIFICATE
EXHIBIT G	FORM OF SOLVENCY CERTIFICATE
SCHEDULE 1.1	LENDERS’ COMMITMENTS
SCHEDULE 1.2	U.S. SUBSIDIARY BORROWERS
SCHEDULE 1.3	IMMATERIAL SUBSIDIARIES
SCHEDULE 1.4	RECEIVABLES ENTITIES
SCHEDULE 7.4	PRIOR NAMES AND TRANSACTIONS
SCHEDULE 7.5	SUBSIDIARIES
SCHEDULE 7.7	CAPITALIZATION
SCHEDULE 7.10	REAL ESTATE; LEASES
SCHEDULE 7.12	LITIGATION
SCHEDULE 7.13	LABOR DISPUTES
SCHEDULE 7.14	ENVIRONMENTAL LAW
SCHEDULE 7.17	ERISA AND PENSION PLAN COMPLIANCE
SCHEDULE 7.18	TAXES
SCHEDULE 8.11	PERMITTED INVESTMENTS
SCHEDULE 8.13	DEBT
SCHEDULE 8.15	AFFILIATE TRANSACTIONS

CREDIT AGREEMENT

This Credit Agreement dated as of June 9, 2008, among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Bank of America, N.A., with an office at 335 Madison Avenue, New York, New York 10017, as Agent, U.S. Swingline Lender and Letter of Credit Issuer, Bank of America, N.A. (acting through its Canada branch), with an office at 200 Front Street West, Toronto, Ontario, M5V 3L2, as Canadian Swingline Lender and as a Canadian Funding Bank, UBS Securities LLC, as the syndication agent (in its capacity as the syndication agent, the “Syndication Agent”), UBS AG Canada Branch, as a Canadian Funding Bank, Wachovia Bank, National Association, as a co-documentation agent (in its capacity as a co-documentation agent, a “Co-Documentation Agent”), Wachovia Capital Finance Corporation (Canada), as a Canadian Funding Bank, Wells Fargo Bank, N.A., as a co-documentation agent (in its capacity as a co-documentation agent, a “Co-Documentation Agent”), United Rentals, Inc., a Delaware corporation, with offices at Five Greenwich Office Park, Greenwich, Connecticut 06831 (“Holdings”), United Rentals (North America), Inc., a Delaware corporation, with offices at Five Greenwich Office Park, Greenwich, Connecticut 06831 (the “Company”), each Subsidiary that is listed on Schedule 1.2 (the “U.S. Subsidiary Borrowers” and, together with the Company, the “U.S. Borrowers”), United Rentals of Canada, Inc., a company formed under the federal laws of Canada (“URC”), United Rentals Alberta Holding, LP (“URA” and, together with URC, the “Canadian Borrowers”), United Rentals Financing Limited Partnership, a Delaware partnership (the “Specified Loan Borrower”) and the Guarantors (as defined below) party hereto.

W I T N E S S E T H:

WHEREAS, the Borrowers have requested that the U.S. Lenders make available a revolving credit facility, portions of which may be used from time to time by the U.S. Borrowers and the Specified Loan Borrower, in each case on the terms and conditions specified herein;

WHEREAS, the Borrowers have requested that the Canadian Lenders make available a revolving credit facility, which may be used from time to time by the Canadian Borrowers, in each case on the terms and conditions specified herein;

WHEREAS, all Obligations incurred pursuant hereto are and shall continue to be secured by, among other things, the Security Agreements and the other Loan Documents, in each case as and to the extent set forth herein and therein; and

WHEREAS, each of the U.S. Guarantors has agreed to guarantee the Obligations of each of the Borrowers, and each of the Canadian Guarantors has agreed to guarantee the Obligations of each Canadian Borrower.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“1 7/8% Convertible Senior Subordinated Note Indenture” means that certain Indenture dated October 31, 2003 among United Rentals, the Company, as guarantor, and The Bank of New York, as Trustee, as amended, modified and supplemented from time to time prior to the date hereof.

“1 7/8% Convertible Senior Subordinated Notes” means the 1 7/8% Convertible Senior Subordinated Notes due 2023 issued by the Company pursuant to the 1 7/8% Convertible Senior Subordinated Note Indenture.

“6 1/2% QUIPS” means the 6 1/2% Convertible Subordinated Debentures due 2028 issued by United Rentals pursuant to the 6 1/2% Convertible QUIPS Debenture Indenture.

“6 1/2% QUIPS Debenture Indenture ” means that certain Indenture dated as of August 5, 1998 between United Rentals Holdings, Inc. and The Bank of New York, as Trustee, as amended, modified and supplemented from time to time prior to the date hereof.

“6 1/2% Senior Note Indenture” means that certain Indenture dated as of February 17, 2004 among the Company, the guarantors named therein and The Bank of New York, as Trustee, as amended, modified and supplemented from time to time prior to the date hereof.

“6 1/2% Senior Notes” means the 6 1/2% Senior Notes due 2012 issued by the Company pursuant to the 6 1/2% Senior Note Indenture.

“7% Senior Subordinated Note Indenture” means that certain Indenture dated as of January 28, 2004 among the Company, the guarantors named therein and The Bank of New York, as Trustee, as amended, modified and supplemented from time to time prior to the date hereof.

“7% Senior Subordinated Notes” means the 7% Senior Subordinated Notes due 2014 issued by the Company pursuant to the 7% Senior Subordinated Note Indenture.

“7 3/4% Senior Subordinated Note Indenture” means that certain Indenture dated November 12, 2003 among the Company, the guarantors named therein, and The Bank of New York, as Trustee as amended, modified and supplemented from time to time prior to the date hereof.

“7 3/4% Senior Subordinated Notes” means the 7 3/4% Senior Subordinated Notes due 2013 issued by the Company pursuant to the 7 3/4% Senior Subordinated Note Indenture.

“Accommodation Payment” has the meaning specified in Section 4.14.

“Accounts” means, with respect to each Obligor and its Subsidiaries, all of such Obligor’s or such Subsidiary’s now owned or hereafter acquired or arising accounts, as defined in the UCC or the PPSA, as applicable, and Leases, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, all Progress Billings, and all rentals, lease payments and other monies due and to become due under any Lease.

“Account Debtor” means each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Acquisition Consideration” means the sum of cash and notes disbursed or issued to sellers under a Permitted Acquisition plus funded debt of the sellers or the Target assumed (or, in the case of the Target, retained) by the Borrowers and their respective Subsidiaries (including, if applicable, the Target) to the extent permitted by the Agreement.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, twenty-five percent (25%) or more of the outstanding equity interests of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise. Without limiting the generality of the foregoing, when used with respect to the Agent or any Lender or Canadian Funding Bank, the term “Affiliate” shall include any “authorized foreign bank” for purposes of the Income Tax Act (Canada) of such Person.

“Agent” means Bank of America, N.A., as the agent for the Lenders under this Agreement, or any successor agent.

“Agent Advances” means the U.S. Agent Advances and Canadian Agent Advances, as the context requires.

“Agent’s Liens” means the Liens in the Collateral granted to the Agent, for the benefit of the Secured Parties, pursuant to the Agreement and the other Loan Documents.

“Agent-Related Persons” means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates.

“Aggregate Canadian Revolver Outstandings” means, at any date of determination and without duplication, the Equivalent Amount in Dollars of the unpaid principal balance of Canadian Revolving Loans.

“Aggregate Canadian Revolver Outstandings Funded On U.S. Borrowing Base” means, at any date of determination and without duplication, (a) the Aggregate Canadian Revolver Outstandings, minus (b) the lesser of (i) the Maximum Canadian Revolver Amount and (ii) the Canadian Borrowing Base.

“Aggregate Revolver Outstandings” means, at any date of determination and without duplication, the Equivalent Amount in Dollars of the sum of (a) the Aggregate U.S. Revolver Outstandings and (b) the Aggregate Canadian Revolver Outstandings.

“Aggregate U.S. Revolver Outstandings” means, at any date of determination and without duplication, the Equivalent Amount in Dollars of the sum of (a) the unpaid principal balance of U.S. Revolving Loans and Specified Loans, (b) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (c) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

“Agreement” means this Credit Agreement, as from time to time amended, modified or restated.

“Agreement Date” means the date of the Agreement.

“Allocable Amount” has the meaning specified in Section 4.14.

“Anti-Terrorism Laws” means any Executive Order administered by the U.S. Treasury Department Office of Foreign Asset Control (OFAC), and the Proceeds of Crime Act.

“Applicable Margin” means a percentage equal to (a) (i) with respect to the U.S. Revolving Loans that are Base Rate Loans, 1.75% and (ii) with respect to the Canadian Revolving Loans that are Canadian Prime Rate Loans, 1.75% and (b) (i) with respect to U.S. Revolving Loans that are LIBOR Loans, 2.75%, (ii) with respect to Canadian Revolving Loans that are BA Equivalent Loans, 2.75% and (iii) with respect to Specified Loans that are BA Equivalent Loans, 2.75%; provided that, from and after December 9, 2008, the Applicable Margin shall be determined from time to time on the basis of the Total Leverage Ratio, as follows:

Level	Total Leverage Ratio	Applicable Margin for U.S. Revolving Loans that are Base Rate Loans	Applicable Margin for U.S. Revolving Loans that are LIBOR Loans	Applicable Margin for Canadian Revolving Loans that are Canadian Prime Rate Loans	Applicable Margin for Canadian Revolving Loans and Specified Loans that are BA Equivalent Loans
I	At least 3.5x	2.00%	3.00%	2.00%	3.00%
II	Below 3.5x but at least 2.5x	1.75%	2.75%	1.75%	2.75%
III	Below 2.5x but at least 1.5x	1.50%	2.50%	1.50%	2.50%
IV	Below 1.5x	1.25%	2.25%	1.25%	2.25%

On December 9, 2008, and thereafter until further adjusted as provided below, the Applicable Margin shall be determined on the basis of the Total Leverage Ratio as of the last day of the most recently ended Fiscal Quarter prior to such date. Thereafter, adjustments in the

Applicable Margin shall be implemented quarterly on a prospective basis, on the fifth Business Day after the date of delivery to the Lenders of unaudited Financial Statements delivered under Section 6.2(b) with respect to any Fiscal Quarter end or annual audited Financial Statements delivered under Section 6.2(a), as applicable, evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, the Borrowers shall deliver to the Agent and the Lenders the certificate described in Section 6.2(c). Failure to deliver such Financial Statements and certificate within ten (10) Business Days after the date such Financial Statements are due shall, in addition to any other remedy provided for in the Agreement, result in an increase in the Applicable Margin to the highest level set forth in the foregoing grid, until the fifth Business Day following the delivery of those Financial Statements and certificate demonstrating that such an increase is not required. If any Event of Default has occurred and is continuing at the time any reduction in the Applicable Margin is to be implemented in accordance with the foregoing, no reduction shall occur until the fifth Business Day after the date on which such Event of Default is waived or cured.

“Applicable Period” has the meaning specified in Section 3.1(c).

“Applicable Unused Line Fee Margin” means, with respect to any period, (a) 0.375%, if the sum of the average daily outstanding principal amount of all Loans (other than Swingline Loans) plus the average daily undrawn face amount of all outstanding Letters of Credit during such period is greater than 66% of the amount of the Revolving Credit Commitments; (b) 0.50%, if the sum of the average daily outstanding principal amount of all Loans (other than Swingline Loans) plus the average daily undrawn face amount of all outstanding Letters of Credit during such period is less than or equal to 66%, and greater than 33%, of the amount of the Revolving Credit Commitments; and (c) 0.625%, if the sum of the average daily outstanding principal amount of all Loans (other than Swingline Loans) plus the average daily undrawn face amount of all outstanding Letters of Credit during such period is less than or equal to 33% of the amount of the Revolving Credit Commitments.

“Appraisal” means an appraisal, prepared on a basis reasonably satisfactory to the Agent, setting forth the Net Orderly Liquidation Value of all Rental Equipment, which appraisal shall be prepared in accordance with Section 8.4(c).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, holding or investing in extensions of credit in its ordinary course of business and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

“Arrangers” means Banc of America Securities LLC and UBS Securities LLC.

“Asset Disposition” means any sale, lease, assignment, transfer, or other disposition of any Collateral to any Person other than the Obligors (including any condemnation or destruction of Collateral), other than:

(a) sales, leases, assignments, transfers, rentals or other disposals of Equipment and Inventory in the ordinary course of business;

(b) sales, transfers or other dispositions of obsolete, surplus or worn-out property or property that is no longer necessary in the business of the Borrowers and their Subsidiaries;

(c) Like-Kind Exchanges in the ordinary course of business;

(d) dispositions of cash and cash equivalents pursuant to any transaction permitted under the Loan Documents;

(e) sales, discounting or forgiveness of Accounts in connection with the collection or compromise thereof;

(f) sales, assignments and other transfers of Accounts and Related Assets to a Receivables Entity, so long as the requirements included in the definition of Qualified Receivables Transactions have been satisfied;

(g) licenses and sublicense of software, trademarks, patents and other intellectual property and proprietary rights which do not materially interfere with the business of the Borrower and its Subsidiaries;

(h) transfers, assignments and other dispositions constituting Permitted Distributions, Permitted Investments or Permitted Liens;

(i) any issuance of Stock by a Subsidiary of a Borrower to a Borrower or another Subsidiary of a Borrower; and

(j) sales, transfers and other dispositions of property for aggregate consideration of less than $10,000,000 with respect to any individual transaction, provided that the aggregate amount of such sales, transfers and other dispositions excluded by this clause (j) shall not exceed $20,000,000 during any Fiscal Year.

“Assignee” has the meaning specified in Section 12.2(a).

“Assignment and Acceptance” means an assignment and acceptance agreement entered into by one or more Lenders and Eligible Assignees (with the consent of any party whose consent is required by Section 12.2(a)), and accepted by the Agent, in substantially the form of Exhibit E or any other form approved by the Agent.

“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external counsel engaged by the Agent (including one primary counsel and not more than one local counsel for each jurisdiction (including foreign jurisdictions)).

“Authorized Foreign Bank” has the meaning ascribed thereto by subsection 248(1) of the Income Tax Act (Canada), and, by reference therein, the meaning ascribed thereto by Section 2 of the Bank Act (Canada).

“Availability” means U.S. Availability or Canadian Availability, as the context requires.

“BA Equivalent Interest Payment Date” means, with respect to a BA Equivalent Loan, (i) the last day of each BA Equivalent Interest Period applicable to such BA Equivalent Loan, (ii) if such BA Equivalent Interest Period is longer than three months, each three month anniversary of the making of such BA Equivalent Loan and (iii) the Termination Date.

“BA Equivalent Interest Period” means, with respect to each BA Equivalent Loan, the interest period applicable thereto, as determined pursuant to Section 2.6(b).

“BA Equivalent Loan” means a Specified Loan or a Canadian Revolving Loan that bears interest based on the BA Rate.

“BA Rate” means, for the BA Equivalent Interest Period of each BA Equivalent Loan, the rate of interest per annum equal to the annual rates applicable to Canadian Dollar Bankers’ Acceptances having an identical or comparable term as the proposed BA Equivalent Loan displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service as at approximately 10:00 a.m. New York City time on such day (or, if such day is not a Business Day, as of 10:00 a.m. New York City time on the immediately preceding Business Day), plus five (5) basis points, provided that if such rates do not appear on the CDOR Page at such time on such date, the rate for such date will be the average of the annual discount rates (rounded upward to the nearest whole multiple of  1/100 of 1%) as of 10:00 a.m. New York City time on such day at which the Canadian chartered banks listed on Schedule 1 of the Bank Act (Canada) are then offering to purchase Canadian Dollar Bankers’ Acceptances accepted by them having such specified term (or a term as closely as possible comparable to such specified term), plus five (5) basis points.

“Bank” means, as the context requires, (a) the U.S. Bank or (b) the Canadian Bank. Any general reference to the “Bank” shall refer to the U.S. Bank with respect to the U.S. Credit Facilities and/or the Canadian Bank with respect to the Canadian Credit Facilities, as applicable.

“Bank of America” means Bank of America, N.A. and its successors.

“Bank Products” means (a) Hedge Agreements, (b) products and services under Cash Management Documents and (c) to the extent not otherwise included in the foregoing, any or all types of banking products, services or facilities (other than Letters of Credit), including credit card services, merchant card services and such other banking products or services as, in the case of each of clauses (a), (b) and (c), may be requested by any Borrower (on behalf of itself or its Subsidiaries) and extended to any Borrower by the Agent or any Person that was a Lender or an Affiliate of the Agent or any Lender at the time it entered into the same.

“Bank Product Reserves” means all reserves which the Agent from time to time establishes in its Reasonable Credit Judgment for the Designated Bank Products Obligations then outstanding.

“Bankruptcy Code” has the meaning specified in Section 4.14.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus  1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means any U.S. Revolving Loan during any period for which it bears interest based on the Base Rate, and all U.S. Agent Advances and U.S. Swingline Loans.

“BIA” means the Bankruptcy and Insolvency Act (Canada) and the regulations promulgated thereunder.

“Blocked Account Agreement” has the meaning specified in Section 8.27.

“Blocked Person” means (a) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (b) a Person or entity with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any applicable Anti-Terrorism Law; and (c) a Person or entity that is named as a “specially designated national” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list.

“Borrowers” means the U.S. Borrowers, the Canadian Borrowers and the Specified Loan Borrower.

“Borrowers’ Agent” means the Company, in its capacity as agent for itself and the other Borrowers pursuant to Section 4.10.

“Borrowing” means a borrowing hereunder consisting of Loans of one Type made on the same day by Lenders to any Borrower (or (a) by the U.S. Bank in the case of a Borrowing funded by U.S. Swingline Loans or by the Agent in the case of a Borrowing consisting of a U.S. Agent Advance, or by the U.S. Bank for the issuance of Letters of Credit hereunder or (b) by the Canadian Bank in the case of a Borrowing funded by Canadian Swingline Loans or by the Agent in the case of a Borrowing consisting of a Canadian Agent Advance.

“Borrowing Base” means the U.S. Borrowing Base or the Canadian Borrowing Base, as the context requires.

“Borrowing Base Certificate” means a certificate by a Responsible Officer of the Borrowers’ Agent, substantially in the form of Exhibit A (or another form reasonably acceptable to the Agent) setting forth the calculation of the U.S. Borrowing Base and the Canadian Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Agent, as adjusted pursuant to Section 2.7(a) of the Agreement. All calculations of the U.S. Borrowing Base and the Canadian Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the U.S. Borrowers and the Canadian Borrowers and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its Reasonable Credit Judgment, any such calculation to the extent that such calculation is not in accordance with the Agreement, provided, further, that the Agent shall provide the applicable Borrower or Borrowers prior notice of any such adjustment.

“Business Day” means (a) any day that is not a Saturday, Sunday, or a day on which banks in New York, New York are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market; provided, however, when used in connection with a Canadian Revolving Loan or Specified Loan, such day shall be a day on which banks are open for business in Toronto, Canada and New York, New York but excluding Saturday, Sunday and any other day which is a legal holiday in Toronto, Canada or New York, New York.

“Canadian Agent Advances” has the meaning specified in Section 2.6(i)(i).

“Canadian Availability” means, at any time (a) the lesser of (i) the Maximum Canadian Revolver Amount and (ii) the sum of the Canadian Borrowing Base and the U.S. Availability, minus (b) the Aggregate Canadian Revolver Outstandings.

“Canadian Bank” means Bank of America, N.A. (acting through its Canada branch), or any successor entity thereto.

“Canadian Borrowers” has the meaning specified in the introductory paragraph to the Agreement.

“Canadian Borrowing Base” means, at any time, an amount in Dollars equal to:

(a) the lesser of (i) 95% of the Net Book Value of Eligible Rental Equipment of the Canadian Obligors and (ii) 85% of the Net Orderly Liquidation Value of the Eligible Rental Equipment of the Canadian Obligors; minus

(b) Reserves from time to time established by the Agent in accordance with Section 2.7(a) of the Agreement.

“Canadian Collateral” means all the Canadian Obligors’ personal property, and all other assets of any Person, in each case from time to time subject to the Agent’s Liens securing payment or performance of any Canadian Obligations; provided that the term “Canadian Collateral” shall not include U.S. Collateral.

“Canadian Credit Facilities” means the revolving credit and swingline facilities provided for by this Agreement extended to the Canadian Borrowers.

“Canadian Designated Account” has the meaning specified in Section 2.6(c).

“Canadian Dollars or Cdn $ or Cdn. Dollars” means the lawful currency of Canada.

“Canadian Funding Bank” means any Canadian Lender in its capacity as a funding bank for and seller of Canadian Loan Participations to Participating Lenders in respect of Canadian

Revolving Loans. The initial Canadian Funding Banks as of the Agreement Date are (a) the Canadian Bank, (b) unless otherwise agreed by the Canadian Bank and UBS AG Canada Branch, UBS AG Canada Branch and (c) unless otherwise agreed by the Canadian Bank and Wachovia Capital Finance Corporation (Canada), Wachovia Capital Finance Corporation (Canada).

“Canadian Funding Percentage” means, with respect to each Canadian Funding Bank, the percentage of Canadian Revolving Loans subject to Canadian Loan Participations that shall be made by such Canadian Funding Bank, as such percentage may be adjusted from time to time in accordance with Section 12.2 such that the aggregate Canadian Funding Percentages of all Canadian Funding Banks shall be 100% at all times. As of the Agreement Date, unless otherwise agreed among the Canadian Funding Banks, the Canadian Funding Percentage is (a) in the case of the Canadian Bank, 40%, (b) in the case of UBS AG Canada Branch, 40%, and (c) in the case of Wachovia Capital Finance Corporation (Canada), 20%.

“Canadian Guarantee Agreements” means the Canadian URA Guarantee Agreement, the Canadian URC Guarantee Agreement and the Canadian URFLP Guarantee Agreement.

“Canadian Guarantors” means (a) the Foreign Subsidiaries, whether now existing or hereafter created or acquired, and (b) each other Person (other than a U.S. Guarantor), who, in a writing accepted by the Agent, guarantees payment or performance in whole or in part of the Canadian Obligations; provided that “Canadian Guarantors” shall not include any Subsidiary that is a Receivables Entity or Immaterial Subsidiary.

“Canadian Intellectual Property Agreement” means the Intellectual Property Security Agreement dated as of the Agreement Date among the Canadian Obligors for the benefit of the Canadian Secured Parties.

“Canadian Lender” means a Lender that has a Canadian Revolving Credit Commitment. For the avoidance of doubt, unless the Agent shall otherwise approve, each Canadian Lender shall be (a) a Canadian Resident, or (b) if it is not a Canadian Resident, it is also not a foreign bank for purposes of the Bank Act (Canada).

“Canadian Loan Participation” has the meaning specified in Section 13.17(a).

“Canadian Loan Participation Fee” has the meaning specified in Section 13.17(f).

“Canadian Notice of Borrowing” has the meaning specified in Section 2.6(a).

“Canadian Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Canadian Obligors, or any of them, to the Agent, any Canadian Lender, any Canadian Secured Party and/or any Indemnified Person, arising under or pursuant to the Agreement or any of the other Loan Documents in connection with the Canadian Credit Facilities, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, Attorney Costs, filing fees and any other sums chargeable to any Canadian Borrower or any other Canadian Obligor hereunder or under any of the other Loan Documents. “Canadian Obligations” includes, without limitation, all Designated Bank Products Obligations owed by any Canadian Obligor. Anything contained herein to the contrary notwithstanding, the term Canadian Obligations shall not include any U.S. Obligations.

“Canadian Obligors” means the Canadian Borrowers and the Canadian Guarantors.

“Canadian Participation Settlement” has the meaning specified in Section 13.17(b).

“Canadian Participation Settlement Amount” has the meaning specified in Section 13.17(b).

“Canadian Participation Settlement Date” has the meaning specified in Section 13.17(b).

“Canadian Participation Settlement Period” has the meaning specified in Section 13.17(b).

“Canadian Pension Plan” means any Pension Plan applicable solely to employees or former employees of the Canadian Obligors.

“Canadian Prime Rate” means, on any day, the nominal annual rate of interest announced from time to time by the Agent as its reference rate of interest for loans made in Canadian Dollars to Canadian customers and designated as its “prime rate”(the “prime rate” being a rate set by the Agent based upon various factors including the Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate). Any change in the prime rate announced by the Agent shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Canadian Prime Rate shall be adjusted simultaneously with any change in the Canadian Prime Rate. In the event that the Agent (including any successor or assignor) does not at any time publicly announce a prime rate, the “Prime Rate” means the “prime rate” publicly announced by a Schedule 1 chartered bank in Canada selected by the Agent.

“Canadian Prime Rate Loan” means any Canadian Revolving Loan, Canadian Swingline Loan or Canadian Agent Advance, in each case, during any period for which it bears interest by reference to the Canadian Prime Rate.

“Canadian Resident” means, at any time, (a) a person who at that time is resident in Canada for purposes of the Income Tax Act (Canada) and is not prevented by law from making or participating in Canadian Credit Facilities under this Agreement or (b) an Authorized Foreign Bank which receives all amounts paid or credited to such bank pursuant to this Agreement or any other Loan Document in respect of its Canadian banking business (as that term is defined in subsection 248(1) of the Income Tax Act (Canada).

“Canadian Revolver Adjustment” has the meaning specified in Section 2.9.

“Canadian Revolver Adjustment Date” has the meaning specified in Section 2.9.

“Canadian Revolving Credit Borrowing” means a Borrowing comprised of Canadian Revolving Loans.

“Canadian Revolving Credit Commitment” means, at any date for any Canadian Lender, the obligation of such Canadian Lender to make Canadian Revolving Loans pursuant to the terms and conditions of this Agreement, which shall not exceed the aggregate principal amount set forth on Schedule 1.1 under the heading “Canadian Revolving Credit Commitment” or on the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance; and “Canadian Revolving Credit Commitments” means the aggregate principal amount of the Canadian Revolving Credit Commitments of all Canadian Lenders, the maximum amount of which shall be the Maximum Canadian Revolver Amount; provided, however, that, after the termination of the Canadian Revolving Credit Commitments, the Canadian Revolving Credit Commitment of any Canadian Lender shall be deemed to be in an amount equal to the outstanding principal amount of Canadian Revolving Loans owing to such Canadian Lender.

“Canadian Revolving Loan Commitment Fee” has the meaning specified in Section 13.17(g).

“Canadian Revolving Loans” means the revolving loans made pursuant to Section 2.2(b), each Canadian Agent Advance and Canadian Swingline Loan.

“Canadian Secured Parties” means, collectively, the Agent, the Canadian Lenders (including the Canadian Funding Banks), the Canadian Bank, the Indemnified Parties and each of the Agent, any Canadian Lender or any Affiliate of the Agent or such Canadian Lender to which is owed any Designated Bank Product Obligations, in each case in its capacity as an obligee of Canadian Obligations.

“Canadian Security Agreements” means, collectively, (a) the general security agreements and hypothecs, dated as of the Agreement Date, from the Canadian Obligors in favor of the Agent, for the benefit of the Canadian Secured Parties, and (b) any security agreement and/or hypothec executed and delivered after the Agreement Date by a Person that becomes a Canadian Guarantor hereunder in accordance with Section 8.25(b).

“Canadian Security Documents” means the Canadian Intellectual Property Agreement, the Canadian Security Agreements and any other agreements, instruments and documents heretofore, now or hereafter securing or guaranteeing any of the Canadian Obligations.

“Canadian Swingline Commitment” means the commitment of the Canadian Bank to make loans pursuant to Section 2.6(h).

“Canadian Swingline Lender” means the Canadian Bank or any successor financial institution agreed to by the Agent, in its capacity as provider of Canadian Swingline Loans.

“Canadian Swingline Loan” and “Canadian Swingline Loans” have the meanings specified in Section 2.6(h).

“Canadian Swingline Sublimit” has the meaning specified in Section 2.6(h).

“Canadian URA Guarantee Agreement” means the Guarantee Agreement dated as of the Agreement Date from the Canadian Guarantors (other than URA) and U.S. Obligors in favor of the Agent for the benefit of the Canadian Secured Parties.

“Canadian URC Guarantee Agreement” means the Guarantee Agreement dated as of the Agreement Date from the Canadian Guarantors (other than URC) and U.S. Obligors in favor of the Agent for the benefit of the Canadian Secured Parties.

“Canadian URFLP Guarantee Agreement” means the Guarantee Agreement dated as of the Agreement Date from United Rentals of Nova Scotia (No. 1), ULC and United Rentals of Nova Scotia (No. 2), ULC in favor of the Agent for the benefit of the U.S. Secured Parties.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital Expenditures” means, with respect to any Person for any period, the sum of (a) the aggregate of all expenditures incurred by such Person and its consolidated Subsidiaries during such period for purchases of property, plant and equipment (including Rental Equipment and non-Rental Equipment) or similar items which, in accordance with GAAP, are or should be included in the statement of cash flows of such Person and its consolidated Subsidiaries during such period, net of (b) proceeds received by Holdings or its Subsidiaries from dispositions of property, plant and equipment (including Rental Equipment and non-Rental Equipment) or similar items reflected in the statement of cash flows of such Person and its consolidated Subsidiaries during such period.

“Capital Lease” means any lease of property by an Obligor or any of its Subsidiaries which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of the Consolidated Parties.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Dominion Period” means (a) any period commencing on the date on which the Combined Borrowing Base Availability shall have been less than 15% of the Combined Borrowing Base and ending on the date on which the Combined Borrowing Base Availability shall have been at least 15% of the Combined Borrowing Base for 60 consecutive calendar days or (b) any period during which an Event of Default shall have occurred and be continuing.

“Cash Management Document” means any certificate, agreement or other document executed by any Borrower in respect of the Cash Management Obligations of any such Person.

“Cash Management Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services

(including treasury, depository, return item, overdraft, controlled disbursement, credit, merchant store value or debit card, purchase card, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer and other cash management arrangements) provided after the date hereof (regardless of whether these or similar services were provided prior to the date hereof by the Agent, any Lender or any Affiliate of any of them) by the Agent or any Person that was a Lender or the Agent or an Affiliate of the Agent or any Lender at the time the applicable Cash Management Documents were entered into, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.

“CCAA” means the Companies’ Creditors Arrangement Act (Canada) and the regulations promulgated thereunder.

“Change of Control” means, at any time and for any reason whatsoever, (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right), or (b) Holdings shall cease to own directly 100% on a fully diluted basis of the voting interests in the Company’s capital stock, or (c) the Continuing Directors cease to constitute a majority of the members of the Board of Directors of Holdings.

“Charter Documents” means, with respect to any Person, the certificate or articles of incorporation or organization, memoranda of association, by-laws or operating agreement, and other organizational or governing documents of such Person.

“Chattel Paper” means all of each Borrower’s, each Guarantor’s and each of their Subsidiary’s now owned or hereafter acquired chattel paper, as defined in the UCC or, with respect to any chattel paper of any Canadian Obligor, the PPSA, including electronic chattel paper.

“Closing Date” means the later of the Agreement Date and the first date on which all of the applicable conditions set forth in Section 9.1 have been fulfilled (or waived in writing by the Agent and the Arrangers).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the U.S. Collateral and/or the Canadian Collateral, collectively or individually, as the context requires.

“Collateral Access Agreements” means any landlord waiver, mortgagee waiver, bailee letter, or any similar acknowledgment or agreement of any warehouseman or processor that owns or is in possession of property where Rental Equipment or Merchandise and Consumables Inventory is stored or located, in each case in a form reasonably satisfactory to the Agent.

“Combined Availability” means, at any time (a) the lesser of (i) the Maximum Revolver Amount or (ii) the Combined Borrowing Base, minus (b) in each case, the Aggregate Revolver Outstandings.

“Combined Borrowing Base” means, at any time, the sum of (a) the U.S. Borrowing Base at such time and (b) the lesser of the Canadian Borrowing Base at such time and the Maximum Canadian Revolver Amount at such time.

“Combined Borrowing Base Availability” means, at any date of determination, the excess of the Combined Borrowing Base over the Aggregate Revolver Outstandings on such date.

“Commitment” means a U.S. Revolving Credit Commitment, Canadian Revolving Credit Commitment, U.S. Swingline Commitment or Canadian Swingline Commitment.

“Commitment Increase” has the meaning specified in Section 2.8(a).

“Commitment Increase Cap” has the meaning specified in Section 2.8(a).

“Commitment Increase Effective Date” has the meaning specified in Section 2.8(a).

“Company” has the meaning specified in the introductory paragraph to the Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Confidential Information Memorandum” means the Confidential Information Memorandum of the Company dated May, 2008.

“Consolidated EBITDA” means, for any period, an amount equal to Consolidated Net Income plus (a) the following to the extent deducted in calculating such Consolidated Net Income, but without duplication: (i) any provision for taxes based on income, gain, capital or profits, including state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period (net of any credits applicable to any such taxes utilized or accrued during such period), (ii) total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative transactions entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, (iii) depreciation and amortization expense, including amortization or impairment of intangibles (including, but not limited to, goodwill), (iv) amortization or write-off of debt discount and debt issuance costs and commissions and discounts and other fees and charges associated with Debt, (v) cash expenses incurred in connection with the consummation of Permitted Acquisitions, the issuance of equity interests or the incurrence of Debt (in each case, whether or not the applicable Permitted Acquisition, issuance of equity interests or incurrence of Debt is consummated), (vi) all non-cash reserves, non-cash restructuring charges, and other non-cash charges and non-cash losses (including the amount of (x) any non-cash compensation deduction as the result of any grant of stock or stock related instruments to employees, officers, directors or members of management and (y) asset write-downs, write-offs and revaluations (other than write-downs, write-offs and revaluations with respect to Current Assets and Rental Equipment)) (provided that if the aggregate amount otherwise covered by this clause (a)(vi) in any period of 4 consecutive Fiscal Quarters is less than $10,000,000, such amount may be disregarded for purposes of calculating Consolidated EBITDA for such period), and (vii) expenses incurred in connection with the consummation of the Transactions, minus (b) the following to the extent included in calculating such Consolidated Net Income, but without duplication: (i) net after tax income from the early extinguishment of indebtedness or hedging obligations or other derivative instruments, (ii) gains from extraordinary items (net of loss from extraordinary items), (iii) any aggregate net gain (but not any aggregate net loss) arising from the sale, exchange or other disposition of capital assets (including any fixed assets, whether tangible or intangible, all Inventory sold in conjunction with the disposition of fixed assets and all Stock and other securities) not in the ordinary course of business, but in any event excluding gains from the sale of equipment in the ordinary course of business, (iv) all non-cash items increasing Consolidated Net Income (provided that if the aggregate amount otherwise covered by this clause (b)(iv) in any period of 4 consecutive Fiscal Quarters is less than $10,000,000, such amount may be disregarded for purposes of calculating Consolidated EBITDA for such period), and (v) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges and non-cash losses added to Consolidated Net Income pursuant to clause (a)(vi) above in a prior period (in each case of or by Holdings and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP).

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Consolidated Parties determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(a) the net income (or loss) of any Person in which any Person other than Holdings or its Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by Holdings or any of its wholly owned Subsidiaries during such period; and

(b) the net income of any Subsidiary of Holdings (other than the Company) during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its organizational documents or any agreement, instrument or requirement of law applicable to that Subsidiary during such period.

“Consolidated Parties” means Holdings and each of its Subsidiaries whose financial statements are consolidated with Holdings’s financial statements in accordance with GAAP.

“Contaminant” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls (“PCBs”), or any constituent of any such substance or waste, or any other substance or material regulated under Environmental Law.

“Continuation/Conversion Date” means the date on which a Loan is converted into or continued as a LIBOR Loan or BA Equivalent Loan, as applicable.

“Continuing Directors” means the directors of Holdings on the Agreement Date and each other director if such director’s election or nomination for the election to the Board of Directors is recommended by a majority of the then Continuing Directors.

“Covenant Trigger” has the meaning specified in Section 8.22.

“Covenant Trigger Date” has the meaning specified in Section 8.22.

“Covenant Trigger Period” has the meaning specified in Section 8.22.

“CRA” means the Canada Revenue Agency.

“Credit Facilities” means the revolving credit, swingline and letter of credit facilities provided for by this Agreement.

“Current Assets” means, at any time, the consolidated current assets (other than cash and Permitted Investments) of the Consolidated Parties.

“Debt” means, without duplication, all (a) indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables and the endorsement of checks and other similar instruments in the ordinary course of business; (b) all obligations and liabilities of any Person secured by any Lien on an Obligor’s or any of its Subsidiaries’ property, even if such Obligor or Subsidiary shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Consolidated Parties prepared in accordance with GAAP or, if higher, the fair market value of such property; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by a Borrower or any of its Subsidiaries, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Consolidated Parties prepared in accordance with GAAP or, if higher, the fair market value of such property; (d) all obligations and liabilities under Guarantees in respect of obligations of the type described in clauses (a), (b) and (c) above; (e) the present value (discounted at the Base Rate) of lease payments due under synthetic leases; (f) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; and (g) all net obligations of any Person in respect of Hedge Agreements.

“Debt for Borrowed Money” of any Person at any time means, on a consolidated basis, the sum of (a) all debt for borrowed money of such Person at such time, plus (b) the Capital Lease Obligations of such Person at such time, plus (c) except when used in the definition of “Fixed Charge Coverage Ratio,” all obligations of such Person at such time in respect of any Qualified Receivables Transaction that, in accordance with GAAP, would be classified as indebtedness on a consolidated balance sheet of such Person.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

“Default Rate” means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2.00%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.

“Defaulting Lender” means a Defaulting Revolving Lender or Defaulting Participating Lender.

“Defaulting Participating Lender” has the meaning specified in Section 13.15(c).

“Defaulting Revolving Lender” has the meaning specified in Section 13.15(c).

“Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC and all accounts with a deposit function maintained at a financial institution, now or hereafter held in the name of any Borrower or any Guarantor.

“Designated Account” means a U.S. Designated Account, a Canadian Designated Account or a Specified Loan Designated Account, as the context requires.

“Designated Bank Products Obligations” means all obligations and liabilities of any Borrower or Subsidiary in respect of Bank Products.

“Disqualified Stock” means that portion of any Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the first anniversary of the Stated Termination Date.

“Distribution” means (a) the payment or making of any dividend or other distribution of property in respect of capital stock or other equity interests (or any options or warrants for, or other rights with respect to, such stock or other equity interests) of any Person, other than distributions in capital stock or other equity interests (or any options or warrants for such stock or other equity interests) of any class other than Disqualified Stock, or (b) the redemption or other acquisition by such Person of any capital stock or other equity interests (or any options or warrants for such stock or other equity interests) of such Person or any direct or indirect shareholder or other equity holder of such Person.

“Co-Documentation Agent” has the meaning specified in the preamble to the Agreement.

“Documents” means all “documents” as such term is defined in the UCC and, with respect to any document of a Canadian Obligor, all “documents of title” as such term is defined in the PPSA, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by any Borrower, any Guarantor or any of their Subsidiaries.

“DOL” means the United States Department of Labor or any successor department or agency.

“Dollar” and “$” means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under the Agreement shall be made in Dollars.

“Domestic Subsidiary” means any Subsidiary of Holdings that is organized under the laws of a State of the United States or the District of Columbia.

“Eligible Assignee” means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $2,000,000,000; (b) any Lender listed on the signature page of the Agreement; (c) any Affiliate of any Lender; (d) any Approved Fund; and (e) any other Person reasonably acceptable to the Agent; provided, that, in any event, “Eligible Assignee” shall not include (i) any natural Person or (ii) Holdings or any Borrower or any Affiliate thereof.

“Eligible Canadian Affiliate” means a Person which is an Affiliate of a U.S. Lender or the Canadian branch or office of a U.S. Lender, which Affiliate, branch or office makes loans in Cdn. Dollars of the type being made hereunder in Canada and (a) is a Canadian Resident, or (b) if it is not a Canadian Resident, it is also not a foreign bank for purposes of the Bank Act (Canada).

“Eligible Merchandise and Consumables Inventory” means Merchandise and Consumables Inventory of the Obligors which the Agent in the exercise of its Reasonable Credit Judgment determines to be Eligible Merchandise and Consumables Inventory; provided that such Merchandise and Consumables Inventory:

(i) is owned by an Obligor which has good, valid and marketable title thereto and not held by such Obligor on consignment or other sale or return terms;

(ii) is not damaged or defective, in each case, in any material respect;

(iii) is not obsolete, unmerchantable or slow moving;

(iv) meets all material applicable standards imposed by any Governmental Authority;

(v) conforms in all material respects to the warranties and representations set forth in the Agreement and is insured in the manner required by the Agreement;

(vi) is at all times subject to the Agent’s duly perfected first priority (other than with respect to the Permitted Priority Liens) security interest and subject to no other Lien except a Permitted Lien;

(vii) is at a location owned or leased by an Obligor or at a third-party location of which the Borrower’s Agent has notified the Agent in accordance with this

Agreement, is not in transit (except Merchandise and Consumables Inventory in transit from one location of an Obligor to another location of an Obligor), is not outside, with respect to the U.S. Borrowing Base only, the continental United States or, with respect to the Canadian Borrowing Base only, Canada or (if such Merchandise and Consumables Inventory is not Titled Goods) the continental United States, and is not consigned to any Person;

(viii) is not the subject of a negotiable warehouse receipt or other negotiable Document; and

(ix) has not been sold;

and provided further that “Eligible Merchandise and Consumable Inventory” shall in no event include (a) fuel or (b) extraneous and unboxed Inventory held by an Obligor.

If any Merchandise and Consumables Inventory ceases to be Eligible Merchandise and Consumables Inventory, then such Merchandise and Consumables Inventory shall promptly be excluded from the calculation of Eligible Merchandise and Consumables Inventory. If the Agent deems any Merchandise and Consumables Inventory ineligible in its Reasonable Credit Judgment (and not based upon the criteria set forth above), then the Agent shall give the Borrowers’ Agent two (2) Business Days’ prior notice thereof (unless an Event of Default exists, in which event no notice shall be required).

“Eligible Rental Equipment” means the Rental Equipment of the Obligors, which the Agent in the exercise of its Reasonable Credit Judgment determines to be Eligible Rental Equipment, that (i) is held for sale or rent by an Obligor in the ordinary course of its business, (ii) is being rented by an Obligor as lessor in the ordinary course of its business or (iii) is Titled Goods consisting of motor vehicles used by an Obligor in its business. If the Agent deems Rental Equipment ineligible in its Reasonable Credit Judgment (and not based upon the criteria set forth below), then the Agent shall give the Borrowers’ Agent two (2) Business Days’ prior notice thereof (unless an Event of Default exists, in which event no notice shall be required). Subject to the ability of the Agent to establish other criteria of ineligibility in its Reasonable Credit Judgment, Eligible Rental Equipment shall not include any Rental Equipment of an Obligor:

(a) that is not classified as “rental equipment” on such Obligor’s balance sheet (other than (i) new Rental Equipment held for sale that is classified as “inventory” on Holdings’s balance sheet and (ii) Titled Goods consisting of motor vehicles used by an Obligor in its business);

(b) that is not owned by such Obligor free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure performance by such Obligor with respect to that Equipment), except the Liens in favor of the Agent, on behalf of itself and the Secured Parties (and other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority by operation of law to the extent the requirements for the exceptions in subclauses (ii) or (iii) of clause (c) below are satisfied with respect to the relevant Rental Equipment);

(c) that (i) is neither (A) located on premises owned, leased or rented by such Obligor in (1) if such Obligor is a U.S. Obligor, a state of the United States of America or the District of Columbia or (2) if such Obligor is a Canadian Obligor, a province of Canada or (in the case such Rental Equipment is not Titled Goods) a state of the United States of America or the District of Columbia nor (B) being rented by a customer of such Obligor and used by such customer at a location of such customer in (1) if such Obligor is a U.S. Obligor, a state of the United States of America or the District of Columbia or (2) if such Obligor is a Canadian Obligor, a province of Canada or (in the case such Rental Equipment is not Titled Goods) a state of the United States of America or the District of Columbia, in each case pursuant to the terms of a rental agreement entered into between such customer and such Obligor; (ii) is stored at a leased location, unless the Agent has given its prior consent thereto or unless (A) a reasonably satisfactory landlord waiver has been delivered to the Agent or (B) a Rent Reserve has been established with respect thereto; or (iii) is stored with a bailee or warehouseman or is in a processor or converter facility unless a reasonably satisfactory, acknowledged bailee letter or other agreement waiving or subordinating all Liens and claims by such Person to the Liens of the Agent has been delivered to the Agent or a Rent Reserve has been established with respect thereto;

(d) that is placed on consignment or is in transit or is being serviced, except for Rental Equipment in transit or being serviced in (i) if such Obligor is a U.S. Obligor, a state of the United States of America or the District of Columbia or (ii) if such Obligor is a Canadian Obligor, a province of Canada or (in the case such Rental Equipment is not Titled Goods) a state of the United States of America or the District of Columbia, in each case as to which Agent’s Liens in such Rental Equipment remain perfected without any further action by the Agent;

(e) that is covered by a negotiable document of title, unless such document has been delivered to the Agent with all necessary endorsements, free and clear of all Liens except those in favor of the Agent and the applicable Secured Parties (and other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority by operation of law to the extent the requirements for the exceptions in subclauses (ii) or (iii) of clause (c) above are satisfied with respect to the relevant Rental Equipment);

(f) that is excess, obsolete, unsaleable, unrentable, shopworn, seconds, damaged or unfit for sale or rent;

(g) that is not held for sale, rental or use in the ordinary course of business of such Obligor;

(h) that is not subject to a first priority Lien in favor of the Agent on behalf of itself and the applicable Secured Parties, subject to no other Liens (other than any bailee, warehouseman, landlord or similar non-consensual Liens having priority by operation of law to the extent the requirements for the exceptions in subclauses (ii) or (iii) of clause (c) above are satisfied with respect to the relevant Rental Equipment);

(i) as to which there are any breaches of any of the representations or warranties pertaining to Rental Equipment set forth in the Loan Documents in any material respect;

(j) that is not covered by casualty insurance (subject to customary deductibles);

(k) that is held by such Obligor under a Vendor Lease or any other lease where Holdings, an Obligor or any of their Affiliates is a lessee;

(l) that is non-serialized Rental Equipment (other than “bulk” equipment that is eligible in the Agent’s Reasonable Credit Judgment);

(m) that is not segregated or separated identifiably from goods of third parties stored on the same premises as such Rental Equipment; or

(n) that does not meet the applicable standards imposed by any Governmental Authority.

If any Rental Equipment at any time ceases to be Eligible Rental Equipment, such Rental Equipment shall promptly be excluded from the calculation of Eligible Rental Equipment.

“Environmental Laws” means all federal, state, provincial or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, enforceable requirements, judgments, injunctions, licenses, authorizations, consents, registrations, approvals, permits of, and agreements with, any Governmental Authority, in each case in connection with environmental and health matters, including Releases of or exposure to Contaminants.

“Equipment” means all of each Obligor’s and each of its Subsidiary’s now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, service and delivery vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by any Obligor or any of its Subsidiaries, and all of each Obligor’s and each of their Subsidiary’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

“Equivalent Amount” means, on any date, the amount of Dollars into which an amount of Cdn. Dollars may be converted or the amount of Cdn. Dollars into which an amount of Dollars may be converted, in either case, at, in the case of an amount expressed in Cdn. Dollars, the Canadian Bank’s spot buying rate in Toronto, Canada as at approximately 12:00 noon (Toronto time) on such date and, in the case of an amount expressed in Dollars, the Agent’s spot buying rate in New York, New York as at approximately 12:00 noon (New York City time) on such date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) prior to the effectiveness of the applicable provisions of the Pension Act, the adoption of any amendment to a Pension Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) prior to the effectiveness of the applicable provisions of the Pension Act, the existence with respect to a Pension Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA) or, on and after the effectiveness of the applicable provisions of the Pension Act, any failure by a Pension Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, in each case whether or not waived; (d) prior to the effectiveness of the applicable provisions of the Pension Act, the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA or, on and after the effectiveness of the applicable provisions of the Pension Act, Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to a Pension Plan; (e) on and after the effectiveness of the applicable provisions of the Pension Act, a determination that a Pension Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (f) a withdrawal by any Borrower or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (g) a complete or partial withdrawal by any Borrower or ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization; (h) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan; (i) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan; (j) the occurrence of a “prohibited transaction” with respect to which the Borrower or any of its Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code), or with respect to which the Borrower or any such Subsidiary could otherwise be liable; or (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or ERISA Affiliate.

“Event of Default” has the meaning specified in Section 10.1.

“Exchange Act” means the Securities Exchange Act of 1934, and regulations promulgated thereunder, as amended.

“Excluded Taxes” means, in the case of each Lender and the Agent and each other recipient of any payment to be made on account of the Obligations, (a) Taxes (including income Taxes, capital or franchise Taxes or other Taxes on net income) as are imposed on or measured by the Agent’s, any Lender’s or such recipient’s overall net income in the jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which the Agent or such Lender or recipient, as the case may be, is organized or maintains a lending office from which the Loans are made or does business, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in respect of which the applicable recipient, as the case may be, is subject to income or franchise Taxes imposed on (or measured by) its net income and (c) any withholding Tax (including any Tax payable under Part XIII of the Income Tax Act (Canada)) that is imposed on amounts payable to a Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Lender’s failure to comply with Section 13.10, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from an Obligor with respect to such withholding Tax pursuant to Section 5.1.

“Existing Public Debt” means the 1 7/8% Convertible Senior Subordinated Notes, the 6 1/2% QUIPS, the 6 1/2% Senior Notes, the 7% Senior Subordinated Notes, the 7 3/4% Senior Subordinated Notes and the Holdco Notes.

“Existing Securitization Facility” means the receivables facility established pursuant to the Receivables Purchase Agreement dated as of May 31, 2005 among United Rentals Receivables LLC II, as seller, Holdings, as collection agent, Atlantic Asset Securitization Corp., as a purchaser, Liberty Street Funding Corp., as a purchaser, Calyon New York Branch, as a purchaser agent and The Bank of Nova Scotia, as a purchaser agent and a bank, and the other Transaction Documents under and as defined therein.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the U.S. Bank on such day on such transactions as determined by the Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letter” means one or more fee letters among Bank of America, N.A., UBS Loan Finance LLC, and/or the Arrangers and Holdings, with respect to the payment of certain fees in connection with the Agreement.

“Financial Statements” means, according to the context in which it is used, the financial statements referred to in Sections 6.2 and 7.6 or any other financial statements required to be given to the Lenders pursuant to the Agreement.

“First Date” has the meaning specified in Section 8.22(b)(ii)(A).

“Fiscal Quarter” means the period commencing on January 1 in any Fiscal Year and ending on the next succeeding March 31, the period commencing on April 1 in any Fiscal Year and ending on the next succeeding June 30, the period commencing on July 1 in any Fiscal Year and ending on the next succeeding September 30, or the period commencing on October 1 in any Fiscal Year and ending on the next succeeding December 31, as the context may require.

“Fiscal Year” means Holdings’s, the Borrowers’, the Guarantors’ and their Subsidiaries’ fiscal year for financial accounting purposes. As of the Agreement Date, the current Fiscal Year of Holdings, the Obligors and their Subsidiaries will end on December 31, 2008.

“Fixed Charge Coverage Ratio” means the ratio of:

(a) (i) Consolidated EBITDA for the most recent period of four (4) consecutive Fiscal Quarters, minus (ii) without duplication, the aggregate amount of all Capital Expenditures of Holdings and its Subsidiaries for such period, minus (iii) the aggregate amount of Federal, state, local and foreign income taxes capital or profits taxes, including foreign withholding taxes, expensed during such period to the extent paid in cash, in each case, of or by Holdings and its Subsidiaries for such period; to

(b) the sum, without duplication, of (i) Interest Expense for such period, plus (ii) the aggregate principal amount of all regularly scheduled principal or amortization payments on Debt for Borrowed Money of Holdings and its Subsidiaries for such period.

For purposes of calculating the Fixed Charge Coverage Ratio, the Senior Secured Leverage Ratio and the Total Leverage Ratio:

(A) Investments, acquisitions, mergers, consolidations and dispositions that have been made by Holdings, any of its Subsidiaries, or any Person or any of its Subsidiaries acquired by, merged or consolidated with Holdings or any of its Subsidiaries during the twelve-month reference period or subsequent to such reference period and on or prior to the calculation date will be given pro forma effect, as if they had occurred on the first day of the twelve-month reference period;

(B) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the calculation date, will be excluded;

(C) the fixed charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the calculation date, will be excluded, but only to the extent that the obligations giving rise to such fixed charges will not be obligations of Holdings or any of its Subsidiaries following the calculation date;

(D) any Person that is a Subsidiary on the calculation date will be deemed to have been a Subsidiary at all times during such twelve-month period; and

(E) any Person that is not a Subsidiary on the calculation date will be deemed not to have been a Subsidiary at any time during such twelve-month period.

For purposes of this definition and the definitions of “Senior Secured Leverage Ratio” and “Total Leverage Ratio”, whenever pro forma effect is given to a transaction, the pro forma calculations shall be made in accordance with Regulation S-X of the Securities Act of 1933, as amended. Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Chief Financial Officer of Holdings to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

“Foreign Subsidiary” means any Subsidiary of Holdings that is formed under the laws of a jurisdiction other than a State of the United States or the District of Columbia.

“FSCO” means the Financial Services Commission of Ontario and any Person succeeding to the functions thereof and includes the Superintendent under such statute and any other Governmental Authority (succeeding to the functions thereof) and established or appointed by the Financial Services Commission of Ontario Act, 1997.

“Full Payment” or “Full Payment of the Obligations” means, with respect to any Obligations (other than contingent indemnification obligations for which no claim has been made or asserted), (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an insolvency proceeding (whether or not allowed in the proceeding), (b) if such Obligations arise from Letters of Credit or Designated Bank Products Obligations or if such Obligations consist of indemnification obligations for which a claim has been made or asserted, the cash collateralization thereof as provided herein or otherwise acceptable to the Agent (or delivery of a standby letter of credit acceptable to the Agent in its discretion, in the amount of required cash collateral) and (c) the termination or expiration of all Commitments.

“Funded Canadian Loan Participation” means, with respect to any Participating Lender in relation to Canadian Revolving Loans funded by the Canadian Funding Banks, (a) the aggregate amount paid by such Participating Lender to the Canadian Funding Banks pursuant to Section 13.17(b) in respect of such Participating Lender’s participation in the principal amount of Canadian Revolving Loans funded by the Canadian Funding Banks minus (b) the aggregate amount paid to such Participating Lender by the Canadian Funding Banks pursuant to Section 13.17(b) in respect of its participation in the principal amount of Canadian Revolving Loans funded by the Canadian Funding Banks, excluding in each case any payments made in respect of interest accrued on the Canadian Revolving Loans funded by the Canadian Funding Banks.

“Funding Date” means the date on which a Borrowing occurs.

“GAAP” means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) (or in the case of the Canadian Obligors, such generally accepted accounting principles and practices set forth from time to time in Canada by the Canadian Institute of Chartered Accountants), which are applicable to the circumstances from time to time; provided, that, in the event there is a change in GAAP or the application thereof after the Agreement Date that affects the calculation of a financial covenant contained in Section 8.22 or Section 8.23 (or the Total Leverage Ratio for purposes of determining the Applicable Margin or the definition or calculation of any financial term), promptly following the Required Lenders’ request, the Borrowers shall provide the Agent and the Lenders a reconciliation showing the effect of such change in GAAP and if the Company or the Required Lenders shall so request, the calculation of a financial covenant contained in Section 8.22 or Section 8.23 (or the Total Leverage Ratio for purposes of determining the Applicable Margin or the definition or calculation of any financial term) shall be calculated without regard to such change in GAAP.

“General Intangibles” means all of each Obligor’s now owned or hereafter acquired “general intangibles” as defined in the UCC or, with respect to any General Intangible of a Canadian Obligor, an “intangible” as defined in the PPSA, chooses in action and causes of action and all other intangible personal property of each Obligor of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, Tax refund claims, any funds which may become due to any Obligor in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to any Obligor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which any Obligor is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Obligor.

“Goods” means all “goods” as defined in the UCC or, with respect to any goods of a Canadian Obligor, the PPSA, now owned or hereafter acquired by any Obligor, wherever located, including embedded software to the extent included in “goods” as defined in the UCC, and manufactured homes.

“Governmental Authority” means any nation or government, any state, provincial, territorial or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantee Agreements” mean the U.S. Guarantee Agreement and the Canadian Guarantee Agreements.

“Guarantors” means (a) the U.S. Guarantors, (b) the Canadian Guarantors, and (c) each other Person, who, in a writing accepted by the Agent, guarantees payment or performance in whole or in part of the Obligations.

“Guaranty” means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other monetary obligations of any other Person (the “guaranteed obligations”), or assure or in effect assure the holder of the guaranteed monetary obligations against loss in respect thereof, excluding the endorsement of checks and other similar instruments in the ordinary course of business, but including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed monetary obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed monetary obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

“Hedge Agreement” means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging any Obligor’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Holdco Notes” means the 14% unsecured senior notes of Holdings due 2014 in an aggregate principal amount not to exceed $425,000,000 issued and sold pursuant to the Holdco Notes Documents.

“Holdco Notes Documents” means that certain Note Purchase Agreement to be dated on or about June 10, 2008 among Holdings and The Bank of New York, as trustee, the Holdco Notes and all other agreements, instruments and other documents pursuant to which the Holdco Notes have been or will be issued or otherwise setting forth the terms of the Holdco Notes.

“Holdings” has the meaning specified in the introductory paragraph to the Agreement.

“Immaterial Subsidiary” means (a) United Rentals Receivables LLC II and (b) any Subsidiary of Holdings that, as of the last day of the Fiscal Quarter of Holdings most recently ended, (i) did not have assets with a value in excess of $5,000,000 at any time and (ii) did not have revenues in excess of $10,000,000 for any four (4) consecutive Fiscal Quarters. Each Immaterial Subsidiary as of the Closing Date shall be set forth in Schedule 1.3.

“Incremental Assumption Agreement” means an Incremental Revolving Credit Assumption Agreement among, and in form and substance reasonably satisfactory to, the applicable Borrower, the Agent and one or more Lenders or New Lenders, as the case may be.

“Indemnified Liabilities” has the meaning specified in Section 14.11(a).

“Indemnified Person” has the meaning specified in Section 14.11(a).

“Indemnified Taxes” means all Taxes other than Excluded Taxes.

“Instruments” means all instruments as such term is defined in Article 9 of the UCC or as is defined in the PPSA, as applicable, now owned or hereafter acquired by any Borrower, any Guarantor or any of their Subsidiaries.

“Intellectual Property Security Agreements” means the U.S. Intellectual Property Security Agreement and the Canadian Intellectual Property Security Agreement.

“Interest Expense” means, with reference to any period, total cash interest expense (including that attributable to Capital Lease Obligations but excluding any interest expense relating to the 6 1/2% QUIPS in an aggregate amount not to exceed $10,000,000 for any period of four (4) consecutive Fiscal Quarters) of the Consolidated Parties for such period with respect to all outstanding Debt of Holdings and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedge Agreements in respect of interest rates), calculated on a consolidated basis for the Consolidated Parties for such period in accordance with GAAP.

“Interest Period” means, as to any LIBOR Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Loan, and ending on the date 14 days or one, two, three or six months thereafter or, with the consent of each applicable Lender, nine or 12 months thereafter, as selected by the applicable Borrower in its Notice of Borrowing, or Notice of Continuation/Conversion, provided that:

(a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Stated Termination Date.

“Interest Rate” means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

“Inventory” means all of each Obligor’s and each of their Subsidiaries’ now owned and hereafter acquired Rental Equipment, Merchandise and Consumables Inventory and other inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Obligor’s or its Subsidiaries’ business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

“Investment” in any Person means (a) the acquisition (whether for cash, property, services, assumption of Debt, securities or otherwise, but exclusive of the acquisition of inventory, supplies, equipment and other assets used or consumed in the ordinary course of business of the applicable Borrower or the applicable Subsidiary and Capital Expenditures) of assets, shares of capital stock, bonds, notes, debentures, partnerships, joint ventures or other ownership interests or other securities of such Person, (b) any advance, loan or other extension of credit (other than in connection with sales of Inventory on credit in the ordinary course of business) to such Person, or (c) any other capital contribution to or investment in such Person, including, without limitation, any obligation incurred for the benefit of such Person.

“Investment Property” means all of each Obligor’s now owned or hereafter acquired “investment property” as defined in the UCC or the PPSA, as applicable, and includes all right title and interest of each Obligor in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

“IRS” means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

“Latest Projections” means (a) on the Agreement Date and thereafter until the Agent receives new projections pursuant to Section 6.2(d), the projections of the Consolidated Parties’ financial condition, results of operations, and cash flows, and the Borrowing Base and Availability projections, for the period commencing on June 30, 2008 and ending December 31, 2008, on a quarterly basis, and from January 1, 2009 through the Stated Termination Date, on a Fiscal Year basis, and delivered to the Agent prior to the Agreement Date; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 6.2(d).

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of laws.

“Leases” means the written agreements between an Obligor and an Account Debtor entered into in the ordinary course of business of the Obligors for rental or lease of Rental Equipment by such Obligor to such Account Debtor, including all schedules and supplements thereto.

“Lender” and “Lenders” have the meanings specified in the introductory paragraph to the Agreement and shall include the Agent to the extent of any Agent Advance outstanding and the Banks to the extent of any Swingline Loan outstanding, but excluding in any case any Participating Lender in its capacity as such.

“Letter of Credit” has the meaning specified in Section 2.4(a).

“Letter of Credit Fee” has the meaning specified in Section 3.6.

“Letter of Credit Issuer” means the U.S. Bank, any affiliate of the U.S. Bank or any other Lender or Affiliate of a Lender that issues any Letter of Credit pursuant to the Agreement and agrees to provide reporting with respect to Letters of Credit reasonably required by the Agent.

“Letter of Credit Subfacility” means $200,000,000.

“Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the UCC, now owned or hereafter acquired by any Borrower, including rights to payment or performance under a letter of credit, whether or not a Borrower, as beneficiary, has demanded or is entitled to demand payment or performance.

“LIBOR Interest Payment Date” means, with respect to a LIBOR Loan, the Termination Date and the last day of each Interest Period applicable to such Loan and, with respect to each Interest Period of more than 90 days, on the date 90 days after the commencement of the Interest Period for such LIBOR Loan.

“LIBOR Loan” means a Loan during any period in which it bears interest based on the LIBOR Rate.

“LIBOR Rate” means, for any Interest Period, with respect to LIBOR Loans, the rate of interest per annum determined pursuant to the following formula:

LIBOR Rate =	Offshore Base Rate
1.00 - Eurodollar Reserve Percentage

Where,

“Offshore Base Rate” means the rate per annum appearing on Reuters Screen LIBOR01 Page at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBOR01 Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by the Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Loan comprising part of such Borrowing would be offered by the Bank’s London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next  1/100 of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The LIBOR Rate for each outstanding LIBOR Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Lien” means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, priority or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, deemed trusts, assignment, deposit arrangement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, servitude right-of-way, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

“Like-Kind Exchange” means, if gain or loss would not be recognized under Section 1031 of the Code, any exchange of property (“Relinquished Property”) for like property (“Replacement Property”) for use in the business of the U.S. Borrowers and their Domestic Subsidiaries; provided that (a) the disposition of the Relinquished Property is permitted under the terms of this Agreement, (b) the transaction is entered into in connection with the acquisition of Rental Equipment in the normal course of business, (c) the applicable “exchange agreement” reflects arm’s-length terms with a Qualified Intermediary who is not an Affiliate of Holdings and otherwise contains customary terms consistent with past practices and (d) all Net Proceeds thereof are, before giving effect to any application under Section 4.3(b), deposited in one or more Like-Kind Exchange Accounts.

“Like-Kind Exchange Account” means any account established jointly with a Qualified Intermediary pursuant to and solely for the purposes of facilitating any Like-Kind Exchange, the amounts on deposit in which shall be limited to proceeds realized from the disposition of Relinquished Property in connection with a Like-Kind Exchange.

“Loan Documents” means the Agreement, the Intellectual Property Security Agreements, the Guarantee Agreements, each Guaranty Supplement referred to in any Guarantee Agreement, the Security Agreements, each Security Agreement Supplement referred to in any Security Agreement, the Fee Letter, the Perfection Certificate and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by the Agreement.

“Loans” means, collectively, all loans and advances provided for in Article II.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Account” means any bank account or securities account of any Obligor, including in any case any account into which proceeds from the Existing Securitization Facility are deposited, but excluding (a) any “Controlled Account” under and as defined in the documents evidencing the Existing Securitization Facility as in effect as of the Agreement Date, (b) any Like-Kind Exchange Account, (c) any account which is exclusively used for disbursement purposes (including payroll accounts) and (d) other accounts to the extent the aggregate amount of funds on deposit therein does not exceed $1,250,000.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets or financial condition of Holdings and its Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Borrowers and the other Obligors (taken as a whole) to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Obligor of any Loan Document to which it is a party.

“Maximum Canadian Revolver Amount” means, at any time, the aggregate Canadian Revolving Credit Commitments at such time, as the same may be increased or reduced from time to time in accordance with Section 2.9 or reduced from time to time in accordance with Section 4.4(b); provided that the Maximum Canadian Revolver Amount shall not at any time exceed $250,000,000 or such lesser amount as shall be requested by the Borrowers’ Agent pursuant to clause (E) in the proviso to Section 12.1(a). As of the Agreement Date, the Maximum Canadian Revolver Amount is $0. Anything contained herein to the contrary notwithstanding, upon termination of the Commitments, the Maximum Canadian Revolver Amount shall automatically be reduced to zero.

“Maximum Rate” has the meaning specified in Section 3.3.

“Maximum Revolver Amount” means, at any time, the aggregate Revolving Credit Commitments at such time, as the same may be increased from time to time in accordance with Section 2.8 or increased or reduced from time to time in accordance with Section 2.9 or reduced from time to time in accordance with Section 4.4(b); provided that the Maximum Revolver Amount shall not at any time exceed $1,500,000,000. As of the Agreement Date, the Maximum Revolver Amount is $1,250,000,000. Anything contained herein to the contrary notwithstanding, upon termination of the Commitments, the Maximum Revolver Amount shall automatically be reduced to zero.

“Maximum Specified Loan Sublimit” means $150,000,000 (or the Equivalent Amount thereof in Canadian Dollars). Anything contained herein to the contrary notwithstanding, upon termination of the Commitments, the Maximum Specified Loan Sublimit shall automatically be reduced to zero.

“Maximum U.S. Revolver Amount” means, at any time, the aggregate U.S. Revolving Credit Commitments at such time, as the same may be increased or reduced from time to time in accordance with Section 2.9, increased from time to time in accordance with Section 2.8 or reduced from time to time in accordance with Section 4.4(b); provided that the Maximum U.S. Revolver Amount shall not at any time exceed $1,500,000,000 minus the Maximum Canadian Revolver Amount. As of the Agreement Date, the Maximum U.S. Revolver Amount is $1,250,000,000. Anything contained herein to the contrary notwithstanding, upon termination of the Commitments, the Maximum U.S. Revolver Amount shall automatically be reduced to zero.

“Merchandise and Consumables Inventory” means Inventory owned by a Borrower, a Guarantor or any of their Subsidiaries, other than Rental Equipment held for sale or rental, including, without limitation, parts for Rental Equipment, parts to be sold, parts to be installed on Rental Equipment (which parts are not then incorporated or installed in or on, or affixed or appurtenant to, any such Rental Equipment), and Inventory for the contractors supply business of the Obligors.

“Merchandise and Consumables Inventory Formula Amount” means, on any date of determination thereof, an amount equal to 55% of the Value of Eligible Merchandise and Consumables Inventory on such date.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Multi-employer Plan” means a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Borrowers or any ERISA Affiliate.

“Net Book Value” means, with respect to any Rental Equipment, cost minus accumulated depreciation for such Rental Equipment calculated in accordance with GAAP.

“Net Orderly Liquidation Value” means the net orderly liquidation value of any Rental Equipment, as determined in accordance with the most recent Appraisal received by the Agent in accordance with Section 8.4(c) of the Agreement.

“Net Proceeds” means proceeds (including cash receivable (when received) by way of deferred payment) received in cash from the sale, transfer or other disposition of any property the disposition of which would constitute an Asset Disposition or a Like-Kind Exchange, including insurance proceeds (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) and awards of compensation received with respect to the destruction or condemnation of all or part of such property, net of: (a) the reasonable and customary costs of such sale, lease, transfer or other disposition (including legal fees and commissions); (b) Taxes paid or a good faith estimate of the Taxes payable with respect to such proceeds (including, without duplication, withholding taxes and cash Tax payments); (c) all principal, interest and other amounts in respect of Debt (other than Debt under the Loan Documents), including, without limitation, any premium, penalty or make-whole amounts related thereto, required to be repaid as a result such sale, lease, transfer or other disposition; and (d) appropriate amounts to be provided by the recipient of such proceeds as a reserve in accordance with GAAP against any liabilities associated with the assets sold or disposed of in such sale, lease, transfer or other disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligation associated with the assets sold or disposed of in such sale, lease, transfer or other disposition; provided that “Net Proceeds” shall include any reserves previously taken against any liabilities associated with any such sale, lease, transfer or other disposition immediately upon those reserves being determined to be in excess of such liabilities, but only to the extent of such excess.

“New Lender” has the meaning specified in Section 2.8(a).

“Non-Core Business” means any business which is not an essential part of the rental business.

“Non-Recourse Debt” means Debt of a Person (a) as to which no Obligor provides any Guaranty or credit support of any kind or is directly or indirectly liable (as a guarantor or otherwise) and (b) which does not provide any recourse against any of the assets of any Obligor. Notwithstanding the foregoing, the provision of Standard Securitization Undertakings in connection with a Qualified Receivables Transaction shall not invalidate the status of the Debt of such Receivables Entity that is otherwise classified as Non-Recourse Debt pursuant to the terms of this definition.

“Notice of Borrowing” means a U.S. Notice of Borrowing or a Canadian Notice of Borrowing, as the context requires.

“Notice of Continuation/Conversion” has the meaning specified in Section 3.2(b).

“Notice of Requested Commitment Increase” has the meaning specified in Section 2.8(a).

“Obligations” means the U.S. Obligations and the Canadian Obligations.

“Obligors” means, collectively, each Borrower, each Guarantor, and any other Person that now or hereafter is primarily or secondarily liable for any of the Obligations and/or grants the Agent a Lien in any collateral as security for any of the Obligations.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any Canadian unlimited liability company, the memorandum of association or articles of incorporation; and (d) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means any present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, the Agreement or any other Loan Documents.

“Out-of-Formula Condition” has the meaning specified in Section 4.2.

“Participant” means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under the Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender, excluding any Participating Lender in its capacity as such.

“Participant Register” has the meaning specified in Section 13.22(b).

“Participating Lender” has the meaning specified in Section 13.17(a).

“Payment Account” means each bank account to which the proceeds of Collateral are deposited or credited, and which is maintained in the name of the Agent, on terms acceptable to the Agent.

“PBA” means the Pension Benefits Act (Ontario) or similar legislation of any other Canadian federal or provincial jurisdiction, and the regulations promulgated thereunder applicable to a Pension Plan.

“PBGC” means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to the functions thereof or any Governmental Authority of another jurisdiction exercising similar functions in respect of any Plans of an Obligor.

“Pension Act” means the Pension Protection Act of 2006, as amended from time to time.

“Pension Event” means solely with respect to Canadian Pension Plans (a) the whole or partial withdrawal of a Canadian Obligor or any of its Subsidiaries from a Canadian Pension Plan during a plan year; or (b) the filing of a notice of proposal to terminate in whole or in part a Canadian Pension Plan or the treatment of a Canadian Pension Plan amendment as a termination or partial termination; or (c) the issuance of a notice of proposal by any Governmental Authority to terminate in whole or in part or have an administrator or like body appointed to administer a Canadian Pension Plan; or (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of trustee to administer, any Plan.

“Pension Plan” means a pension plan or an employee benefit plan (a) (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multi-employer Plan, or (b) which is subject to the Income Tax Act (Canada), the PBA, or any other applicable laws, which in either case of clause (a) or (b) an Obligor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or has made contributions at any time during the immediately preceding five (5) plan years.

“Perfection Certificate” means the Perfection Certificate substantially in the form of Exhibit F.

“Permitted Acquisition” means the acquisition by an Obligor of all or a substantial portion of the assets or businesses of a Person or of assets constituting a business unit, line of business or division of such Person (the “Target”) or the acquisition by an Obligor of all of the capital stock or other equity interests of the Target or the merger of the Target with and into an Obligor (with such Obligor as the surviving Person), so long as:

(a) the board of directors (or similar governing body) of the Target to be so purchased or acquired shall not have indicated publicly its opposition to the consummation of such purchase or acquisition (which opposition has not been publicly withdrawn);

(b) the Target and all acquired assets shall be in the same business or lines of business (or lines of business reasonably related or ancillary thereto) in which the Borrowers and their Subsidiaries are engaged as of the Agreement Date;

(c) all transactions in connection with such acquisition shall be consummated in all material respects, in accordance with all applicable laws, governmental authorizations;

(d) after giving effect to such acquisition and any related refinancing of Debt, none of the acquired assets are subject to any Lien other than Permitted Liens;

(e) the Specified Conditions shall have been satisfied; and

(f) a Responsible Officer shall have delivered to the Agent a certificate as to the satisfaction of each of the foregoing conditions provided, that, unless the Agent shall otherwise consents (subject to Reserves satisfactory in its discretion), no assets acquired in any such transaction (including, without limitation, assets of the Target) may be included in the calculation of Combined Availability for purposes of clause (e), or otherwise included in the calculation of any Borrowing Base or any similar calculation hereunder, until the Agent has completed to its reasonable satisfaction such field examinations as it may deem appropriate and has received an Appraisal with respect to such assets to the extent deemed appropriate by the Agent and an updated Borrowing Base Certificate giving effect to such acquisition.

“Permitted Debt” has the meaning specified in Section 8.13.

“Permitted Distributions” means:

(a) Distributions by any Subsidiary of an Obligor to such Obligor and any Distribution by any Subsidiary to its equity holders ratably;

(b) Distributions by Holdings to repurchase equity securities issued by Holdings from employees, officers and directors of Holdings, the Company or any Subsidiary (i) upon the death of any such employee, officer or director of Holdings, the Company or any Subsidiary, and (ii) upon the disability or termination of employment of any such employee, officer or director of Holdings, the Company or any Subsidiary in an amount not to exceed $10,000,000 in the aggregate in any Fiscal Year;

(c) the Preferred Repurchase, so long as the Specified Conditions are satisfied and the Holdco Notes shall have been issued; and

(d) other Distributions, so long as the Specified Conditions are satisfied.

“Permitted Guarantees” means (a) the Guarantees by the Obligors of the Obligations, (b) Guarantees by any Obligor or any of its Subsidiaries in respect of Debt otherwise permitted hereunder of any Obligor or any of its wholly owned Subsidiaries, and (c) Guarantees by any Obligor or any of its Subsidiaries of leases or other ordinary course obligations that do not constitute Debt of an Obligor or Subsidiary in the ordinary course of business.

“Permitted Investments” means:

(a) direct obligations of the United States of America or Canada, or any agency thereof, or obligations guaranteed or insured by the United States of America or Canada, or any agency thereof, provided that such obligations mature within one year from the date of acquisition thereof;

(b) acquisitions of certificates of deposit or time deposits maturing within one year from the date of acquisition, bankers’ acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States of America or any state thereof or Canada or any province thereof having, at the time of acquisition thereof, capital and surplus aggregating at least $1,000,000,000;

(c) acquisitions of commercial paper given a rating of “A2” or better by S&P or “P2” or better by Moody’s and maturing not more than 270 days from the date of creation thereof;

(d) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A 1 from S&P or at least P 1 from Moody’s;

(e) any money market or similar fund the assets of which are comprised exclusively of any of the items specified in clauses (a) through (d) above and as to which withdrawals are permitted at least every 90 days;

(f) Investments existing on the Agreement Date and identified in Schedule 8.11 to the Agreement;

(g) Investments by any Obligor in any other Obligor in the ordinary course of business;

(h) Investments by any Subsidiary which is not an Obligor in any other Subsidiary which is not an Obligor;

(i) Investments by any Obligor in any Subsidiary which is not an Obligor, the amount of which made during any Fiscal Year (as reduced by any return of capital in respect of any such Investment during such Fiscal Year), taken together with the amount of Debt incurred pursuant to Sections 8.13(d) and (p)(ii) during such Fiscal Year, does not exceed $10,000,000 (provided that the unused portion of such amount for any Fiscal Year may be carried forward to successive Fiscal Years), in each case by way of contributions to capital (including by way of organizing a Subsidiary after the Agreement Date pursuant to Section 8.25); provided that aggregate amount of Investments made under this clause (i), taken together with Debt incurred pursuant to Sections 8.13(d) and (p)(ii), shall not exceed $25,000,000 outstanding at any time;

(j) Investments by any Obligor in any Receivables Entity pursuant to a Qualified Receivables Transaction;

(k) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(l) deposit accounts maintained in the ordinary course of business;

(m) Investments constituting Hedge Agreements entered into in the ordinary course of business;

(n) Investments acquired by the Obligors in the ordinary course of business in respect of Accounts that have become delinquent, including securities of a delinquent Account Debtor received by any Borrower or the Guarantor in connection with a plan of reorganization of the Debt of such Account Debtor;

(o) loans and advances to employees and officers in the ordinary course of business not to exceed $10,000,000 in aggregate outstanding principal amount at any time;

(p) Permitted Acquisitions;

(q) Permitted Guarantees;

(r) Investments received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(s) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(t) advances of payroll payments to employees in the ordinary course of business;

(u) so long as the requirements set forth in clauses (a) and (c) of the definition of “Specified Conditions” are satisfied and Combined Availability is not less than 15% of the Maximum Revolver Amount before and after giving effect to such Investments, Investments not to exceed $50,000,000 in the aggregate during any Fiscal Year; and

(v) other Investments, so long as the Specified Conditions shall have been satisfied.

“Permitted Liens” means, with respect to the Borrowers and their Subsidiaries, the Liens listed below:

(a) Liens for Taxes not delinquent or statutory Liens for Taxes; provided that (i) such Lien is junior in priority (other than Liens securing Taxes not to exceed $5,000,000 at any time, subject in all events to the Agent’s right to impose Reserves with respect to such Taxes in accordance with Section 2.7 in its Reasonable Credit Judgment) to the Agent’s Liens or (ii) the payment of such Taxes which are due and payable is being Properly Contested;

(b) the Agent’s Liens;

(c) Liens consisting of deposits or pledges of cash or cash equivalents made in the ordinary course of business in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or purchase, supply or other contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or the PBA or Environmental Liens) or surety or appeal bonds; provided, that the aggregate outstanding face amount of bonds that are secured by any pledge of assets shall not at any time exceed $100,000,000 at any time during the Fiscal Year of Obligors ending December 31, 2008, which amount shall be increased by $7,500,000 in each subsequent Fiscal Year thereafter;

(d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $5,000,000 in the aggregate or are being Properly Contested;

(e) Liens securing Capital Leases and purchase money Debt to the extent such Capital Leases or purchase money Debt are permitted in Section 8.13(c);

(f) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, zoning, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the Borrowers’ business;

(g) Liens arising from judgments and attachments in connection with court proceedings; provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and the judgments or other orders secured by such Liens are being Properly Contested;

(h) licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrowers and their Subsidiaries taken as a whole or the Agent’s rights with respect to the Collateral;

(i) any interest or title of a lessor, sublessor, licensee or licensor under any lease, sublease, sublicense or license agreement not prohibited by the Agreement;

(j) Liens in favor of a banking institution encumbering deposits (including the right of set-off) held by such banking institution incurred in the ordinary course of business;

(k) Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition;

(l) Liens arising from precautionary UCC filings or PPSA filings regarding “true sale” to a Receivable Entity pursuant to a Qualified Receivables Transaction or “true” operating leases or the bailment or consignment of goods to any Obligor or any Subsidiary, to the extent such lease, bailment or consignment is not otherwise in violation of the Agreement;

(m) Liens on insurance proceeds or unearned premiums incurred in the ordinary course of business in connection with the financing of insurance premiums;

(n) Liens identified on Schedule 8.18;

(o) Liens securing Refinancing Debt to the extent such Liens are permitted in the definition of “Refinancing Debt”;

(p) Liens on the property of the Target in a Permitted Acquisition, so long as such Liens were in existence prior to and were not incurred in connection with or in contemplation of the Permitted Acquisition and do not extend to any assets other than those of the Target;

(q) Liens on property of a Receivables Entity imposed in connection with a Qualified Receivables Transaction;

(r) Liens securing Debt permitted under Section 8.13(r);

(s) Liens on any Like-Kind Exchange Account and any Replacement Property that is acquired in a Like-Kind Exchange, in each case granted pursuant to and in connection with a Like-Kind Exchange in favor of any applicable Qualified Intermediary to facilitate such Like-Kind Exchange;

(t) Liens securing Debt of any Subsidiary that is not an Obligor pursuant to Section 8.13(s); and

(u) other Liens so long as the aggregate outstanding principal amount of Debt at any time secured thereby does not exceed $5,000,000.

“Permitted Priority Liens” means Permitted Liens described in clauses (a) and (d) of the definition thereof.

“Person” means any individual, sole proprietorship, partnership, limited liability company, unlimited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

“Plan” means any employee benefit plan (including such plans as defined in Section 3(3) of ERISA) which an Obligor sponsors or maintains or to which an Obligor or a Subsidiary of an Obligor makes, is making, or is obligated to make contributions and includes any Pension Plan.

“PPSA” means the Personal Property Security Act (Ontario) and the regulations promulgated thereunder, as amended from time to time, provided, however, if validity, perfection and effect of perfection and non-perfection of the Agent’s security interest in any Collateral of any Canadian Obligor are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA means those personal property security laws (including the Civil Code of Quebec) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection, and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

“Preferred Repurchase” means the repurchase, redemption and immediate retirement of all of the shares of Holdings’ Series C and D preferred stock pursuant to the Repurchase Agreement for an aggregate consideration of approximately $679,000,000 (and in any event not to exceed $700,000,000).

“Priority Payable Reserves” means reserves established in the reasonable credit judgment of the Agent for amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Agent’s Liens, including, without limitation, in the Reasonable Credit Judgment of the Agent, any such amounts due and not paid for vacation pay, amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), amounts currently or past due and not paid for realty, municipal or similar Taxes (to the extent impacting personal or moveable property) and all amounts currently or past due and not contributed, remitted or paid to any Plan or under the Canada Pension Plan, the PBA or any similar legislation.

“Pro Rata Share” means:

(a) with respect to a U.S. Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such U.S. Lender’s U.S. Revolving Credit Commitment and the denominator of which is the sum of the amounts of all of the U.S. Lenders’ U.S. Revolving Credit Commitments, or if no U.S. Revolving Credit Commitments are outstanding, a fraction (expressed as a percentage), (x) the numerator of which is the amount of U.S. Revolving Loans and Specified Loans owed to such U.S. Lender plus such U.S. Lender’s participation in the aggregate undrawn face amount of all outstanding Letters of Credit, plus such U.S. Lender’s participation in the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit and (b) the denominator of which is the aggregate amount of the U.S. Revolving Loans and Specified Loans owed to the U.S. Lenders, plus the aggregate undrawn face amount of all outstanding Letters of Credit, plus the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit, in each case giving effect to a U.S. Lender’s participation in U.S. Swingline Loans and U.S. Agent Advances;

(b) with respect to a Canadian Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Canadian Lender’s Canadian Revolving Credit Commitment and the denominator of which is the sum of the amounts of all of the Canadian Lenders’ Canadian Revolving Credit Commitments, or if no Canadian Revolving Credit Commitments are outstanding, a fraction (expressed as a percentage), (x) the numerator of which is the amount of Canadian Revolving Loans owed to such Canadian Lender and (y) the denominator of which is the aggregate amount of the Canadian Revolving Loans owed to the Canadian Lenders, in each case giving effect to a Canadian Lender’s participation in Canadian Swingline Loans and Canadian Agent Advances; and

(c) with respect to a Participating Lender, the fraction described in clause (a) above for such Person in its capacity as a U.S. Lender.

“Proceeds of Crime Act” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the regulations promulgated thereunder.

“Progress Billing” means any invoice for goods sold or services rendered under a contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned upon any Obligor’s or any Subsidiary of an Obligor’s completion of any further performance under the contract or agreement; provided that in no event will any invoice for rent under a Lease be considered a Progress Billing.

“Properly Contested” means, in the case of any Debt or other obligation of an Obligor (including any Taxes) that is not paid as and when due or payable by reason of such Obligor’s bona fide dispute concerning its liability to pay the same or concerning the amount thereof, (a) such Debt or obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Obligor has established appropriate reserves for the contested obligation in conformity with GAAP; (c) the non-payment of such Debt or obligation will not be reasonably likely to have a Material Adverse Effect and will not result in a material risk of forfeiture or sale of any material assets of such Obligor; (d) if the Debt or obligation results from, or is determined by the entry, rendition or issuance against an Obligor or any of its assets of, a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (e) if such contest (including on any appeal or judicial review) is abandoned, settled or determined adversely (in whole or in part) to such Obligor, such Obligor pays such Debt or obligation, and all penalties, interest and other amounts due in connection therewith, within 30 days following such abandonment, settlement or adverse determination.

“Proprietary Rights” means all of each Obligor’s and each of their Subsidiary’s now owned and hereafter arising or acquired licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

“Qualified Intermediary” means any Person acting in its capacity as a qualified intermediary to facilitate any Like-Kind Exchange operate and/or own a Like-Kind Exchange Account.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by any Obligor and/or any Subsidiary of an Obligor pursuant to which such Obligor and/or Subsidiary may sell, assign, convey, participate, contribute to capital or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by any Obligor or any Subsidiary of an Obligor) or (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in or pledge, any Accounts or interests therein (whether now existing or arising in the future) of any Obligor or any Subsidiary of an Obligor, and any assets (which, in the case of tangible assets, are sold giving rise to the Accounts) related thereto, including, without limitation, all collateral securing such Accounts, all contracts and contract rights, purchase orders, Leases, security interests, financing statements or other documentation in respect of such Accounts and all guarantees, indemnities, warranties or other documentation or other obligations in respect of such Account, any other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with assets securitization transactions involving receivables similar to such Accounts and any collections or proceeds of any of the foregoing (the “Related Assets”). For the avoidance of doubt, the transactions contemplated by the Existing Securitization Facility as of the date hereof constitute Qualified Receivables Transactions.

“RDPRM” means the Registre des Droits Personnels et Réels Mobiliers.

“Real Estate” means all of each Obligor’s and each of their Subsidiaries now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of each Obligor’s and each of their Subsidiaries now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

“Reasonable Credit Judgment” means, as applicable, the Agent’s commercially reasonable judgment, exercised in good faith, as to any factor, event, condition or other circumstance which the Agent, as applicable, reasonably determines: (a) will or could adversely affect the quantity, quality or value of the Collateral, the enforceability or priority of the Agent’s Liens thereon or the amount which the Agent or the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral or (b) suggests that any collateral report or financial information delivered to the Agent by any Obligor or any Person on behalf of thereof is incomplete, inaccurate or misleading in any material respect, (c) materially increases the likelihood of any event described in Section 10.1(e), (f), (g) or (h) involving an Obligor or (d) creates an Event of Default. In exercising such judgment, the Agent may consider, without duplication, factors already included in or tested by the definition of Eligible Rental Equipment or Eligible Merchandise and Consumables Inventory, and any other criteria including: (i) changes after the Closing Date in any concentration of risk with respect to Eligible Rental Equipment or Eligible Merchandise and Consumables Inventory and (ii) any other factors arising after the Closing Date that affect or that could affect the credit risk of lending to the Borrowers on the security of the Collateral.

“Receivables Entity” means (a) any existing Subsidiary or other Investment of the Company which is listed on Schedule 1.4 or (b) any wholly owned Subsidiary of the Company or one of its other Subsidiaries (or another Person in which the Company or one of its other Subsidiaries makes an Investment and to which the Company or one of its other Subsidiaries transfers Accounts and Related Assets) formed after the Closing Date, in each such case, which engages in no activities other than in connection with the financing of Accounts or interests therein and Related Assets and any business or activities incidental or related to such business and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity and: (i) no portion of the Debt or any other obligations (contingent or otherwise) of which: (A) is guaranteed by any Obligor (excluding guarantees of obligations (other than direct guarantees of principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings); (B) is recourse to or obligates any Obligor in any way other than pursuant to Standard Securitization Undertakings; or (C) subjects any property or asset of any Obligor, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; (ii) with which no Obligor has any material contract, agreement, arrangement or understanding (except in connection with a Standard Securitization Undertaking or Qualified Receivables Transaction) other than (A) on terms no less favorable to such Obligor than those that might be obtained at the time from Persons that are not Affiliates of the Company, and (B) fees payable in the ordinary course of business in connection with servicing Accounts; and (iii) to which neither the Company nor any Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Agent by delivering to the Agent a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and a certificate of a Responsible Officer certifying that such designation complied with the foregoing conditions.

“Refinancing Debt” means with respect to any Debt (the “Refinanced Debt”), any other Debt which extends, refinances, refunds, replaces or renews such Debt; provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Debt except by an amount equal to unpaid accrued interest and premium (including applicable prepayment penalties) thereof plus fees and expenses reasonably incurred in connection therewith, (b) any Liens securing such Refinancing Debt do not attach to any property of any obligor that did not secure the Refinanced Debt, (c) no obligor that was not previously liable for the repayment of such Refinanced Debt is or is required to become liable for the Refinancing Debt, (d) such extension, refinancing, refunding, replacement or renewal does not result in the Refinancing Debt having a shorter weighted average life to maturity than the Refinanced Debt, and (e) if the Refinanced was subordinated in right of payment to the Obligations, then the terms and conditions of the Refinancing Debt shall include subordination terms and conditions that are at least as favorable to the Lenders as those that were applicable to the Refinanced Debt.

“Register” has the meaning specified in Section 13.22.

“Related Assets” has the meaning specified in the definition of “Qualified Receivables Transaction.”

“Related Canadian Lender” has the meaning specified in Section 12.2(b).

“Relinquished Property” has the meaning specified in the definition of Like-Kind Exchange.

“Release” means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

“Rent Reserves” means such reserves as may be established from time to time by the Agent in its Reasonable Credit Judgment with respect to leased locations or bailees of the Obligors where Eligible Rental Equipment or Eligible Merchandise and Consumables Inventory is located to the extent the Agent has not received a Collateral Access Agreement from the lessor or bailee at any such location, provided that such reserves for any location shall not exceed two (2) months’ rent at such location.

“Rental Equipment” means tangible personal property which is offered for sale or rent (or offered for sale as used equipment) by an Obligor in the ordinary course of its business or used in the business of the Obligors and their Subsidiaries and included in fixed assets in the consolidated accounts of Holdings, including Inventory that Holdings currently describes as “rental equipment” in such consolidated accounts, but excluding any Merchandise and Consumables Inventory.

“Replacement Property” has the meaning specified in the definition of Like-Kind Exchange.

“Reportable Event” means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Repurchase Agreement” means the purchase agreement to be dated on or about June 10, 2008 among Holdings, Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P. and J.P. Morgan Partners (BHCA), L.P.

“Requested Commitment Increase” has the meaning specified in Section 2.8(a).

“Required Lenders” means, at any time, Lenders having U.S. Revolving Credit Commitments representing at least 50.1% of the aggregate U.S. Revolving Credit Commitments at such time; provided, however, that if any Lender (or any related Canadian Lender thereof) shall remain a Defaulting Lender, the term “Required Lenders” means Lenders having U.S. Revolving Credit Commitments representing at least 50.1% of the aggregate U.S. Revolving Credit Commitments at such time (excluding the U.S. Revolving Credit Commitment of any such Lender that is (or any such Lender whose related Canadian Lender is) a Defaulting Lender); provided further, however, that if the U.S. Revolving Credit Commitments have been terminated, the term “Required Lenders” means Lenders holding U.S. Revolving Loans (including U.S. Swingline Loans) representing at least 50.1% of the aggregate principal amount of U.S.

Revolving Loans (including U.S. Swingline Loans) outstanding at such time (excluding U.S. Revolving Loans of any such Lender that is (or any such Lender whose related Canadian Lender is) a Defaulting Lender).

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Reserves” means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Merchandise and Consumables Inventory and Eligible Rental Equipment, established by the Agent from time to time in the Agent’s Reasonable Credit Judgment in accordance with Section 2.7(a) of the Agreement. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of the Agent’s credit judgment: (a) Bank Product Reserves, (b) Rent Reserves, (c) warehousemen’s and bailees’ charges, (d) Priority Payable Reserves and (e) Specified Reserves.

“Responsible Officer” means the President, any Vice President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, legal counsel, or any other executive or financial officer of Holdings or any other Obligor, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the president, chief financial officer or the treasurer of Holdings, or any other officer having substantially the same authority and responsibility.

“Reuters Screen LIBOR01 Page” means the display designated on page “LIBOR01” on Reuters Money 3000 Services (or such other page as may replace the LIBOR01 page on that service) or such services displaying the London interbank offered rate for deposits in Dollars as may replace Reuters Money 3000 Service.

“Revolving Credit Borrowing” means a Borrowing comprised of Revolving Loans.

“Revolving Credit Commitments” means the U.S. Revolving Credit Commitments and the Canadian Revolving Credit Commitments, as the context requires.

“Revolving Credit Lender” means a Lender with a Revolving Credit Commitment or an outstanding Revolving Loan.

“Revolving Loans” means the U.S. Revolving Loans and Canadian Revolving Loans, as the context requires.

“S&P” means Standard & Poor’s Ratings Group, Inc., or any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, the Agent, the Lenders, each Bank, each Letter of Credit Issuer, the Indemnified Parties and each of the Agent, any Lender or Affiliate of the Agent or such Lender to which is owed Designated Bank Products Obligations.

“Securitization Percentage” means, at any time, with respect to any Qualified Receivables Transaction pursuant to which any third party purchases any interest in any Accounts of Holdings or any of its Subsidiaries, the sum of reserves and discounts (including, without limitation, any yield reserve, loss reserve, collection agent fee reserve and dilution reserve) required under such Qualified Receivables Transaction to be included in the calculation of such third party’s interest in such Accounts, divided by the face amount of such Accounts, expressed as a percentage.

“Security Agreements” means, collectively, the U.S. Security Agreement and the Canadian Security Agreement.

“Security Documents” means the U.S. Security Documents and the Canadian Security Documents.

“Senior Secured Debt” means, at any date of determination, the secured Debt for Borrowed Money of Holdings and its Subsidiaries at such time, excluding any Debt subordinated to the Obligations on terms reasonably satisfactory to the Agent.

“Senior Secured Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (a) Senior Secured Debt as of the last day of such Fiscal Quarter to (b) Consolidated EBITDA for the four (4) Fiscal Quarter period then ending. For purposes of Section 8.23, the Senior Secured Leverage Ratio shall be calculated pursuant to the second and third paragraphs of the definition of “Fixed Charge Coverage Ratio”.

“Settlement” and “Settlement Date” have the meanings specified in Section 13.15(a)(ii).

“Software” means all “software” as such term is defined in the UCC, now owned or hereafter acquired by any Obligor or any of their Subsidiaries, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Solvent” or “Solvency” means, when used with respect to any Person, that at the time of determination:

(a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

(b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

(c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

(d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, (i) the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability, and (ii) the provisions of Section 4.15 of the Agreement shall be taken into account.

“Specified Borrowing” means a Borrowing comprised of Specified Loans.

“Specified Conditions” means, at any time of determination with respect to any Specified Payment or other event, that both before and immediately after such Specified Payment or other event (including any Loans made in connection therewith) (a) no Default or Event of Default has occurred and is continuing, (b) Combined Availability shall not be less than 20% of the Maximum Revolver Amount, (c) Holdings and the other Obligors shall be in pro forma compliance with the covenants set forth in Sections 8.22 and 8.23 (regardless of whether a Covenant Trigger is in effect or such covenants are otherwise effective, and measured as of the last day of the most recently ended Fiscal Quarter for which financial statements were delivered in accordance with Section 6.2) and (d) such Specified Payment or other event shall be in compliance with the Requirement of Law.

“Specified Loan Borrower” has the meaning specified in the introductory paragraph to the Agreement.

“Specified Loan Designated Account” has the meaning specified in Section 2.10(b).

“Specified Loan Notice of Borrowing” has the meaning specified in Section 2.10(a).

“Specified Loans” means the revolving loans made by Lenders to the Specified Loan Borrower pursuant to Section 2.3.

“Specified Payment” means (a) any Permitted Acquisition, (b) Distributions pursuant to clause (c) or (d) of the definition of “Permitted Distributions” and (c) Investments pursuant to clause (v) of the definition of “Permitted Investments”.

“Specified Reserves” means reserves established from time to time that represent Dollar amounts that the Agent in its reasonable credit judgment believes may be required (a) in connection with the preservation, protection, collection or realization of Collateral or (b) in connection with any obligations, agreement or undertaking of any Obligor set forth in the Agreement or any of the other Loan Documents.

“Standard Securitization Undertakings” means the representations, warranties, covenants, indemnities and performance guarantees of the Company or any of its Subsidiaries to a Receivables Entity or its order and servicing obligations entered into by the Company or any of its Subsidiaries (other than a Receivables Entity) and the provision of cash equivalents to pay fees and expenses reasonably related thereto or any Refinancing Debt thereof permitted pursuant to Section 8.13, in each case which are reasonably customary in securitization transactions.

“Stated Termination Date” means June 7, 2013.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, unlimited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subordinated Debt” means the Existing Public Debt (other than the 6 1/2% Senior Notes and the Holdco Notes) and any other Debt subordinated to, or required under the Loan Documents to be subordinated to, the Debt under the Loan Documents.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, unlimited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of Holdings.

“Supermajority Lenders” means, at any time, Lenders having U.S. Revolving Credit Commitments representing at least 66% of the aggregate U.S. Revolving Credit Commitments at such time; provided, however, that if any Lender (or any related Canadian Lender thereof) shall remain a Defaulting Lender, the term “Supermajority Lenders” means Lenders having U.S. Revolving Credit Commitments representing at least 66% of the aggregate U.S. Revolving Credit Commitments at such time (excluding the U.S. Revolving Credit Commitment of any such Lender that is (or any such Lender whose related Canadian Lender is) a Defaulting Lender); provided further, however, that if the U.S. Revolving Credit Commitments have been terminated, the term “Supermajority Lenders” means Lenders holding U.S. Revolving Loans (including U.S. Swingline Loans) representing at least 66% of the aggregate principal amount of U.S. Revolving Loans (including U.S. Swingline Loans) outstanding at such time (excluding U.S. Revolving Loans of any such Lender that is (or any such Lender whose related Canadian Lender is) a Defaulting Lender).

“Supporting Letter of Credit” has the meaning specified in Section 2.4(g).

“Swingline Commitment” means collectively, the U.S. Swingline Commitment and the Canadian Swingline Commitment.

“Swingline Lender” means the U.S. Swingline Lender or Canadian Swingline Lender.

“Swingline Loan” and “Swingline Loans” means the collective reference to the U.S. Swingline Loan or U.S. Swingline Loans or the Canadian Swingline Loan or the Canadian Swingline Loans, in each case as the context requires.

“Syndication Agent” has the meaning specified in the preamble to the Agreement.

“Target” has the meaning specified in the definition of “Permitted Acquisition”.

“Taxes” means any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities (including interest, penalties and additions to tax) with respect thereto imposed by any Governmental Authority.

“Termination Date” means the earliest to occur of (a) the Stated Termination Date, (b) the date the Commitments are terminated either by the Borrowers pursuant to Section 4.4 or by the Required Lenders pursuant to Section 10.2, and (c) the date the Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of the Agreement.

“Titled Goods” means vehicles and similar items that are (a) subject to certificate-of-title statutes or regulations under which a security interest in such items are perfected by an indication on the certificates of title of such items (in lieu of filing of financing statements under the UCC), (b) evidenced by certificates of ownership or other registration certificates issued or required to be issued under the laws of any jurisdiction or (c) “motor vehicles” for purposes of the PPSA.

“Total Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (a) all Debt for Borrowed Money of the Company and its Subsidiaries as of the last day of such Fiscal Quarter to (b) Consolidated EBITDA for the four (4) Fiscal Quarter period then ending. The Total Leverage Ratio shall be calculated pursuant to the second and third paragraphs of the definition of “Fixed Charge Coverage Ratio”.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Obligors of the Loan Documents to which they are a party and the making of the borrowings hereunder, (b) the repayment of certain Debt, (c) the Preferred Repurchase and the execution, delivery and performance by Holdings of the Repurchase Agreement, (d) the issuance and sale of the Holdco Notes and the execution, delivery and performance by Holdings of the Holdco Notes Documents and (e) the payment of related fees and expenses and, as applicable, prepayment penalties, in connection with each of the foregoing.

“Type” means any type of a Loan determined with respect to the interest option applicable thereto, which shall be a LIBOR Loan, a BA Equivalent Loan, a Base Rate Loan or a Canadian Prime Rate Loan.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

“Unfunded Canadian Loan Participation” means, in respect of any Participating Lender’s Canadian Loan Participation in a Canadian Revolving Loan of the Canadian Funding Banks, the principal amount of such Canadian Loan Participation minus the amount of such Participating Lender’s Funded Canadian Loan Participation in such Canadian Revolving Loan.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA or other applicable law, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code or other applicable laws for the applicable plan year and includes, with respect to any Canadian Pension Plan, any unfunded liability or solvency deficiency as determined for the purposes of the PBA.

“Unused Letter of Credit Subfacility” means an amount equal to the Letter of Credit Subfacility minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

“Unused Line Fee” has the meaning specified in Section 3.5.

“URA” has the meaning specified in the introductory paragraph to the Agreement.

“URC” has the meaning specified in the introductory paragraph to the Agreement.

“U.S. Agent Advances” has the meaning specified in Section 2.5(h).

“U.S. Availability” means, at any time (a) the lesser of (i) the Maximum U.S. Revolver Amount and (ii) the U.S. Borrowing Base, minus (b) the sum of the Aggregate U.S. Revolver Outstandings and the Aggregate Canadian Revolver Outstandings Funded On U.S. Borrowing Base.

“U.S. Bank” means Bank of America, N.A., a national banking association, or any successor entity thereto.

“U.S. Borrowers” has the meaning specified in the introductory paragraph to the Agreement.

“U.S. Borrowing Base” means, at any time, an amount in Dollars equal to:

(a) the sum of

(i) the lesser of (A) $100,000,000 and (B) the Merchandise and Consumables Inventory Formula Amount with respect to the U.S. Obligors; plus

(ii) the lesser of (A) 95% of the Net Book Value of Eligible Rental Equipment of the U.S. Obligors and (B) 85% of the Net Orderly Liquidation Value of the Eligible Rental Equipment of the U.S. Obligors; minus

(b) Reserves from time to time established by the Agent in accordance with Section 2.7(a) of the Agreement.

“U.S. Collateral” means all of the U.S. Obligors’ personal property, and all other assets of any Person, in each case from time to time subject to the Agent’s Liens securing payment or performance of any Obligations; provided, however, that at no time shall the term “U.S. Collateral” include any asset of a controlled foreign corporation as defined in Section 957 of the Code.

“U.S. Credit Facilities” means the revolving credit, swingline and letter of credit facilities provided for by this Agreement extended to the U.S. Borrowers and the Specified Loan Borrower.

“U.S. Designated Account” has the meaning specified in Section 2.5(b).

“U.S. Guarantee Agreement” means the Guaranty dated as of the Agreement Date, among the U.S. Guarantors for the benefit of the Secured Parties.

“U.S. Guarantors” means (a) Holdings, (b) each Subsidiary, whether now existing or hereafter created or acquired (other than any Subsidiary that is a Receivables Entity, Immaterial Subsidiary or Foreign Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code), but including, United Rentals of Nova Scotia (No. 1), ULC and United Rentals of Nova Scotia (No. 2), ULC and (c) each other Person, who, in a writing accepted by the Agent, guarantees payment or performance in whole or in part of the Obligations.

“U.S. Intellectual Property Security Agreement” means the Intellectual Property Security Agreement dated as of the Agreement Date among the U.S. Obligors for the benefit of the Secured Parties.

“U.S. Lender” means a Lender that has a U.S. Revolving Credit Commitment.

“U.S. Notice of Borrowing” has the meaning specified in Section 2.5(a).

“U.S. Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the U.S. Obligors, or any of them, to the Agent, the Letter of Credit Issuer, any U.S. Lender, any U.S. Secured Party and/or any Indemnified Person, arising under or pursuant to the Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, Attorney Costs, filing fees and any other sums chargeable to the U.S. Borrowers or any other U.S. Obligor hereunder or under any of the other Loan Documents. “U.S. Obligations” includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all Designated Bank Products Obligations owed by any U.S. Obligor. Anything contained herein to the contrary notwithstanding, the term U.S. Obligations shall not include any Canadian Obligations.

“U.S. Obligors” means the U.S. Borrowers, the Specified Loan Borrower and the U.S. Guarantors.

“U.S. Revolving Credit Borrowing” means a Borrowing comprised of U.S. Revolving Loans.

“U.S. Revolving Credit Commitment” means, at any date for any U.S. Lender, the obligation of such U.S. Lender to make U.S. Revolving Loans and Specified Loans and to purchase participations in Letters of Credit pursuant to the terms and conditions of this

Agreement, which shall not exceed the aggregate principal amount set forth on Schedule 1.1 under the heading “Revolving Credit Commitment” or on the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance; and “Revolving Credit Commitments” means the aggregate principal amount of the U.S. Revolving Credit Commitments of all U.S. Lenders, the maximum amount of which shall be the Maximum U.S. Revolver Amount; provided, however, after the termination of the U.S. Revolving Credit Commitments, the U.S. Revolving Credit Commitment of any U.S. Lender shall be deemed to be in an amount equal to the outstanding principal amount of U.S. Revolving Loans and Specified Loans owing to such U.S. Lender.

“U.S. Revolving Loans” means the revolving loans made pursuant to Section 2.2(a), each U.S. Agent Advance and U.S. Swingline Loan.

“U.S. Secured Parties” means, collectively, the Agent, the U.S. Lenders, the U.S. Bank, the Letter of Credit Issuer, the Indemnified Parties and each of the Agent, any U.S. Lender or any Affiliate of the Agent or such U.S. Lender to which is owed any Designated Bank Product Obligations, in each case in its capacity as an obligee of U.S. Obligations.

“U.S. Security Agreements” means, collectively, (a) the Security Agreement, dated as of the Agreement Date, among Holdings, the U.S. Borrowers and the U.S. Guarantors, for the benefit of the Secured Parties, and (b) any security agreement executed and delivered after the Agreement Date by a Person that becomes a Borrower or a U.S. Guarantor hereunder in accordance with Section 8.25(a).

“U.S. Security Documents” means the U.S. Intellectual Property Security Agreement, the U.S. Security Agreements and any other agreements, instruments, and documents heretofore, now or hereafter securing or guaranteeing any of the Obligations.

“U.S. Subsidiary Borrowers” has the meaning specified in the introductory paragraph to the Agreement.

“U.S. Swingline Commitment” means the Commitment of the U.S. Bank to make loans pursuant to Section 2.5(g).

“U.S. Swingline Lender” means the U.S. Bank or any successor financial institution agreed to by the Agent, in its capacity as provider of U.S. Swingline Loans.

“U.S. Swingline Loan” and “U.S. Swingline Loans” have the meanings specified in Section 2.5(g).

“U.S. Swingline Sublimit” has the meaning specified in Section 2.5(g).

“Value” means, with reference to the value of Eligible Merchandise and Consumables Inventory, value determined on the basis of the lower of cost or market value of such Eligible Merchandise and Consumables Inventory, with the cost thereof calculated on a first-in, first-out basis, determined in accordance with GAAP.

“Vendor Lease” means a lease pursuant to which any Person leases Inventory or Rental Equipment from a Vendor Lessor, whether or not such lease constitutes an operating lease or a Capital Lease under GAAP and whether or not such lease constitutes a true lease or a secured transaction under the Code or other applicable law.

“Vendor Lessor” means any Person who leases Inventory or Rental Equipment to Holdings a Borrower or a Guarantor pursuant to a Vendor Lease.

1.2 Accounting Terms. Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

1.3 Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

(c) The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(i) The term “including” is not limiting and means “including without limitation.”

(ii) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(iii) The word “or” is not exclusive.

(d) Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(e) The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

(f) The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(g) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrowers, the Guarantors and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent’s or Lenders’ involvement in their preparation.

(h) For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Québec, (i) “personal property” shall be deemed to include “movable property”, (ii) “real property” shall be deemed to include “immovable property”, (iii) “tangible property” shall be deemed to include “corporeal property”, (iv) “intangible property” shall be deemed to include “incorporeal property”, (v) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (vi) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (vii) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (viii) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (ix) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, and (x) an “agent” shall be deemed to include a “mandatory”.

1.4 Classification of Loans and Borrowings. For purposes of the Agreement, Loans may be classified and referred to by class (e.g., a “Canadian Revolving Loan”, “U.S. Revolving Loan” or “Specified Loan”) or by Type (e.g., a “LIBOR Loan”) or by class and Type (e.g., a “Canadian Revolving BA Equivalent Loan”). Borrowings also may be classified and referred to by class (e.g., a “Canadian Revolving Borrowing”, “U.S. Revolving Borrowing” or “Specified Borrowing”) or by Type (e.g., a “LIBOR Borrowing”) or by class and Type (e.g., a “Canadian Revolving BA Equivalent Borrowing”).

1.5 Effectuation of Transactions. Each of the representations and warranties of Holdings and the other Obligors contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions (or such portion thereof as shall be consummated as of the date of the applicable representation or warranty), unless the context otherwise requires.

1.6 Currency. All Canadian Revolving Loans and Specified Loans shall be made and denominated in Cdn. Dollars. Canadian Revolving Loans and Specified Loans, interest thereon and the Canadian Loan Participation Fees in respect of Unfunded Canadian Loan Participations in Canadian Revolving Loans to the Canadian Borrowers and any other Obligor’s payment obligations expressly payable in Cdn. Dollars shall all be payable in Cdn. Dollars. However, for purposes of determining compliance with covenant and default limitations and other monetary thresholds, all fees and amounts payable hereunder and all calculations hereunder, including, without limitation, the amount of each Borrowing Base, the Aggregate Canadian Revolver Outstandings, the Maximum Revolver Amount, the Maximum Canadian Revolver Amount, the U.S. Availability, the Canadian Availability and each Lender’s Commitments as of any date shall all be calculated in Dollars or the Equivalent Amount in Dollars.

ARTICLE II

LOANS AND LETTERS OF CREDIT

2.1 Credit Facilities.

(a) Subject to all of the terms and conditions of this Agreement, (i) the U.S. Lenders agree to make U.S. Revolving Loans to the U.S. Borrowers on the Closing Date and at any time and from time to time prior to the Termination Date, in an aggregate principal amount outstanding not in excess of the Maximum U.S. Revolver Amount, (ii) the U.S. Bank agrees to extend credit to the U.S. Borrowers, at any time and from time to time prior to the Termination Date, in the form of U.S. Swingline Loans, in an aggregate principal amount at any time outstanding not in excess of the U.S. Swingline Sublimit, and (iii) the Letter of Credit Issuer agrees to issue Letters of Credit on behalf of the U.S. Borrowers, in an aggregate face amount at any time outstanding not in excess of the Letter of Credit Subfacility. The proceeds of the U.S. Revolving Loans and the U.S. Swingline Loans are to be used solely by the U.S. Borrowers to repay certain existing Debt, to pay related fees and expenses of the Transactions and to finance ongoing working capital needs (including, without limitation, purchases of Equipment) and general corporate purposes (including Permitted Acquisitions) of the U.S. Borrowers and their Subsidiaries.

(b) Subject to all of the terms and conditions of this Agreement, the U.S. Lenders agree to make Specified Loans in Canadian Dollars to the Specified Loan Borrower on the Closing Date and at any time and from time to time prior to the Termination Date, in an aggregate principal amount at any time outstanding not in excess of the Maximum Specified Loan Sublimit. The proceeds of the Specified Loans are to be used to repay certain existing Debt, to pay related fees and expenses of the Transactions and to finance ongoing working capital needs (including, without limitation, purchases of Equipment) and general corporate purposes (including Permitted Acquisitions) of the Specified Loan Borrower.

(c) Subject to all of the terms and conditions of this Agreement, (i) the Canadian Lenders agree to make Canadian Revolving Loans to the Canadian Borrowers on the Closing Date and at any time and from time to time prior to the Termination Date, in an aggregate principal amount at any time outstanding not in excess of Maximum Canadian Revolver Loan Amount and (ii) the Canadian Bank agrees to extend credit to the Canadian Borrowers, at any time and from time to time prior to the Termination Date, in the form of Canadian Swingline Loans, in an aggregate principal amount at any time outstanding not in excess of the Canadian Swingline Sublimit. The proceeds of Canadian Revolving Loans and the Canadian Swingline Loans are to be used to repay certain existing Debt, to pay related fees and expenses of the Transactions and to finance ongoing working capital needs (including, without limitation, purchases of Equipment) and general corporate purposes (including Permitted Acquisitions) of the Canadian Borrowers and their Subsidiaries.

2.2 Revolving Loans.

(a) Subject to all of the terms and conditions of this Agreement, each U.S. Lender severally, but not jointly, agrees, upon the Borrowers’ Agent’s request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans to the U.S. Borrowers in amounts not to exceed such U.S. Lender’s Pro Rata Share of U.S. Availability. The U.S. Lenders, however, in their unanimous discretion, may elect to make U.S. Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the U.S. Borrowing Base on one or more occasions, but if they do so, neither the Agent nor the U.S. Lenders shall be deemed thereby to have changed the limits of the U.S. Borrowing Base or to be obligated to exceed such limits on any other occasion. If any such Borrowing would exceed U.S. Availability, the U.S. Lenders may refuse to make or may otherwise restrict the making of U.S. Revolving Loans as the U.S. Lenders determine until such excess has been eliminated, subject to the Agent’s authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 2.5(h).

(b) Subject to all of the terms and conditions of this Agreement, each Canadian Lender severally, but not jointly, agrees, upon the Borrowers’ Agent’s request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans to the Canadian Borrowers in amounts not to exceed such Canadian Lender’s Pro Rata Share of Canadian Availability. The Canadian Lenders, however, in their unanimous discretion, may elect to make Canadian Revolving Loans in excess of the Canadian Availability (but not to exceed the Maximum Canadian Revolver Amount) on one or more occasions, but if they do so, neither the Agent nor the Canadian Lenders shall be deemed thereby to have changed the limits of the Canadian Availability or the Maximum Canadian Revolver Amount or to be obligated to exceed such limits on any other occasion. If any such Borrowing would exceed Canadian Availability, the Canadian Lenders may refuse to make or may otherwise restrict the making of Canadian Revolving Loans as the Canadian Lenders determine until such excess has been eliminated, subject to the Agent’s authority, in its sole discretion, to make Canadian Agent Advances pursuant to the terms of Section 2.6(i).

2.3 Specified Loans. Subject to all of the terms and conditions of this Agreement, each U.S. Lender severally, but not jointly, agrees, upon the Borrowers’ Agent’s request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans to the Specified Loan Borrower in amounts not to exceed such U.S. Lender’s Pro Rata Share of U.S. Availability. If any such Borrowing would exceed U.S. Availability, the U.S. Lenders may refuse to make or may otherwise restrict the making of Specified Loans as the U.S. Lenders determine until such excess has been eliminated.

2.4 Letters of Credit.

(a) Agreement to Issue or Cause to Issue. Subject to all of the terms and conditions of this Agreement, the Agent agrees to cause the Letter of Credit Issuer to issue for the account of any U.S. Borrower one or more commercial/documentary and standby letters of credit denominated in Dollars (each, a “Letter of Credit” and, collectively, the “Letters of Credit”) and to amend, renew or extend Letters of Credit previously issued by the Letter of Credit Issuer (unless otherwise provided below).

(b) Amounts; Outside Expiration Date. The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit at any time if (i) the maximum aggregate amount of the requested Letter of Credit for the term of such Letter of Credit

(including any increases in amount referenced therein) is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit would exceed U.S. Availability; or (iii) such Letter of Credit has an expiration date later than 12 months after the date of issuance, in the case of standby letters of credit (subject to customary evergreen or automatic renewal provisions reasonably acceptable to such Letter of Credit Issuer), or later than 180 days after the date of issuance, in the case of documentary letters of credit; provided that in no event shall any Letter of Credit have an expiration date later than the date that is five (5) Business Days prior to the Termination Date. With respect to any Letter of Credit which contains any “evergreen” or automatic renewal or extension provision, if such Letter of Credit permits the Letter of Credit Issuer to prevent any extension by giving notice to the beneficiary thereof no later than a date (the “Non-Extension Notice Date”), once any such Letter of Credit has been issued, the U.S. Lenders shall be deemed to have authorized the Letter of Credit Issuer to permit extensions of such Letter of Credit to an expiry date not later than the date that is five (5) Business Days prior to the Termination Date, unless the Agent shall have received written notice from the Required Lenders declining to consent to any such extension at least thirty (30) days prior to the Non-Extension Notice Date; provided that no Lender may decline to consent to any such extension if all of the requirements of this Section 2.4 are met and no Default or Event of Default has occurred and is continuing.

(c) Other Conditions. In addition to the conditions precedent contained in Article IX, the obligation of the Agent to issue or to cause to be issued any applicable Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably acceptable to the Agent:

(i) The applicable Borrower shall have delivered to the applicable Letter of Credit Issuer, at least three (3) Business Days (or such shorter period as the applicable Letter of Credit Issuer may agree) in advance of the proposed date of issuance of any Letter of Credit, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be reasonably required pursuant to the terms thereof, and the form of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the applicable Letter of Credit Issuer; and

(ii) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

(d) Issuance of Letters of Credit. (i) Request for Issuance. The applicable Borrower shall notify the Agent of a requested Letter of Credit at least three (3) Business Days (or such shorter period as the applicable Letter of Credit Issuer may agree) prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The applicable Borrower shall attach to such notice the proposed form of the Letter of Credit.

(ii) Responsibilities of the Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of each Letter of Credit, the Agent shall determine the amount of the Unused Letter of Credit Subfacility and U.S. Availability. If (A) the aggregate amount of the requested Letter of Credit for the term of such Letter of Credit (including any increases in amount referenced therein) is less than the Unused Letter of Credit Subfacility, and (B) the amount of such requested Letter of Credit would not exceed the U.S. Availability, the Agent shall cause such Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions to such issuance are met.

(iii) No Extensions or Amendment. Except in the case of Letters of Credit subject to evergreen or automatic renewal provisions, the Agent shall not be obligated to cause the Letter of Credit Issuer to extend, renew or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 2.4 are met as though a new Letter of Credit were being requested and issued.

(e) Payments Pursuant to Letters of Credit. Each U.S. Borrower that is the account party of any Letter of Credit agrees to reimburse the applicable Letter of Credit Issuer for any draw under such Letter of Credit within one (1) Business Day after notice of such drawing is received by such U.S. Borrower, and to pay the applicable Letter of Credit Issuer the amount of all other charges and fees payable to such Letter of Credit Issuer in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which any Borrower may have at any time against such Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit issued for the account of any U.S. Borrower shall constitute a request by such U.S. Borrower to the Agent for a Borrowing of a Base Rate Loan in the amount of such drawing and, to the extent such Base Rate Loan is made, such U.S. Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Loan. The Funding Date with respect to such Borrowing shall be the date of such drawing.

(f) Indemnification; Exoneration; Power of Attorney. (i) Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.4, the Borrowers agree to protect, indemnify, pay and save the applicable Revolving Credit Lenders, the applicable Letter of Credit Issuer and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) which any Revolving Credit Lender, such Letter of Credit Issuer or the Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, except that the foregoing indemnity shall not apply to such Letter of Credit Issuer to the extent of the gross negligence or willful misconduct of such Letter of Credit Issuer. The Borrowers’ obligations under this Section shall survive payment of all other Obligations and termination of this Agreement.

(ii) Assumption of Risk by the Borrowers. As among the applicable Borrowers, the applicable Revolving Credit Lenders, the applicable Letter of Credit Issuer and the Agent, the applicable Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the applicable Revolving Credit Lenders, the applicable Letter of Credit Issuer and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions set forth in any separate agreement with an Obligor that are required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the applicable Revolving Credit Lenders, the applicable Letter of Credit Issuer or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority; or (I) the applicable Letter of Credit Issuer’s honor of a draw for which the draw or any certificate fails to comply in any material respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Revolving Credit Lender under this Section 2.4(f).

(iii) Exoneration. Without limiting the foregoing, no action or omission whatsoever by the Agent, a Letter of Credit Issuer or any Revolving Credit Lender shall result in any liability of the Agent, such Letter of Credit Issuer or any Revolving Credit Lender to any Borrower (except as provided in the immediately succeeding clause (4)), or relieve any Borrower of any of its obligations hereunder to any such Person.

(iv) Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit the Borrowers’ rights, if any, with respect to any Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between any Borrower and such Letter of Credit Issuer or the gross negligence or willful misconduct of such Letter of Credit Issuer.

(v) Account Party. The Borrowers hereby authorize and direct any Letter of Credit Issuer to name the applicable Borrower as the “Account Party” in the Letters of Credit and to deliver to the Agent all instruments, documents and other writings and property received by the applicable Letter of Credit Issuer pursuant to the Letters of Credit, and to accept and rely upon the Agent’s instructions and agreements with respect to all matters arising in connection with the Letters of Credit or the applications therefor.

(g) Supporting Letter of Credit. If, notwithstanding the provisions of Section 2.4(b) and Section 11.1, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination each applicable Borrower shall (i) deposit with the Agent, for the ratable benefit of the Agent, the applicable Letter of Credit Issuer and the applicable Revolving Credit Lenders, with respect to each Letter of Credit then outstanding, a standby letter of credit (a “Supporting Letter of Credit”) in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent, in an amount equal to 102% (or such lesser amount as the Agent and such Letter of Credit Issuer shall agree) of the sum of the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses then due with such Letter of Credit, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent, such Letter of Credit Issuer and the applicable Revolving Credit Lenders for payments to be made by the Agent, such Letter of Credit Issuer and such Revolving Credit Lenders under such Letter of Credit and any fees and expenses then due or to become due with such Letter of Credit, or (ii) cash collateralize each Letter of Credit then outstanding, in an amount equal to 102% (or such lesser amount as the Agent and such Letter of Credit Issuer shall agree) of the sum of the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses then due with such Letter of Credit, in a manner reasonably satisfactory to the Agent. Such Supporting Letter of Credit or cash collateral shall be held by the Agent, for the ratable benefit of the Agent, the applicable Letter of Credit Issuer and the Revolving Credit Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

2.5 U.S. Loan Administration.

(a) Procedure for Borrowing. (i) Each Borrowing by the U.S. Borrowers shall be made upon the Borrowers’ Agent’s irrevocable written notice delivered to the Agent in the form of a notice of borrowing substantially in the form of Exhibit B-1 (“U.S. Notice of Borrowing”), which must be received by the Agent prior to (i) 11:00 a.m. (New York City time) two (2) Business Days prior to the requested Funding Date, in the case of LIBOR Loans, (ii) 1:00 p.m. (New York City time) one (1) Business Day prior to the requested Funding Date, in the case of Base Rate Loans and (iii) 1:00 p.m. (New York City time) on the Funding Date, in the case of U.S. Swingline Loans, specifying:

(A) whether such Borrowing is to be a LIBOR Borrowing or a Base Rate Borrowing (and if not specified, it shall be deemed a request for a Base Rate Borrowing);

(B) the amount of the Borrowing, which (x) in the case of a LIBOR Loan, must equal or exceed $5,000,000 (and increments of $1,000,000 in excess of such amount) and (y) in the case of a Base Rate Loan, must equal or exceed $1,000,000 (and increments of $1,000,000 in excess of such amount);

(C) the requested Funding Date, which must be a Business Day;

(D) in the case of a request for LIBOR Loans, the duration of the initial Interest Period to be applicable thereto (and if not specified, it shall be deemed a request for an Interest Period of one month); and

(E) the identity of the U.S. Borrower.

(ii) In lieu of delivering a U.S. Notice of Borrowing, the Borrowers’ Agent may give the Agent telephonic notice of such request for advances on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice in making such Loans, regardless of whether any written confirmation is received.

(iii) At the election of the Agent or the Required Lenders, the U.S. Borrowers shall have no right to request a LIBOR Loan while a Default or Event of Default has occurred and is continuing.

(b) Reliance upon Authority. Prior to the Closing Date, the U.S. Borrowers shall deliver to the Agent a notice setting forth the account of the U.S. Borrowers (the “U.S. Designated Account”) to which the Agent is authorized to transfer the proceeds of the Loans requested hereunder unless otherwise directed in writing by the Borrowers’ Agent. The Borrowers’ Agent may designate a replacement account from time to time by written notice to the Agent. The Agent is entitled to rely conclusively on any Person’s request for U.S. Revolving Loans on behalf of any U.S. Borrower, so long as the proceeds thereof are to be transferred to the U.S. Designated Account or to another account designated by the Borrowers’ Agent in writing. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by any U.S. Borrower to make such requests on its behalf.

(c) No Liability. The Agent shall not incur any liability to any U.S. Borrower as a result of acting upon any notice referred to in Section 2.5(a) or (b), which the Agent believes in good faith to have been given by an officer or other person duly authorized by any U.S. Borrower to request Loans on its behalf. The crediting of Loans to the U.S. Designated Account conclusively establishes the obligation of the U.S. Borrowers to repay such Loans as provided herein.

(d) Notice Irrevocable. Any U.S. Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.5(a) shall be irrevocable. The U.S. Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

(e) Agent’s Election. Promptly after receipt of a U.S. Notice of Borrowing (or telephonic notice in lieu thereof) for a Base Rate Revolving Loan, the Agent shall elect to have the terms of Section 2.5(f) or the terms of Section 2.5(g) apply to such requested Borrowing. If the U.S. Bank declines in its sole discretion to make a U.S. Swingline Loan pursuant to Section 2.5(g) or if the condition in Section 2.5(g)(i)(C) is not satisfied, the terms of Section 2.5(f) shall apply to the requested Borrowing.

(f) Making of U.S. Revolving Loans. If the Agent elects to have the terms of this Section 2.5(f) apply to a requested U.S. Revolving Credit Borrowing of a Base Rate Loan or if the Agent receives a U.S. Notice of Borrowing (or telephonic notice in lieu thereof) for a LIBOR Loan, then, promptly after receipt of the U.S. Notice of Borrowing or telephonic notice in lieu thereof with respect to such U.S. Revolving Credit Base Rate Loan or U.S. Revolving Credit LIBOR Loan, the Agent shall notify the U.S. Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each U.S. Lender shall transfer its Pro Rata Share of the requested

Borrowing to the Agent in immediately available funds, to the account from time to time designated by Agent, not later than 1:00 p.m. (New York City time) on the applicable Funding Date. After the Agent’s receipt of all such amounts from the U.S. Lenders, the Agent shall make the aggregate of such amounts available to the applicable U.S. Borrower on the applicable Funding Date by transferring same day funds to the account(s) designated by the Borrowers’ Agent; provided, however, that the amount of U.S. Revolving Loans so made on any date shall not exceed the U.S. Availability on such date.

(g) Making of U.S. Swingline Loans. (i) If the Agent elects, with the consent of the U.S. Bank, to have the terms of this Section 2.5(g) apply to a requested U.S. Revolving Credit Borrowing of a Base Rate Loan, the U.S. Bank shall make a U.S. Revolving Loan in the amount of that Borrowing available to the U.S. Borrowers on the applicable Funding Date by transferring same day funds to the Designated Account or such other account(s) as may be designated by the Borrowers’ Agent in writing. Each U.S. Revolving Loan made solely by the U.S. Bank pursuant to this Section is herein referred to as a “U.S. Swingline Loan”, and such Revolving Loans are collectively referred to as the “U.S. Swingline Loans.” Each U.S. Swingline Loan shall be subject to all the terms and conditions applicable to other U.S. Revolving Loans except that all payments thereon (including interest) shall be payable to the U.S. Bank solely for its own account. The Agent shall not request the U.S. Bank to make any U.S. Swingline Loan if (A) the Agent has received written notice from any U.S. Lender that one or more of the applicable conditions precedent set forth in Article IX will not be satisfied on the requested Funding Date for the applicable Borrowing, (B) the requested Borrowing would exceed U.S. Availability on that Funding Date (as determined by the Agent), or (C) such U.S. Swingline Loan would cause the aggregate outstanding principal balance of all U.S. Swingline Loans to exceed $75,000,000 (the “U.S. Swingline Sublimit”).

(ii) The U.S. Swingline Loans shall be secured by the U.S. Agent’s Liens in and to the Collateral and shall constitute Loans and U.S. Obligations hereunder.

(h) U.S. Agent Advances. (i) Subject to the limitations set forth below, the Agent is authorized by the U.S. Borrowers and the Lenders, from time to time in the Agent’s sole discretion, upon notice to the U.S. Lenders, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other conditions precedent set forth in Article IX have not been satisfied, to make Base Rate Loans to the U.S. Borrowers on behalf of the U.S. Lenders in an aggregate principal amount outstanding at any time not to exceed $75,000,000 minus the aggregate principal amount of Canadian Agent Advances outstanding at such time (provided that the making of any such Loan does not cause the Aggregate U.S. Revolver Outstandings to exceed the Maximum U.S. Revolver Amount) which the Agent, in its good faith judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other U.S. Obligations (including through Base Rate Loans for the purpose of enabling the U.S. Borrowers to meet their payroll and associated Tax obligations), and/or (3) to pay any other amount chargeable to the U.S. Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 14.7 (any of such advances are herein referred to as “U.S. Agent Advances”); provided, that with respect to U.S. Agent Advances that exceed U.S. Availability, (x) such U.S. Agent Advances shall not be outstanding for more than 30 consecutive days and (y) the aggregate outstanding principal amount thereof shall not at any time exceed $50,000,000 minus the aggregate principal amount of Canadian Agent Advances outstanding at such time; provided, further, that the Required Lenders may at any time revoke the Agent’s authorization to make U.S. Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent’s receipt thereof.

(ii) The U.S. Agent Advances shall be secured by the U.S. Agent’s Liens in and to the Collateral and shall constitute Base Rate Loans and U.S. Obligations hereunder.

2.6 Canadian Revolving Loan Administration.

(a) Procedure for Borrowing. (i) Each Borrowing by any Canadian Borrower shall be made upon the Borrowers’ Agent’s irrevocable written notice delivered to the Agent in the form of a notice of borrowing substantially in the form of Exhibit B-2 (“Canadian Notice of Borrowing”), which must be received by the Agent prior to (i) 12:00 noon (New York City time) three (3) Business Days prior to the requested Funding Date, in the case of BA Equivalent Loans (other than any BA Equivalent Loans requested to be made on the Agreement Date), and (ii) 12:00 noon (New York City time) one (1) Business Day prior to the requested Funding Date, in the case of Canadian Prime Rate Loans and (iii) 12:00 noon (New York City time) on the Funding Date, in the case of Canadian Swingline Loans, specifying:

(A) whether the Loans requested are to be Canadian Prime Rate Loans or BA Equivalent Loans (and if not specified, it shall be deemed a request for a Canadian Prime Rate Loan) and to which Canadian Borrower such Loans shall be made;

(B) the amount of the Borrowing, which (x) in the case of a BA Equivalent Loan, must equal or exceed Cdn$5,000,000 (and increments of Cdn$1,000,000 in excess of such amount) and (y) in the case of a Canadian Prime Rate Loan, must equal or exceed Cdn$1,000,000 (and increments of Cdn$1,000,000 in excess of such amount);

(C) the requested Funding Date, which must be a Business Day; and

(D) in the case of a request for BA Equivalent Loans, the duration of the initial BA Equivalent Interest Period to be applicable thereto (and if not specified, it shall be deemed a request for a BA Equivalent Interest Period of one month).

(ii) In lieu of delivering a Canadian Notice of Borrowing, the Borrowers’ Agent may give the Agent telephonic notice of such request for advances on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice in making such Loans, regardless of whether any written confirmation is received.

(iii) At the election of the Agent or the Required Lenders, neither the Canadian Borrowers nor the Borrowers’ Agent shall have any right to request a BA Equivalent Loan while a Default or Event of Default has occurred and is continuing.

(b) BA Equivalent Interest Period. At the time the Borrowers’ Agent on behalf of any Canadian Borrower gives a Canadian Notice of Borrowing or Notice of Continuation/Conversion in respect of the making of, or conversion into or continuation as, BA Equivalent Loans in accordance with Section 3.2, such Borrower shall have the right to elect by causing the Borrowers’ Agent to give the Agent written notice (or telephonic notice promptly confirmed in writing) the BA Equivalent Interest Period applicable to such Borrowing, which BA Equivalent Interest Period shall, at the option of such Borrower, be a one, two, three, six or (if available from all the Lenders making such Loans as determined by such Lenders in good faith) a nine or twelve month period.

Notwithstanding anything to the contrary contained above:

(i) the initial BA Equivalent Interest Period for any Borrowing of BA Equivalent Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Canadian Prime Rate Loans, as applicable) and each BA Equivalent Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding BA Equivalent Interest Period expires;

(ii) if any BA Equivalent Interest Period relating to a Borrowing of BA Equivalent Loan begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such BA Equivalent Interest Period, such Equivalent Interest Period shall end on the last Business Day of the calendar month at the end of such BA Equivalent Interest Period;

(iii) if any BA Equivalent Interest Period would otherwise expire on a day that is not a Business Day, such BA Equivalent Interest Period shall expire on the next succeeding Business Day, provided that if any BA Equivalent Interest Period in respect of a BA Equivalent Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such BA Equivalent Interest Period shall expire on the next preceding Business Day; and

(iv) neither the Canadian Borrowers nor the Borrowers’ Agent shall be entitled to elect any BA Equivalent Interest Period in respect of any BA Equivalent Loan if such BA Equivalent Interest Period would extend beyond the Stated Termination Date.

(c) Reliance upon Authority. Prior to the Closing Date, each Canadian Borrower shall cause the Borrowers’ Agent to deliver to the Agent a notice setting forth the respective account or accounts of such Canadian Borrower (each, a “Canadian Designated Account”) to which the Agent is authorized to transfer the proceeds of the Loans requested hereunder unless otherwise directed in writing by the Borrowers’ Agent. The Borrowers’ Agent may designate a replacement account from time to time by written notice to the Agent. The Agent is entitled to rely conclusively on any Person’s request for Canadian Revolving Loans on behalf of any Canadian Borrower so long as the proceeds thereof are to be transferred to any Canadian Designated Account or to another account designated by the Borrowers’ Agent in writing. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Canadian Borrowers to make such requests on its behalf.

(d) No Liability. The Agent shall not incur any liability to any Borrower as a result of acting upon any notice referred to in Section 2.6(a) or (b), which the Agent believes in good faith to have been given by an officer or other person duly authorized by the Borrowers’ Agent to request Loans on the behalf of such Canadian Borrower. The crediting of Loans to a Canadian Designated Account conclusively establishes the obligation of the applicable Canadian Borrower to repay such Loans as provided herein.

(e) Notice Irrevocable. Any Canadian Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.6(a) shall be irrevocable. The Canadian Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

(f) Agent’s Election. Promptly after receipt of a Canadian Notice of Borrowing (or telephonic notice in lieu thereof) for a Canadian Revolving Loan that is a Canadian Prime Rate Loan, the Agent shall elect to have the terms of Section 2.6(g) or the terms of Section 2.6(h) apply to such requested Borrowing. If the Canadian Bank declines in its sole discretion to make a Canadian Swingline Loan pursuant to Section 2.6(h) or if the condition in Section 2.6(h)(i)(C) is not satisfied, the terms of Section 2.6(g) shall apply to the requested Borrowing.

(g) Making of Canadian Revolving Loans. If the Agent elects to have the terms of this Section 2.6(g) apply to a requested Canadian Revolving Credit Borrowing of a Canadian Prime Rate Loan, or if the Agent receives a Canadian Notice of Borrowing (or telephonic notice in lieu thereof, which shall be immediately confirmed in writing upon request of the Agent or the Canadian Bank) for a Canadian Revolving Loan that is a BA Equivalent Loan, then, promptly after receipt of the Canadian Notice of Borrowing or telephonic notice in lieu thereof with respect to such Canadian Revolving Loan that is a Canadian Prime Rate Loan or BA Equivalent Loan, the Agent shall notify the Canadian Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each Canadian Lender shall transfer its Pro Rata Share of the requested Borrowing to the Agent in immediately available funds, to the account from time to time designated by Agent, not later than 1:00 p.m. (Toronto time) on the applicable Funding Date. After the Agent’s receipt of all such amounts from the Canadian Lenders, the Agent shall make the aggregate of such amounts available to the applicable Canadian Borrower on the applicable Funding Date by transferring same day funds to the account(s) designated by the Borrowers’ Agent; provided, however, that the amount of Canadian Revolving Loans so made on any date shall not exceed the Canadian Availability on such date.

(h) Making of Canadian Swingline Loans. (i) If the Agent elects, with the consent of the Canadian Bank, to have the terms of this Section 2.6(h) apply to a requested Canadian Revolving Credit Borrowing of a Canadian Prime Rate Loan, the Canadian Bank shall make a Canadian Revolving Loan in the amount of that Borrowing available to the applicable Canadian Borrower on the applicable Funding Date by transferring same day funds to the applicable Canadian Designated Account or such other account(s) as may be designated by the Borrowers’ Agent in writing. Each Canadian Revolving Loan made solely by the Canadian Bank pursuant to this Section is herein referred to as a “Canadian Swingline Loan”, and such Canadian Revolving Loans are collectively referred to as the “Canadian Swingline Loans.” Each Canadian Swingline Loan shall be subject to all the terms and conditions applicable to other Canadian Revolving Loans except that all payments thereon (including interest) shall be payable to the Canadian Bank solely for its own account. The Agent shall not request the Canadian Bank to make any Canadian Swingline Loan if (A) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article IX will not be satisfied on the requested Funding Date for the applicable Borrowing, (B) the requested Borrowing would exceed Canadian Availability on that Funding Date (as determined by the Agent), or (C) such Canadian Swingline Loan would cause the aggregate outstanding principal balance of all Canadian Swingline Loans to exceed $20,000,000 (the “Canadian Swingline Sublimit”).

(ii) The Canadian Swingline Loans shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Loans and Canadian Obligations hereunder.

(i) Canadian Agent Advances. (i) Subject to the limitations set forth below, the Agent is authorized by the Canadian Borrowers and the Lenders, from time to time in the Agent’s sole discretion, upon notice to the Canadian Lenders, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other conditions precedent set forth in Article IX have not been satisfied, to make Canadian Prime Rate Loans to the Canadian Borrowers on behalf of the Lenders in an aggregate principal amount outstanding at any time not to exceed the lesser of (x) 10% of the Maximum Canadian Revolver Amount and (y) $75,000,000 minus the aggregate principal amount of U.S. Agent Advances outstanding at such time (provided that the making of any such Loan does not cause the Aggregate Canadian Revolver Outstandings to exceed the Maximum Canadian Revolver Amount) which the Agent, in its good faith judgment, deems necessary or desirable (1) to preserve or protect the Canadian Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations (including through Base Rate Loans for the purpose of enabling any Canadian Borrower to meet its payroll and associated Tax obligations), and/or (3) to pay any other amount chargeable to any Canadian Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 14.7 (any of such advances are herein referred to as “Canadian Agent Advances”); provided, that with respect to Canadian Agent Advances that exceed Availability, (x) such Canadian Agent Advances shall not be outstanding for more than 30 consecutive days and (y) the aggregate outstanding principal amount thereof shall not at any time exceed $50,000,000 minus the aggregate principal amount of U.S. Agent Advances outstanding at such time; provided, further, that the Required Lenders may at any time revoke the Agent’s authorization to make Canadian Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent’s receipt thereof.

(ii) The Agent Advances shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Canadian Prime Rate Loans and Canadian Obligations hereunder.

2.7 Reserves; Bank Products.

(a) The Agent may establish Reserves or change any of the Reserves, in the exercise of its Reasonable Credit Judgment, provided that such Reserves shall not be established or changed except upon not less than five (5) Business Days’ notice to the Borrowers (unless an Event of Default exists in which event no notice shall be required). The Agent will be available during such period to discuss any such proposed Reserve or change with the Borrowers and without limiting the right of the Agent to establish or change such Reserves in the Agent’s Reasonable Credit Judgment, the Borrowers may take such action as may be required so that the event, condition or matter that is the basis for such Reserve no longer exists, in a manner and to the extent reasonably satisfactory to the Agent. The amount of any Reserve established by the Agent shall have a reasonable relationship as determined by the Agent in its Reasonable Credit Judgment to the event, condition or other matter that is the basis for the Reserve. Notwithstanding anything herein to the contrary, a Reserve shall not be established to the extent that such Reserve would be duplicative of any specific item excluded as ineligible in the definitions of Eligible Merchandise and Consumables Inventory or Eligible Rental Equipment, but the Agent shall retain the right, subject to the requirements of this paragraph, to establish Reserves with respect to prospective changes in eligible Collateral that are likely to occur.

(b) The Borrowers may request and the Agent and/or one or more Lenders may, in their sole and absolute discretion, arrange for the Borrowers to obtain, Bank Products, although the Borrowers are not required to do so. If Bank Products are provided by an Affiliate of the Agent or a Lender, the Borrowers agree to indemnify and hold the Agent or such Lender, as the case may be, harmless from any and all costs and obligations now or hereafter incurred by the Agent or such Lender which arise from any indemnity given by the Agent or such Lender to its respective Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit the Borrowers’ rights, if any, with respect to the Agent, any Lender or their respective Affiliates, which arise as a result of the execution of documents by and between the Borrowers and the Agent, such Lender or their respective Affiliates which relate to Bank Products. The agreement contained in this Section 2.7 shall survive payment of the Obligations and termination of this Agreement. The Borrowers acknowledge and agree that the obtaining of Bank Products from the Agent, any Lender or any of their respective Affiliates (a) is in the sole and absolute discretion of the Agent, such Lender or such Affiliates, and (b) is subject to all rules and regulations of the Agent, such Lender or such Affiliates.

2.8 Increase of Commitments; Additional Lenders.

(a) Increase of Commitments. (i) The Borrowers’ Agent, on behalf of the U.S. Borrowers, may request the right on one or more occasions to effectuate an increase of the U.S. Revolving Credit Commitments (any such increase, a “Commitment Increase”), in an aggregate amount of up to $250,000,000 for all such Commitment Increases (the “Commitment Increase Cap”) during the term of this Agreement by delivering a notice of the requested Commitment Increase to the Agent in a form reasonably acceptable to the Agent (a “Notice of Requested Commitment Increase”), provided that, in each case: (a) no Commitment Increase may be in an amount less than $20,000,000, (b) the proposed Commitment Increase shall have been consented to in writing by (i) each U.S. Lender (if any) who is increasing its U.S. Revolving Credit Commitment and/or (ii) any other bank or financial institution acceptable to the Borrowers’ Agent, the Agent, the Letter of Credit Issuer and the U.S. Swingline Lender that has agreed to become a Lender in respect of all or a portion of the Commitment Increase (a “New Lender”), (c) the proposed Commitment Increase, together with any prior Commitment Increase, shall not exceed the Commitment Increase Cap, (d) no Default or Event of Default shall exist both before and after giving effect to the Commitment Increase, (e) all fees and expenses owing to the Agent or the Lenders in respect of the Commitment Increase shall have been paid and (f) on or prior to the date of the Commitment Increase, each New Lender shall make a representation and warranty to the Agent whether it has an Eligible Canadian Affiliate, and (i) if it has an Eligible Canadian Affiliate, on the date of the Commitment Increase, the Eligible Canadian Affiliate of such New Lender shall be assigned (and if required under Section 2.8(b)(ii), the Eligible Canadian Affiliate of such New Lender shall agree to be a Canadian Funding Bank), and all other applicable Canadian Lenders shall assign to the Eligible Canadian Affiliate of such New Lender, a Canadian Revolving Credit Commitment such that after giving effect to each such assignment on the date of the Commitment Increase, the Canadian Revolving Credit Commitments shall be allocated among the Canadian Lenders ratably based on the respective U.S. Revolving Credit Commitments of the U.S. Lenders to which the Canadian Lenders are related; provided that the aggregate amount of the Canadian Revolving Credit Commitments shall not be changed solely as a result of a Commitment Increase, or (ii) if it does not have an Eligible Canadian Affiliate, on the date of the Commitment Increase, such New Lender shall purchase and be deemed to purchase from the Canadian Funding Banks a Canadian Loan Participation in the Canadian Revolving Loans outstanding on such date, and the amount of Canadian Loan Participations held or deemed held by other applicable Lenders shall be reduced such that after giving effect to each such purchase on such date, the Canadian Loan Participations shall be held by the U.S. Lenders that do not have a related Canadian Lender ratably based on their respective U.S. Revolving Credit Commitments. The Notice of Requested Commitment Increase shall specify: (i) the amount of the requested increase in U.S. Revolving Credit Commitments and (ii) the requested date of the increase in the U.S. Revolving Credit Commitments (which shall be at least 15 days from the date of delivery of the Notice of Requested Commitment Increase). Each Notice of Requested Commitment Increase shall be binding on all U.S. Borrowers. Upon the effective date of any such Commitment Increase, Borrowers’ Agent shall deliver to the Agent a certificate of the chief financial officer of Borrowers’ Agent certifying that no Event of Default then exists or would be caused thereby. Upon the effective date of any Commitment Increase, the Agent shall have received amendments to this Agreement and the other Loan Documents, Incremental Assumption Agreements for each Lender or New Lender committing to such Commitment Increase, and, if requested, opinion letters and such other agreements, documents and instruments reasonably requested by and reasonably satisfactory to the Agent in its reasonable discretion evidencing and setting forth the conditions of the Commitment Increase. Upon the effective date of any Commitment Increase, the Maximum Revolver Amount and the Maximum U.S. Revolver Amount shall be automatically increased by the Commitment Increase.

(ii) The Agent shall deliver a copy of each Notice of Requested Commitment Increase to each U.S. Lender. No Lender (or any successor thereto) shall have any obligation to increase any of its Commitments or its other obligations under this Agreement or the other Loan Documents, and any decision by a Lender to increase any of its Commitments shall be made in its sole discretion independently from any other Lender; provided that Commitment Increases may only be provided by New Lenders to the extent such applicable Commitment Increases are not provided by the applicable Lenders. If the Agent receives commitments from Lenders or New Lenders equal to or in excess of the amount of the Commitment Increase requested (the amount of such requested commitments, the “Requested Commitment Increase”), the Agent shall have the right, in its sole discretion but with the consent of the Borrowers’ Agent, to reduce and reallocate (within the minimum and maximum amounts specified by each such Lender or New Lender in its notice to the Agent) the shares of the Commitment Increases of the Lenders or New Lenders willing to fund such Commitment Increase so that the total committed Commitment

Increases equals the Requested Commitment Increase. The Agent shall notify each Lender or New Lender whether its Commitment Increase commitment has been accepted and, if so, the amount of its Commitment Increase, and such Lender shall thereafter execute and deliver an Incremental Assumption Agreement with respect to its respective Commitment Increase.

(iii) Notwithstanding anything to the contrary contained herein, each Commitment Increase meeting the conditions set forth in Section 2.8(a) above shall not require the consent of any Lender other than those Lenders, if any, which have agreed to increase their Commitments in connection with such proposed Commitment Increase and shall not constitute an amendment, modification or waiver subject to Section 12.1 and shall be effective as of the later of (A) the date specified in the Borrowers’ Agent’s Notice of Requested Commitment Increase and (B) the date upon which the foregoing conditions shall have been satisfied or waived by the Agent and the Lenders which have agreed to increase their Commitments, or by the requisite Lenders in accordance with Section 12.1 in the case of a waiver of an Event of Default, as applicable.

(b) Effect of Commitment Increase. (i) After giving effect to any Commitment Increase, the outstanding U.S. Revolving Loans may not be held pro rata in accordance with the new U.S. Revolving Credit Commitments. In order to remedy the foregoing, on the effective date of the applicable Commitment Increase, the U.S. Lenders (including, without limitation, any New Lenders) shall make advances among themselves so that after giving effect thereto the U.S. Revolving Loans will be held by the U.S. Lenders (including, without limitation, any New Lenders) on a pro rata basis in accordance with such U.S. Lenders’ Pro Rata Share (after giving effect to the applicable Commitment Increase) and, in such event, the U.S. Borrowers shall pay to the applicable U.S. Lenders any amounts payable in respect thereof in accordance with Section 5.4 (with any reduction in U.S. Revolving Loans of any U.S. Lender pursuant to this Section 2.8(c) being deemed a prepayment for purposes of Section 5.4). Each U.S. Lender agrees to wire immediately available funds to the Agent in accordance with this Agreement as may be required by the Agent in connection with the foregoing. Notwithstanding the provisions of Section 12.2, the advances so made by each U.S. Lender whose Pro Rata Share has increased shall be deemed to be a purchase of a corresponding amount of the U.S. Revolving Loans of the U.S. Lender or U.S. Lenders whose Pro Rata Share have decreased and shall not be considered an assignment for purposes of Section 12.1.

(ii) After giving effect to any Commitment Increase, the outstanding Canadian Revolving Credit Commitments may not be held pro rata in accordance with the new U.S. Revolving Credit Commitments of the U.S. Lenders to which the Canadian Lenders are related. In order to remedy the foregoing, on the effective date of the applicable Commitment Increase, subject to Section 2.8(a)(i)(f), the Canadian Revolving Credit Commitments shall be reallocated among the Canadian Lenders based on the respective new U.S. Revolving Credit Commitments of the U.S. Lenders to which the Canadian Lenders are related. The Canadian Lenders related to the U.S. Lenders (including, without limitation, the Canadian Lenders that are related to any New Lenders) shall make advances among themselves so that after giving effect thereto the Canadian Revolving Loans will be held by the Canadian Lenders (including, without limitation, the Canadian Lenders that are related any New Lenders) on a pro rata basis in accordance with Pro Rata Share of the U.S. Lenders that are related to such Canadian Lenders (after giving effect to the applicable Commitment Increase) and, in such event, the Canadian Borrowers shall pay to the applicable Canadian Lenders any amounts payable in respect thereof in accordance with Section 5.4. Each Canadian Lender agrees to wire immediately available funds to the Agent in accordance with this Agreement as may be required by the Agent in connection with the foregoing. In the event any portion of any Canadian Revolving Loans assigned pursuant to this clause (ii) is subject to Canadian Loan Participations, or any portion of any Canadian Revolving Credit Commitment assigned pursuant to this clause (ii) that if funded, would be subject to Canadian Loan Participations, the assignee shall agree to act as a Canadian Funding Bank in respect of the Canadian Revolving Loans and Canadian Revolving Credit Commitment being assigned to it and to assume from the assignor a corresponding Canadian Funding Percentage such that the aggregate Canadian Funding Percentages of all Canadian Funding Banks shall remain 100% at all times.

2.9 Canadian Revolver Adjustments.

(a) The Borrowers may, by written notice to the Agent, request that the Agent and the Lenders increase or decrease the Maximum Canadian Revolver Amount (a “Canadian Revolver Adjustment”), which request shall be granted if each of the following conditions are satisfied: (i) only one Canadian Revolver Adjustment (excluding any Canadian Revolver Adjustment made pursuant to Section 4.15(a)) may be made in any calendar month, (ii) the written request for a Canadian Revolver Adjustment must be received by the Agent at least three (3) Business Days prior to the requested date (which shall be a Business Day) of the effectiveness of such Canadian Revolver Adjustment (such date of effectiveness, the “Canadian Revolver Adjustment Date”), (iii) any increase in the Maximum Canadian Revolver Amount shall result in a Dollar-for-Dollar decrease in the Maximum U.S. Revolver Amount, and vice-versa for any decrease in the Maximum Canadian Revolver Amount, (iv) the Maximum Canadian Revolver Amount shall at no time exceed $250,000,000 or such lesser amount as shall be requested by the Borrowers’ Agent pursuant to clause (E) in the proviso to Section 12.1(a) (or the Equivalent Amount thereof in Cdn. Dollars), (v) no decrease of the Maximum Canadian Revolver Amount shall be permitted if, after giving effect thereto and to any prepayments of the Canadian Revolving Loans on the effective date thereof, the Aggregate Canadian Revolver Outstandings would exceed the lesser of (A) the sum of the Canadian Borrowing Base and the U.S. Availability then in effect and (B) the Maximum Canadian Revolver Amount as so reduced and (vi) no increase in the Maximum Canadian Revolver Amount shall be permitted if, after giving effect thereto and to any prepayments of the U.S. Revolving Loans on the effective date thereof, the Aggregate U.S. Revolver Outstandings would exceed the lesser of (A) the U.S. Borrowing Base then in effect and (B) the Maximum U.S. Revolver Amount (after giving effect thereto). Any such Canadian Revolver Adjustment shall be in an amount equal to $5,000,000 (or the Equivalent Amount thereof in Cdn. Dollars) or a multiple of $1,000,000 (or the Equivalent Amount thereof in Cdn. Dollars) in excess thereof and shall concurrently increase or reduce, as applicable, (1) the aggregate U.S. Revolving Credit Commitments then in effect pro rata among the Lenders and (2) the aggregate Canadian Revolving Credit Commitments then in effect pro rata among the Lenders. After giving effect to any Canadian Revolver Adjustment, the Canadian Revolving Credit Commitment of each Canadian Lender (and the percentage of each Canadian Revolving Loan that each Participating Lender must purchase a Canadian Loan Participation in) shall be equal to such Canadian Lender’s (or Participating Lender’s) Pro Rata Share of the amount of the Maximum Canadian Revolver Amount, except that each Canadian Funding Bank will have a Canadian Revolving Credit Commitment equal to its Pro Rata Share of the amount of the Maximum Canadian Revolver Amount (after giving effect to such Canadian Revolver Adjustment), including its Canadian Funding Percentage of the aggregate Pro Rata Shares of the Participating Lenders in the amount of the Maximum Canadian Revolver Amount (after giving effect to such Canadian Revolver Adjustment).

(b) The Agent shall promptly inform the Lenders of any request for a Canadian Revolver Adjustment made by the Borrowers. If the conditions set forth in clause (a) above are not satisfied on the applicable Canadian Revolver Adjustment Date (or, to the extent such conditions relate to an earlier date, such earlier date), the Agent shall notify the Borrower’s Agent on behalf of the Borrowers in writing that the requested Canadian Revolver Adjustment will not be effectuated. On each Canadian Revolver Adjustment Date, the Agent shall notify the Lenders and the Borrower’s Agent on behalf of the Borrowers, on or before 3:00 p.m. (New York time), by telecopier, e-mail or telex, of the occurrence of the Canadian Revolver Adjustment to be effected on such Canadian Revolver Adjustment Date, the amount of U.S. Revolving Loans held by each U.S. Lender as a result thereof, the amount of the U.S. Revolving Credit Commitment of each U.S. Lender, the amount of Canadian Revolving Loans held by each Canadian Lender as a result thereof, the amount of the Canadian Revolving Credit Commitment of each Canadian Lender (and the percentage of each Canadian Revolving Loan that each Participating Lender must purchase a Canadian Loan Participation in) as a result thereof.

2.10 Specified Loan Administration.

(a) Procedure for Borrowing. (i) Each Borrowing by the Specified Loan Borrower shall be made upon the Borrowers’ Agent’s irrevocable written notice delivered to the Agent in the form of a notice of borrowing substantially in the form of Exhibit B-3 (“Specified Loan Notice of Borrowing”), which must be received by the Agent prior to 12:00 noon (New York City time) three (3) Business Days prior to the requested Funding Date, specifying:

(A) the amount of the Borrowing, which must equal or exceed Cdn$1,000,000 (or the Equivalent Amount hereof) (and increments of Cdn$1,000,000 (or the Equivalent Amount hereof) in excess of such amount;

(B) the requested Funding Date, which must be a Business Day; and

(C) the duration of the initial BA Equivalent Interest Period to be applicable thereto (and if not specified, it shall be deemed a request for a BA Equivalent Interest Period of one month).

(ii) In lieu of delivering a Specified Loan Notice of Borrowing, the Borrowers’ Agent may give the Agent telephonic notice of such request for advances on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice in making such Loans, regardless of whether any written confirmation is received.

(iii) Notwithstanding anything to the contrary contained herein, each Specified Loan shall only be a BA Equivalent Loan.

(b) Reliance upon Authority. Prior to the Closing Date, the Specified Loan Borrower shall deliver to the Agent a notice setting forth the account of the Specified Loan Borrower (the “Specified Loan Designated Account”) to which the Agent is authorized to transfer the proceeds of the Loans requested hereunder unless otherwise directed in writing by the Borrowers’ Agent. The Borrowers’ Agent may designate a replacement account from time to time by written notice to the Agent. The Agent is entitled to rely conclusively on any Person’s request for Specified Loans on behalf of the Specified Loan Borrower, so long as the proceeds thereof are to be transferred to the Specified Loan Designated Account or to another account designated by the Borrowers’ Agent in writing. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Specified Loan Borrower to make such requests on its behalf.

(c) No Liability. The Agent shall not incur any liability to the Specified Loan Borrower as a result of acting upon any notice referred to in Section 2.10(a) or (b), which the Agent believes in good faith to have been given by an officer or other person duly authorized by the Specified Loan Borrower to request Loans on its behalf. The crediting of Loans to the Specified Loan Designated Account conclusively establishes the obligation of the Specified Loan Borrower to repay such Loans as provided herein.

(d) Notice Irrevocable. Any Specified Loan Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.10(a) shall be irrevocable. The Specified Loan Borrower shall be bound to borrow the funds requested therein in accordance therewith.

(e) Making of Specified Loans. Promptly after receipt of the Specified Loan Notice of Borrowing or telephonic notice in lieu thereof with respect to such Specified Loan, the Agent shall notify the U.S. Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each U.S. Lender shall transfer its Pro Rata Share of the requested Borrowing to the Agent in immediately available funds, to the account from time to time designated by Agent, not later than 1:00 p.m. (New York City time) on the applicable Funding Date. After the Agent’s receipt of all such amounts from the U.S. Lenders, the Agent shall make the aggregate of such amounts available to the Specified Loan Borrower on the applicable Funding Date by transferring same day funds to the account(s) designated by the Borrowers’ Agent; provided, however, that the amount of Specified Loans so made on any date shall not exceed the U.S. Availability on such date.

ARTICLE III

INTEREST AND FEES

3.1 Interest.

(a) Interest Rates. All outstanding Loans to the U.S. Borrowers shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate plus the Applicable Margin, but not to exceed the Maximum Rate. All outstanding Canadian Revolving Loans and Specified Loans shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Canadian Prime Rate or the BA Rate plus, in each case, the Applicable Margin, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which the applicable Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall be treated as Base Rate Loans in the case of U.S. Revolving Loans, and as Canadian Prime Rate Loans in the case of Canadian Revolving Loans, until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

(i) For all Base Rate Loans, at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin;

(ii) For all Canadian Prime Rate Loans, at a fluctuating per annum rate equal to the Canadian Prime Rate, plus the Applicable Margin;

(iii) For all LIBOR Loans, at a per annum rate equal to the LIBOR Rate plus the Applicable Margin;

(iv) For all BA Equivalent Loans, at a per annum rate equal to the BA Rate plus the Applicable Margin; and

(v) For all Obligations other than Loans, at the rate set forth therefor (if any) in the applicable agreements (if any) pursuant to which such Obligations were incurred.

Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change, and each change in the Canadian Prime Rate shall be reflected in the interest rate applicable to Canadian Prime Rate Loans as of the effective date of such change. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). For the purposes of the Interest Act (Canada), the yearly rate of interest to which any rate calculated on the basis of a period of time different from the actual number of days in the year (360 days, for example) is equivalent is the stated rate multiplied by the actual number of days in the year (365 or 366, as applicable) and divided by the number of days in the shorter period (360 days, in the example). On the first Business Day of each calendar quarter hereafter and on the Termination Date, the applicable Borrower shall pay to the Agent, for the ratable benefit of the applicable Lenders (provided that all interest on applicable Swingline Loans shall be for the benefit of the applicable Bank and all interest on Agent Advances shall be for the benefit of the Agent), interest accrued to the first day of such calendar quarter (or accrued to the Termination Date in the case of a payment on the Termination Date) on all Base Rate Loans and Canadian Prime Rate Loans, in arrears. The applicable Borrowers shall pay to the Agent, for the ratable benefit of the applicable Lenders, interest on all (i) LIBOR Loans in arrears on each LIBOR Interest Payment Date and (ii) BA Equivalent Loans in arrears on each BA Equivalent Interest Payment Date.

(b) Default Rate. (i) If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (A) in the case of overdue principal, the Default Rate and (B) in all other cases, at a rate per annum equal to the rate that would be applicable to a Base Rate Revolving Loan or Canadian Prime Rate Loan, as applicable, plus 2.00%.

(ii) Upon the request of the Required Lenders, while any Event of Default (other than any event described in clause (i) above) exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the rate that would be applicable to a Base Rate Loan or Canadian Prime Rate Loan, as applicable, plus 2.00%.

(c) Recalculation of Applicable Margin. In the event that any financial statement or certificate delivered pursuant to Section 6.2(c) is shown to be inaccurate and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for a Fiscal Quarter (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrowers shall immediately deliver to the Agent a correct certificate for such Applicable Period, (ii) the Applicable Margin shall be determined based on the corrected financial statements for such Applicable Period, and (iii) the Borrowers shall immediately pay to the Agent the accrued additional interest or fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Agent in accordance with Section 4.7. This provision shall not limit the rights of the Agent and Lenders with respect to any other remedy hereunder. This provision shall survive payment of all other Obligations and termination of this Agreement.

3.2 Continuation and Conversion Elections.

(a) The Borrowers’ Agent may, on behalf of each applicable Borrower (provided that, as applicable, the Borrowing of LIBOR Loans is then permitted under Section 2.5(a)(iii) and the Borrowing of BA Equivalent Loans is then permitted under Section 2.6(a)(iii)):

(i) elect, as of any Business Day, to convert any Base Rate Loans other than Agent Advances and Swingline Loans (or any part thereof in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof) into LIBOR Loans;

(ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

(iii) elect, as of any Business Day, to convert any Canadian Prime Rate Loans other than Canadian Swingline Loans and Canadian Agent Advances (or any part thereof in an amount not less than Cdn $5,000,000 or an integral multiple of Cdn $1,000,000 in excess thereof) into BA Equivalent Loans; or

(iv) elect, as of the last day of the applicable BA Equivalent Interest Period, to continue any BA Equivalent Loans having BA Equivalent Interest Periods expiring on such day (or any part thereof in an amount not less than Cdn $5,000,000);

provided, that if at any time the aggregate amount of LIBOR Loans or BA Equivalent Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Loans or BA Equivalent Loans shall automatically convert into Base Rate Loans or Canadian Prime Rate Loans, as applicable; provided further that if the Notice of Continuation/Conversion shall fail to specify the duration of the Interest Period or BA Equivalent Interest Period, such Interest Period or BA Equivalent Interest Period shall be one month.

(b) The Borrowers’ Agent shall deliver a notice of continuation/conversion substantially in the form of Exhibit C-1, Exhibit C-2 or Exhibit C-3 (each, a “Notice of Continuation/Conversion”), as applicable, to the Agent not later than, (x) in the case of U.S. Revolving Loans, 1:00 p.m. (New York City time) at least two (2) Business Days in advance of the Continuation/Conversion Date and (y) in other cases, 12:00 noon (New York City time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Loans or BA Equivalent Loans and specifying:

(i) the proposed Continuation/Conversion Date;

(ii) the aggregate principal amount of Loans to be converted or continued;

(iii) the Type of Loans resulting from the proposed conversion or continuation; and

(iv) the duration of the requested Interest Period, provided, however, the Borrowers may not select an Interest Period that ends after the Stated Termination Date.

In lieu of delivering a Notice of Continuation/Conversion, the Borrowers’ Agent may give the Agent telephonic notice of such request on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice with respect to such continuation or conversion, regardless of whether any written confirmation is received.

(c) If upon the expiration of any Interest Period applicable to any LIBOR Loans or any BA Equivalent Interest Period applicable to any BA Equivalent Loans, the applicable Borrowers have failed to select timely a new Interest Period to be applicable to such LIBOR Loans or a new BA Equivalent Interest Period to be applicable to such BA Equivalent Loans, the Borrowers shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans or such BA Equivalent Loans into Canadian Prime Rate Loans, as the case may be, in each case effective as of the expiration date of such Interest Period or BA Equivalent Interest Period. If any Default or Event of Default exists, at the election of the Agent or the Required Lenders, all LIBOR Loans shall be converted into Base Rate Loans as of the expiration date of each applicable Interest Period and all BA Equivalent Loans shall be converted into Canadian Prime Rate Loans as of the expiration date of each applicable BA Equivalent Interest Period.

(d) The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

(e) There may not be more than 12 (twelve) different LIBOR Loans or BA Equivalent Loans in effect hereunder at any time.

3.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable under applicable law with respect to loans of the Type provided for hereunder (the “Maximum Rate”). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the applicable Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the applicable Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrowers such excess.

3.4 Closing Fees. The U.S. Borrowers agree to pay the Agent and the Arrangers on the Closing Date all fees due and payable on such date as set forth in the Fee Letter.

3.5 Unused Line Fee. On the first Business Day of each calendar quarter and on the Termination Date, the U.S. Borrowers agree to pay to the Agent, for the account of the Lenders, an unused line fee (the “Unused Line Fee”) equal to the Applicable Unused Line Fee Margin per annum times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Loans (other than Swingline Loans) and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding calendar quarter or shorter period if calculated for the first calendar quarter hereafter or on the Termination Date. All principal payments received by the Agent shall be deemed to be credited immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 3.5. Upon receipt thereof, the Agent shall distribute the Unused Line Fee to the Lenders as follows: (a) as between the U.S. Lenders and the Canadian Lenders, ratably based on the Maximum U.S. Revolver Amount and the Maximum Canadian Revolver Amount, (b) as among the U.S. Lenders, ratably based on their Pro Rata Shares of the U.S. Revolving Credit Commitments and (c) as among the Canadian Lenders, ratably based on their Pro Rata Shares of the Canadian Revolving Credit Commitments.

3.6 Letter of Credit Fees. The U.S. Borrowers agree to pay (i) to the Agent, for the account of the U.S. Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the “Letter of Credit Fee”) equal to, on a per annum basis, the Applicable Margin for U.S. Revolving LIBOR Loans (plus an additional two percentage points (2.00%) in the case of overdue Letter of Credit Fees), (ii) to the Agent, for the benefit of the Letter of Credit Issuer, a fronting fee of one-eighth of one percent (0.125%) per annum of the undrawn face amount of each Letter of Credit, and (iii) to the Letter of Credit Issuer, all out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit. The Letter of Credit Fee and fronting fee shall be payable quarterly in arrears on the first Business Day of each calendar quarter following any calendar quarter in which a Letter of Credit is outstanding and on the Termination Date.

ARTICLE IV

PAYMENTS AND PREPAYMENTS

4.1 Payments and Prepayments.

(a) The U.S. Borrowers shall repay the outstanding principal balance of the U.S. Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. Each Canadian Borrower shall repay the outstanding principal balance of the Canadian Revolving Loans made to it, plus all accrued but unpaid interest thereon, on the Termination Date. For the avoidance of doubt, all repayment obligations of the Canadian Borrowers hereunder are several and not joint. The Specified Loan Borrower shall repay the outstanding principal balance of the Specified Loans, plus all accrued but unpaid interest thereon, on the Termination Date.

(b) The Borrowers may, upon notice to the Agent, at any time or from time to time voluntarily prepay the Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Agent not later than 11:00 a.m. (New York time) (A) three Business Days prior to any date of prepayment of LIBOR Loans and BA Equivalent Loans and (B) on the date of prepayment of Base Rate Loans and Canadian Prime Rate Loans; and (ii) each prepayment shall be in a principal amount of $5,000,000 (or the Equivalent Amount thereof, as applicable) or a whole multiple of $1,000,000 (or the Equivalent Amount thereof, as applicable) in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if LIBOR Loans or BA Equivalent Loans are to be prepaid, the Interest Period(s) or BA Equivalent Interest Period(s) of such Loans. The Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Pro Rata Share). If such notice is given by any Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

4.2 Out-of-Formula Condition. The U.S. Borrowers and the Canadian Borrowers shall immediately pay to the Agent, for the account of the Lenders and/or to cash collateralize Letters of Credit pursuant to Section 2.4(g), upon demand, (a) in the case of the U.S. Borrowers, the amount, if any, by which the amount of the Aggregate U.S. Revolver Outstandings exceeds at any time the lesser of (i) the Maximum U.S. Revolver Amount and (ii) the U.S. Borrowing Base, and (b) in the case of the Canadian Borrowers, the amount, if any, by which the amount of the Aggregate Canadian Revolver Outstandings exceeds at any time the lesser of (i) the Maximum Canadian Revolver Amount and (ii) the sum of the Canadian Borrowing Base and the U.S. Availability (any such condition under clause (a) or (b) being an “Out-of-Formula Condition”), except that no such payment shall be required if the Out-of-Formula Condition is created solely as a result of an Agent Advance.

4.3 Mandatory Prepayments.

(a) The U.S. Borrowers shall be jointly and severally required to prepay Loans made to them, each Canadian Borrower shall be required to prepay Loans made to it, and the Specified Loan Borrower shall be required to prepay Loans made to it, in an amount equal to 100% of the Net Proceeds from Asset Dispositions by (x) the applicable Borrower or any of its Subsidiaries or (y) in the case of the U.S. Borrowers, Holdings or any of its Subsidiaries, not later than the third Business Day following the receipt thereof; provided, however, that:

(i) in the case of an Asset Disposition of any Collateral that is not Eligible Merchandise and Consumables Inventory or Eligible Rental Equipment, so long as no Default or Event of Default shall occur and be continuing, if the Borrowers’ Agent shall deliver a certificate of a Responsible Officer of the Borrowers’ Agent to the Agent at the time of receipt thereof setting forth such Borrower’s or Subsidiary’s intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of such Person within 270 days of receipt of such proceeds, such proceeds shall not constitute Net Proceeds except to the extent they are not so used within such 270-day period; provided that in the case of an Asset Disposition of any Non-Core Businesses, no more than $10,000,000 of the Net Proceeds thereof in the aggregate may be so reinvested;

(ii) with respect to any such Asset Disposition, if after giving pro forma effect thereto, the Combined Availability shall be equal to or exceed 25% of the Maximum Revolver Amount, the requirement to prepay Loans under this Section 4.3 shall not apply; and

(iii) all amounts required to be paid pursuant to this Section 4.3(a) shall be applied by the Agent as follows: (A) in the case of Net Proceeds from Asset Dispositions of U.S. Collateral: (1) first, to the Loans to the extent necessary to cure an Out-of-Formula Condition, (2) second, to the Loans, with a view to minimize breakage costs, (3) third, to cash collateralize Letters of Credit, and (4) fourth, to all other amounts payable under the Obligations in such order as may be determined by the Agent with a view to minimize breakage costs; and (B) in the case of Net Proceeds from Asset Dispositions of

Canadian Collateral: (1) first, to the Canadian Revolving Loans to the extent necessary to cure an Out-of-Formula Condition, (2) second, to the Canadian Revolving Loans, with a view to minimize breakage costs and (3) third, to all other amounts payable under the Canadian Obligations in such order as may be determined by the Agent with a view to minimize breakage costs; provided that no Net Proceeds from Asset Dispositions of the Canadian Collateral shall be applied to the outstanding principal amount of U.S. Revolving Loans or to cash collateralize outstanding Letters of Credit.

(b) (i) So long as any U.S. Revolving Loans are outstanding, the Net Proceeds from any Like-Kind Exchange of any Relinquished Property shall be promptly applied to the mandatory prepayment of the outstanding U.S. Revolving Loans; provided that, at any time the aggregate amount of such proceeds on deposit in all Like-Kind Exchange Accounts is below $1,000,000, the remittance of such mandatory prepayment shall be deferred until such time as the aggregate amount of such proceeds on deposit in all Like-Kind Exchange Accounts equals or exceeds $1,000,000.

(ii) All amounts required to be paid pursuant to this Section 4.3(b) shall be applied by the Agent as follows: (A) first, to the prepayment in full of the U.S. Agent Advances, (B) second, to the prepayment in full of the U.S. Swingline Loans, (C) third, to the prepayment in full of the Base Rate U.S. Revolving Loans and (D) fourth, to the prepayment in full of the LIBOR U.S. Revolving Loans.

(c) No payment or prepayment made pursuant to this Section 4.3 shall, or shall be deemed to, effect or reduce any Commitment of any Lender or the aggregate Commitments of the Lenders.

4.4 Termination or Reductions of Facilities.

(a) The Borrowers may terminate this Agreement, upon at least three (3) Business Days’ notice to the Agent (who will distribute such notice to the Lenders), upon Full Payment of the Obligations and payment of amounts (if any) due under Section 5.4. Such notice may provide that such termination is contingent upon consummation of a contemplated refinancing.

(b) The applicable Borrowers may from time to time permanently reduce the U.S. Revolving Credit Commitments (and the Maximum U.S. Revolver Amount) or the Canadian Revolving Credit Commitments (and the Maximum Canadian Revolver Amount), as the case may be, on a pro rata basis based on the Lenders’ (or Participating Lenders’) respective Pro Rata Shares, upon at least three (3) Business Days’ prior written notice to the Agent, which notice shall specify the amount of the reduction and shall be irrevocable once given. Each reduction shall be in a minimum amount of $10,000,000 or an increment of $5,000,000 in excess thereof. If after giving effect to any reduction of the Commitments, the Letter of Credit Subfacility, the U.S. Swingline Sublimit or the Specified Loan Sublimit shall exceed the U.S. Revolving Credit Commitments at such time, or the Canadian Swingline Sublimit shall exceed the Canadian Revolving Credit Commitments at such time, each such subfacility or sublimit, as the case may be, shall be automatically reduced by the amount of such excess. Each reduction in the Commitments shall be accompanied by such payment (if any) as may be required to avoid an Out-of Formula Condition.

4.5 LIBOR Loan and BA Equivalent Loans Prepayments. In connection with any prepayment, if any LIBOR Loans or BA Equivalent Loans are prepaid prior to the expiration date of the Interest Period or BA Equivalent Interest Period applicable thereto, the Borrowers shall comply with Section 5.4.

4.6 Payments by the Borrowers.

(a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the applicable Borrowers shall be made to the Agent for the account of the Lenders, at the account designated by the Agent and shall be made in Dollars or Canadian Dollars, as applicable, and in immediately available funds, no later than 12:00 noon (New York City time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

(b) Subject to the provisions set forth in Section 2.7(b) and in the definition of “Interest Period”, whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

4.7 Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each such Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to the Agent or the applicable Letter of Credit Issuer. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Collateral received by the Agent in accordance with the terms of the Loan Documents, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Agent or the Arrangers from the applicable Borrower or Borrowers; second, to pay any fees or expense reimbursements then due to the Lenders from the applicable Borrower or Borrowers; third, to pay interest due in respect of all Loans of the applicable Borrower or Borrowers, including Swingline Loans and Agent Advances; fourth, to pay or prepay principal of the Swingline Loans and Agent Advances of the applicable Borrower or Borrowers; fifth, to pay or prepay principal of the Loans (excluding the applicable Swingline Loans and applicable Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit of the applicable Borrower or Borrowers; sixth, to pay an amount to the Agent equal to all outstanding U.S. or Canadian Obligations (contingent or otherwise) with respect to outstanding Letters of Credit issued for the account of the applicable Borrower or Borrowers, to be held as cash collateral for such applicable U.S. or Canadian Obligations; seventh, to the payment of any other applicable U.S. or Canadian Obligations, including any amounts relating to Bank Products, due to the Agent, any Lender, any Affiliate of the Agent or any Lender or any other Secured Party, by the Borrowers; and eighth, to pay any remaining amounts to the applicable Borrower or Borrowers for its or their own account; provided that no proceeds from the Canadian Collateral shall be applied to the outstanding principal amount of U.S. Revolving Loans or Specified Loans or to cash collateralize outstanding Letters of Credit. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Loan or BA Equivalent Loan, except (a) on the expiration date of the Interest Period or BA Equivalent Interest Period applicable to any such LIBOR Loan or BA Equivalent Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in such event, the Borrowers shall pay LIBOR or BA Equivalent Loan breakage losses in accordance with Section 5.4. The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the applicable U.S. or Canadian Obligations.

4.8 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Lender, the Banks or any Affiliate of the Banks or any other Secured Party is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent, such Lender, such Bank or such Affiliate of such Bank or such other Secured Party, and the Borrowers shall be liable to pay to the Agent, the Lenders, such Bank, such Affiliate of such Bank or such other Secured Party and hereby do indemnify the Agent, the Lenders, such Bank, such Affiliate of such Bank or such other Secured Party and hold the Agent, the Lenders, such Bank, such Affiliate of such Bank or such other Secured Party harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 4.8 shall be and remain effective notwithstanding any release of Collateral or guarantors, cancellation or return of Loan Documents, or other contrary action which may have been taken by the Agent, any Lender, the Banks, such Affiliate of such Bank or such other Secured Party in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent’s, the Lenders’, such Bank’s, such Affiliate of the Bank or such other Secured Party’s rights under this Agreement and the other Loan Documents and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.8 shall survive the repayment of the Obligations and termination of this Agreement.

4.9 Agent’s and Lenders’ Books and Records; Monthly Statements. The Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all applicable outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender’s Loans in its books and records. Failure by the Agent or any Lender to make such notation shall not affect the obligations of the Borrowers with respect to the Loans or the Letters of Credit. The Borrowers agree that the Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof (absent manifest error), irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Obligors and an account stated (absent manifest error and except for reversals and reapplications of payments made as provided in Section 4.7 and corrections of errors discovered by the Agent), unless the Borrowers notify the Agent in writing to the contrary within thirty days after such statement is rendered. In the event a timely written notice of objections is given by the Borrowers, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

4.10 Borrowers’ Agent. Each of the Borrowers, other than the Company, hereby irrevocably appoints the Company, and the Company shall act under this Agreement, as the agent, attorney-in-fact and legal representative of such other Borrowers for all purposes, including requesting Loans and receiving account statements and other notices and communications to the Borrowers (or any of them) from the Agent or any Lender. The Agent, the Letter of Credit Issuers and the Lenders may rely, and shall be fully protected in relying, on any Notice of Borrowing, Notice of Continuation/Conversion, request for a Letter of Credit, disbursement instruction, report, information or any other notice or communication made or given by the Company, whether in its own name, as Borrowers’ Agent, on behalf of any other Borrower or on behalf of the “Borrowers”, and neither the Agent nor the Letter of Credit Issuers or any Lender shall have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such notice, request, instruction, report, information, other notice or communications, nor shall the joint and several character of the U.S. Borrowers’ obligations hereunder be affected; provided, that the provisions of this Section 4.10 shall not be construed so as to preclude any Borrower from taking actions permitted to be taken by a “Borrower” hereunder.

4.11 Joint and Several Liability.

(a) Joint and Several Liability. (i) All Loans made to the U.S. Borrowers and all of the other Obligations of the U.S. Borrowers, including all interest, fees and expenses with respect thereto and all indemnity and reimbursement obligations hereunder, shall constitute one joint and several direct and general obligation of all of the U.S. Borrowers. Notwithstanding anything to the contrary contained herein, each of the U.S. Borrowers shall be jointly and severally, with each other U.S. Borrower, directly and unconditionally, liable for all Obligations, it being understood that the advances to each U.S. Borrower inure to the benefit of all U.S. Borrowers, and that the Agent, the Letter of Credit Issuer and the U.S. Lenders are relying on the joint and several liability of the U.S. Borrowers as co-makers in extending the Loans hereunder and issuing Letters of Credit. Each U.S. Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Obligation, it will forthwith pay the same, without notice or demand, unless such payment is then prohibited by applicable law.

(ii) All Loans made to the Canadian Borrowers and all of the other Obligations of the Canadian Borrowers as Canadian Borrowers, including all interest, fees and expenses with respect thereto and all indemnity and reimbursement obligations hereunder, shall constitute two distinct several direct and general obligations of each Canadian Borrower.

(b) No Reduction in Obligations. No payment or payments made by any of the Borrowers or any other Person or received or collected by the Agent, the Letter of Credit Issuers or any Lender from any of the Borrowers or any Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each Borrower under this Agreement for the remaining Obligations, which shall remain liable for all remaining and thereafter arising Obligations until the Obligations are paid in full and the Commitments are terminated.

4.12 Obligations Absolute. Each Borrower agrees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent, the Letter of Credit Issuers or any Lender with respect thereto, unless such payment is then prohibited by applicable law (provided such Obligation shall not be extinguished by any such prohibition). All Obligations shall be conclusively presumed to have been created in reliance hereon. The liabilities of the Borrowers under this Agreement shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including any increase in the Obligations resulting from the extension of additional credit to any Borrower or otherwise; (c) any taking, exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations; (d) any change, restructuring or termination of the corporate structure or existence of any Obligor; or (e) any other circumstance which would otherwise constitute a defense available to, or a discharge of, any Obligor, other than payment in full of the Obligations.

4.13 Waiver of Suretyship Defenses. Each U.S. Borrower agrees that the joint and several liability of the U.S. Borrowers provided for in Section 4.11 shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which the other Borrowers may hereafter agree (other than an agreement signed by the Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Agent or any Lender with respect to any of the Obligations, nor by any other agreements or arrangements whatever with the other Borrowers or with anyone else, each Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all of the Obligations, and may be enforced without requiring the Agent or any Lender first to resort to any other right, remedy or security. Each Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly provided for herein or in another Loan Document) with respect to any of the Obligations, this Agreement or any other Loan Documents and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any Collateral.

4.14 Contribution and Indemnification among the Borrowers. Each U.S. Borrower is obligated to repay the U.S. Obligations as joint and several obligors under this Agreement. To the extent that any U.S. Borrower shall, under this Agreement as a joint and several obligor, repay any of the U.S. Obligations constituting Loans made to another U.S. Borrower hereunder or other U.S. Obligations incurred directly and primarily by any other U.S. Borrower (an “Accommodation Payment”), then the U.S. Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other U.S. Borrowers in an amount, for each of such other U.S. Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other U.S. Borrower’s “Allocable Amount” (as defined below) and the denominator of which the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each U.S. Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such U.S. Borrower “insolvent” within the meaning of Section 101(31) of Title 11 of the United States Code entitled “Bankruptcy” (the “Bankruptcy Code”), Section 2 of the Uniform Fraudulent Transfer Act (the “UFTA”), or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such U.S. Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 4 of the UFCA, or (c) leaving such U.S. Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this Section 4.14 shall be subordinate in right of payment to the prior payment in full of the Obligations.

4.15 Excess Resulting from Exchange Rate Change. If at any time following one or more fluctuations in the exchange rate of the Canadian Dollar against the Dollar, the Aggregate Canadian Revolver Outstandings exceeds (a) the sum of the Canadian Borrowing Base and the U.S. Availability or (b) the Maximum Canadian Revolver Amount, the Canadian Borrowers shall, if such excess is in an aggregate amount that is greater than or equal to 3% of the Maximum Canadian Revolver Amount, within three (3) Business Days of the earlier of (i) notice of such excess from the Agent and (ii) the delivery of the monthly calculation delivered pursuant to Section 6.4(b)(iii) reflecting any such excess, (A) effect a Canadian Revolver Adjustment to increase the Maximum Canadian Revolver Amount, or make the necessary payments or repayments to reduce the Canadian Revolver Outstandings, in each case to an amount necessary to eliminate such excess or (B) maintain or cause to be maintained with the Agent deposits as continuing collateral security for the Canadian Revolver Outstandings in an amount equal to or greater than the amount of such excess, such deposits to be maintained in such form and upon such terms as are acceptable to the Agent.

ARTICLE V

TAXES, YIELD PROTECTION AND ILLEGALITY

5.1 Taxes.

(a) Unless otherwise required by applicable law, any and all payments by an Obligor to a Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Indemnified Taxes. In addition, the Obligors shall pay all Other Taxes when due.

(b) The Obligors agree jointly and severally to indemnify and hold harmless each Lender and the Agent for the full amount of Indemnified Taxes and Other Taxes (including any Indemnified Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Lender or the Agent and any liability arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor in accordance with Section 5.6.

(c) If an Obligor shall be required by law to deduct or withhold any Indemnified Taxes or Other Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or the Agent, then:

(i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(ii) the Obligor shall make such deductions and withholdings; and

(iii) the Obligor shall pay the full amount deducted or withheld to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

(d) At the Agent’s request, within 30 days after the date of any payment by an Obligor of Indemnified Taxes or Other Taxes, the relevant Obligor shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Agent.

(e) If the Agent or any Lender, in its reasonable discretion, determines that it has actually received a refund of Indemnified Taxes or Other Taxes paid by an Obligor under this Section (and is both identifiable and quantifiable by it without requiring such Lender or its professional advisers to expend a material amount of time or incur a material cost in so identifying or quantifying), the Agent or such Lender shall, to the extent that it can do so without prejudice to the retention of the relevant refund and subject to such Obligor’s obligation to repay promptly on demand by the Lender the amount to such Lender if the relevant refund is subsequently disallowed or cancelled, reimburse such Obligor promptly after receipt of such refund by the Agent or such Lender with such amount as the Agent or such Lender shall in its sole discretion have concluded to be the amount of the relevant refund. Nothing contained in this Agreement shall interfere with the right of any Lender or the Agent to arrange its Tax and other affairs in whatever manner it thinks fit and no Lender or Agent shall be required to disclose any confidential information relating to the organization of its affairs.

5.2 Illegality.

(a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, in each case after the later of the Agreement Date or the date such Lender became a party to this Agreement, has made it unlawful, or that any central bank or other Governmental Authority has asserted after such date that it is unlawful, for such Lender or its applicable lending office to make LIBOR Loans or BA Equivalent Loans, then, on notice thereof by that Lender to the Borrowers’ Agent through the Agent, any obligation of that Lender to make LIBOR Loans or BA Equivalent Loans shall be suspended until that Lender notifies the Agent and the Borrowers’ Agent that the circumstances giving rise to such determination no longer exist.

(b) If a Lender determines that it is unlawful to maintain any LIBOR Loan or BA Equivalent Loan as a result of the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, in each case after the later of the Agreement Date or the date such Lender became a party to this Agreement, the Borrowers shall, upon their receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Loans or BA Equivalent Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 5.4, either on the last day of the Interest Period or BA Equivalent Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Loans or BA Equivalent Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Loans or BA Equivalent Loans. If the Borrowers are required to so prepay any LIBOR Loans or BA Equivalent Loans, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan or a Canadian Prime Rate Loan (or in the case of Specified Loans, such rate as the Specified Loan Borrower and the U.S. Lenders shall agree), as the case may be.

5.3 Increased Costs and Reduction of Return.

(a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation (other than any law or regulation relating to Taxes which shall be governed by Section 5.1) or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case, after the later of the Agreement Date or the date such Lender became a party to this Agreement, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Loans or BA Equivalent Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

(b) If any Lender shall have determined that (i) the introduction of or compliance with any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, or (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, in each case, after the later of the Agreement Date or the date such

Lender became a party to this Agreement, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender’s or such corporation’s or other entity’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrowers’ Agent through the Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

5.4 Funding Losses. The Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a) the failure of the Borrowers to borrow a LIBOR Loan or BA Equivalent Loan after any Borrower has given (or is deemed to have given) a Notice of Borrowing;

(b) the failure of the Borrowers to continue a LIBOR Loan or BA Equivalent Loan or convert a Loan into a LIBOR Loan or BA Equivalent Loan after any Borrower has given (or is deemed to have given) a Notice of Continuation/Conversion; or

(c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Loans or BA Equivalent Loans on a day that is not the last day of the relevant Interest Period (including, without limitation, any payment in respect thereof pursuant to Section 2.8(b) or 5.8);

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Loans or BA Equivalent Loans or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

5.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate or BA Rate for any requested Interest Period with respect to a proposed LIBOR Loan or a proposed BA Equivalent Loan, or that the LIBOR Rate or BA Rate for any requested Interest Period with respect to a proposed LIBOR Loan or a proposed BA Equivalent Loan does not adequately and fairly reflect the cost to the Lenders of funding such LIBOR Loan or BA Equivalent Loan, the Agent will promptly so notify the Borrowers’ Agent and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans or BA Equivalent Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrowers may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by any of them. If the Borrowers do not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by the Borrowers, but such Loans shall be made, converted or continued as Base Rate Loans or Canadian Prime Rate Loans (or in the case of Specified Loans, such rate as the Specified Loan Borrower and the U.S. Lenders shall agree), as the case may be, instead of LIBOR Loans or BA Equivalent Loans, as the case may be.

5.6 Certificates of Agent. If the Agent or any Lender claims reimbursement or compensation under this Article V, the Agent or the affected Lender shall determine the amount thereof and shall deliver to the Borrowers’ Agent (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Agent or the affected Lender, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error; provided that, except for compensation under Section 5.1, the Borrowers shall not be obligated to pay the Agent or such Lender any compensation attributable to any period prior to the date that is ninety (90) days prior to the date on which the Agent or such Lender first gave notice to the Borrowers’ Agent of the circumstances entitling such Lender to compensation.

5.7 Survival. The agreements and obligations of the Borrowers in this Article V shall survive the payment of all other Obligations and termination of this Agreement.

5.8 Assignment of Commitments Under Certain Circumstances. In the event (a) any Lender requests compensation pursuant to Section 5.3, (b) any Lender delivers a notice described in Section 5.2, (c) any Obligor is required to pay additional amounts to any Lender or any Governmental Authority on account of any Lender pursuant to Section 5.1, or (d) any Lender is, or becomes an Affiliate of a Person that is, engaged in the business in which the Borrowers are engaged, the Borrowers may, at their sole expense and effort (including with respect to the processing fee referred to in Section 12.2(a)), upon notice to such Lender and the Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 12.2), all of its interests, rights and obligations under the Loan Documents to an Eligible Assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (ii) except in the case of clause (d) above, no Event of Default shall have occurred and be continuing, (iii) the Borrowers or such assignee shall have paid to such Lender in immediately available funds an amount equal to the sum of 100% of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all fees and other amounts accrued for the account of such Lender hereunder (including any amounts under Sections 5.1, 5.2, 5.3 and 5.4), (iv) such assignment is consummated within 180 days after the date on which the Borrowers’ right under this Section arises, and (v) if the consent of the Agent, any Issuing Bank or any Canadian Funding Bank is required pursuant to Section 12.2, such consents are obtained; provided further that if prior to any such assignment the circumstances or event that resulted in such Lender’s request or notice under Section 5.2 or 5.3 or demand for additional amounts under Section 5.1, as the case may be, shall cease to exist or become inapplicable for any reason, or if such Lender shall waive its rights in respect of such circumstances or event under Section 5.1, 5.2 or 5.3, as the case may be, then such Lender shall not thereafter be required to make such assignment hereunder. In the event that a replaced Lender does not execute an Assignment and Acceptance pursuant to Section 12.2 within two Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 5.8 and presentation to such replaced Lender of an Assignment and Acceptance evidencing an assignment pursuant to this Section 5.8, the Borrowers shall be entitled (but not obligated), upon receipt by the replaced Lender of all amounts required to be paid under this Section 5.8, to execute such an Assignment and Acceptance on behalf of such replaced Lender, and any such Assignment and Acceptance so executed by the Borrowers, the replacement Lender and, to the extent required pursuant to Section 12.2, the Agent, shall be effective for purposes of this Section 5.8 and Section 12.2.

ARTICLE VI

BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES; CURRENCY

6.1 Books and Records. Holdings shall maintain, and shall cause each of its Subsidiaries to maintain, at all times, proper books and records and accounts, in which entries full, true and correct in all material respects and in conformity with GAAP consistently applied shall be made of dealings and transactions in relation to its business and activities. Holdings shall maintain, and shall cause each of its Subsidiaries to maintain, at all times books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice.

6.2 Financial Information. Holdings shall promptly furnish to the Agent (for distribution to each Lender):

(a) As soon as available (commencing with the Fiscal Year ending December 31, 2008), but in any event not later than 90 days after the close of each Fiscal Year, consolidated audited balance sheets, income statements and cash flow statements of the Consolidated Parties for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year (to the extent available), all in reasonable detail, fairly presenting in all material respects the financial position and the results of operations of the Consolidated Parties as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP in all material respects. Such consolidated statements shall be certified by a firm of independent registered public accountants of recognized national standing selected by the Borrowers’ Agent and reasonably satisfactory to the Agent (each of Grant Thornton LLP, Ernst & Young LLP, KPMG LLP, PricewaterhouseCoopers LLP, and Deloitte & Touche LLP shall initially be satisfactory to the Agent), whose opinion shall not be qualified as to the scope of audit or as to the status of any of the Borrowers as a going concern. Such certified statements shall be delivered together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Consolidated Parties, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Event of Default under Section 10.1 (solely arising from a breach of the financial covenants under Section 8.22 or 8.23) that has occurred and is continuing or, if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof (which certificate may be limited to the extent required by accounting rules or guidelines).

(b) As soon as available (commencing with the Fiscal Quarter ending June 30, 2008), but in any event not later than 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated unaudited balance sheets of the Consolidated Parties as at the end of such Fiscal Quarter, and consolidated unaudited income statements and cash flow statements for the Consolidated Parties for such Fiscal Quarter and (to the extent available) for the period from the beginning of the Fiscal Year to the end of such Fiscal Quarter, in each case in reasonable detail, fairly presenting the financial position and results of operations of the Consolidated Parties as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year (to the extent available) and in the Consolidated Parties’ budget (to the extent available), and prepared in accordance with GAAP in all material respects, subject to normal year-end adjustments and the absence of footnotes. Holdings shall certify by a certificate signed by a Responsible Officer that all such statements have been prepared in accordance with GAAP in all material respects and present fairly in all material respects the Consolidated Parties’ financial position as at the dates thereof and their results of operations for the periods then ended, subject to normal year-end adjustments and the absence of footnotes.

(c) Concurrently with the delivery of the annual audited Financial Statements pursuant to Section 6.2(a) and the quarterly Financial Statements pursuant to Section 6.2(b) (commencing with the Fiscal Quarter ending June 30, 2008), a duly completed Compliance Certificate signed by a Responsible Officer of Holdings.

(d) As soon as available, but in any event not later than sixty (60) days after the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated balance sheets, income statements and cash flow statements, and U.S. Borrowing Base, Canadian Borrowing Base, U.S. Availability and Canadian Availability projections) for the Consolidated Parties as at the end of and for each fiscal quarter of such Fiscal Year.

(e) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by any Obligor or any of their Subsidiaries with the SEC under the Exchange Act, the Ontario Securities Commission under the Securities Act (Ontario) or any other similar regulatory or Governmental Authority of any jurisdiction, and all reports, notices, or statements sent or received by any Obligor or any of their Subsidiaries to or from the holders of any Debt of any Obligor or any of their Subsidiaries registered under the Securities Act of 1933, the Securities Act (Ontario) or any other similar laws in any jurisdiction, or to or from the trustee under any indenture under which the same is issued.

(f) As soon as available, but in any event not later than 15 days after any Obligor’s receipt thereof, a copy of any and all management letters prepared in connection with the annual financial statement audit for an Obligor by any independent certified public accountants or chartered accountants of an Obligor.

(g) Such additional information as the Agent may from time to time reasonably request regarding the financial and business affairs of any Obligor or any of their Subsidiaries.

Documents required to be delivered pursuant to Section 6.2(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on Holdings’ behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that Holdings shall notify the Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and shall deliver paper copies of such documents to the Agent or any Lender that requests such paper copies.

6.3 Notices to the Agent. Holdings, the Borrowers or the Guarantors shall notify the Agent (for distribution to the Lenders) in writing of the following matters at the following times:

(a) Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any Default or Event of Default.

(b) Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of the assertion by the holder of any Debt of any Obligor or any of their Subsidiaries in a face amount in excess of $75,000,000, that a default exists with respect thereto or that any Obligor or any of their Subsidiaries is not in compliance with the terms thereof, or the threat in writing or the commencement by such holder of any enforcement action because of such asserted default or non-compliance.

(c) Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any event or circumstance which would reasonably be expected to have a Material Adverse Effect.

(d) Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, in each case which would reasonably be expected either to result in liability of any Obligor or any Subsidiary of any Obligor in an amount in excess of $75,000,000 or to have a Material Adverse Effect.

(e) Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any violation of any law (including any Environmental Law), statute, regulation, or ordinance of a Governmental Authority affecting any Obligor or any of their Subsidiaries, which, in any case, would reasonably be expected to result in liability of any Obligor or any of their Subsidiaries in an amount in excess of $75,000,000 or to have a Material Adverse Effect.

(f) Any change in any Obligor’s state or province of incorporation or organization, name as it appears in the state or province, as applicable, of its incorporation or other organization, type of entity, organizational identification number, or form of organization, each as applicable, in each case at least ten days (or such shorter period to which the Agent may agree in its discretion) prior thereto.

(g) Promptly, and in any event within five (5) Business Days, after a Responsible Officer of any Obligor or any ERISA Affiliate knows that an ERISA Event, a Pension Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred or may have occurred, that, alone or together, could reasonably be expected to have a Material Adverse Effect, and any action taken or threatened by the IRS, the CRA, the DOL the PBGC or the FSCO with respect thereto.

(h) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within five (5) Business Days, after the filing thereof with the PBGC, the FSCO, the DOL, the IRS or the CRA as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan; (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by any Obligor or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request; and (iii) a copy of each other filing or notice filed with the PBGC, the DOL, the FSCO, the CRA or the IRS, with respect to each Pension Plan by any Obligor or any ERISA Affiliate.

(i) Upon request, copies of each actuarial report for any Pension Plan to the extent applicable and required by applicable law; and within five (5) Business Days, after receipt thereof by any Obligor or any ERISA Affiliate, copies of the following: (i) any notice of the PBGC’s or the FSCO’s intention to terminate a Pension Plan or to have an administrator, trustee or like body appointed to administer such Pension Plan; (ii) any unfavorable determination letter from the IRS or the CRA or the FSCO regarding the qualification of a Pension Plan under Section 401(a) of the Code or the PBA; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability.

(j) Within five (5) Business Days after the occurrence of: (i) any change in the benefits of any existing Plan, the establishment of any new Plan, or the commencement of contributions to any Plan to which any Obligor or any ERISA Affiliate was not previously contributing, which in any event increases any Obligor’s annual costs with respect thereto by an amount in excess of $75,000,000, or (ii) any failure by any Obligor or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code or the PBA on the due date for such installment or payment.

(k) Within five (5) Business Days after a Responsible Officer of any Obligor or any ERISA Affiliate knows or has reason to know of any of the following: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan.

(l) Promptly, and in any event within five (5) Business Days, after any material change, or a Responsible Officer becoming aware of any pending material change, in accounting policies or financial reporting practices (including as a result of a change in GAAP or the application thereof) by Holdings or any Subsidiary thereof.

Each notice given under this Section 6.3 shall be accompanied by a statement of a Responsible Officer describing the subject matter thereof in reasonable detail and setting forth the action that the applicable Obligor, Subsidiary, or ERISA Affiliate has taken or proposes to take with respect thereto.

6.4 Collateral Reporting.

(a) The Obligors will furnish to the Agent (for distribution to each Lender), (i) a Borrowing Base Certificate prepared as of the last Business Day of each calendar month (commencing with the calendar month ending May, 2008) and delivered to the Agent (for distribution to the Lenders) by the close of business on the 20th day of the following calendar month, and (ii) a Borrowing Base Certificate prepared as of the effective date of each Appraisal and delivered to the Agent on or prior to the date such Appraisal is delivered to the Agent. The Borrowers and the Guarantors acknowledge and agree that while (A) a Cash Dominion Period is in effect or (B) Combined Borrowing Base Availability is less than $150,000,000, the Agent may require the delivery of Borrowing Base Certificates on a more frequent basis (with any such more frequent Borrowing Base Certificate to be computed according to a method reasonably specified by the Agent after consultation with the Borrowers’ Agent). The Agent and the Lenders acknowledge and agree that the Obligors may deliver updated Borrowing Base Certificates on a more frequent basis at the Borrowers’ option.

(b) The Obligors will furnish to the Agent (and the Agent shall distribute to each Lender that has made a request for such information through the Agent), in such detail as the Agent shall reasonably request, the following:

(i) On a monthly basis (commencing with the calendar month ending June, 2008), by the 20th day of each calendar month, or more frequently if requested by the Agent while (x) a Cash Dominion Period is in effect or (y) Combined Availability is less than $150,000,000, a report showing, in each case on an aggregate basis, (A) the Net Book Value of Eligible Rental Equipment as of the last Business Day of the calendar month immediately prior to the preceding calendar month, plus (B) the Net Book Value of all purchased Eligible Rental Equipment during the preceding calendar month, minus (C) the Net Book Value of all Eligible Rental Equipment sold during the preceding calendar month, minus (D) depreciation of Eligible Rental Equipment during the preceding calendar month, together with a reconciliation to the corresponding Borrowing Base Certificate and to the Borrowers’ and Guarantors’ general ledger.

(ii) On a monthly basis (commencing with the calendar month ending June, 2008), by the 20th day of each calendar month, or more frequently if requested by the Agent while (A) a Cash Dominion Period is in effect or (B) Combined Availability is less than $150,000,000, a detailed calculation of Eligible Merchandise and Consumables Inventory and Eligible Rental Equipment as of the last Business Day of the preceding month, which calculation shall be accompanied by a list of each item of Rental Equipment constituting Eligible Rental Equipment that is subject to a Lease under which any of the Borrowers’ or Guarantor’s warranty or other obligations are covered by a bond (and which list shall specifically identify the amount of each such bond and any such bonded obligations that are not warranty obligations).

(iii) On a monthly basis, by the 20th day of each calendar month (commencing with the month end of June 2008), a detailed calculation of the Equivalent Amount in Dollars as of the last Business Day of the preceding month, of the Aggregate Canadian Revolver Outstandings, the Canadian Borrowing Base, the U.S. Availability and the Maximum Canadian Revolver Amount, and any excess amount described in Section 4.15.

(iv) As soon as reasonably practical following the Agent’s request from time to time, a report of Eligible Rental Equipment by category and branch location as of the last Business Day of the preceding calendar month, setting forth (A) the gross book value, Net Book Value and depreciation of each item of Rental Equipment, and (B) the type and serial number of each item of Rental Equipment, together with a reconciliation to the corresponding Borrowing Base Certificate and to the Borrowers’ and the Guarantors’ general ledger.

(v) As soon as reasonably practical following the Agent’s request from time to time, such other reports as to the Collateral of the Obligors as the Agent shall reasonably request from time to time.

(vi) With the delivery of each of the foregoing, if requested by the Agent, a certificate of a Responsible Officer certifying as to the accuracy and completeness in all material respects of the foregoing.

(c) If any of any Borrower’s or Guarantor’s records or reports of the Collateral are prepared by an accounting service or other agent, such Obligor hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent.

ARTICLE VII

GENERAL WARRANTIES AND REPRESENTATIONS

Holdings, the Borrowers and the Guarantors warrant and represent to the Agent and the Lenders that:

7.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Each Obligor party thereto has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant the Agent’s Liens. Each Obligor party thereto has taken all necessary corporate, limited liability company or partnership, as applicable, action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by each Obligor party thereto, and constitute the legal, valid and binding obligations of each such Obligor, enforceable against it in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, winding up, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law). Each Obligor’s execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party, and the consummation of the Transactions, do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien (other than the Liens created by the Loan Documents) upon the property of such Obligor or any of its Subsidiaries, by reason of the terms of (a) any material contract, mortgage, lease, agreement, indenture, or instrument to which such Obligor is a party or which is binding upon it, (b) any Requirement of Law applicable to such Obligor or any of its Subsidiaries, or (c) any Charter Documents of such Obligor or any of its Subsidiaries.

7.2 Validity and Priority of Security Interest. The provisions of the Loan Documents create legal and valid Liens on all the applicable Collateral in favor of the Agent for the benefit of the Agent, the Letter of Credit Issuers, the Lenders and the other Secured Parties, and, subject to the exceptions provided for in the Loan Documents, such Liens (a) constitute perfected and continuing Liens on all of the Collateral, (b) have priority over all other Liens on the Collateral, except for Permitted Priority Liens, and (c) are enforceable against each Obligor granting such Liens.

7.3 Organization and Qualification. Each Obligor (a) is duly organized and validly existing in good standing under the local or federal laws of the state, province or country of its organization (except as a result of a transaction permitted under Section 8.10(b)), (b) is qualified to do business and is in good standing in all other jurisdictions in which the failure to maintain its qualification or good standing would reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and to own its property.

7.4 Corporate Name; Prior Transactions. As of the Agreement Date, except as set forth on Schedule 7.4, no Obligor has, during the five (5) years prior to the Agreement Date, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any material portion of its property outside the ordinary course of its business.

7.5 Subsidiaries. Schedule 7.5 is a correct and complete list of the name and relationship to Holdings of each and all of Holdings’s Subsidiaries as of the Agreement Date. Each Subsidiary (a) is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization (except as a result of a transaction permitted under Section 8.10(b)), (b) is qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing would reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and own its property.

7.6 Financial Statements; Borrowing Base Certificate and Projections.

(a) Holdings has delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for Holdings as of December 31, 2007, and for the Fiscal Year then ended, accompanied by the report thereon of Holdings’s independent certified public accountants, Ernst & Young LLP. Holdings has also delivered to the Agent and the Lenders (i) the unaudited balance sheet and related statements of income and cash flows for Holdings as of March 31, 2008 and for the Fiscal Quarter then ended and (ii) the unaudited balance sheet and related statements of income and cash flows for Holdings as of April 30, 2008 and for the calendar month then ended. All such audited and unaudited financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of Holdings and the Consolidated Parties as at the dates thereof and their results of operations for the periods then ended, subject, in the case of such unaudited financial statements, to normal year-end adjustments and the absence of footnotes.

(b) The Latest Projections when submitted to the Agent (for distribution to the Lenders) as required herein represent Holdings’s good faith estimate of the future financial performance of the Consolidated Parties for the periods set forth therein (it being understood that such projections are subject to significant contingencies and uncertainties, many of which are beyond the control of any Consolidated Party, and no assurances can be given that such projections will be realized). The Latest Projections have been prepared on the basis of the assumptions set forth therein, which Holdings believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders.

(c) The pro forma balance sheet of the Consolidated Parties as at March 31, 2008, presents fairly and accurately the Consolidated Parties’ assets and liabilities (to the extent customarily set forth on a balance sheet) as at such date after giving effect to the Transactions, as if such transactions had occurred on such date and the Closing Date had been such date, and has been prepared in accordance with GAAP, subject to the absence of footnotes.

(d) The latest Borrowing Base Certificate furnished to the Agent presents accurately and fairly in all material respects each Borrowing Base and the calculation thereof as at the date thereof.

7.7 Capitalization. Schedule 7.7 sets forth, in each case as of the Agreement Date (after giving effect to the Transactions), the number of authorized shares of capital stock or similar equity interests of each of Holdings’s Subsidiaries, the number of such shares or other interests that are outstanding, and the names of the record and beneficial owners of all such shares of Holdings’s Subsidiaries. All such issued and outstanding shares or other interests are validly issued, fully paid and non-assessable.

7.8 Solvency. Holdings and its Subsidiaries (on a consolidated basis) are Solvent prior to and after giving effect to any Borrowings and the issuance of the Letters of Credit.

7.9 Debt and Lien. As of the Agreement Date, after giving effect to the making of the Loans to be made on the Closing Date, (a) Holdings and its Subsidiaries have no Debt, except Permitted Debt and (b) no Lien except Permitted Liens exists on any property of Holdings or any of its Subsidiaries.

7.10 Real Estate; Leases. As of the Agreement Date, Schedule 7.10 sets forth, in each case as of the Agreement Date, a correct and complete list of (i) all Real Estate owned by Holdings or any of its Subsidiaries, and (ii) all leases and subleases of real property held by Holdings or any of its Subsidiaries as lessee or sublessee. As of the Agreement Date, except, in each case, as would not reasonably be expected to have a Material Adverse Effect, all such leases are in full force and effect, neither Holdings nor any of its Subsidiaries is in default under any such lease or sublease, and, to the knowledge of Holdings, no default by any other party to any such lease or sublease exists. As of the Agreement Date, Holdings or the applicable Subsidiary has good and marketable title in fee simple to (or, in the case of Quebec, ownership of) the Real Estate identified on Schedule 7.10 as owned by Holdings or such Subsidiary, or valid leasehold interests in all Real Estate designated therein as “leased” by Holdings or such Subsidiary, and Holdings and each of its Subsidiaries has good title to all of its other material property, free of all Liens except Permitted Liens.

7.11 Proprietary Rights.

(a) To Holdings’s, the Borrowers’ and the Guarantors’ knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person’s property, and no other Person’s property infringes on or conflicts with the Proprietary Rights, in each case except as would not reasonably be expected to have a Material Adverse Effect. As of the Agreement Date, the Proprietary Rights constitute all of the property of such type necessary to the current and anticipated future conduct of the Borrowers’ and their Subsidiaries’ business.

(b) Holdings and each of its Subsidiaries owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person, in each case, except as would not reasonably be expected to have a Material Adverse Effect. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Holdings or any Subsidiary infringes in any material respect upon any rights held by any other Person, except as would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or threatened, which, in any case, would reasonably be expected to have a Material Adverse Effect.

7.12 Litigation. Except as set forth on Schedule 7.12, there is no pending, or to Holdings’s, the Borrowers’ or the Guarantors’ knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to Holdings’s, the Borrowers’ or the Guarantors’ knowledge, investigation by any Governmental Authority, which, in any case, would reasonably be expected to have a Material Adverse Effect.

7.13 Labor Disputes. Except as set forth on Schedule 7.13, as of the Agreement Date, (a) there is no collective bargaining agreement or other labor contract covering employees of Holdings or any of its Subsidiaries, (b) to the knowledge of Holdings, no other labor organization has filed a petition with the National Labor Relations Board seeking to be certified as a collective bargaining representative of employees of Holdings or any of its Subsidiaries, and (c) there is no pending or, to Holdings’, the Borrowers’ or the Guarantors’ knowledge, threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting Holdings or its Subsidiaries or their employees.

7.14 Environmental Laws. Except as set forth on Schedule 7.14 and except for any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(a) Holdings and its Subsidiaries are in compliance with all Environmental Laws, and neither Holdings nor any Subsidiary nor any of the presently owned or leased real property or presently conducted operations, nor, to any of Holdings’ or the Borrowers’ knowledge, its previously owned or leased real property or prior operations, is subject to any claim or liability arising out of or in connection with any (i) any Environmental Law or (ii) Release or threatened Release of a Contaminant.

(b) Each of Holdings and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, all such permits are in good standing, each of Holdings and its Subsidiaries are in compliance with all terms and conditions of such permits and none of such permits are not, since the Closing Date, subject to any modification or revocation.

(c) Neither Holdings nor any of its Subsidiaries, nor to Holdings’s or any Borrower’s knowledge any of its predecessors in interest with respect to the Real Estate, has stored, treated or Released any hazardous waste or Contaminant, which storage, treatment or Release would reasonably be expected to result in a claim or liability under any Environmental Law.

(d) None of the present or, to any of Holdings’s or any Borrower’s knowledge, former operations or real estate interests of Holdings or its Subsidiaries is the subject of any investigation by any Governmental Authority against or involving Holdings or any of its Subsidiaries evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

7.15 No Violation of Law. Neither Holdings nor any of its Subsidiaries is in violation of any Law, judgment, order or decree applicable to it, where such violation would reasonably be expected to have a Material Adverse Effect.

7.16 No Default. Neither Holdings nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which Holdings or such Subsidiary is a party or by which it is bound except as would not reasonably be expected to have a Material Adverse Effect.

7.17 ERISA Compliance. Except as specifically disclosed in Schedule 7.17:

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, the PBA, the Income Tax Act (Canada) and other federal or state law or other applicable law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Obligors, nothing has occurred which would cause the loss of such qualification. Each Borrower, each Guarantor and each ERISA Affiliate, as applicable, has made all required contributions to any Plan subject to Section 412 of the Code, the PBA or other applicable laws when due, and no application for a funding waiver or an extension of any amortization period (pursuant to Section 412 of the Code, or otherwise) has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of Holdings, the Obligors, threatened, claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of fiduciary responsibility by an Obligor, or to the knowledge of any Obligor, any administrator, trustee or their respective agents, with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c) Neither any Obligor nor any of its Subsidiaries has any material withdrawal liability in connection with a Pension Plan. No Pension Event exists with respect to any Obligor or any of its Subsidiaries. No Lien exists, choate or inchoate, in respect of any Obligor or its Subsidiaries or their property in connection with any Plan (save for contribution amounts not yet due).

(d) (i) No ERISA Event or Pension Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability that could reasonably be expected to have a Material Adverse Effect; (iii) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); and (iv) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan.

7.18 Taxes. Except as set forth on Schedule 7.18, Holdings and each of its Subsidiaries has filed (or has been included in) all federal, state, provincial, foreign and other material Tax returns and reports required to be filed, and have paid all federal, state, provincial, foreign and other material Taxes and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, unless such unpaid Taxes would constitute a Permitted Lien or are being Properly Contested or are permitted under Section 8.1 to remain unpaid and past due. There is no proposed tax assessment against Holdings or any Subsidiary that would, if made, have a Material Adverse Effect.

7.19 Regulated Entities. None of Holdings, or any Subsidiary of Holdings, is an “Investment Company” within the meaning of the Investment Company Act of 1940, as amended. None of Holdings, or any Subsidiary of Holdings, is subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness or issue Guarantees.

7.20 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely by the U.S. Borrowers, the Canadian Borrowers and the Specified Loan Borrower to repay existing Debt, to pay related fees and expenses of the Transactions and to finance their respective ongoing working capital needs and general corporate purposes (including, in the case of the U.S. Borrower, Permitted Acquisitions). Neither Holdings nor any of its Subsidiaries is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

7.21 No Material Adverse Change. No Material Adverse Effect has occurred since the date of the audited Financial Statements delivered to the Lenders pursuant to Section 7.6(a).

7.22 Full Disclosure. None of the representations or warranties made by Holdings or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Holdings or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrowers to the Lenders prior to the Agreement Date but excluding projections) as of the date furnished, taken as a whole, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not materially misleading as of the time when made or delivered.

7.23 Government Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Holdings or any of its Subsidiaries of this Agreement or any other Loan Document, other than (i) those that have been obtained or made and are in full force and effect and (ii) where failure to obtain, effect or make any such approval, consent, exemption, authorization, or other action, notice or filing would not reasonably be expected to have a Material Adverse Effect.

7.24 Rental Equipment. Each Obligor that owns Rental Equipment holds such Rental Equipment for sale, rent or use, and (except in the case of Titled Goods of a kind that are not held for sale or rent) is in the business of selling or renting goods of that kind.

7.25 Leases. Each Lease is a valid and legally binding agreement between a Borrower or a Guarantor and the lessee party thereto, has been duly executed and delivered by such Borrower or such Guarantor and, to such Borrower’s or Guarantor’s knowledge, such lessee, and is enforceable against such Borrower or such Guarantor, as applicable, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, winding up, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

7.26 Anti-Terrorism Laws. To the best of its knowledge, none of Holdings nor any of its Subsidiaries or other Affiliates is in violation of any applicable Anti-Terrorism Law, or engages in any transaction that attempts to violate, or otherwise evades or avoids (or has the purpose of evading or avoiding) any prohibitions set forth in any applicable Anti-Terrorism Law. None of Holdings nor any of its Subsidiaries or other Affiliates (a) is a Blocked Person; (b) to the best of its knowledge, conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (c) to the best of its knowledge, has any of its assets in a Blocked Person; (d) deals in, or otherwise engages in any transaction relating to, any assets or property blocked pursuant to Executive Order No. 13224; or (e) derives any of its operating income from investments in or (to the best of its knowledge) transactions with a Blocked Person.

7.27 Confidential Information Memorandum. The Company has reviewed the information contained in the Confidential Information Memorandum. The information contained in the Confidential Information Memorandum with respect to the Company (excluding the projections and forward-looking statements) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which the statements were made, not materially misleading. With respect to any projections or forward-looking statements included in the Confidential Information Memorandum, they are based on assumptions and estimates developed in good faith by management of the Company, and the Company believes such assumptions and estimates to be reasonable as of the date of the Confidential Information Memorandum (it being understood and agreed that (i) whether or not such projections or forward looking statements are in fact achieved will depend upon future events some of which are not within the control of the Company, and accordingly, actual results may vary from the projections and such variations may be material and (ii) the projections included in the Confidential Information Memorandum should not be regarded as a representation by the Company that the projected results will be achieved).

7.28 Insurance. The properties of Holdings and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Holdings, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Holdings or the applicable Subsidiary operates.

7.29 Casualty, Etc. Neither the businesses nor the properties of any Obligor or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

7.30 Designation of Senior Debt. The Obligations are “Designated Senior Indebtedness” (or any similar term) under the terms of each Subordinated Debt.

ARTICLE VIII

AFFIRMATIVE AND NEGATIVE COVENANTS

Holdings and the other Obligors covenant to the Agent and each Lender that so long as any of the Commitments are outstanding and until Full Payment of the Obligations:

8.1 Taxes and Other Obligations. Holdings shall, and shall cause each of its Subsidiaries to, (a) file when due all federal, state, provincial, foreign and other material Tax returns and other reports which it is required to file; (b) pay, or provide for the payment of, when due, all federal, state, provincial, foreign and other material Taxes (including all Indemnified Taxes and Other Taxes required to be paid by it under Section 5.1) and all other material Taxes imposed upon it or upon its property, income and franchises, make all withholding and other Tax deposits required by applicable law, and establish adequate reserves for the payment of all such material items, and provide to the Agent, upon request, reasonably satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all lawful claims which, if unpaid, would by law become a Lien upon the properties of Holdings or any of its Subsidiaries; provided, however, neither Holdings nor any of its Subsidiaries need pay any Tax or claim of a Person described in this Section 8.1 as long as such Tax or claim is being Properly Contested.

8.2 Legal Existence and Good Standing. Holdings shall, and shall cause each of its Subsidiaries to, maintain (a) its legal existence and good standing in its jurisdiction of organization (except as a result of a transaction permitted under Section 8.10(b)), and (b) its qualification and good standing in all other jurisdictions in which the failure to maintain its qualification or good standing would reasonably be expected to have a Material Adverse Effect.

8.3 Compliance with Law and Agreements; Maintenance of Licenses. Holdings shall comply, and shall cause each of its Subsidiaries to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act, all Anti-Terrorism Laws and all Environmental Laws), except where noncompliance would not reasonably be expected to have a Material Adverse Effect. Holdings shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Agreement Date, except where the failure to so obtain and maintain such licenses, permits, franchises, and governmental authorizations would not reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries shall modify, amend or alter any of its Charter Documents, other than in a manner which does not in any respect adversely affect the rights of the Lenders or the Agent.

8.4 Maintenance of Property, Inspection.

(a) Holdings shall, and shall cause each of its Subsidiaries to, maintain all of its material property necessary and useful in the conduct of its business, in good operating condition and repair (or, in the case of Rental Equipment and Inventory, in saleable, useable or rentable condition), ordinary wear and tear and casualty events accepted.

(b) Holdings shall, and shall cause each of its Subsidiaries to, permit representatives and independent contractors of the Agent (at the expense of the Borrowers) to visit and inspect any of such Borrower’s, such Guarantor’s or any of their Subsidiaries’ properties, to examine such Borrower’s, such Guarantor’s and such Subsidiaries’ corporate, financial and operating records, and make copies thereof or abstracts therefrom, to examine and audit the Collateral, and to discuss such Borrower’s, such Guarantor’s and such Subsidiaries’ affairs, finances and accounts with their respective directors, officers and independent public accountants, at such reasonable times during normal business hours, upon reasonable advance notice to the Borrowers’ Agent; provided, however, (i) if no Event of Default exists, the Obligors shall not be responsible for the expense of such inspections and audits more than two (2) times (or, if any such inspection and audit is conducted when Combined Availability is less than or equal to 15% of the Maximum Revolver Amount, three (3) times) during any period of twelve consecutive calendar months commencing on or after the Agreement Date, and (ii) when an Event of Default exists, the Agent or any Lender may do any of the foregoing at the expense of the Obligors at any time during normal business hours and with reasonable advance notice. Each Obligor shall, and shall cause each of its Subsidiaries to, deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for such Borrower, Guarantor or Subsidiary.

(c) The Obligors shall cooperate with the Agent and its representatives and independent contractors (such cooperation to include the Borrowers making the books and records, Collateral and personnel of the Obligors and their Subsidiaries available to the Agent and its representatives and independent contractors) in order to enable the Agent to obtain an Appraisal of the Rental Equipment at such times as the Agent may require in its discretion. The Agent shall select any and all appraisers in its sole discretion (but unless an Event of Default exists, the Agent shall use reasonable efforts to consult with (but without the necessity of the consent of) the Borrowers’ Agent). Absent the occurrence of an Event of Default, during each period of twelve consecutive calendar months commencing on or after the Agreement Date, the Agent shall, at the Borrowers’ expense, conduct Appraisals of the Rental Equipment not more than two (2) times during any such period. Additionally, (x) at any time when Combined Availability is less than or equal to 15% of the Maximum Revolver Amount, the Agent may, at the Borrowers’ expense, conduct an additional Appraisal of the Rental Equipment at such time, and (y) at any time an Event of Default has occurred and is continuing, the Agent shall have the right to conduct further Appraisals of the Collateral in its reasonable discretion at the Borrowers’ expense. Furthermore, at the Borrowers’ Agent’s request, the Agent may conduct further Appraisals of the Collateral in its reasonable discretion at the Borrowers’ expense.

8.5 Insurance.

(a) The Borrowers and their Subsidiaries shall maintain, with financially sound and reputable insurers having a rating of at least A or better by Best Rating Guide, insurance on Rental Equipment rented under Leases for one hundred percent (100%) of the full insurable replacement value thereof from time to time, against theft, loss or damage by fire, lightning, windstorm, hail, explosion, flood, smoke damage, sprinkler leakage, vandalism, malicious mischief, all other perils and casualties insured against under “extended coverage” or “all risk” policies, under policies reasonably acceptable to the Agent.

(b) Without limiting the foregoing requirements, the Obligors and their Subsidiaries shall maintain, and shall cause each of their Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least A or better by Best Rating Guide, insurance with respect to all other Collateral against loss or damage by fire with extended coverage, theft, burglary, pilferage and loss in transit, as well as insurance against public liability and third party property damage, larceny, embezzlement, business interruption, and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Agent, in its reasonable discretion, shall specify, in amounts, and under policies reasonably acceptable to the Agent. Without limiting the foregoing, the Obligors and their Subsidiaries shall also maintain flood insurance for all of the Rental Equipment and Equipment of the Obligors and their Subsidiaries which is, at any time, located within an area that has been identified by a Governmental Authority (including, by the Director of the Federal Emergency Management Agency) as a Special Flood Hazard Area.

(c) The Borrowers shall, and shall cause their Subsidiaries to, cause the Agent, for the ratable benefit of the Agent and the other Secured Parties, to be named as secured parties or first mortgagees and sole co-loss payees or additional insured, in a manner reasonably acceptable to the Agent, under all insurance policies required to be maintained by the Borrowers and their Subsidiaries under clauses (a) and (b) above. Each such policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty days prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of any Borrower or any of their Subsidiaries or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrowers when due, and certificates of insurance and, if requested by the Agent, photocopies of the policies, shall be delivered to the Agent. If the Borrowers or their Subsidiaries fail to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Required Lenders shall, do so from the proceeds of Revolving Loans, on a pro rata basis.

8.6 Insurance and Condemnation Proceeds. The Obligors shall promptly notify the Agent (for distribution to the Lenders) of any loss, damage, or destruction, from a single casualty event, of Collateral with a net book value in excess of $5,000,000, whether or not covered by insurance. While an Event of Default has occurred and is continuing, the Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, to apply such proceeds, ratably, to the reduction of the applicable Obligations in the order provided for in Section 4.7. So long as no Event of Default has occurred and is continuing, the Agent shall permit the Obligors to use such proceeds, or any part thereof, for any purpose permitted under this Agreement. If an Event of Default has occurred and is continuing, the Obligors shall remit an amount equal to such proceeds (if the Agent has not received such proceeds) to the Agent for application to the applicable Obligations in accordance with Section 4.7.

8.7 Environmental Laws. Holdings shall, and shall cause each of its Subsidiaries to, conduct its business in compliance with all applicable Environmental Laws, except where noncompliance would not reasonably be expected to have a Material Adverse Effect. Holdings shall, and shall cause each of its Subsidiaries to, take reasonably prompt and reasonably appropriate action to respond to any non-compliance with, or liability under, Environmental Laws that would reasonably be expected to have a Material Adverse Effect.

8.8 Compliance with ERISA. Holdings shall, and shall cause each of its ERISA Affiliates and Subsidiaries to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code, the PBA, the Income Tax Act (Canada) and other applicable federal, state or provincial law; (b) cause each applicable Pension Plan intended to be qualified under Section 401 of the Code to be so qualified; (c) make all required contributions to any Plan when due; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that would reasonably be expected to have a Material Adverse Effect; (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, and (f) ensure that no Plan has an Unfunded Pension Liability.

8.9 Accounting Changes. Neither Holdings nor any of its Subsidiaries shall make any change in accounting policies or reporting practices, except as required or permitted by GAAP.

8.10 Mergers, Consolidations or Sales. Neither Holdings nor any of its Subsidiaries shall merge, amalgamate, reorganize, or consolidate, or consummate any Asset Disposition, or wind up, liquidate or dissolve, except:

(a) transfers of condemned or expropriated property to the applicable Governmental Authority or agency that has condemned or expropriated the same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the applicable insurer of such property or its designee as part of an insurance settlement;

(b) (i) any Obligor or any Subsidiary of an Obligor, in each case excluding Holdings and the Company, may be merged or amalgamated with or into any Obligor that is domiciled and is resident in the same country as such Obligor or Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any such Obligor; provided, in the case of such a merger or amalgamation, the continuing or surviving Person shall be an Obligor (or, if Holdings or the Company is involved, Holdings or the Company, as the case may be);

(ii) any Subsidiary that is not an Obligor may be merged or amalgamated with or into any other Subsidiary that is not an Obligor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any other Subsidiary that is not an Obligor; and

(iii) any Immaterial Subsidiary may be liquidated, wound up or dissolved;

(c) Asset Dispositions pursuant to transactions permitted under Section 8.20;

(d) Asset Dispositions of any Non-Core Business; and

(e) Asset Dispositions not otherwise permitted by this Section 8.10 so long as (i) after giving effect thereto Combined Availability is at least 15% of the Combined Borrowing Base, (ii) such Asset Disposition is for consideration at least 75% of which is cash and (iii) before and after giving effect thereto, no Event of Default has occurred and is continuing; provided that in each case the Borrowers shall comply with Section 4.3(a) with respect to each such Asset Disposition.

8.11 Distributions; Restricted Investments. Neither any Borrower nor any of its Subsidiaries shall (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Permitted Distributions, or (b) make any Investment, except Permitted Investments.

8.12 Guarantees. Neither any Borrower nor any of its Subsidiaries shall make, issue, or become liable on any Guaranty, except Permitted Guarantees.

8.13 Debt. Neither Holdings nor any of its Subsidiaries shall incur or maintain any Debt, other than the following Debt incurred by any Borrower or any of its Subsidiaries (collectively, “Permitted Debt”):

(a) the Obligations;

(b) Debt described on Schedule 8.13, and any Refinancing Debt thereof;

(c) (i) Capital Leases and purchase money secured Debt incurred to purchase any equipment that is not Rental Equipment held for sale or lease, provided that (A) all Liens securing the same attach only to the equipment acquired by the incurrence of such Debt and (B) the aggregate principal amount of such Debt (including Capital Leases) outstanding does not exceed $150,000,000 at any time; and (ii) purchase money secured Debt incurred to purchase in the ordinary course of its business any Rental Equipment that is held for sale or lease, provided that (A) all Liens securing the same attach only to the Rental Equipment acquired by the incurrence of such Debt and (B) the aggregate principal amount of such Debt (including Capital Leases) outstanding does not exceed $20,000,000 at any time;

(d) Debt of any Subsidiary that is not an Obligor to any Obligor, the net amount of which Debt incurred during any Fiscal Year, taken together with the amount of any Investments during any Fiscal Year (as reduced by any return of capital in respect of any such Investment during such Fiscal Year) made under clause (i) of the definition of “Permitted Investments” during such Fiscal Year and the amount of Debt incurred under clause (p)(ii) of this Section 8.13 during such Fiscal Year, does not exceed $10,000,000 (provided that the unused portion of such amount for any Fiscal year may be carried forward to successive Fiscal Years); provided that Debt incurred under this clause (d), when taken together with Investments made under clause (i) of the definition of “Permitted Investments” and Debt incurred under clause (p)(ii) of this Section 8.13, shall not exceed $25,000,000 in the aggregate outstanding at any time;

(e) Debt incurred under Hedge Agreements entered into by a Borrower or Subsidiary;

(f) Guarantees permitted under Section 8.12;

(g) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, provided that such Debt is extinguished within five Business Days of its incurrence;

(h) Debt of any Obligor to another Obligor;

(i) Debt of any Subsidiary that is not an Obligor to any other Subsidiary that is not an Obligor;

(j) Debt of any Obligor or Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

(k) Debt of any Obligor or Subsidiary that is subordinated to the payment in full of the Obligations on terms and conditions satisfactory to the Agent; provided that (i) such Debt matures on or after, and requires no scheduled payments of principal prior to, the date that is six months after the Stated Termination Date and (ii) both before and immediately after the incurrence of such Debt, the Obligors are in compliance with the financial covenants set forth in Sections 8.22 and 8.23 (regardless of whether a Covenant Trigger is in effect or such covenants are otherwise effective);

(l) other Debt in an aggregate outstanding principal amount for all Obligors and Subsidiaries not to exceed $50,000,000 at any time;

(m) Debt representing deferred compensation, severance and health and welfare retirement benefits to current and former employees of Holdings and its Subsidiaries incurred in the ordinary course of business;

(n) Debt consisting of obligations of Holdings or its Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions or any other Investment permitted hereunder;

(o) Debt consisting of the financing of insurance premiums;

(p) Debt incurred in connection with customary cash management practices of any Obligor or any Subsidiary of an Obligor owing (i) to any Obligor or (ii) to any Subsidiary, the amount of which incurred during any Fiscal Year, taken together with the amount of any Investments during any Fiscal Year (as reduced by any return of capital in respect of any such Investment during such Fiscal Year) made under clause (i) of the definition of “Permitted Investments” during such Fiscal Year and the amount of Debt incurred under clause (d) of this Section 8.13 during such Fiscal Year, does not exceed $10,000,000 (provided that the unused portion of such amount for any Fiscal year may be carried forward to successive Fiscal Years); provided that Debt incurred under this clause (p)(ii), when taken together with Investments made under clause (i) of the definition of “Permitted Investments” and Debt incurred under clause (d) of this Section 8.13, shall not exceed $25,000,000 in the aggregate outstanding at any time;

(q) (i) Non-Recourse Debt of any Receivables Entity in respect of any Qualified Receivables Transactions and (ii) any Debt under Standard Securitization Undertakings;

(r) Debt secured by Real Estate of the Obligors and their Subsidiaries pursuant to transactions permitted under Section 8.20;

(s) Debt of any Subsidiary that is not an Obligor; provided that (i) such Debt is not guaranteed by any Obligor, (ii) the holder of such Debt does not have, directly or indirectly, any recourse to any Obligor, whether by reason or representations or warranties, agreement of the parties, operation of law or otherwise, and (iii) such Debt is not secured by any assets other than assets of such Subsidiary;

(t) unsecured Debt of Holdings, provided that (i) such Debt matures on or after, and requires no scheduled payments of principal or any sinking fund or similar payments prior to, the date that is six months after the Stated Termination Date, and (ii) both before and immediately after the incurrence of such Debt, the Obligors are in compliance with the financial covenants set forth in Sections 8.22 and 8.23 (regardless of whether a Covenant Trigger is in effect or such covenants are otherwise effective); and

(u) other unsecured Debt in an aggregate outstanding principal amount for all Borrowers and Subsidiaries not to exceed $200,000,000 at any time; provided that (i) such Debt matures on or after, and requires no scheduled payments of principal or any sinking fund or similar payments prior to, the date that is six months after the Stated Termination Date and (ii) both before and immediately after the incurrence of such Debt, the Obligors are in compliance with the financial covenants set forth in Sections 8.22 and 8.23 (regardless of whether a Covenant Trigger is in effect or such covenants are otherwise effective).

For purposes of determining compliance with this Section 8.13, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, Holdings, in its sole discretion, may classify and reclassify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses.

8.14 Prepayments of Debt. Neither Holdings nor any of its Subsidiaries shall prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Loans in accordance with the terms of this Agreement, (ii) the prepayment of any Debt payable to any Borrower, (iii) regularly scheduled repayments or redemptions of Permitted Debt, (iv) the payment of any obligations in respect of any Qualifying Receivables Transactions, (v) any prepayments or redemptions of any Permitted Debt in connection with any refinancing or replacement thereof with any Refinancing Debt thereof, (vi) any prepayment of any Permitted Debt required as a result of any sale, lease, transfer or other disposition of any property securing such Permitted Debt to the extent that such security is permitted under this Agreement and (vii) any such prepayment, redemption, purchase, defeasance, satisfaction or payment at any time so long as at such time, after giving pro forma effect thereto, (A) Holdings and its Subsidiaries would be in compliance with Sections 8.22 and 8.23, regardless of whether a

Covenant Trigger shall have occurred or whether the covenants contained therein are otherwise effective (measured as of the last day of the most recently ended Fiscal Quarter for which financial statements were delivered in accordance with Section 6.2) and (B) either (1) the Combined Availability shall exceed 20% of the Maximum Revolver Amount or (2) (x) the Combined Availability shall exceed the greater of $200,000,000 and 15% of the Maximum Revolver Amount and (y) the aggregate amount of such prepayments, redemptions, purchases, defeasance, satisfaction or payments pursuant to this Section 8.14(vii) does not exceed $75,000,000 in any Fiscal Year.

8.15 Transactions with Affiliates. Except as set forth below, neither Holdings nor any of its Subsidiaries shall sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, the following shall be permitted: (a) transactions with Affiliates expressly permitted hereunder with respect to Affiliates and transactions among Obligors, (b) compensation and indemnity arrangements with officers, directors and employees in the ordinary course of business, (c) Holdings and its Subsidiaries may engage in transactions with Affiliates and Subsidiaries that are not Obligors on terms no less favorable to Holdings and its Subsidiaries than would be obtained in a comparable arm’s-length transaction with a third party who is not an Affiliate, (d) reasonable and customary fees and expense reimbursements paid to the members of the Boards of Directors of the Obligors (and their direct or indirect parent entities), and (e) transactions set forth on Schedule 8.15 attached hereto.

8.16 Investment Banking and Finder’s Fees. Neither Holdings nor any of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter’s fee, finder’s fee, or broker’s fee to any Person in connection with this Agreement, except fees payable to the Agent and the Arrangers as described in the Fee Letter.

8.17 Business Conducted. Holdings and its Subsidiaries shall not engage at any time in any line of business other than the lines of business currently conducted by it and businesses reasonably related or ancillary thereto.

8.18 Liens. Neither Holdings nor any of its Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

8.19 Restrictive Agreements. Neither Holdings nor any of its Subsidiaries shall enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary of the Company to pay dividends or other Distributions with respect to any of its equity interests or to make or repay loans or advances to the Company or any other Subsidiary or to guarantee Debt of the Company or any other Subsidiary; provided that (a) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (b) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, so long as such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, and (c) the foregoing shall not apply to restrictions and conditions imposed on any Foreign Subsidiary that is not an Obligor by the terms of any Debt of such Foreign Subsidiary permitted to be incurred hereunder.

8.20 Sale and Leaseback Transactions. Neither Holdings nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for Holdings or such Subsidiary to lease or rent property that Holdings or such Subsidiary has sold or will sell or otherwise transfer to such Person, other than transfers of Real Estate; provided that before and after giving effect to any such transfer, no Event of Default has occurred and is continuing.

8.21 Fiscal Year. Holdings and its Subsidiaries shall not change their Fiscal Year.

8.22 Fixed Charge Coverage Ratio.

(a) During the period from the Closing Date to the first anniversary thereof, the Borrowers will not permit the Fixed Charge Coverage Ratio, measured as of the last day of the most recently ended Fiscal Quarter for which financial statements were required to have been delivered in accordance with Section 6.2, and for the period of four Fiscal Quarters then ending, to be less than 1.10 to 1.0;

(b) (i) If, on the first anniversary of the Closing Date, the Combined Availability shall be at least equal to 20% of the Maximum Revolver Amount, then clause (c) below shall apply at all times on and after such anniversary; and

(ii) If, on the first anniversary of the Closing Date, the Combined Availability shall be less than 20% of the Maximum Revolver Amount, then

(A) the Borrowers’ covenant to maintain a minimum Fixed Charge Coverage Ratio of no less than 1.10 to 1.0 as described in clause (a) above shall continue to apply on and after such anniversary until the first date (the “First Date”) on which the Combined Availability shall be at least equal to 20% of the Maximum Revolver Amount; provided that the minimum Fixed Charge Coverage Ratio for purposes of such covenant shall be increased to 1.15 to 1.0 after December 31, 2011, and

(B) on and after the First Date, clause (c) below shall apply at all times; and

(c) At any time on and after the applicable date described in clause (b)(i) or (b)(ii)(B) above, in the event that Combined Availability at any time is less than 10% of the Maximum Revolver Amount (any such event being a “Covenant Trigger”), then, as of the date of such Covenant Trigger (each such date, a “Covenant Trigger Date”) and thereafter until the date on which the Combined Availability shall have been at least equal to 10% of the Maximum Revolver Amount for 30 consecutive days (each such period commencing on a Covenant Trigger Date and ending on such date, a “Covenant Trigger Period”), and during any Covenant Trigger Period thereafter, the Borrowers will not permit the Fixed Charge Coverage Ratio, measured as of the last day of the most recently ended Fiscal Quarter for which financial statements were required to have been delivered in accordance with Section 6.2, for the period of four Fiscal Quarters then ending, (i) in the case of a Covenant Trigger Date during any period ending on or prior to December 31, 2011, to be less than 1.10 to 1.0 and (ii) in the case of a Covenant Trigger Date during any period ending after December 31, 2011, to be less than 1.15 to 1.0.

8.23 Senior Secured Leverage Ratio.

(a) During the period from the Closing Date to the first anniversary thereof, the Borrowers will not permit the Senior Secured Leverage Ratio, measured as of the last day of the most recently ended Fiscal Quarter for which financial statements were required to have been delivered in accordance with Section 6.2, and for the period of four Fiscal Quarters then ending, to be greater than 1.75 to 1.0;

(b) (i) If, on the first anniversary of the Closing Date, the Combined Availability shall be at least equal to 20% of the Maximum Revolver Amount, then clause (c) below shall apply at all times on and after such anniversary; and

(ii) If, on the first anniversary of the Closing Date, the Combined Availability shall be less than 20% of the Maximum Revolver Amount, then

(A) the Borrowers’ covenant to maintain a maximum Senior Secured Leverage Coverage Ratio of no more than 1.75 to 1.0 as described in clause (a) above shall continue to apply on and after such anniversary until the First Date, and

(B) on and after the First Date, clause (c) below shall apply at all times; and

(c) At any time on and after the applicable date described in clause (b)(i) or (b)(ii)(B) above, in the event that a Covenant Trigger occurs, then, as of the Covenant Trigger Date and thereafter until the end of the applicable Covenant Trigger Period, and during any Covenant Trigger Period thereafter, the Borrowers will not permit the Senior Secured Leverage Ratio, measured as of the last day of the most recently ended Fiscal Quarter for which financial statements were required to have been delivered in accordance with Section 6.2, and for the period of four Fiscal Quarters then ending, to be greater than 1.50 to 1.0.

8.24 Anti-Terrorism Laws. To the best of its knowledge, neither Holdings nor any of its Subsidiaries shall (a) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (b) deal in, or otherwise engage in any transaction relating to, any assets or property blocked pursuant to Executive Order No. 13224, or (c) engage in any transaction that attempts to violate, or evades or avoids (or has the purpose of evading or avoiding) any prohibitions set forth in any applicable Anti-Terrorism Law.

8.25 Additional Obligors.

(a) In the event that any U.S. Obligor organizes, creates or acquires any Subsidiary after the Agreement Date, the U.S. Obligors shall, within thirty (30) days (or such longer period to which the Agent may reasonably agree) after the organization, creation or acquisition of such Subsidiary, (i) if such Subsidiary is not a Receivables Entity, Immaterial Subsidiary or Foreign Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, cause such Subsidiary to become a party to this Agreement as a U.S. Guarantor by (A) causing such Subsidiary to execute a Security Agreement Supplement (as defined in the Security Agreements), a Guaranty Supplement (as defined in the Guarantee Agreements) and an applicable Intellectual Property Security Agreement and (B) delivering such other documentation as the Agent may reasonably request in connection with the foregoing, including appropriate UCC-1 or PPSA financing statements (and lien searches), security agreements, trademark assignments, landlord waivers, an amendment to the applicable Security Agreement so as to grant the Agent a first priority security interest in the equity interests of such Subsidiary owned by such U.S. Obligor, certified resolutions and other organizational and authorizing documents of such U.S. Obligor and such Subsidiary, and, if requested by the Agent, favorable opinions of counsel to such U.S. Obligor and such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Agent, and (ii) if such Subsidiary is a Foreign Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, deliver an amendment to the applicable Security Agreement (and, if reasonably requested by the Agent, a local law pledge agreement) so as to grant the Agent a first priority security interest in all of the equity interests of such Subsidiary owned by such U.S. Obligor (provided that no more than 65% of the voting equity interests of such U.S. Obligor shall be pledged to secure any U.S. Obligations), certified resolutions and other organizational and authorizing documents of such U.S. Obligor and such Subsidiary, and, if requested by the Agent, favorable opinions of counsel to such U.S. Obligor, all in form, content and scope reasonably satisfactory to the Agent. The provisions of this Section shall not in any manner limit the restrictions on Investments set forth in Section 8.11. Notwithstanding anything herein to the contrary, at no time shall an asset of a “controlled foreign corporation” under Section 957 of the Code serve as U.S. Collateral for the U.S. Obligations hereunder.

(b) In the event that any Canadian Obligor organizes, creates or acquires any Subsidiary after the Agreement Date, the Canadian Obligors shall, within thirty (30) days (or such longer period to which the Agent may reasonably agree) after the organization, creation or acquisition of such Subsidiary, if such Subsidiary is not a Receivables Entity or Immaterial Subsidiary, cause such Subsidiary to become a party to this Agreement as a Canadian Guarantor by (i) causing such Subsidiary to execute and become party to the Canadian Guarantee Agreement and (ii) delivering such other documentation as the Agent may reasonably request in connection with the foregoing, including appropriate UCC-1 or PPSA financing statements (and lien searches), security agreements, trademark assignments, landlord waivers, an amendment to the applicable Security Agreement so as to grant the Agent a first priority security interest in the equity interests of such Subsidiary owned by such Canadian Obligor, certified resolutions and other organizational and authorizing documents of such Canadian Obligor and such Subsidiary, and, if requested by the Agent, favorable opinions of counsel to such Canadian Obligor and such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Agent. The provisions of this Section shall not in any manner limit the restrictions on Investments set forth in Section 8.11.

(c) Notwithstanding the foregoing, after the Agreement Date the Borrowers shall not, directly or indirectly, create, acquire or permit to exist any Subsidiary that is a parent company of an Obligor that does not itself become an Obligor under this Section 8.25, as applicable.

8.26 Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which Holdings or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Agent of any default by any party with respect to such leases and cooperate with the Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

8.27 Bank and Securities Accounts; Cash Dominion.

(a) Within 90 days after the Closing Date, the Obligors shall cause to be delivered to the Agent a deposit account control agreement or securities account control agreement, as applicable, in each case in form and substance reasonably satisfactory to the Agent (each, a “Blocked Account Agreement”), with respect to each Material Account of each Obligor, duly executed by such Obligor and the applicable depositary bank or securities intermediary. Thereafter, the Obligors shall cause (i) each Material Account to be subject to a Blocked Account Agreement at all times and (ii) all cash proceeds of Collateral (other than those (x) required under a Like-Kind Exchange to be deposited in a Like-Kind Exchange Account or (y) required under the Existing Securitization Facility as in effective as of the Agreement Date to be deposited into a “Controlled Account” under and as defined in the documents evidencing the Existing Securitization Facility as in effect as of the Agreement Date) to be deposited into a Material Account subject to a Blocked Account Agreement within one (1) Business Day after receipt thereof by or for the account of any of the Obligors or any of their respective Subsidiaries.

(b) Until the commencement of a Cash Dominion Period, the Obligors may make withdrawals with respect to the Material Accounts. During a Cash Dominion Period, (i) all amounts which are deposited into any Material Account shall immediately become the property of and be under the exclusive control of the Agent, on behalf of the Secured Parties, (ii) the Agent shall be entitled to take such actions, including sending blocked account notices with respect to each Material Account as the Agent deems necessary to establish its exclusive control, (iii) no Obligor shall have any right to withdraw such amounts from any Material Account and (iv) the Agent may, without further consent of any Obligor, withdraw or cause to be withdrawn all immediately available funds in such Material Accounts, deposit or cause to be deposited the same in the Payment Account, and apply the same against the Obligations in the manner provided for in Section 4.7 or, if applicable, Section 4.3. In addition, during a Cash Dominion Period, all collected amounts held in any Material Account shall be sent by ACH or wire transfer no less frequently than once per Business Day to the Payment Account to be applied against the Obligations in the manner provided for in Section 4.7 or, if applicable, Section 4.3.

8.28 Use of Proceeds. Holdings shall not, and shall not suffer or permit any Subsidiary to, use any portion of the proceeds of any Loan, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance indebtedness of any Borrower or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act, in each case, in violation of Regulation T, U or X of the Federal Reserve Board, or in violation of any Requirement of Law.

8.29 Further Assurances. The Obligors shall promptly execute and deliver, or cause to be promptly executed and delivered, to the Agent and/or the Lenders, such documents and agreements, and shall promptly take or cause to be taken such actions, as the Agent may, from time to time, reasonably request to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien. Without limiting the generality of the foregoing, upon request from the Agent, the Obligors shall cause to be promptly delivered to the Agent (a) assignment agreements, in form and substance reasonably satisfactory to the Agent, duly executed by each Obligor party to any Like-Kind Exchange and (unless waived by the Agent) consented to by each other applicable counterparty thereto, and other documents reasonably requested by the Agent, to evidence the pledge and assignment to the Secured Parties of the contractual rights and interests of the Obligors in any such Like-Kind Exchange and (b) any information with respect to Like-Kind Exchanges.

8.30 6 1/2% Senior Notes. Holdings shall prepay, repurchase, refinance or otherwise defease in full all Debt in respect of its 6 1/2% Senior Notes no later than 45 days prior to the maturity thereof.

8.31 Qualified Receivables Transactions.

(a) During any Cash Dominion Period, upon the Agent’s request, Holdings and the other Obligors shall cause new accounts receivable arising from sales of Inventory or Equipment to be excluded from any Qualified Receivables Transaction.

(b) The Borrowers shall promptly notify the Agent if the Securitization Percentage in connection with any Qualified Receivables Transaction shall exceed 35%. Upon request by the Agent from time to time, the Borrowers shall cause to be delivered to the Agent such reports and information about any Qualified Receivables Transaction, including, without limitation, the Securitization Percentage and relevant supporting data, as may be requested by the Agent.

(c) If at any time (i) the Securitization Percentage with respect to any Qualified Receivables Transaction exceeds 35% and (ii) Holdings and the other Obligors shall not be in compliance with the covenant set forth in Section 8.22 (regardless of whether a Covenant Trigger is in effect or such covenants are otherwise effective, and measured as of the last day of the most recently ended Fiscal Quarter for which financial statements were delivered in accordance with Section 6.2), Holdings and the Borrowers shall, within five Business Days following a request by the Agent to do so, (A) cause further sales of accounts receivable pursuant to such Qualified Receivables Transaction to cease and (B) cause such Qualified Receivables Transaction to be terminated.

8.32 Designation of Other Senior Debt. Holdings shall not, and shall not suffer or permit any of their Subsidiaries to, designate any of its Debt (other than Debt under the Loan Documents) as “Designated Senior Indebtedness” (or any similar term) under the terms of any Subordinated Debt.

8.33 Certain Documents; Borrowers.

(a) Holdings shall not, and shall not suffer or permit any of their Subsidiaries to, amend any of its Organization Documents without prior consent of the Agent, except where such amendment would not be reasonably likely to have a Material Adverse Effect.

(b) Except as otherwise provided in Section 8.33(c), Holdings shall not enter into the Repurchase Agreement or any Holdco Notes Documents on terms which are different from those of the final drafts thereof delivered to the Agent under Section 9.1(o) unless such difference is not adverse to the Lenders.

(c) Holdings shall not, and shall not suffer or permit any of its Subsidiaries to, amend, modify or change in any manner any term or condition of any Existing Public Debt, except for any such amendment, modification or change that, if reflected in any refinancing, refunding or replacement thereof, would qualify as Refinancing Debt in accordance with the definition thereof.

(d) No Obligor shall enter into any Guaranty of any Holdco Notes at any time.

(e) Holdings shall not permit any Borrower to cease to be a wholly owned Subsidiary of Holdings except, in the case of any Borrower (other than the Company), pursuant to a merger, amalgamation, liquidation, winding-up, dissolution or a sale or other disposition of all or substantially all of the assets of such Borrower under Section 8.10.

8.34 Post-Closing Covenant.

(a) Within 120 days after the Closing Date, the Obligors shall complete all actions necessary to perfect the Secured Parties’ first-priority security interest in all of the Obligors’ Titled Goods in accordance with applicable certificate-of-title statutes and regulations and all other applicable laws (including the PPSA) and shall cause to be delivered (whether through any subagent appointed pursuant to Section 13.2 or otherwise) to the Agent or its designee copies of duly recorded certificates of title, PPSA (or other statute) VIN filings or other documents reasonably satisfactory to the Agent evidencing the perfection and priority of such security interest.

(b) Within 60 days after the Closing Date, (i) the Agent on behalf of the Canadian Secured Parties shall have been granted a first priority (subject to Permitted Priority Liens) and perfected security interest in the Canadian Collateral pursuant to the applicable Loan Documents; and (ii) the Agent shall have received the following:

(A) certificates representing the equity interests (to the extent certificated) listed on Schedule 7 to the Perfection Certificate held by any Canadian Obligor accompanied by undated stock powers executed in blank and instruments listed on Schedule 8 to the Perfection Certificate held by any Canadian Obligor, indorsed in blank,

(B) proper financing statements and hypothecs in form appropriate for filing under the PPSA and RDPRM of all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Canadian Security Agreement, covering the Collateral described in the Canadian Security Agreement,

(C) completed requests for information, dated on or before the Closing Date, listing all effective financing statements and recordations filed in the jurisdictions referred to in clause (B) above that name any Obligor as debtor, together with copies of such other financing statements,

(D) evidence of the completion of all other recordings and filings of or with respect to the Canadian Security Agreement and Canadian Pledge Agreements that the Agent may deem necessary or desirable in order to perfect and protect the security interest created thereunder, and

(E) evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Canadian Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, estoppel letters, PPSA and RDPRM termination statements and landlords’ and bailees’ waiver and consent agreements).

ARTICLE IX

CONDITIONS OF LENDING

9.1 Conditions Precedent to Making of Loans on the Closing Date. The obligation of the Lenders to make the initial Loans on the Closing Date, and the obligation of the Agent to cause the applicable Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the satisfaction (or waiver in writing by the Agent and the Arrangers) of the following conditions precedent:

(a) This Agreement, the Security Agreements, the Guarantee Agreements, the Intellectual Property Security Agreements and the Perfection Certificate, shall have been executed by each party thereto, and the Obligors shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Obligors before or on the Closing Date.

(b) Since December 31, 2007, there shall not have occurred a Material Adverse Effect.

(c) The Agent and the Lenders shall have received (i) opinions of counsel for the Obligors (including Canadian counsel to the Canadian Obligors) reasonably satisfactory to the Agent; (ii) a copy of the certificate or articles of incorporation/amalgamation/amendment or memoranda of association (or similar Organization Documents), including all amendments thereto, of each Obligor, certified as of a recent date by the Secretary of State of the state of its organization or other Governmental Authority, and a certificate as to the good standing or status of each Obligor as of a recent date, from such Secretary of State or other Governmental Authority; (iii) a certificate of the Secretary or Assistant Secretary or Officer of each Obligor dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws (or similar Organization Documents) of such Obligor as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or the equivalent governing body) of such Obligor authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation/amalgamation/amendment or memoranda of association (or similar Organization Documents) of such Obligor have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (ii) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Obligor; and (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (iii) above.

(d) (i) The Agent on behalf of the U.S. Secured Parties shall have been granted a first priority (subject to Permitted Priority Liens) and perfected security interest in the U.S. Collateral pursuant to the applicable Loan Documents; and (ii) the Agent shall have received the following:

(A) certificates representing the equity interests (to the extent certificated and required to be pledged under the Loan Documents) listed on Schedule 7 to the Perfection Certificate held by any U.S. Obligor accompanied by undated stock powers executed in blank and instruments listed on Schedule 8 to the Perfection Certificate held by any U.S. Obligor, indorsed in blank,

(B) proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the U.S. Security Agreement, covering the Collateral described in the U.S. Security Agreement,

(C) completed requests for information, dated on or before the Closing Date, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Obligor as debtor, together with copies of such other financing statements,

(D) evidence of the completion of all other recordings and filings of or with respect to the U.S. Security Agreement that the Agent may deem necessary or desirable in order to perfect and protect the security interest created thereunder, and

(E) evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the U.S. Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords’ and bailees’ waiver and consent agreements).

(e) The Borrowers shall have paid all fees required to be paid and payable by the Obligors on the Closing Date under the Fee Letter and reasonable and documented, out-of-pocket expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced and payable by the Obligors.

(f) The Agent shall have received evidence of all coverage and endorsements with respect to insurance required by this Agreement relating to the Collateral, including, without limitation, the requirements set forth in Section 8.5.

(g) The Agent and the Lenders shall have received a Borrowing Base Certificate dated as of the Closing Date.

(h) The Agent shall have received Appraisals and field examinations of the Collateral.

(i) The Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Company, confirming compliance with the conditions precedent set forth in this Section 9.1.

(j) The Agent shall have received the financial statements referred to in Section 7.6.

(k) The Agent shall have received a certificate, in substantially the form of Exhibit G, attesting to the Solvency of Holdings and its Subsidiaries, taken as a whole, after giving effect to the Transaction, from Holdings’ Chief Financial Officer.

(l) There shall exist no action, suit, investigation, litigation or proceeding affecting any Obligor or any of its Subsidiaries pending or, to the knowledge of the Borrowers, threatened in any court or before any arbitrator or Governmental Authority that would reasonably be expected to have a Material Adverse Effect.

(m) All Governmental Authorizations and third party consents and approvals necessary in connection with the Transaction shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect.

(n) The Combined Availability as of the Closing Date shall not be less than $250,000,000.

(o) The Agent shall have received the purportedly final drafts of the Holdco Notes Documents and the Repurchase Agreement and shall be reasonably satisfied with the terms thereof.

Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 9.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 9.1, and (iii) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender.

9.2 Conditions Precedent to Each Loan. The obligation of applicable Lenders to make each Loan, including the initial Loans on the Closing Date, and the obligation of the Agent to cause the applicable Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

(a) The following statements shall be true, and the acceptance by the applicable Borrowers of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

(i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect is correct in all respects) on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Borrowers that any representation or warranty is not correct in all material respects (or that any representation and warranty that is qualified as to materiality or Material Adverse Effect is not correct in all respects) and the Required Lenders have explicitly waived in writing compliance with such representation or warranty;

(ii) No Default or Event of Default has occurred and is continuing, or would result from such extension of credit; and

(iii) The Borrowing or issuance of the Letter of Credit is in compliance with the provisions of Article II.

(b) No such Borrowing shall exceed U.S. Availability or Canadian Availability, as applicable.

Notwithstanding anything to the contrary, the foregoing conditions precedent in this Section 9.2 are not conditions to (1) any Lender participating in or reimbursing the applicable Bank or the Agent for such Lender’s Pro Rata Share of any applicable Swingline Loan or Agent Advance made in accordance with the provisions of Sections 2.5(g) and (h), or Sections 2.6(h) and (i), as applicable or (2) any Participating Lender participating in a Canadian Revolving Loan funded by the Canadian Funding Banks in accordance with the provisions of Section 13.17.

ARTICLE X

DEFAULT; REMEDIES

10.1 Events of Default. It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur for any reason:

(a) any failure by the Borrowers to pay: (i) the principal of any of the Loans when due, whether upon demand or otherwise or the reimbursement of any Letter of Credit issued pursuant to this Agreement when the same is due and payable; or (ii) any interest, fee or other amount owing hereunder or under any of the other Loan Documents within five (5) Business Days after the due date therefor, whether upon demand or otherwise;

(b) any representation or warranty made or deemed made by Holdings, any Borrower or any Guarantor in this Agreement or by any other Obligor or any of their Subsidiaries in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Obligor or any of its Subsidiaries at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

(c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 8.2, 8.4, 8.5, 8.9 through 8.25, 8.27 or 8.28 through 8.34 of this Agreement; (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 6.2, 6.3 or 6.4 of this Agreement, and such default shall continue for five (5) Business Days or more; (iii) any event of default shall occur under any Loan Document other than this Agreement; or (iv) any other default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement, any other Loan Document or any other agreement entered into at any time to which any Obligor or any Subsidiary and the Agent or any Lender are party, and such default shall continue for thirty (30) days or more after notice thereof to the Borrowers by the Agent or the Required Lenders;

(d) any default shall occur with respect to any Debt (other than the Obligations) of any Obligor or any of their Subsidiaries (other than any Immaterial Subsidiary) in an outstanding principal amount which exceeds $75,000,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by any Obligor or any of their Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

(e) any Obligor or any of its Subsidiaries (other than any Immaterial Subsidiary) shall (i) file a voluntary petition in bankruptcy or file a voluntary petition, proposal, notice of intent to file a proposal or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, the BIA, the CCAA or under any other bankruptcy or insolvency act or law, state, provincial or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

(f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any Obligor or any of its Subsidiaries (other than any Immaterial Subsidiary) or for any other relief under the federal Bankruptcy Code, as amended, the BIA, the CCAA or under any other bankruptcy or insolvency act or law, state, provincial or federal, now or hereafter existing and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

(g) a receiver, interim receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for any Obligor or any of its Subsidiaries (other than any Immaterial Subsidiary) or for all or any material part of any Obligor’s or Subsidiary’s property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any material part of the property of any Obligor or any of their Subsidiaries;

(h) other than as permitted under Section 8.10, any Obligor or any of its Subsidiaries (other than any Immaterial Subsidiary) shall file a certificate of dissolution under applicable state or provincial law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any action in furtherance thereof;

(i) this Agreement or any Security Document shall be terminated (other than in accordance with its terms or the terms hereof), revoked or declared void or invalid or unenforceable or challenged by any Obligor;

(j) one or more judgments, orders, decrees or arbitration awards is entered against any Obligor or any of their Subsidiaries involving in the aggregate liability as to any single or related or unrelated series of transactions, incidents or conditions, in excess of $75,000,000 (except to the extent covered by insurance through an insurer who does not deny or dispute coverage), and the same shall remain unsatisfied, unbonded, unvacated and unstayed pending appeal for a period of sixty (60) days after the entry thereof;

(k) for any reason, other than the failure of the Agent to take any action available to it to maintain perfection of the Agent’s Liens pursuant to the Security Documents, this Agreement or any Security Document ceases to be in full force and effect (other than in accordance with its terms) or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated (other than in accordance with its terms), revoked or declared void;

(l) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of an Obligor under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $75,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $75,000,000; or (iii) an Obligor or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $75,000,000;

(m) A Pension Event shall occur which, in the Agent’s reasonable determination, constitutes grounds for the termination under any applicable law, of any Canadian Pension Plan or for the appointment by the appropriate Governmental Authority (including the FSCO) of an administrator or like body for any Canadian Pension Plan, or if any Canadian Pension Plan shall be terminated or any such administrator or like body shall be requested or appointed, or if a Canadian Obligor or any of its Subsidiaries is in default with respect to payments to a Canadian Pension Plan resulting from their complete or partial withdrawal from such Canadian Pension Plan and any such event would reasonably be expected to have a Material Adverse Effect or any Lien arises in respect of an amount in excess of $75,000,000 (save for contribution amounts not yet due) in connection with any Canadian Pension Plan; or

(n) there occurs a Change of Control.

10.2 Remedies.

(a) If a Default or an Event of Default has occurred and is continuing, the Agent may, in its discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on any Borrower:

(i) reduce the Maximum U.S. Revolver Amount, the Maximum Canadian Revolver Amount, the Maximum Revolver Amount and/or the Maximum Specified Loan Sublimit or the advance rates against Eligible Rental Equipment and/or Eligible Merchandise and Consumables Inventory used in computing each Borrowing Base, or reduce one or more of the other elements used in computing each Borrowing Base, in each case to the extent determined by the Agent or the Required Lenders, as the case may be;

(ii) restrict the amount of or refuse to make Loans;

(iii) instruct the Letter of Credit Issuers to restrict or refuse to provide Letters of Credit;

(iv) terminate the Commitments;

(v) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 10.1(e), 10.1(f), 10.1(g), or 10.1(h), the Commitments shall automatically and immediately expire and terminate and all Obligations shall automatically become immediately due and payable without notice or demand of any kind;

(vi) require the Obligors to cash collateralize all Obligations (contingent or otherwise) with respect to outstanding Letters of Credit; and

(vii) pursue its other rights and remedies under the Loan Documents and applicable law.

(b) If an Event of Default has occurred and is continuing: (i) the Agent shall have, for the benefit of the respective Secured Parties, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents, the UCC and the PPSA; (ii) the Agent may, at any time, take possession of the respective Collateral and keep it on the Obligors’ premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrowers shall, and shall cause their Subsidiaries to, upon the Agent’s demand, at the Borrowers’ cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Obligor agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC, the PPSA or otherwise, shall constitute reasonable notice to such Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) days prior to such action to the Borrowers’ Agent at the address specified in or pursuant to Section 14.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to any Borrower or any other Obligor. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Borrower and each other Obligor irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrowers and the other Obligors agree that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, each Borrower’s and other Obligor’s labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrowers’ and the other Obligors’ rights under all licenses and all franchise agreements shall inure to the Agent’s benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including reasonable attorneys’ fees, and then to the Obligations. The Agent will return any excess to the Borrowers and the Borrowers shall remain liable for any deficiency. Without affecting the generality of the foregoing, if an Event of Default shall have occurred and be continuing as a result of a breach of any prepayment obligation under Section 4.3(b) and such Event of Default shall continue for ten (10) days, the Agent or the Required Lenders may request the Obligors to, and upon any such request the Obligors shall, terminate or cause to be terminated any Like-Kind Exchange and Like-Kind Exchange Account.

ARTICLE XI

TERM AND TERMINATION

11.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent upon direction from the Required Lenders may terminate this Agreement without notice upon the occurrence and during the continuance of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any amounts due under Section 5.4) shall become immediately due and payable and the Borrowers shall immediately arrange, with respect to all Letters of Credit then outstanding, for (a) the cancellation and return thereof, or (b) the cash collateralization thereof or issuance of Supporting Letters of Credit with respect thereto in accordance with Section 2.4(g). Notwithstanding the termination of this Agreement, until Full Payment of all Obligations, the Borrowers shall remain bound by the terms of this Agreement and shall not be relieved of any of their Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent’s Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

ARTICLE XII

AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

12.1 Amendments and Waivers.

(a) (i) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent with the consent of the Required Lenders) and the Borrowers (except that no consent of the Borrowers shall be required in the case of amendments of Article XIII, other than amendments of Section 13.9 which affect the Borrowers’ rights thereunder) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given;

(ii) Notwithstanding the foregoing, no such waiver, amendment, or consent shall be effective to modify eligibility criteria, reserves or sublimits contained in the definition of “U.S. Borrowing Base”, “Canadian Borrowing Base”, “Merchandise and Consumables Inventory Formula Amount”, “Eligible Rental Equipment” or “Reserves” or any successor or related definition, in each case that would have the effect of increasing Combined Availability or any Borrowing Base unless it is consented to in writing by the Supermajority Lenders and the Borrowers; provided that to the extent (A) that any change shall have been made to any eligibility criteria or reserves after the Agreement Date based solely on the Agent’s Reasonable Credit Judgment pursuant to the terms of the Agreement (and not by an amendment or modification of this Agreement or any consent of the Lenders), and (B) such change has the effect of decreasing Combined Availability or any Borrowing Base, the Agent may thereafter reverse such change, in whole or in part, if it determines to do so in the exercise of its Reasonable Credit Judgment;

(iii) Notwithstanding the foregoing, no such waiver, amendment, or consent shall be effective with respect to the following, unless consented to in writing by all Lenders (or the Agent with the consent of all Lenders) and the Borrowers:

(A) increase any of the advance rates set forth in the definition of “U.S. Borrowing Base” or “Canadian Borrowing Base”;

(B) decrease the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

(C) amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;

(D) release any Guarantor with respect to any Obligations owing under the U.S. Guarantee Agreement or the Canadian Guarantee Agreement other than as permitted by Section 13.11;

(E) release all or substantially all of the value of the U.S. Collateral or the Canadian Collateral other than as permitted by Section 13.11;

(F) change the definition of “Required Lenders” or “Supermajority Lenders”; or

(G) increase the Maximum U.S. Revolver Amount, Maximum Canadian Revolver Amount or Maximum Revolver Amount (other than as contemplated in Section 2.8 or Section 2.9, as applicable) or Letter of Credit Subfacility;

(iv) Notwithstanding the foregoing, no such waiver, amendment, or consent shall be effective with respect to the following, unless consented to in writing by all affected Lenders (or the Agent with the consent of all affected Lenders) and the Borrowers:

(A) increase or extend any Commitment of any Lender (other than as contemplated in Section 2.8 or 2.9);

(B) postpone or delay any date fixed by this Agreement or any other Loan Document for any (i) scheduled payment of principal, interest or fees or (ii) other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document; or

(C) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

(v) Notwithstanding the foregoing, no such waiver, amendment, or consent shall be effective to change (i) Section 4.7 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 4.3, in any manner that materially and adversely affects the Lenders of a Facility without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of such Facility;

(vi) Notwithstanding the foregoing, no such waiver, amendment, or consent shall be effective to increase the obligations or adversely affect the rights of the Agent, any Letter of Credit Issuer or any Canadian Funding Bank without the consent of the party affected thereby;

provided, however, that (A) the Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (ii), (iii)(A) and (iii)(G) above and any other terms of this Agreement, make applicable Agent Advances in accordance with Section 2.5(h) or Section 2.6(i), as applicable; (B) Schedule 1.1 hereto (Commitments) may be amended from time to time by the Agent alone to reflect assignments of Commitments in accordance herewith and changes in Commitments in accordance with Section 2.8 or 2.9; (C) no amendment or waiver shall be made to Section 13.21 or to any other provision of any Loan Document as such provisions relate to the rights and obligations of any Arranger without the written consent of such Arranger; (D) the Fee Letter may be amended or waived in a writing signed by Holdings, the Arrangers and the Agent; (E) the Maximum Canadian Revolver Amount may be permanently reduced at any time from time to time by a written request from the Borrowers’ Agent without the consent or approval of any Lender; and (F) any Loan Document relating to Hedge Agreements and other Bank Products may be amended by the Borrowers and the Agent, the Lender or Affiliate of the Agent or such Lender providing such Hedge Agreement or other Bank Product without the consent or approval of the Agent (unless the Agent is providing such Bank Product) or any other Lender. Further, notwithstanding anything to the contrary contained in Section 12.1, if the Agent and the Borrowers’ Agent shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Agent and the Borrowers’ Agent shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

(b) If, in connection with any proposed amendment, waiver or consent (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, so long as the Agent is not a Non-Consenting Lender, at the Borrowers’ request (and if applicable, payment by the Borrower of the processing fee referred to in Section 12.2(a)), the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent’s approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders’ interests, rights and obligations under the Loan Documents, in accordance with the procedures set forth in clauses (i) through (v) in the proviso to Section 5.8 and the last sentence in Section 5.8, as if each such Non-Consenting Lender is an assignor U.S. Lender thereunder.

12.2 Assignments; Participations.

(a) Any Lender may, with the written consent of (i) the Agent, (ii) in the case of an assignment of any Canadian Revolving Credit Commitment, Canadian Revolving Loan or Canadian Loan Participation to an assignee that does not have an Eligible Canadian Affiliate, the Canadian Funding Banks, (iii) the U.S. Swingline Lender, the Letter of Credit Issuer and the Canadian Swingline Lender, and (iv) so long as no Event of Default has occurred and is continuing, the Borrowers’ Agent (which consents shall not be unreasonably withheld or delayed), assign and delegate to one or more Eligible Assignees (provided that no consent of the Borrowers’ Agent shall be required in connection with any assignment to an Approved Fund or to a Lender to an Affiliate of a Lender) (each an “Assignee”) all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000; provided, however, that (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall be given to the Borrowers’ Agent and the Agent by such Lender and the Assignee; (B) such Lender and its Assignee shall deliver to the Borrowers’ Agent and the Agent an Assignment and Acceptance; and (C) the assignor Lender or Assignee shall pay to the Agent a processing fee in the amount of $3,500; provided, further, that the Agent may elect to waive such processing fee in its sole discretion. For the avoidance of doubt, all assignments hereunder shall be made in accordance with Section 12.2(h). Except as expressly provided herein, no Canadian Lender may assign or delegate any or all of its Canadian Revolving Credit Commitments or Canadian Revolving Loans or any rights and obligations in respect thereof hereunder except in connection with an assignment or delegation of the U.S. Revolving Loans and U.S. Revolving Credit Commitments of such Canadian Lender’s related U.S. Lender in accordance with the terms of this Section 12.2. Notwithstanding anything to the contrary, in the case of a Canadian Funding Bank, (1) the portion of its Canadian Revolving Loans subject to Canadian Loan Participation, and the portion of its Canadian Revolving Credit Commitment that if funded, would be subject to Canadian Loan Participation, may only be assigned to another Canadian Funding Bank (and the Assignee shall agree in the Assignment and Acceptance to act as a Canadian Funding Bank in respect of the Canadian Revolving Loans and Canadian Revolving Credit Commitment being assigned to it and to assume from the assignor Lender a corresponding Canadian Funding Percentage such that the aggregate Canadian Funding Percentages of all Canadian Funding Banks shall remain 100% at all times), and (2) the other portion of its Canadian Revolving Loans and Canadian Revolving Credit Commitment may only be assigned to another Canadian Lender.

(b) From and after the date that the Agent has received an executed Assignment and Acceptance, the Agent has received payment of the above-referenced processing fee and the Agent has recorded such assignment in the Register as provided in Section 13.22 herein, (i) the Assignee thereunder (and its Eligible Canadian Affiliate, if applicable) shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit, have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender (and its Eligible Canadian Affiliate, if applicable, shall have the rights and obligations of a Canadian Lender (such Lender’s “Related Canadian Lender”)) under the Loan Documents, and (ii) the assignor Lender (and its Related Canadian Lender, if applicable) shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assignor Lender’s (and its Related Canadian Lender’s, if applicable) rights and obligations under this Agreement, such assignor Lender (and its Related Canadian Lender, if applicable) shall cease to be a party hereto).

(c) By executing and delivering an Assignment and Acceptance, the assignor Lender thereunder (and its Related Canadian Lender, if applicable) and the Assignee thereunder (and its Eligible Canadian Affiliate, if applicable) confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assignor Lender (and its Related Canadian Lender, if applicable) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by any Obligor to the Agent or any Lender in the applicable Collateral; (ii) such assignor Lender (and its Related Canadian Lender, if applicable) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor or the performance or observance by any Obligor of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee (and its Eligible Canadian Affiliate, if applicable) confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee (and its Eligible Canadian Affiliate, if applicable) will, independently and without reliance upon the Agent, such assignor Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee (and its Eligible Canadian Affiliate, if applicable) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental powers, as are reasonably incidental thereto; and (vi) such Assignee (and its Eligible Canadian Affiliate, if applicable) agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender (or as a Canadian Lender, in the case of its Eligible Canadian Affiliate, if applicable).

(d) Immediately upon satisfaction of the requirements of Section 12.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee (and its Eligible Canadian Affiliate, if applicable) and the resulting adjustment of the Commitments arising therefrom. Each Commitment allocated to each Assignee shall reduce the applicable Commitment of the assignor Lender pro tanto.

(e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrowers (a “Participant”) participating interests in any Loans, any Commitment of that Lender and the other interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the applicable Borrowers and the Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Sections 12.1(a)(iii)(D) and (E) and Section 12.1(a)(iv) and the release of all of substantially all of the value of the Guarantees of any Obligations pursuant to the U.S. Guarantee Agreement or the Canadian Guarantee Agreement, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. Subject to paragraph (g) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.1, 5.2 and 5.3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section.

(f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

(g) A Participant shall not be entitled to receive any greater payment under Section 5.1 or 5.3 than the Originating Lender would have been entitled to receive with respect to the participating interest sold to such Participant, unless the sale of the participating interest to such Participant is made with the applicable Borrowers’ prior written consent. A Participant that would be subject to the requirements of Section 13.10 if it were a Lender shall not be entitled to the benefits of Section 5.1 unless the applicable Borrowers are notified of the participating interest sold to such Participant and such Participant agrees, for the benefit of the applicable Borrowers, to comply with Section 13.10 as though it were a Lender.

(h) Assignments of Commitments and Loans shall be effectuated as follows:

(i) If an assignor U.S. Lender has a Related Canadian Lender and the assignee U.S. Lender has an Eligible Canadian Affiliate (determined based upon the representation made by such assignee U.S. Lender in its Assignment and Acceptance), then (A) the assignee U.S. Lender shall purchase from the assignor U.S. Lender a pro rata portion of its U.S. Revolving Loans and U.S. Revolving Credit Commitment and (B) the Eligible Canadian Affiliate of the assignee U.S. Lender shall purchase from the assignor U.S. Lender’s Related Canadian Lender the same pro rata portion of its Canadian Revolving Loans and its Canadian Revolving Credit Commitments.

(ii) If an assignor U.S. Lender has a Related Canadian Lender and the assignee U.S. Lender does not have an Eligible Canadian Affiliate (determined based upon the representation made by such assignee U.S. Lender in its Assignment and Acceptance), then (A) the assignee U.S. Lender shall purchase from the assignor U.S. Lender a pro rata portion of its U.S. Revolving Loans and U.S. Revolving Credit Commitment, (B) the assignee U.S. Lender shall become a Participating Lender hereunder and shall purchase a Canadian Loan Participation from the Canadian Funding Banks in each Canadian Revolving Loan (other than a Canadian Swingline Loan) funded by the Canadian Funding Banks in an amount equal to the assignee Participating Lender’s Pro Rata Share of the Borrowing which includes such Canadian Revolving Loan and (C) the Canadian Funding Banks shall purchase from the Canadian Lender related to the assignor U.S. Lender (x) the portion of the Canadian Revolving Credit Commitment of such Canadian Lender in an amount equal to the assignee Participating Lender’s Pro Rata Share of the amount of the Maximum Canadian Revolver Amount and (y) such portion of the Canadian Revolving Loans of such Canadian Lender in an amount equal to the assignee Participating Lender’s Pro Rata Share of the Borrowings which include the Canadian Revolving Loans (other than Canadian Swingline Loans) of such Canadian Lender.

(iii) If an assignor U.S. Lender does not have a Related Canadian Lender and the assignee U.S. Lender does not have an Eligible Canadian Affiliate (determined based upon the representation made by such assignee U.S. Lender in its Assignment and Acceptance), then (A) the assignee U.S. Lender shall purchase from the assignor U.S. Lender a pro rata portion of its U.S. Revolving Loans and U.S. Revolving Credit Commitment and (B) the assignee U.S. Lender shall assume the same pro rata portion of all obligations of the assignor U.S. Lender under or with respect to the Canadian Revolving Loans and Canadian Revolving Credit Commitments under this Agreement and as a result the assignee U.S. Lender shall become a Participating Lender hereunder with an obligation to purchase a Canadian Loan Participation from the Canadian Funding Banks in each Canadian Revolving Loan (other than Canadian Swingline Loans) funded by the Canadian Funding Banks in an amount equal to the assignee U.S. Lender’s Pro Rata Share of the Borrowing which includes such Canadian Revolving Loan.

(iv) If an assignor U.S. Lender does not have a Related Canadian Lender and the assignee U.S. Lender has an Eligible Canadian Affiliate (determined based upon the representation made by such assignee U.S. Lender in its Assignment and Acceptance), then (A) the assignee U.S. Lender shall purchase from the assignor U.S. Lender a pro rata portion of its U.S. Revolving Loans and U.S. Revolving Credit Commitment, (B) the Eligible Canadian Affiliate of the assignee U.S. Lender shall become a Canadian Lender hereunder with a Canadian Revolving Credit Commitment equal to its Pro Rata Share of the amount of the Maximum Canadian Revolver Amount (such Canadian Revolving Credit Commitment to be assumed from the Canadian Funding Banks) and (C) the Eligible Canadian Affiliate of the assignee U.S. Lender shall purchase from the Canadian Funding Banks such portion of the Canadian Revolving Loans (other than Canadian Swingline Loans) funded by the Canadian Funding Banks equal to the Pro Rata Share of such Eligible Canadian Affiliate in the outstanding principal balance of all Canadian Revolving Loans (other than Canadian Swingline Loans and Canadian Agent Advances) outstanding at such time.

ARTICLE XIII

THE AGENT

13.1 Appointment and Authorization. Each Lender hereby designates and appoints Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article XIII. The provisions of this Article XIII (other than Sections 13.9, 13.11(a) and 13.11(b)) are solely for the benefit of the Agent and the Lenders, and the Borrowers shall have no rights as third party beneficiaries of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the U.S. Borrowing Base or the Canadian Borrowing Base, as applicable, (b) the making of Agent Advances pursuant to Section 2.5(h) or Section 2.6(i), as applicable, and (c) the exercise of remedies pursuant to Section 10.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

For the purposes of creating a solidarité active in accordance with Article 1541 of the Civil Code of Québec between each Secured Party, taken individually, on the one hand, and the Agent, on the other hand, each Obligor and each such Secured Party acknowledge and agree with the Agent that such Secured Party and the Agent are hereby conferred the legal status of solidary creditors of each such Obligor in respect of all Obligations owed by each such Obligor to the Agent and such Secured Party hereunder and under the other Loan Documents (collectively, the “Solidary Claim”) and that, accordingly, but subject (for the avoidance of doubt) to Article 1542 of the Civil Code of Québec, each such Obligor is irrevocably bound towards the Agent and each Secured Party in respect of the entire Solidary Claim of the Agent and such Secured Party. As a result of the foregoing, the parties hereto acknowledge that the Agent and each Secured Party shall at all times have a valid and effective right of action for the entire Solidary Claim of the Agent and such Secured Party and the right to give full aquittance for it. Accordingly, and without limiting the generality of the foregoing, the Agent, as solidary creditor with each Secured Party, shall at all times have a valid and effective right of action in respect of the Solidary Claim and the right to give a full aquittance for same. By its execution of the Loan Documents to which it is a party, each such Obligor not a party hereto shall also be deemed to have accepted the stipulations hereinabove provided. The parties further agree and acknowledge that such Liens (hypothecs) under the Security Documents and the other Loan Documents shall be granted to the Agent, for its own benefit and for the benefit of the Secured Parties, as solidary creditor as hereinabove set forth.

13.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent hereby appoints the Borrowers’ Agent to be a subagent solely of the Agent solely for the purpose of (a) causing (i) the Agent to be named as lienholder, secured party, legal owner or such other capacity, as appropriate, on the certificate of title for any Titled Goods or (ii) on any filing or registration statement in favor of the Agent, effected under the Loan Documents in the PPSA or otherwise, the addition of any Titled Goods by its VIN or serial number, in either case in order to create and/or perfect the security interest of the Secured Parties therein and (b) releasing any such security interest upon a sale of the Title Goods covered thereby in compliance with the terms of the Agreement; provided that (A) the Borrowers’ Agent in such capacity may appoint other third-party subagents reasonably acceptable to the Agent, (B) neither the Borrowers’ Agent nor any such subagent shall be authorized to take any other action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Agent, and (C) such appointment, and any further subagency, may be terminated by the Agent at any time by notice to the Borrowers’ Agent.

13.3 Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Obligor or any Subsidiary or Affiliate of any Obligor, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Obligor or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Obligor or any of their Subsidiaries or Affiliates.

13.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Obligor), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by Section 12.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

13.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Agent will notify the Lenders of their receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article X; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable.

13.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors and their Affiliates. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Obligors or any of their Affiliates which may come into the possession of any of the Agent-Related Persons.

13.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), ratably in accordance with their respective Commitments, from and against any and all Indemnified Liabilities as such term is defined in Section 14.11; provided, however, that no Lender shall be liable for the payment to such Agent-Related Persons of any portion of such Indemnified Liabilities to the extent resulting from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall ratably reimburse the Agent upon demand for its share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

13.8 Agent in Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Obligors and their Subsidiaries and Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Bank and its Affiliates may receive information regarding the Obligors, their Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Obligors or such Affiliates) and the Lenders hereby acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms “Lender” and “Lenders” include the Bank in its individual capacity.

13.9 Successor Agent. The Agent may resign as Agent upon at least 30 days’ prior notice to the Lenders and the Borrowers’ Agent, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Loans and/or Commitments as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Required Lenders (with the prior consent of the Borrowers’ Agent, such consent not to be unreasonably withheld and such consent not to be required if an Event of Default has occurred and is continuing) shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be a Lender or a commercial bank, commercial finance company or other asset based lender having total assets in excess of $5,000,000,000. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers’ Agent (but without the need for the consent of the Borrowers’ Agent), a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article XIII and Section 14.11 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

13.10 Withholding Tax.

(a) If any Lender lending to the U.S. Borrowers or the Specified Loan Borrower is not a United States person within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding Tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent and the Borrowers’ Agent:

(i) if such Lender claims an exemption from, or a reduction of, withholding Tax under an applicable tax treaty, two properly completed and executed IRS Form W-8BEN (or any successor form thereto) before the payment of any interest under this Agreement to such Lender;

(ii) if such Lender claims that interest paid under this Agreement is exempt from United States of America withholding Tax because it is effectively connected with a United States of America trade or business of such Lender (and, if an applicable tax treaty requires, for the permanent establishment of such Lender in the United States of America), two properly completed and executed IRS Form W-8ECI (or any successor form thereto) before the payment of any interest under this Agreement to such Lender and before the end of each third succeeding calendar year from the date such Lender initially provided the IRS Form W-8ECIs if such Lender continues to be a Lender under this Agreement; and

(iii) such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding Tax.

Such Lender agrees to promptly notify the Agent and the Borrowers’ Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction and shall provide any updated forms, if applicable.

(b) If any Lender is a United States person within the meaning of the Code, such Lender agrees with an in favor of the Agent, to deliver to the Agent and the Borrowers’ Agent two properly completed and executed IRS Form W-9 (or any successor form thereto) certifying that such person is entitled to a complete exemption from United States backup withholding tax on payments pursuant to this Agreement. Any Lender supplying forms pursuant to this Section 13.10(b) shall deliver to the Agent and the Borrowers’ Agent additional copies of the relevant forms on or before the date that such form expires, and shall promptly notify the Agent and the Borrowers’ Agent of any change in circumstances that would modify or render invalid any claimed exemption or any forms previously provided.

(c) If any Lender claims exemption from, or reduction of, withholding Tax by providing any IRS Form to Agent or Borrowers’ Agent and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent and the Borrowers’ Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Lender. To the extent of such percentage amount, the Agent will treat such Lender’s IRS Form as no longer valid.

(d) If any Lender is entitled to a reduction in the applicable withholding Tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding Tax after taking into account such reduction. If the forms or other documentation required by subsection (a) or (b) of this Section are not delivered to the Agent and the Borrowers’ Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding Tax.

(e) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold Tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding Tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as Tax or otherwise, including, for the avoidance of doubt, penalties and interest, and including any Taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

(f) Each Canadian Lender and Participating Lender hereby represents and warrants to the other parties hereto that it is and at all relevant times will be dealing at arm’s length for the purposes of the Income Tax Act (Canada) with each of the Canadian Borrowers, the Agent and the Canadian Funding Banks.

13.11 Collateral Matters.

(a) The Lenders hereby irrevocably authorize the Agent (and if applicable, any subagent appointed by the Agent under Section 13.2 or otherwise), and the Agent (and if applicable, any subagent appointed by the Agent under Section 13.2 or otherwise) shall hereby have the obligation to release, subject to the satisfaction of any conditions to release (if any) set forth herein, including the continuance of the applicable Agent’s Lien in any proceeds of released Collateral, any such Agent’s Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrowers of all Loans and reimbursement obligations in respect of Letters of Credit, and the termination or cash collateralization of all outstanding Letters of Credit or the posting of Supporting Letters of Credit with respect thereto (whether or not any of such obligations are due) and all other Obligations (other than any contingent indemnity obligations with respect to which no claim, demand or suit has been made, brought or threatened against an Indemnified Person); (ii) constituting property being sold or disposed of, if (except sales of items of Rental Equipment in the ordinary course of business so long as such Agent’s Lien continues in the proceeds of such Collateral) the Borrowers certify to the Agent that the sale or disposition is made in compliance with Section 8.10 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Obligors owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to an Obligor under a lease which has expired or been terminated in a transaction permitted under this Agreement; (v) constituting Relinquished Property, if such Relinquished Property shall have been delivered to the applicable Qualified Intermediary in accordance with the applicable exchange agreement and a first priority perfected security interest shall have been granted by the applicable exchanger to the Agent for the benefit of the Secured Parties of a first priority perfected security interest in the rights of such exchanger in, to and under the related exchange agreement; (vi) constituting any Like-Kind Exchange Account; or (vii) constituting property being transferred pursuant to any Qualifying Receivables Transaction. Except as provided above, the Agent will not release any of such Agent’s Liens without the prior written authorization of the Lenders; provided that, in addition to the foregoing, (A) the Agent may, in its discretion, release such Agent’s Liens on Collateral valued in the aggregate not in excess of $25,000,000 during each Fiscal Year without the prior written authorization of any Lender; and (B) the Agent may release the Agent’s Liens on Collateral valued in the aggregate not in excess of $50,000,000 during each Fiscal Year with the prior written authorization of Required Lenders, so long as all proceeds received in connection with such release are applied to the Obligations in accordance with Section 4.7 and, after giving effect to the application of such proceeds and the updating of the U.S. Borrowing Base or the Canadian Borrowing Base, as the case may be, to reflect the deletion of any assets subject to such release, U.S. Availability or Canadian Availability, as the case may be, shall be no less than the U.S. Availability or the Canadian Availability, as the case may be, immediately prior to such release. Upon request by the Agent or the Borrowers at any time, the Lenders will confirm in writing the Agent’s authority to release any applicable Agent’s Liens upon particular types or items of Collateral pursuant to this Section 13.11. In addition, the Lenders hereby irrevocably authorize the Agent to (x) subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.13(c) and (y) release any Guarantor from its obligations under the U.S. Guarantee Agreement or the Canadian Guarantee Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Agent at any time, the Required Lenders will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations pursuant to this Section 13.11(a).

(b) Upon receipt by the Agent of any authorization required pursuant to Section 13.11(a) from the Lenders of the Agent’s authority to release or subordinate the applicable Agent’s Liens upon particular types or items of Collateral, or to release any Guarantor from its obligations under the U.S. Guarantee Agreement or the Canadian Guarantee Agreement, and upon at least five (5) Business Days’ prior written request by the Borrowers, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of such Agent’s Liens upon such Collateral or to subordinate its interest therein, or to release such Guarantor from its obligations under the U.S. Guarantee Agreement or the Canadian Guarantee Agreement; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Obligors in respect of) all interests retained by the Obligors, including the proceeds of any sale, all of which shall continue to constitute part of such Collateral.

(c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Obligors or is cared for, protected or insured or has been encumbered, or that the applicable Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

13.12 Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express consent of the Required Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Required Lenders, set-off against the Obligations, any amounts owing by such

Lender to any Obligor or any accounts of any Obligor now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Obligor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the applicable Collateral.

(b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of any Obligor to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender’s ratable portion of all such distributions by the Agent, such Lender shall promptly (A) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Commitments; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment. If following the occurrence of an Event of Default and realization upon the Collateral and the Guarantee Agreements, the U.S. Lenders on the one hand and the Canadian Lenders on the other hand has suffered or incurred a loss not recovered from available Collateral, each Lender shall make such payments to the others of them so that the loss is shared by all Lenders in accordance with each such Lender’s Pro Rata Share.

13.13 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with the UCC or the PPSA or under other applicable law, as applicable may be perfected by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor, shall deliver such Collateral to the Agent or in accordance with the Agent’s instructions.

13.14 Payments by Agent to Lenders. All payments to be made by the Agent to the applicable Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each such Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Agreement Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, interest or fees on the Loans or otherwise. Unless the Agent receives notice from the applicable Borrowers prior to the date on which any payment is due to the Lenders that such Borrowers will not make such payment in full as and when required, the Agent may assume that such Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each applicable Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

13.15 Settlement.

(a) Each Lender’s funded portion of the applicable Loans is intended by the applicable Lenders to be equal at all times to such Lender’s Pro Rata Share of the outstanding applicable Loans. Notwithstanding such agreement, the Agent, the Bank, and the other applicable Lenders agree (which agreement shall not be for the benefit of or enforceable by the applicable Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the applicable Loans (including the applicable Swingline Loans and the applicable Agent Advances) shall take place on a periodic basis in accordance with the following provisions:

(i) The Agent shall request settlement (“Settlement”) with the applicable Lenders at least once every two weeks, or on a more frequent basis at the Agent’s election, (A) on behalf of the Bank, with respect to each applicable outstanding Swingline Loan, (B) for itself, with respect to each applicable Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy or other electronic transmission, no later than 12:00 noon (New York City time, as applicable) on the date of such requested Settlement (the “Settlement Date”). Each Lender (other than the Bank, in the case of applicable Swingline Loans and the Agent in the case of applicable Agent Advances) shall transfer the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the applicable Swingline Loans and the applicable Agent Advances with respect to each Settlement to the Agent, to the Agent’s account, not later than 2:00 p.m. (New York City time), on the Settlement Date applicable thereto. Settlements shall occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article IX have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Swingline Loan or Agent Advance and, together with the portion of such Swingline Loan or Agent Advance representing the Bank’s Pro Rata Share thereof, shall cease to constitute Swingline Loans or Agent Advances, but shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to Base Rate Loans (A) on behalf of the Bank, with respect to each outstanding Swingline Loan, and (B) for itself, with respect to each applicable Agent Advance.

(ii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to an applicable Swingline Loan or applicable Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Swingline Loan or Agent Advance equal to such Lender’s Pro Rata Share of such Swingline Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Swingline Loans or Agent Advances, upon demand by the Bank or the Agent, as applicable, shall pay to the Bank or the Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender’s Pro Rata Share of such Swingline Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Loans.

(iii) Notwithstanding any provisions of Section 2.5(g) or Section 2.6(h), as applicable, to the contrary, from and after the date, if any, on which any Lender purchases an undivided interest and participation in any applicable Swingline Loan or applicable Agent Advance pursuant to clause (ii) above, the Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Swingline Loan or Agent Advance.

(iv) Between Settlement Dates, the Agent, to the extent no applicable Agent Advances are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the applicable Loans, for application to the Bank’s Loans including applicable Swingline Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank’s Loans (other than to applicable Swingline Loans or applicable Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (ii) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the applicable outstanding Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the applicable Loans. During the period between Settlement Dates, the Bank with respect to applicable Swingline Loans, the Agent with respect to applicable Agent Advances, and each Lender with respect to the applicable Loans other than applicable Swingline Loans and applicable Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders.

(v) Unless the Agent has received written notice from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article IX have been satisfied.

(b) Lenders’ Failure to Perform. All Loans (other than Swingline Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any applicable Loans hereunder, nor shall any applicable Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Loans hereunder shall excuse any other Lender from its obligation to make any Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

(c) Defaulting Lenders.

(i) Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender’s Pro Rata Share of a Borrowing, the Agent may assume that each such Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the applicable Borrowers on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds, and the Agent has transferred the corresponding amount to the applicable Borrowers, on the Business Day following such Funding Date that such Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender’s full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender’s applicable Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrowers’ Agent of such failure to fund and, upon demand by the Agent, the Borrowers shall pay such amount to the Agent for the Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the applicable Loans comprising that particular Borrowing. The failure of any Lender to make any applicable Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a “Defaulting Revolving Lender”) shall not relieve any other Lender of its obligation hereunder to make an applicable Loan on that Funding Date. No Lender shall be responsible for any other Lender’s failure to advance such other Lender’s Pro Rata Share of any Borrowing.

(ii) The failure of any Participating Lender to make any payment required under Section 13.17(b) (any such Participating Lender, prior to the cure of such failure, being hereinafter referred to as a “Defaulting Participating Lender”) shall not relieve any other Participating Lender of its obligation hereunder to make any payment required under Section 13.17(b).

(d) Retention of Defaulting Lender’s Payments. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrowers or any other Obligor to the Agent for the Defaulting Lender’s benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan the Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the Borrowers shall bear interest at the rate applicable to Base Rate Loans and for all other purposes of this Agreement shall be treated as if they were applicable Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a “Lender”. Until a Defaulting Revolving Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Revolving Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. Until a Defaulting Participating Lender cures its failure to make payments required under Section 13.17(b) (A) such Defaulting Participating Lender shall not be entitled to any portion of the Canadian Revolving Loan Commitment Fee and (B) the Canadian Revolving Loan Commitment Fee shall accrue in favor of the Participating Lenders which have made payments required under Section 13.17(b) and shall be allocated among such performing Participating Lenders ratably based upon their respective related Lenders’ U.S. Revolving Credit Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect any Commitment of any Lender, or relieve or excuse the performance by the applicable Borrowers of their duties and obligations hereunder.

(e) Removal of Defaulting Lender. At the applicable Borrowers’ request, the Agent or an Eligible Assignee reasonably acceptable to the Agent and the applicable Borrowers shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Agent or such Eligible Assignee, all of the Defaulting Lender’s interests, rights and obligations under this Agreement and the Loan Documents. Such sale shall be consummated promptly after the Agent has arranged for a purchase by the Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender’s Loans, plus accrued interest and fees, and, if applicable, any Funded Canadian Loan Participation of such Defaulting Lender, without premium or discount.

13.16 Letters of Credit; Intra-Lender Issues.

(a) Notice of Letter of Credit Balance. On each Settlement Date the Agent shall notify each U.S. Lender of the issuance of all Letters of Credit since the prior Settlement Date.

(b) Participations in Letters of Credit.

(i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 2.4(d), each U.S. Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such U.S. Lender’s Pro Rata Share of the face amount of such Letter of Credit in connection with the issuance of such Letter of Credit (including all obligations of the applicable Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

(ii) Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from the Borrowers on account of reimbursement obligations in respect of a Letter of Credit as to which the Agent has previously received for the account of the applicable Letter of Credit Issuer thereof payment from a U.S. Lender, the Agent shall promptly pay to such U.S. Lender such U.S. Lender’s Pro Rata Share of such payment from the applicable Borrowers. Each such payment shall be made by the Agent on the next Settlement Date.

(iii) Documentation. Upon the request of any U.S. Lender, the Agent shall furnish to such U.S. Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation relating to such Letter of Credit as may reasonably be requested by such U.S. Lender.

(iv) Obligations Irrevocable. The obligations of each U.S. Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to the U.S. Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the applicable Borrowers for whose account the Letter of Credit was issued to make payments to the Agent, for the account of the U.S. Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

(A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(B) the existence of any claim, setoff, defense or other right which the applicable Borrowers may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any U.S. Lender, the Agent, the applicable Letter of Credit Issuer, or any other Person, whether in connection with this Agreement, any applicable Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the applicable Borrowers or any other Person and the beneficiary named in any Letter of Credit);

(C) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

(E) the occurrence of any Default or Event of Default; or

(F) the failure of the Borrowers to satisfy the applicable conditions precedent set forth in Article IX.

(c) Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of the applicable Borrowers received by the Agent with respect to any Letter of Credit provided for any Letter of Credit and distributed by the Agent to the U.S. Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent or the applicable Letter of Credit Issuer in connection with any receivership, liquidation or bankruptcy proceeding, the U.S. Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent or the applicable Letter of Credit Issuer upon the amount required to be repaid by it. Unless the Agent receives notice from the applicable Borrowers prior to the date on which any payment is due to the U.S. Lenders that the applicable Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each U.S. Lender on such due date an amount equal to the amount then due such U.S. Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each U.S. Lender shall repay to the Agent on demand such amount distributed to such U.S. Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such U.S. Lender until the date repaid.

(d) Indemnification by U.S. Lenders. To the extent not reimbursed by the applicable Borrowers and without limiting the obligations of the applicable Borrowers hereunder, the U.S. Lenders agree to indemnify the applicable Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by such Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each U.S. Lender agrees to reimburse the applicable Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the applicable Borrowers to such Letter of Credit Issuer, to the extent that such Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the applicable Borrowers. The agreement contained in this Section shall survive payment in full of all other Obligations.

13.17 Canadian Revolving Loans; Intra-Lender Issues.

(a) Canadian Loan Participations. Notwithstanding anything to the contrary contained herein, all Canadian Revolving Loans shall be made solely by the Canadian Lenders. However, each Lender that does not have a Canadian Revolving Credit Commitment or an Affiliate with a Canadian Revolving Credit Commitment (a “Participating Lender”) shall irrevocably and unconditionally purchase and acquire and shall be deemed to irrevocably and unconditionally purchase and acquire from the Canadian Funding Banks, and the Canadian Funding Banks shall sell and be deemed to sell to each such Participating Lender, without recourse or any representation or warranty whatsoever, an undivided interest and participation (a “Canadian Loan Participation”) in each Canadian Revolving Loan funded by the Canadian

Funding Banks (other than a Canadian Swingline Loan) in an amount equal to such Participating Lender’s Pro Rata Share of the Borrowing which includes such Canadian Revolving Loan. Such purchase and sale of a Canadian Loan Participation shall be deemed to occur automatically upon the making of a Canadian Revolving Loan by the Canadian Funding Banks (other than a Canadian Swingline Loan), without any further notice to any Participating Lender. The purchase price payable by each Participating Lender to the Canadian Funding Banks for each Canadian Loan Participation purchased by it from the Canadian Funding Banks shall be equal to 100% of the principal amount of such Canadian Loan Participation (i.e., the product of (i) the amount of the Borrowing which includes the relevant Canadian Revolving Loan and (ii) such Participating Lender’s Pro Rata Share), and such purchase price shall be payable by each Participating Lender to the Canadian Funding Banks in accordance with the settlement procedure set forth in Section 13.17(b) below. All rights and obligations of the Canadian Funding Banks hereunder shall be allocated among the Canadian Funding Banks based on their respective Canadian Funding Percentages. The Canadian Funding Banks and the Agent shall record on their books the amount of the Canadian Revolving Loans made by the Canadian Funding Banks and each Participating Lender’s Canadian Loan Participation and Funded Canadian Loan Participation therein, all payments in respect thereof and interest accrued thereon and all payments made by and to each Participating Lender pursuant to this Section 13.17. Notwithstanding anything to the contrary contained in any Loan Document, the Agent is hereby authorized to designate any Canadian Lender to be a Canadian Funding Bank if such Canadian Lender shall have so agreed, and if any time a Participating Lender shall acquire or have an Eligible Canadian Affiliate, at the request of the Agent, if such Participating Lender and Eligible Canadian Affiliate shall so agree, the applicable Canadian Funding Banks shall assign to such Eligible Canadian Affiliate, and such Eligible Canadian Affiliate shall assume and purchase from the applicable Canadian Funding Banks, (x) Canadian Revolving Loans in an aggregate principal amount equal to such Participating Lender’s Canadian Loan Participations and (y) a Canadian Revolving Credit Commitment in an amount equal to such Participating Lender’s ratable share (based on the respective U.S. Revolving Credit Commitments of such Participating Lender and each other U.S. Lender that has a related Canadian Lender) of the aggregate Canadian Revolving Credit Commitments.

(b) Settlement Procedures for Canadian Loan Participations. Each Participating Lender’s Canadian Loan Participation in the Canadian Revolving Loans (other than Canadian Swingline Loans and Canadian Agent Advances) shall be in an amount equal to its Pro Rata Share of all such Canadian Revolving Loans. However, in order to facilitate the administration of the Canadian Revolving Loans made by the Canadian Funding Banks and the Canadian Loan Participations, settlement among the Canadian Funding Banks and the Participating Lenders with regard to the Participating Lenders’ Canadian Loan Participations shall take place in accordance with the following provisions:

(i) The Canadian Funding Banks and the Participating Lenders shall settle (a “Canadian Participation Settlement”) by payments in respect of the Canadian Loan Participations as follows: So long as any Canadian Revolving Loans are outstanding, Canadian Participation Settlements shall be effected through the Agent acting through its Canada branch on such Business Days as the Agent (or the Canadian Bank on its behalf) shall specify by a notice by telecopy, telephone or similar form of notice to each Participating Lender requesting such Canadian Participation Settlement (each such date on which a Canadian Participation Settlement occurs herein called a “Canadian Participation Settlement Date”), such notice to be delivered no later than 12:00 noon (New York time) on the requested Canadian Participation Settlement Date; provided, that neither the Canadian Funding Banks nor the Agent shall specify a Canadian Participation Settlement Date prior to the occurrence of a Default under Section 10.1(e), 10.1(f), 10.1(g) or 10.1(h) or an Event of Default; provided, further, that if (x) such Default or Event of Default is cured or waived in writing in accordance with the terms hereof, (y) no Obligations have yet been declared due and payable under Section 10.2 and (z) the Agent and the Canadian Funding Banks have actual knowledge of such cure or waiver, all prior to the Canadian Funding Banks or the Agent giving notice to the Participating Lenders of the first Canadian Participation Settlement Date under this Agreement, then neither the Canadian Funding Banks nor the Agent shall give notice to the Participating Lenders of a Canadian Participation Settlement Date based upon such cured or waived Default or Event of Default; and provided, further, that the Canadian Funding Banks or the Agent, as the case may be, shall give the Canadian Borrowers not less than one (1) Business Days’ prior notice of the first Canadian Participation Settlement Date under this Agreement. If on any Canadian Participation Settlement Date the total principal amount of the Canadian Revolving Loans (other than Canadian Swingline Loans) made or deemed made by the Canadian Funding Banks during the period ending on (but excluding) such Canadian Participation Settlement Date and commencing on (and including) the immediately preceding Canadian Participation Settlement Date (or the Closing Date in the case of the period ending on the first Canadian Participation Settlement Date) (each such period herein called a “Canadian Participation Settlement Period”) is greater than the principal amount of Canadian Revolving Loans (other than Canadian Swingline Loans) repaid during such Canadian Participation Settlement Period to the Canadian Funding Banks, each Participating Lender shall pay to the Canadian Funding Banks (through the Agent acting through its Canada branch), no later than 2:00 p.m. (New York time) on such Canadian Participation Settlement Date, an amount equal to such Participating Lender’s ratable share of the amount of such excess. If in any Canadian Participation Settlement Period the outstanding principal amount of the Canadian Revolving Loans (other than Canadian Swingline Loans) repaid to the Canadian Funding Banks in such period exceeds the total principal amount of the Canadian Revolving Loans (other than Canadian Swingline Loans) made or deemed made by the Canadian Funding Banks during such period, the Canadian Funding Banks shall pay to each Participating Lender (through the Agent acting through its Canada branch (or the Canadian Bank on its behalf)) on such Canadian Participation Settlement Date an amount equal to such Participating Lender’s ratable share of such excess. In addition, on each Canadian Participation Settlement Date the Canadian Funding Banks (through the Agent acting through its Canada branch) shall pay to each Participating Lender, to the extent received from the Canadian Obligors, such Participating Lender’s ratable share of the interest paid on the Canadian Revolving Loans (other than Canadian Swingline Loans) made by the Canadian Funding Banks during the Canadian Participation Settlement Period ending on such Canadian Participation Settlement Date, such ratable share to be equal to the percentage which the average daily outstanding amount of such Participating Lender’s Funded Canadian Loan Participation with the Canadian Funding Banks for the period for which such interest is paid bears to the average daily amount of the total outstanding principal amount of the Canadian Revolving Loans (other than Canadian Swingline Loans) made by the Canadian Funding Banks during such period. Canadian Participation Settlements in respect of Canadian Revolving Loans shall be made in Cdn. Dollars (or, at the request of any Participating Lender, the Equivalent Amount in Dollars of any applicable amount on the day such amount is paid) on the Canadian Participation Settlement Date for such Canadian Revolving Loans.

(ii) If any Participating Lender fails to pay to the Canadian Funding Banks on any Canadian Participation Settlement Date the full amount required to be paid by such Participating Lender to the Canadian Funding Banks on such Canadian Participation Settlement Date in respect of such Participating Lender’s Canadian Loan Participation (such Participating Lender’s “Canadian Participation Settlement Amount”) with the Canadian Funding Banks, the Canadian Funding Banks shall be entitled to recover such unpaid amount from such Participating Lender, together with interest thereon (in the same respective currency or currencies as the relevant Canadian Revolving Loans) at the Canadian Prime Rate for the first three (3) days from and after the Canadian Participation Settlement Date and thereafter at the interest rate then applicable to the relevant Canadian Revolving Loans. Without limiting the Canadian Funding Banks’ rights to recover from any Participating Lender any unpaid Canadian Participation Settlement Amount payable by such Participating Lender to the Canadian Funding Banks, the Canadian Funding Banks and the Agent acting through its Canada branch or otherwise shall also be entitled to withhold from amounts otherwise payable to such Participating Lender, and the Agent shall also be entitled to withhold from amounts otherwise payable to the Lender related to such Participating Lender, an amount equal to such Participating Lender’s unpaid Canadian Participation Settlement Amount owing to the Canadian Funding Banks and apply such withheld amount to the payment of any unpaid Canadian Participation Settlement Amount owing by such Participating Lender to the Canadian Funding Banks.

(iii) If there occurs any Default under Section 10.1(e), 10.1(f), 10.1(g) or 10.1(h) or any Event of Default, and so long as such Default or Event of Default continues, each Participating Lender shall also pay to the Canadian Funding Banks upon demand by the Canadian Funding Banks an amount equal to the difference between (A) such Participating Lender’s ratable share of interest accrued and unpaid on the Canadian Revolving Loans (other than Canadian Swingline Loans) made by the Canadian Funding Banks and (B) interest accrued and unpaid on such Participating Lender’s Funded Canadian Loan Participation with the Canadian Funding Banks. Upon such payment, such Participating Lender shall be entitled to receive from the Canadian Funding Banks, as and when paid by the Canadian Obligors or recovered from their assets, such Participating Lender’s ratable share of all payments of interest accrued on the Canadian Revolving Loans (other than Canadian Swingline Loans) made by the Canadian Funding Banks. Amounts payable under this paragraph (iii) shall be paid in Cdn. Dollars (or, at the request of any Participating Lender, the Equivalent Amount in Dollars of such amounts on the day such amounts are paid hereunder) on the date payment is required to be made hereunder.

(iv) If the Canadian Funding Banks are required to make any payment to the Agent (or the Canadian Bank, in the case of Canadian Swingline Loans) with respect to any Canadian Swingline Loan (or its participation therein) or any Canadian Agent Advance (or its participation therein), in each case other than as a Canadian Revolving Loan being made to any Canadian Borrower, each Participating Lender shall, upon request of the Canadian Funding Banks, pay to the Canadian Funding Banks an amount equal to such Participating Lender’s ratable share of such payment.

(v) Following the first Canadian Participation Settlement Date, the Agent acting through its Canada branch shall effect a Canadian Participation Settlement on each subsequent Settlement Date or within one (1) Business Day thereafter.

(c) Obligations Irrevocable. The obligations of each Participating Lender to purchase from the Canadian Funding Banks a participation in each Canadian Revolving Loan (other than Canadian Swingline Loans) made by the Canadian Funding Banks and to make payments to the Canadian Funding Banks with respect to such participation and to make payments to the Canadian Funding Banks with respect to Canadian Swingline Loans and Canadian Agent Advances participated in by the Canadian Funding Banks, in each case as provided herein, shall be irrevocable and not subject to any qualification or exception whatsoever, including any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents or of any Canadian Revolving Loans, against any Borrower or any Canadian Guarantor;

(ii) the existence of any claim, setoff, defense or other right which any Canadian Borrower or any other Borrower or any Guarantor may have at any time in respect of any Canadian Revolving Loans;

(iii) any application or misapplication of any proceeds of any Canadian Revolving Loans;

(iv) the surrender or impairment of any security for any Canadian Revolving Loans;

(v) the occurrence of any Default or Event of Default;

(vi) the commencement or pendency of any events specified Section 10.1(e), 10.1(f), 10.1(g) or 10.1(h) in respect of any Obligor or any other Person; or

(vii) the failure to satisfy the applicable conditions precedent set forth in Section 9 or the occurrence of any of the circumstances set forth in Section 13.16(b)(iv).

(d) Recovery or Avoidance of Payments. In the event any payment by or on behalf of any Canadian Borrower or any other Obligor received by the Canadian Funding Banks or the Agent acting through its Canada branch with respect to any Canadian Revolving Loan made by the Canadian Funding Banks is thereafter set aside, avoided or recovered from the Canadian Funding Banks or the Agent in connection with any receivership, liquidation or bankruptcy proceeding, each Participating Lender shall, upon demand by the Canadian Funding Banks or the Agent, pay to the Canadian Funding Banks (through the Agent acting through its Canada branch) such Participating Lender’s ratable share of such amount set aside, avoided or recovered, together with interest at the rate and in the currency required to be paid by the Canadian Funding Banks or the Agent upon the amount required to be repaid by it.

(e) Indemnification by Lenders. Each Participating Lender agrees to indemnify the Canadian Funding Banks (to the extent not reimbursed by the Canadian Borrowers and without limiting the obligations of the Canadian Borrowers hereunder or under any other Loan Document) ratably for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including Attorney Costs) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Canadian Funding Banks in any way relating to or arising out of any Canadian Revolving Loans or any participations by the Canadian Funding Banks in any Canadian Swingline Loans or Canadian Agent Advances or any action taken or omitted by the Canadian Funding Banks in connection therewith. Without limiting the foregoing, each Participating Lender agrees to reimburse the Canadian Funding Banks promptly upon demand for such Participating Lender’s ratable share of any costs or expenses payable by the Canadian Borrowers to the Canadian Funding Banks in respect of the Canadian Revolving Loans to the extent that the Canadian Funding Banks is not promptly reimbursed for such costs and expenses by the Canadian Borrowers. The agreement contained in this Section 13.17(e) shall survive payment in full of all Canadian Revolving Loans.

(f) Canadian Loan Participation Fee. In consideration for each Participating Lender’s participation in the Canadian Revolving Loans (other than Canadian Swingline Loans) made by the Canadian Funding Banks, the Canadian Funding Banks agree to pay to the Agent acting through its Canada branch, ratably in accordance with their respective Canadian Funding Percentages, for the account of each Participating Lender, as and when the Canadian Funding Banks receive payment of interest on their Canadian Revolving Loans (other than Canadian Swingline Loans), a fee (the “Canadian Loan Participation Fee”) at a rate per annum equal to the Applicable Margin on such Canadian Revolving Loans minus 0.25%, ratably in accordance with the Unfunded Canadian Loan Participation of such Participating Lender in such Canadian Revolving Loans of the Canadian Funding Banks. The Canadian Loan Participation Fee in respect of any Unfunded Canadian Loan Participation in a Canadian Revolving Loan shall be payable to the Agent acting through its Canada branch in Cdn. Dollars when interest on such Canadian Revolving Loan is received by the Canadian Funding Banks. If the Canadian Funding Banks do not receive payment in full of such interest, the Canadian Loan Participation Fee in respect of the Unfunded Canadian Loan Participation in such Canadian Revolving Loan shall be reduced proportionately. Any amounts payable under this Section 13.17(f) by the Agent acting through its Canada branch to the Participating Lenders shall be paid in Cdn. Dollars or, at the request of any Participating Lender, the Equivalent Amount in Dollars of such amounts on the day of payment to such Participating Lender.

(g) Canadian Revolving Loan Commitment Fees. In consideration for each Participating Lender’s participation in the Canadian Revolving Loans (other than Canadian Swingline Loans) made by the Canadian Funding Banks, each Canadian Funding Bank agrees to pay to the Agent acting through its Canada branch for the account of each Participating Lender, as and when the Canadian Funding Banks receive payment of their Pro Rata Share of the Unused Line Fee in respect of their Canadian Revolving Credit Commitments pursuant to Section 3.5(c) (each, a “Canadian Revolving Loan Commitment Fee”), a portion of each such Canadian Revolving Loan Commitment Fee equal to such Participating Lender’s Pro Rata Share of the amount of such Canadian Revolving Loan Commitment Fee paid to the Agent for the benefit of the Lenders. Each payment by the Canadian Funding Banks of a Participating Lender’s share of a Canadian Revolving Loan Commitment Fee shall be payable to the Agent acting through its Canada branch (in Dollars) when such Canadian Revolving Loan Commitment Fee is received by the Canadian Funding Banks. If the Canadian Funding Banks do not receive payment in full of a Canadian Revolving Loan Commitment Fee due and owing to the Canadian Funding Banks, the portion of such Canadian Revolving Loan Commitment Fee payable to such Participating Lender shall be reduced proportionately. Any amounts payable under this Section 13.17(g) by the Agent acting through its Canada branch to the Participating Lenders shall be paid in Dollars.

(h) Canadian Affiliates. Anything contained herein to the contrary notwithstanding, any Lender may assign to any of its Eligible Canadian Affiliates that would otherwise qualify as an Eligible Assignee the rights and obligations of such Lender in respect of Canadian Revolving Loans, and such Affiliate shall thereupon be deemed to be the “Lender” hereunder in respect of such Loans, provided that (i) such Lender shall have given notice of such assignment to the Agent and the Borrowers, and (ii) for purposes of any consents or other voting rights hereunder, the assignor Lender shall continue to be the “Lender” with respect thereto.

(i) No Liability of the Obligors. Anything contained herein to the contrary notwithstanding, in the event a breach by any Lender (including any Canadian Funding Bank) of its obligations owing to another Lender (including any Canadian Funding Bank) under this Section 13.17 shall cause any losses of such other Lender, the Obligors shall not be liable for any of such losses and shall not be obligated to indemnify such other Lender for any of such losses. This clause (i) shall not affect any Borrower’s obligations to repay any Loans, any interest thereon or any other fees under this Agreement, or any other Obligations of any Obligor not affected by any such breach.

13.18 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent or the Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Loans, applicable Agent Advances, applicable Swingline Loans, Bank Products (including all Hedge Agreements) and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the applicable Collateral, subject to the order of distribution set forth in Section 4.7.

13.19 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

(a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by or on behalf of the Agent;

(b) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Obligors and will rely significantly upon the Obligors’ books and records, as well as on representations of Obligors’ personnel;

(d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Person preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

13.20 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

13.21 Arrangers; Agent.

(a) Each of the parties to this Agreement acknowledges that, other than any rights and duties explicitly assigned to the Arrangers under this Agreement, the Arrangers do not have any obligations hereunder and shall not be responsible or accountable to any other party hereto for any action or failure to act hereunder. Without limiting the foregoing, no Arranger shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Arrangers in deciding to enter into this Agreement or in taking or not taking action hereunder.

(b) No Lender identified on the facing page of this Agreement as a “Syndication Agent” or a “Co-Documentation Agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, no Lender identified as a “Syndication Agent” or a

“Co-Documentation Agent” shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

13.22 The Register.

(a) The Agent shall maintain a register (each, a “Register”), which shall include a master account and a subsidiary account for each applicable Lender and in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of each Loan comprising such Borrowing and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrowers to each Lender hereunder or under the notes payable by the applicable Borrowers to such Lender, and (iv) the amount of any sum received by the Agent from the applicable Borrowers or any other Obligor and each Lender’s ratable share thereof. Each Register shall be available for inspection by the applicable Borrowers or any applicable Lender at the respective offices of the Agent at any reasonable time and from time to time upon reasonable prior notice. Any failure of the Agent to record in the applicable Register, or any error in doing so, shall not limit or otherwise affect the obligation of the applicable Borrowers hereunder (or under any Loan Document) to pay any amount owing with respect to the Loans or provide the basis for any claim against the Agent. The Obligations and Letters of Credit are registered obligations and the right, title and interest of any Lender and their assignees in and to such Obligations and Letters of Credit as the case may be, shall be transferable only upon notation of such transfer in the applicable Register. Solely for purposes of this Section 13.22 and for Tax purposes only, the Agent shall be the applicable Borrowers’ agent for purposes of maintaining the applicable Register (but the Agent shall have no liability whatsoever to any applicable Borrower or any other Person on account of any inaccuracies contained in the applicable Register). This Section 13.22 shall be construed so that the Obligations and Letters of Credit are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (and any other relevant or successor provisions of the Internal Revenue Code or such regulations).

(b) In the event that any Lender sells participations in any Loan, Commitment or other interest of such Lender hereunder or under any other Loan Document, such Lender shall maintain a register on which it enters the name of all participants in the Obligations held by it and the principal amount (and stated interest thereon) of the portion of the Obligations which is the subject of the participation (the “Participant Register”). An Obligation may be participated in whole or in part only by registration of such participation on the Participant Register (and each note shall expressly so provide). Any participation of such Obligations may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

ARTICLE XIV

MISCELLANEOUS

14.1 No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement hereto, or in any other agreement between or among the Obligors and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent’s and each Lender’s rights thereafter to require strict performance by the Obligors of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent’s and each Lender’s rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

14.2 Severability. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

14.3 Governing Law; Choice of Forum; Service of Process.

(a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW; PROVIDED, FURTHER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA LOCATED IN NEW YORK COUNTY, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE OBLIGORS, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE OBLIGORS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENCE, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (i) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY

BORROWER, ANY GUARANTOR OR ANY PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (ii) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(c) SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

(d) EACH BORROWER AND EACH GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWERS’ AGENT AT ITS ADDRESS SET FORTH IN SECTION 14.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

14.4 WAIVER OF JURY TRIAL. THE OBLIGORS, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE OBLIGORS, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

14.5 Survival of Representations and Warranties. All of the Borrowers’ and other Obligors’ representations and warranties contained in this Agreement and the other Loan Documents shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

14.6 Other Security and Guarantees. The Agent may, without notice or demand and without affecting the Borrowers’ or any Obligor’s obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

14.7 Fees and Expenses. Except for Taxes which shall be solely covered by Section 5.1 hereunder, the applicable Borrowers agree to pay to the Agent, for its benefit, on demand, all reasonable and documented, out-of-pocket costs and expenses that the Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) reasonable and documented, out-of-pocket costs and expenses (including reasonable attorneys’ and paralegals’ fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) documented, out-of-pocket costs and expenses of lien and title searches and title insurance; (d) documented, out-of-pocket Taxes, fees and other charges for filing financing statements and continuations and other actions to perfect, protect, and continue the Agent’s Liens (including reasonable costs and expenses paid or incurred by the Agent in connection with the consummation of this Agreement); (e) reasonable sums paid or incurred to pay any amount or take any action required of the Obligors under the Loan Documents that the Obligors fail to pay or take; (f) reasonable and documented, out-of-pocket costs of appraisals (including all Appraisals), inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Obligors’ operations by the Agent plus the Agent’s then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $850 per day (or portion thereof) for each Person employed by the Agent with respect to each field examination or audit); and (g) reasonable and documented, out-of-pocket costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the applicable Collateral. In addition, the Borrowers agree to pay, during or after the existence of an Event of Default, (i) on demand to the Agent, for its benefit, all costs and expenses incurred by the Agent (including Attorney Costs), and (ii) to the Lenders (other than the applicable Bank), on demand, all reasonable and actual fees, expenses and disbursements incurred by the applicable Lenders for one law firm retained by such Lenders (and, in the event of any conflict of interest among Lenders, one additional law firm for Lenders subject to such conflict), in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent’s Liens, sell or otherwise realize upon the applicable Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers and other Obligors.

14.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States and/or Canada Post mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Agent or the U.S. Bank:	Bank of America, N.A.
200 Glastonbury Boulevard
Glastonbury, CT 06033
MAIL CODE: CT2-545-01-05
Attention: Cynthia Stannard
Telecopy No.: (860)657-7759

If to the
Canadian Bank:	Bank of America N.A. (acting through its
Canada branch)
200 Front Street West
Toronto, Ontario M5V 3L2
Attention: Teresa Tsui
Telecopy No.: (416) 349-4282

If to the Borrowers:	United Rentals, Inc.
Five Greenwich Office Park
Greenwich, Connecticut 06831
Attention: Chief Financial Officer
Telecopy No.: 203-622-6080

With a copy to

United Rentals, Inc.
Five Greenwich Office Park
Greenwich, Connecticut 06831
Attention: General Counsel
Telecopy No.: 203-622-6080

with a copy to

Weil, Gotshal & Manges LLP
767 5th Avenue
New York City, NY 10153
Weil, Gotshal & Manges LLP
Fax +1 (212) 310 8007
Attention: Warren Buhle

If to a Lender:	To the address of such Lender set forth on
the signature page hereto or on the
Assignment and Acceptance for such
Lender, as applicable

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

14.9 Waiver of Notices. Unless otherwise expressly provided herein, each Obligor waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Obligor which the Agent or any applicable Lender may elect to give shall entitle any Obligor to any or further notice or demand in the same, similar or other circumstances.

14.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned (except pursuant to a transaction expressly permitted hereunder) by any Borrower or any Guarantor without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

14.11 Indemnity of the Agent and the Lenders.

(a) The Obligors agree to defend, indemnify and hold all Agent-Related Persons, each Arranger and each Lender and each of their respective Affiliates, officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits (whether brought by a Borrower or any other Person), costs, charges, expenses and disbursements (including Attorney Costs and reasonable legal costs and expenses of the Lenders) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any bankruptcy, insolvency or similar proceedings, and any appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified

Liabilities”); provided, that the Obligors shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence, bad faith or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

(b) The Obligors agree to indemnify, defend and hold harmless the Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Contaminant relating to any Borrower’s, any Guarantor’s or any of their Subsidiaries’ operations, business or property. This indemnity will apply whether the Contaminant is on, under or, if attributable to any Borrower, Guarantor or their Subsidiaries, about a Borrower’s or a Guarantor’s or their Subsidiary’s property or operations or property leased to a Borrower or Subsidiary. The indemnity includes but is not limited to Attorneys Costs and reasonable legal costs and expenses of the Lenders. The indemnity extends to the Agent and the Lenders, their parents, Affiliates, Subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. This indemnity will survive repayment of all other Obligations.

14.12 Limitation of Liability. NO CLAIM MAY BE MADE BY ANY BORROWER, ANY GUARANTOR, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENT OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH BORROWER, EACH GUARANTOR AND EACH LENDER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

14.13 Final Agreement. This Agreement and the other Loan Documents are intended by the Obligors, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof except for the Fee Letter.

14.14 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and the Obligors in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement and the other Loan Documents may be executed by facsimile or other electronic communication and the effectiveness of this Agreement and the other Loan Documents and signatures thereon shall have the same force and effect as manually signed originals and shall be binding on all parties thereto. The Agent may require that any such documents and signatures be confirmed by a manually-signed original thereof, provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile signature.

14.15 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

14.16 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to any Borrower or any Guarantor, any such notice being waived by each Obligor to the fullest extent permitted by law, to set -off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of any Borrower or any Guarantor against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers’ Agent and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER’S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY BORROWER OR ANY GUARANTOR HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE REQUIRED LENDERS.

14.17 Confidentiality.

(a) The Borrowers hereby acknowledge that the Agent and each Lender may, in each case with the prior written consent of the Borrowers’ Agent (such consent not to be unreasonably withheld), issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrowers and a general description of the Borrowers’ and the Guarantors’ business and may use the Borrowers’ and the Guarantors’ name in advertising and other promotional material.

(b) Each Lender and the Agent severally agrees to keep confidential all information relating to any Borrower or any of their Subsidiaries and provided to the Agent or such Lender by or on behalf of the Borrowers or the Guarantors, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender or any Affiliates thereof, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrowers or the Guarantors other than by breach of this Section 14.17, provided that such source is not bound by a confidentiality agreement with the Borrowers or the Guarantors known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (in the case of items (A) through (B) below, except for any routine examination by any Governmental Authority or regulatory authority, after notice to the Borrowers’ Agent, unless such notice is prohibited by applicable law) (A) at the request or pursuant to any requirement of any Governmental Authority or regulatory authority (including any self-regulatory authority) to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority or regulatory authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to the Agent’s or such Lender’s independent auditors, accountants, attorneys and other professional advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and shall agree to keep such information confidential to the same extent required of the Agent and the Lenders hereunder); (G) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (H) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which a Borrower or a Guarantor is party or is deemed party with the Agent or such Lender; and (I) to its Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and shall agree to keep such information confidential).

14.18 Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

14.19 Collateral Matters. Each of the Agent and the Lenders acknowledges and agrees that, fixture filings have not and will not be made under the provisions of the UCC, the PPSA or other applicable Requirements of Law in any jurisdiction both because of the administrative difficulty of determining whether any item of Rental Equipment is or becomes a fixture and the inability of the Obligors to provide the relevant information that would be required in order to make such filings.

14.20 No Fiduciary Relationship. Each Obligor acknowledges and agrees that, in connection with all aspects of each transaction contemplated by this Agreement, the Obligors, on the one hand, and Bank, UBS Securities LLC, Wachovia Bank, National Association, the Arrangers and each of their Affiliates through which they may be acting (collectively, the “Applicable Entities”), on the other hand, have an arms-length business relationship that creates no fiduciary duty on the part of any Applicable Entity, and each Obligor expressly disclaims any fiduciary relationship.

14.21 Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Agent could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. Each Obligor agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Obligor agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Agent against such loss. The term “rate of exchange” in this Section 14.21 means the spot rate at which the Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

14.22 Canadian Lenders. Each Canadian Lender (a) severally represents and warrants that, as of the date such Lender becomes a party to this Agreement, unless the Agent shall have otherwise approved, such Lender is (i) a Canadian Resident or (ii) if it is not a Canadian Resident, it is also not a foreign bank for purposes of the Bank Act (Canada), and (b) covenants and agrees that at all material times, unless the Agent shall have otherwise approved, such Lender will (i) continue to be a Canadian Resident or (ii) if it is not a Canadian Resident, not be a foreign bank for purposes of the Bank Act (Canada). Each Canadian Lender shall promptly notify the Borrowers’ Agent in writing upon becoming aware that it is not in compliance with this Section 14.22.

14.23 U.S. Lenders. Each U.S. Lender (a) severally represents and warrants that, as of the date such U.S. Lender becomes a party to this Agreement, such Lender (i) is a United States person for purposes of the Code or (ii) has complied with the provisions of Section 13.10(a), and (b) covenants and agrees that at all material times such Lender will (i) continue to be a United States person for purposes of the Code or (ii) continue to comply will the ongoing requirements of Section 13.10(a). Each U.S. Lender shall promptly notify the Borrowers’ Agent in writing upon becoming aware that it is not in compliance with this Section 14.23.

14.24 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each Obligor and other information that will allow such Lender or the Agent, as applicable, to identify each Obligor in accordance with the Act. The Borrowers shall, promptly following a request by the Agent or any Lender, provide all documentation and other information that the Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

HOLDINGS

UNITED RENTALS, INC., as a Guarantor

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Vice President-Treasurer

Signature Page to Credit Agreement

BORROWERS

UNITED RENTALS (NORTH AMERICA), INC., and as a Guarantor

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Vice President-Treasurer

UNITED RENTALS OF CANADA, INC., and as a Guarantor

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Vice President-Treasurer

UNITED RENTALS ALBERTA HOLDING, LP, and as a Guarantor

By its General Partner, UNITED RENTALS (DELAWARE), INC.

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Vice President-Treasurer

Signature Page to Credit Agreement

UNITED RENTALS FINANCING LIMITED PARTNERSHIP, and as a Guarantor

By	its Managing Partner, UNITED RENTALS OF NOVA SCOTIA (No. 1), ULC

	By:	/s/ Irene Moshouris
Name: Irene Moshouris
Title: Vice President-Treasurer

UNITED EQUIPMENT RENTALS GULF, L.P., and as a Guarantor

By	its General Partner, UNITED RENTALS (NORTH AMERICA), INC.

	By:	/s/ Irene Moshouris
Name: Irene Moshouris
Title: Vice President-Treasurer

UNITED RENTALS GULF, INC., and as a Guarantor

	By:	/s/ Irene Moshouris
Name: Irene Moshouris
Title: Vice President-Treasurer

Signature Page to Credit Agreement

UNITED RENTALS NORTHWEST, INC., and as a Guarantor

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Vice President-Treasurer

UNITED RENTALS SOUTHEAST, L.P., and as a Guarantor

By its General Partner, UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Vice President-Treasurer

UNITED RENTALS SOUTHEAST, INC., and as a Guarantor

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Vice President-Treasurer

Signature Page to Credit Agreement

GUARANTORS

UNITED RENTALS (DELAWARE), INC.

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Vice President-Treasurer

UNITED RENTALS OF NOVA SCOTIA (NO. 1), ULC

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Vice President-Treasurer

UNITED RENTALS OF NOVA SCOTIA (NO. 2), ULC

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Vice President-Treasurer

Signature Page to Credit Agreement

UR CANADIAN FINANCING PARTNERSHIP

By its Managing Partner, UNITED RENTALS FINANCING LIMITED PARTNERSHIP

By its Managing Partner, UNITED RENTALS OF NOVA SCOTIA (NO. 1), ULC

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Vice President-Treasurer

UNITED RENTALS SOUTHEAST HOLDING LLC

By its Managing Member, UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Vice President-Treasurer

WYNNE SYSTEMS, INC.

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Vice President-Treasurer

Signature Page to Credit Agreement

INFOMANAGER, INC.

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Vice President-Treasurer

Signature Page to Credit Agreement

LENDERS

BANK OF AMERICA, N.A., as a Lender, Agent,
U.S. Swingline Lender and Letter of Credit Issuer

By:	/s/ CYNTHIA G. STANNARD
	Name:	CYNTHIA G. STANNARD
	Title:	SR. VICE PRESIDENT

Address:	c/o Bank of America Business
Capital
200 Glastonbury Boulevard
Glastonbury, CT 06033
Mail Code CT2-545-01-05

Attn:	Cynthia Stannard

Telecopy No.:	(860) 657-7759

BANK OF AMERICA, N.A. (acting through its Canada branch), as a Lender, Canadian Swingline Lender and Canadian Funding Bank

By:
Name:
Title:

Address:	200 Front Street West
Suite 2700
Toronto, ON M5V 3L2
Canada

Attn:	Teresa Tsui

Telecopy No.:	(416) 349-4282

Signature Page to Credit Agreement

LENDERS

BANK OF AMERICA, N.A., as a Lender, Agent,
U.S. Swingline Lender and Letter of Credit Issuer

By:
Name:
Title:

Address:	c/o Bank of America Business
Capital
200 Glastonbury Boulevard
Glastonbury, CT 06033
Mail Code CT2-545-01-05

Attn:	Cynthia Stannard

Telecopy No.:	(860) 657-7759

BANK OF AMERICA, N.A. (acting through its Canada branch), as a Lender, Canadian Swingline Lender and Canadian Funding Bank

By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

Address:	200 Front Street West
Suite 2700
Toronto, ON M5V 3L2
Canada

Attn:	Teresa Tsui

Telecopy No.:	(416) 349-4282

Signature Page to Credit Agreement

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ David B. Julie
	Name:	David B. Julie
	Title:	Associate Director

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

Address:	677 Washington Boulevard
Stamford, CT 06901

Attn:	Heidi Benalcazar

Telecopy No.:	(203) 719-3888

UBS AG CANADA BRANCH, as a Lender and Canadian Funding Bank

By:
Name:
Title:

By:
Name:
Title:

Address:	161 Bay Street, Brookfield Place
Suite 4100
Toronto, Ontario M5J 2S1

Attn:	Amy Fung

Telecopy No.:	(416) 350-4860

Signature Page to Credit Agreement

UBS LOAN FINANCE LLC, as a Lender

By:
Name:
Title:

By:
Name:
Title:

Address:	677 Washington Boulevard
Stamford, CT 06901

Attn:	Heidi Benalcazar

Telecopy No.:	(203) 719-3888

UBS AG CANADA BRANCH, as a Lender and Canadian Funding Bank

By:	/s/ Amy Fung
	Name:	Amy Fung
	Title:	Director

By:	/s/ Stephen Gerry
	Name:	Stephen Gerry
	Title:	Director

Address:	161 Bay Street, Brookfield Place
Suite 4100
Toronto, Ontario M5J 2S1

Attn:	Amy Fung

Telecopy No.:	(416) 350-4860

Signature Page to Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Robert H. Milhorat
	Name:	Robert H. Milhorat
	Title:	Director

Address:	c/o Wachovia Capital Finance
1133 Avenue of the Americas, 30th
Floor
New York, NY 10036

Attn:	Robert H. Milhorat

Telecopy No.:	(212) 545-4555

WACHOVIA CAPITAL FINANCE CORPORATION (CANADA), as a Lender and Canadian Funding Bank

By:	/s/ Raymond Eghobamien
	Name:	Raymond Eghobamien
	Title:	Vice President
Wachovia Capital Finance Corporation (Canada)

Address:	141 Adelaide Street West
Suite 1500
Toronto, Ontario M5H 3L5

Attn:	Niall Hamilton

Telecopy No.:	(416) 364-8165

Signature Page to Credit Agreement

Wells Fargo Foothill, LLC as Lender

By:	/s/ Dennis King
Name:	Dennis King
Title:	Vice President

Signature Page to Credit Agreement

Wells Fargo Foothill Canada ULC, as Canadian Lender

By:	/s/ Dennis King
Name:	Dennis King
Title:	Vice President

Signature Page to Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Ann E. Sutton
Name:	Ann E. Sutton
Title:	Associate Director

Address:	200 Park Avenue
New York, NY 10166

Attention:	Ann E. Sutton

Telecopy:	(212) 412-7600

Signature Page to Credit Agreement

The Bank of Nova Scotia, as a Lender

By:	/s/ Brian Allen
Name:	Brian Allen
Title:	Industry Head

Address:	The Bank of Nova Scotia

One Liberty Plaza

New York, NY 10006

Attention:	Nironjan Roy

New York Corporate Loans

Telecopy:	(212) 225-5709

Signature Page to Credit Agreement

The Bank of Nova Scotia, as a Lender

By:	/s/ Stephen H. Corey
Stephen H. Corey
Associate Director

Address:	The Bank of Nova Scotia

GWS – Loan Operations

720 King Street West, 2nd Floor

Toronto, Ontario M5V 2T3

Attention:	Savina Rampat

Manager, London and TCL

Telecopy:	(416) 866-5991

Signature Page to Credit Agreement

Lloyds TSB Commercial Finance Limited as a Lender

By:	/s/ IRENE DORAN
Name:	IRENE DORAN
Title:	Associate Director

Address: Lloyds TSB Commercial Finance LTD 1251 Avenue of the Americas 39th Floor New York, NY 10020 Attention: Telecopy:

Signature Page to Credit Agreement

ING CAPITAL LLC, as a Lender

By:	/s/ William C. Beddingfield
Name: William C. Beddingfield
Title: Managing Director

Address:	200 Galleria Parkway, Suite 950
Atlanta, GA 30339
Attn: Janice Whalen
Telecopy No.: 770-951-1005

Signature Page to Credit Agreement

HSBC BUSINESS CREDIT (USA) INC., as a Lender

By:	/s/ Edward Chonko
	Name:	Edward Chonko
	Title:	Vice President

Address:	452 Fifth Avenue, 4th Floor
New York, NY 10018

Attention:	Michael Mondazzi

Fax: (212) 525 2520

Signature Page to Credit Agreement

[Calyon New York Branch], as a Lender

By:	/s/ Brian Myers
Name:	Brian Myers
Title:	Managing Director

By:	/s/ David Cagle
Name:	David Cagle
Title:	Managing Director

Signature Page to Credit Agreement

TD Bank, N.A., as a Lender

By:	/s/ Matthew Leighton
Name:	Matthew Leighton
Title:	Vice President

Address:	7 New England Executive Park
10Th Floor
Burlington, MA 01803

Attention:	Matthew Leighton
Telecopy:	781 229-5663

Signature Page to Credit Agreement

RBS Business Capital, a division of RBS Asset Finance, Inc., as a Lender

By:	/s/ J. Brad Mascott
Name:	J. Brad Mascott
Title:	Senior Vice President

Address:	RBS Business Capital

Exchange Place, 53 State Street

Mail Stop: MBS940

Boston, MA 02109

Attention:	J. Brad Mascott

Telecopy:	617-227-7995

Signature Page to Credit Agreement

The Bank of New York, as a Lender

By:	/s/ Kenneth P. Sneider, Jr.
Name:	Kenneth P. Sneider, Jr.
Title:	Vice President

Address: One Wall Street, 19th Floor
New York, New York 10286
Attention: Kenneth P. Sneider, Jr.
Telecopy: (212) 635-1483

Signature Page to Credit Agreement

REGIONS BANK, as a Lender

By:	/s/ Christine Ferrise
Name:	Christine Ferrise
Title:	Senior Vice President

Address:	599 Lexington Avenue, 45th Flr

New York, NY 10022

Attention:	Louis McKinley

Telecopy:	212-935-7458

Signature Page to Credit Agreement

Suntrust Bank, as a Lender

By:	/s/ Kevin Harrison
Name:	Kevin Harrison
Title:	Group Portfolio Manager Asset Based Lending

Address:	303 Peachtree Street
2nd Floor
Atlanta, GA 30308

Attention:	Asset Based Lending

Telecopy:	404-588-7061

Signature Page to Credit Agreement

CIT Bank, as a Lender

By:	/s/ George Janes
Name:	George Janes
Title:	Chief Credit Officer

Address:	11 West 42nd Street
13th Floor
NY, NY 10036

Attention:	Michael Aliberto

Telecopy:	(212) 461-7757

Signature Page to Credit Agreement

CIT FINANCIAL LTD., as a Canadian Lender

By:	/s/ Richard Kinlough
Name:	Richard Kinlough
Title:	Managing Director

Address:	11 West 42nd Street
13th Floor
NY, NY 10036

Attention:	Michael Aliberto

Telecopy:	(212) 461-7757

Signature Page to Credit Agreement

Siemens Financial Services, Inc., as a Lender

By:	/s/ Jim Fuller
Name:	Jim Fuller
Title:	Vice President – Co-Head

By:	/s/ Matthias Grossmann
Name:	Matthias Grossmann
Title:	Senior Vice President

Address:	170 Wood Avenue South
Iselin, New Jersey 08830

Attention:	Jim Tregillies - VP

Telecopy:	732-590-6648

Signature Page to Credit Agreement

Allied Irish Banks, p.l.c. as a Lender

By:	/s/ Eanna Mulkere

Name:	Eanna Mulkere
Title:	Assistant Vice President

By:	/s/ Mia Bolin

Name:	Mia Bolin
Title:	Assistant Vice President

Address:	601 South Figueroa Street,
Suite 4650
Los Angeles, CA 90017

Signature Page to Credit Agreement

PNC Bank, National Association, as a Lender

By:	/s/ Steven Janson

Name:	Steven Janson
Title:	Vice President

4720 Piedmont Row Drive

Suite 300

Charlotte, NC 28210

Attention:	Alex Council, VP

Relationship Manager

Telecopy:	Tel 704 551 8503

Fax: 704 643 7918

Signature Page to Credit Agreement

DZ BANK AG, as a Lender
Deutsche Zentral-Genossenschaftsbank
Frankfurt am Main
New York Branch

By:	/s/ Paul Fitzpatrick

Name:	Paul Fitzpatrick
Title:	Vice President

By:	/s/ Norah McCann

Name:	Norah McCann
Title:	Senior Vice President

Address: 609 Fifth Avenue

New York, NY 10019

Attention: Oliver Hildenbrand

Telecopy: 212 745 1422

Signature Page to Credit Agreement

CAPITAL ONE LEVERAGE FINANCE CORP. as a Lender

By:	/s/ Paul Dellova

Name:	Paul Dellova
Title:	Senior Vice President

Address: 404 5th Avenue, 3rd Floor, NY, NY 10018

Attention Paul Dellova

Telecopy: 917-351-0341

Signature Page to Credit Agreement

Bank of the West, as a Lender

By:	/s/ Sylvia Ponce

Name:	Sylvia Ponce
Title:	AVP

Address:	300 South Grand Avenue
Los Angeles, CA 90071
Phone:	(213) 972-0615
Fax:	(213) 972-0618

Attention:	Sidney Jordan. VP & Manager
Address:	300 South Grand Avenue
Los Angeles, CA 90071
Phone:	(213) 972-0625
Fax:	(213) 972-0618

Signature Page to Credit Agreement

Royal Bank of Canada, as a Lender

By:	/s/ Julita Tyszewicz
Name:	Julita Tyszewicz
Title:	Attorney-in-fact

By:
Name:	Dustin Craven
Title:	Attorney-in-fact

Address: 30th Floor, South Tower

Royal Bank Plaza

200 Bay Street

Toronto, Ontario M5J 2J5

and

One Liberty Plaza, 3rd Floor

165 Broadway

New York, New York 10006

Attention: Portfolio Manager

Telecopy: 416-974-0716

Signature Page to Credit Agreement

Royal Bank of Canada, as a Lender

By:
Name:
Title:

By:	/s/ Dustin Craven
Name:	Dustin Craven
Title:	Attorney-in-fact

Address: 30th Floor, South Tower

Royal Bank Plaza

200 Bay Street

Toronto, Ontario M5J 2J5

and

One Liberty Plaza, 3rd Floor

165 Broadway

New York, New York 10006

Attention: Portfolio Manager

Telecopy: 416-974-0716

Signature Page to Credit Agreement

State Bank of India, as a Lender

By:	/s/ Prabodh Parikh
Name:	Prabodh Parikh
Title:	Vice President & Head (Credit)

Address: 460, Park Avenue 2nd Floor New York N.Y 10022

Attention: Manoharan Kannan Telecopy: Lakshmi R Srinivas FAX: 212-521-3362

Signature Page to Credit Agreement

SCHEDULE 1.1

COMMITMENTS

Lender	U.S. Revolving Credit Commitment	Canadian Revolving Credit Commitment
Bank of America, N.A. Bank of America (acting through its Canada Branch)*	$160,000,000	$0
UBS Loan Finance LLC UBS AG Canada Branch*	$135,000,000	$0
Wachovia Bank, National Association Wachovia Capital Finance Corporation (Canada)*	$125,000,000	$0

Wells Fargo Foothill, LLC Wells Fargo Foothill Canada ULC*	$100,000,000	$0
Barclays Bank PLC*	$75,000,000	$0
Bank of Nova Scotia*	$60,000,000	$0
Lloyds TSB Commercial Finance Limited	$50,000,000	$0
ING Capital, LLC*	$50,000,000	$0
HSBC Business Credit (USA) Inc.	$50,000,000	$0
Calyon New York Branch*	$50,000,000	$0
TD Bank, N.A.*	$40,000,000	$0
RBS Asset Finance, Inc.	$40,000,000	$0
Bank of New York	$35,000,000	$0
Regions Bank*	$35,000,000	$0
SunTrust Bank*	$35,000,000	$0
CIT Bank CIT Financial Limited*	$35,000,000	$0
Siemens Financial Services, Inc.*	$30,000,000	$0
Allied Irish Banks, p.l.c.	$25,000,000	$0
PNC Bank, National Association*	$25,000,000	$0
DZ Bank AG Deutsche Zentral-Genossenschaftsbank Frankfurt am main*	$25,000,000	$0
Capital One Leverage Finance Corp.	$25,000,000	$0
Bank of the West*	$15,000,000	$0
Royal Bank of Canada*	$15,000,000	$0
State Bank of India*	$15,000,000	$0

Total	$1,250,000,000	$0

*	Unless otherwise agreed between any such Lender and the Agent, Lenders marked with an asterisk * above shall be Canadian Lenders with Canadian Revolving Credit Commitments in ratable amounts in accordance with their U.S. Revolving Credit Commitments (and in the case of any Canadian Funding Bank, taking into account any additional amount subject to Canadian Loan Participations)

SCHEDULE 1.2

U.S SUBSIDIARY BORROWERS

United Equipment Rentals Gulf, L.P.

United Rentals Financing Limited Partnership

United Rentals Gulf, Inc.

United Rentals (North America), Inc.

United Rentals Northwest, Inc.

United Rentals Southeast, Inc.

United Rentals Southeast, L.P.

SCHEDULE 1.3

IMMATERIAL SUBSIDIARIES

Provisto, S.de R.L. de C.V.

United Rentals Highway Technologies Gulf, Inc.

United Rentals Trust I

SCHEDULE 1.4

RECEIVABLES ENTITIES

United Rentals Receivables LLC II

SCHEDULE 7.4

PRIOR NAMES AND TRANSACTIONS

Corporate/Fictitious Names

Grantor	Names Used in Connection with its business[1]
United Rentals, Inc.	United Rental
United Rental, Inc
United Rentals
United Rentals, Inc
United Rentals North America, Inc
United Rentals North
United Rentals of North America
United Rentals NA
United Rentals No Amrc
United Rentals No Amer
United Rentals N America, Inc
United Rentals North Ameri Inc
United Rentals Northwest Inc
United Rentals Inc (Northwest)
United Rentals NW Inc
Un’td Rent’l NW/ United Rentals
United Rentals NW
United Rentals Northwest
United Rental Northwest
United Rentals NW Inc/ United Rntl
United Rentals Service Inc
United Rentals Trench Safety
United Rentals Shared Services
United Rentals Aerial Equipment
United Rentals Trench Safety
United Rentals Pump & Power
Rental Equipment
Highway Safety
United Rental-Retail Sales
Trench Safety Equipment
United Rentals (North America), Inc.	United Rental
United Rental, Inc
United Rentals
United Rentals, Inc
United Rentals North America, Inc
United Rentals North
United Rentals of North America
United Rentals NA

[1]	These names have appeared on business licenses and other applications filed by the various entities.

Grantor	Names Used in Connection with its business[1]
United Rentals No Amrc
United Rentals No Amer
United Rentals N America, Inc
United Rentals North Ameri Inc
United Rentals Northwest Inc
United Rentals Inc (Northwest)
United Rentals NW Inc
Un’td Rent’l NW/ United Rentals
United Rentals NW
United Rentals Northwest
United Rental Northwest
United Rentals NW Inc/ United Rntl
United Rentals Service Inc
United Rentals Trench Safety
United Rentals Shared Services
United Rentals Aerial Equipment
United Rentals Trench Safety
United Rentals Pump & Power
Rental Equipment
Highway Safety
United Rental-Retail Sales
Trench Safety Equipment
United Rentals Southeast LP
United Rentals Northwest, Inc.	United Rental
United Rental, Inc
United Rentals
United Rentals, Inc
United Rentals North America, Inc
United Rentals North
United Rentals of North America
United Rentals NA
United Rentals No Amrc
United Rentals No Amer
United Rentals N America, Inc
United Rentals North Ameri Inc
United Rentals Northwest Inc
United Rentals Inc (Northwest)
United Rentals NW Inc
Un’td Rent’l NW/ United Rentals
United Rentals NW
United Rentals Northwest
United Rental Northwest
United Rentals NW Inc/ United Rntl
United Rentals Service Inc
United Rentals Trench Safety
United Rentals Shared Services
United Rentals Aerial Equipment
United Rentals Trench Safety

Grantor	Names Used in Connection with its business[1]
United Rentals Pump & Power
Rental Equipment
Highway Safety
United Rental-Retail Sales
Trench Safety Equipment

Mergers/Consolidations/Acquisitions

Obligor	Person from which assets/stock were acquired	Acquisition Date	Acquired
United Rentals (North America), Inc.	High Reach Equipment Services, LLC	02/07/07	Asset
United Rentals (North America), Inc.	Carter Rental	06/28/06	Asset
United Rentals (North America), Inc.	Johnson’s Handy Rent All, Inc., Mid-Hudson Contractors Supply Corp. & Avila LLC	03/24/06	Asset
United Rentals (North America), Inc.	Sandvick Equipment & Supply Company	12/15/05	Asset
United Rentals (North America), Inc.	InfoManager, Inc./InfoManager Oy	11/16/04	Stock
United Rentals (North America), Inc.	Cowin Equipment Company, Inc.	03/21/03	Asset
United Rentals (North America), Inc.	National Equipment Services, Inc. & NES Companies, L.P.	06/30/02	Asset
United Rentals Northwest, Inc.	HSS RentX, Inc.	06/14/05	Asset
United Rentals of Canada, Inc.	Atlantic Rentals Ltd. (& sub Wheeltrac Equipment Ltd.)		Stock

	[Merged into United Rentals of Canada, Inc.]	10/01/04
United Rentals of Canada, Inc.	Skyreach Equipment Ltd. (843504 Alberta Ltd.) & sub. K & W Equipment Inc. (purchase from creditors/bankruptcy)	02/20/04	Stock

[Merged into United Rentals of Canada, Inc.]

SCHEDULE 7.5

SUBSIDIARIES

NAME OF COMPANY	RELATIONSHIP TO HOLDINGS
United Rentals (North America), Inc.	Wholly-owned Subsidiary
United Rentals Trust I	Wholly-owned Subsidiary
United Rentals Gulf, Inc.	Wholly-owned Subsidiary
United Rentals Northwest, Inc.	Wholly-owned Subsidiary
Wynne Systems, Inc.	Wholly-owned Subsidiary
United Rentals Receivables LLC II	Wholly-owned Subsidiary
United Rentals (Delaware), Inc.	Wholly-owned Subsidiary
Provisto, S. de R.L. de C.V.	Wholly-owned Subsidiary
United Rentals, S. de R.L. de C.V.	Wholly-owned Subsidiary
United Rentals of Nova Scotia (No.1), ULC	Wholly-owned Subsidiary
United Rentals of Nova Scotia (No.2), ULC	Wholly-owned Subsidiary
United Rentals Financing Limited Partnership	Wholly-owned Subsidiary
UR Canadian Financing Limited Partnership	Wholly-owned Subsidiary
United Equipment Rentals Gulf, L.P.	Wholly-owned Subsidiary
United Rentals of Canada, Inc.	Wholly-owned Subsidiary
United Rentals Alberta Holding, L.P.	Wholly-owned Subsidiary
United Rentals Luxembourg S.a.r.l.	Wholly-owned Subsidiary
United Rentals Highway Technologies Gulf, Inc.	Wholly-owned Subsidiary
United Rentals Southeast, Inc.	Wholly-owned Subsidiary
United Rentals Southeast Holding LLC	Wholly-owned Subsidiary
United Rentals Southeast, L.P.	Wholly-owned Subsidiary
InfoManager, Inc.	Wholly-owned Subsidiary

SCHEDULE 7.7

CAPITALIZATION

Issued and Outstanding Stock

Issuer	Certificate No.	No. of Shares	Owner	Issued	Outstanding
InfoManager, Inc.	2	625,000	United Rentals (North America), Inc.	625,000	625,000
United Rentals of Canada, Inc.	C-1	69,550,148	United Equipment Rentals Gulf L.P.	122,000,228	122,000,228
	C-2	37,450,080
	C-3	9,750,000
	C-4	5,250,000
United Rentals (Delaware), Inc.	1	100 (common stock)	United Rentals Gulf, Inc.	100	100
United Rentals (Delaware), Inc.	None	30,000 (preferred stock)	United Rentals (North America), Inc.	30,000	30,000
United Rentals Gulf, Inc.	1	1,000	United Rentals (North America), Inc.	1,000	1,000
United Rentals Highway Technologies, Gulf, Inc.	1	1,000	United Rentals (North America), Inc.	1,000	1,000
United Rentals Luxembourg S.a.r.l.	Certificate 2	200	United Rentals (Delaware), Inc. is the holder of legal title to the 200 shares in the capital of United Rentals Luxembourg S.a.r.l., however it is holding these shares as beneficial owner in	200	200

			its capacity as general partner of United Rentals Alberta Holding, L.P.
United Rentals (North America), Inc.	2	1,000	United Rentals, Inc.	1,000	1,000
United Rentals Northwest, Inc.	1	484	United Rentals (North America), Inc.	484	484
United Rentals of Nova Scotia (No. 1), ULC	Certificate 5	87,043	United Rentals	6,978,796	6,978,796
	Certificate 6	5,386,243	(Delaware), Inc.
	Certificate 7	1,505,510
United Rentals of Nova Scotia (No. 2), ULC	Certificate 4	1,000	United Rentals	1,000	1,000
			(Delaware), Inc.
United Rentals Southeast, Inc.	1	1,000	United Rentals (North America), Inc.	1,000	1,000
Wynne Systems, Inc.	6	1,000	United Rentals (North America), Inc.	1,000	1,000

Partnership/Membership Interests

Name of Company	Interest
United Equipment Rentals Gulf, L.P.	United Rentals Gulf, Inc. is 99% Limited Partner United Rentals (North America), Inc. is 1% General Partner
United Rentals Financing Limited Partnership

Was not unitized or certificated. The percentage breakdown of ownership is as follows:

United Rentals Nova Scotia (No. 1), ULC - 96.807% interest in URFLP

United Rentals Nova Scotia (No. 2), ULC - 3.193% interest in URFLP

United Rentals Southeast Holdings, LLC	(United Rentals Southeast, Inc. is 99% Non-Managing Member, United Rentals (North America), Inc. is 1% Managing Member)
United Rentals Southeast, L.P.	United Rentals Southeast Holding LLC is 99% Limited Partner United Rentals (North America), Inc. is 1% General Partner
United Rentals Alberta Holdings, L.P.	United Equipment Rentals Gulf, L.P. is 99.99 % Limited Partner (Share Nos. 4 & 5 ; 76,422,065 units) United Rentals (Delaware), Inc. is 0.01% General Partner (Share Nos. 2 & 3; 7,644 units)
UR Canadian Financing Partnership

United Rentals Financing Limited Partnership 99% (certificate nos.

17, 18 and 19; total units: 15,828,268), and United Rentals Nova

Scotia (No.2), ULC 1% (certificate no.20 total units: 16,223)

[Note: Cert No. 17 - 10,163,992 units; Cert No. 18- 5,518,267 units; Cert No. 19 - 146,009 units]

United Rentals Receivables LLC II	(United Rentals (North America), Inc. is the sole member and United Rentals, Inc. is the manager)

Other Equity Interests

United Rentals Trust I has issued 185,567 Common securities to United Rentals, Inc. and 6,000,000 Preferred Securities to other purchasers

Equity Interests in Provisto S. de R.L. de C.V., United Rentals S. de R.L. de C.V., Hickman Rent-Alls (1999) Ltd.

SCHEDULE 7.10

REAL ESTATE; LEASES

Leased Real Property

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
1633 - Scottsdale, AZ 9977 N. 90th Street	AZ	USA	Office	United Rentals, Inc.
1279 - Irvine, CA 2301 Dupont Drive	CA	USA	Office	United Rentals, Inc.
1315 - Irvine, CA, 19800 MacArthur Boulevard	CA	USA	Office	United Rentals, Inc.
1344 - Sacramento, CA, 3841 North Freeway Blvd.	CA	USA	Office	United Rentals Northwest, Inc.
1379 - Modesto, CA, 450 Glass Lane	CA	USA	Office	United Rentals, Inc.
1448 - Pleasant Hill, CA 3478 Buskirk Avenue	CA	USA	Office	United Rentals, Inc.
208 - Dublin, CA 11875 Dublin Blvd	CA	USA	Office	United Rentals Northwest, Inc.
1413 - Englewood, CO, 9785 S. Maroon Cir.	CO	USA	Office	United Rentals, Inc.
931 - Colorado Springs, CO Two N. Cascade	CO	USA	Office	United Rentals, Inc.
1303 - Greenwich, CT Bldg 5, 2nd, 3rd & 4th Floors	CT	USA	Office	United Rentals, Inc.
656 - Shelton, CT One Research Dr.	CT	USA	Office	United Rentals, Inc.
1591 - Temple Terrace, FL 100 Tampa Oaks Blvd., Ste. 350	FL	USA	Office	United Rentals, Inc.
982 - Boise, ID 2995 North Cole Road	ID	USA	Office	Sundance Investments Limited Partnership
1518 - Indianapolis, IN 8777 Purdue Road, Ste. 200	IN	USA	Office	United Rentals, Inc.
1114 - Glen Burnie, MD 802 Cromwell Park Drive	MD	USA	Office	United Rentals (North America), Inc.
294 - Crofton, MD- 2138 Espey Court	MD	USA	Office	United Rentals (North America), Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
1500 - Carson City, NV 896 W. Nye Lane #202	NV	USA	Office	United Rentals Northwest, Inc.
1340 - Hampton, NH 6 Merrill Industrial Dr., Unit 12	NH	USA	Office	United Rentals (North America), Inc.
1444 - Charlotte, NC 6125 Lakeview Road, Ste. 300	NC	USA	Office	United Rentals, Inc.
1479 - Charlotte, NC 6125 Lakeview Rd #200	NC	USA	Office	United Rentals, Inc.
1232 - Kitchener, ON 36 Centennial Road	ON	CAN	Office	United Rentals of Canada, Inc.
1506 - Medford, OR 1150 Knutston Ave, Suite 8	OR	USA	Office	United Rentals Northwest, Inc.
1142 - Dorval, QC 2900 Rue Andre	QC	CAN	Office	United Rentals of Canada, Inc.
540 - Sugar Land, TX - 525 Julie Rivers Dr.	TX	USA	Office	United Rentals, Inc.
1642 - Vancouver, WA 1498 S.E. Tech Center Pl	WA	USA	Office	United Rentals, Inc.
1658 - Fort McMurray, AB T9H 310-8129 Fraser Ave	AB	CAN	Other	United Rentals Northwest, Inc.
722 - Langley, BC 20132 Logan Ave.	BC	CAN	Other	United Rentals of Canada, Inc.
937 - Fairfield, CT 138 Thorpe St.	CT	USA	Other	United Rentals (North America), Inc.
1649 - Temple Terrace, FL 100 Tampa Oaks (Generator)	FL	USA	Other	United Rentals, Inc.
558 - Boston, MA 903-909 Massachusetts Ave.	MA	USA	Other	United Rentals (North America), Inc.
1205 - Ottawa, ON 2644 Sheffield Road	ON	CAN	Other	United Rentals of Canada, Inc.
910 - Laredo, TX 4300 San Dario	TX	USA	Other	United Equipment Rentals Gulf, L.P.
1319 - Darien, CT 366 Boston Post Rd. - Pkg. Spaces	CT	USA	Parking	United Rentals (North America), Inc.
1513 - Acworth, GA James Road (Parking Lot)	GA	USA	Parking	United Rentals Southeast, L.P.
1412 - West Yarmouth, MA 554 Higgins Crowell Road	MA	USA	Parking	United Rentals (North America), Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
613 - Bessemer, AL 6298 Park South Dr.	AL	USA	Storage Lot	United Rentals (North America), Inc.
822 - Dothan, AL Storage Lot	AL	USA	Storage Lot	United Rentals (North America), Inc.
1511 - Prescott, AZ 3251 Tower Road (Yard)	AZ	USA	Storage Lot	United Rentals Northwest, Inc.
1229 - Surrey, BC 68 Avenue	BC	CAN	Storage Lot	United Rentals of Canada, Inc.
850 - Victoria, BC 3720 Tennyson Avenue	BC	CAN	Storage Lot	United Rentals of Canada, Inc.
1299 - Sacramento, CA 6201 Elvas Avenue	CA	USA	Storage Lot	United Rentals, Inc.
130 - Burbank, CA - 231 W. Orange Grove	CA	USA	Storage Lot	United Rentals Northwest, Inc.
1318 - Modesto, CA, 1400 Coldwell Avenue	CA	USA	Storage Lot	United Rentals Northwest, Inc.
1369 - Bakersfield, CA Rosedale Hwy [Storage Lot]	CA	USA	Storage Lot	United Rentals Northwest, Inc.
144 - Fontana, CA 39 & 40 Valley Blvd.	CA	USA	Storage Lot	United Rentals Northwest, Inc.
156 - Gilroy, CA - 6380 Chestnut St.	CA	USA	Storage Lot	United Rentals Northwest, Inc.
204 - San Jose, CA - 226 McEvoy Street	CA	USA	Storage Lot	United Rentals Northwest, Inc.
249 - Antioch, CA 1205 Sunset Dr	CA	USA	Storage Lot	United Rentals Northwest, Inc.
281 - Fresno, CA 4121 E Belmont - additional space	CA	USA	Storage Lot	United Rentals Northwest, Inc.
331 - Fresno, CA 4433 E. Effie	CA	USA	Storage Lot	United Rentals Northwest, Inc.
504 - Modesto, CA 1331 Coldwell [Storage Lot]	CA	USA	Storage Lot	United Rentals Northwest, Inc.
522 - Sacramento, CA, 5959 Elvas Avenue	CA	USA	Storage Lot	United Rentals Northwest, Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
523 - Ventura, CA, 1577 Arundell	CA	USA	Storage Lot	URNW - United Rentals Northwest, Inc.
661 - Sacramento, CA 6001 Elvas Ave.	CA	USA	Storage Lot	United Rentals Northwest, Inc.
766 - Modesto, CA 5537 McHenry Rd.	CA	USA	Storage Lot	United Rentals Northwest, Inc.
767 - Modesto, CA 5700 Meyer Dr.	CA	USA	Storage Lot	United Rentals Northwest, Inc.
808 - Fullerton, CA 2304 E. Orangethorpe Ave.	CA	USA	Storage Lot	United Rentals Northwest, Inc.
905 - Merced, CA 1266 W. 16th Street	CA	USA	Storage Lot	United Rentals Northwest, Inc.
99 - Carmichael, CA, 7436 Fair Oaks Blvd.	CA	USA	Storage Lot	United Rentals Northwest, Inc.
1023 - Manchester, CT 170 Colonial Rd. (Storage Lot)	CT	USA	Storage Lot	United Rentals (North America), Inc.
27 - Groton, CT State Route 184	CT	USA	Storage Lot	United Rentals (North America), Inc.
738 - Manchester, CT Adjacent Lot	CT	USA	Storage Lot	United Rentals (North America), Inc.
1313 - Lauderhill, FL NW 15th St. (Storage Lot)	FL	USA	Storage Lot	United Rentals (North America), Inc.
1324 - Ft. Myers, FL 12740 Metro Pkwy (Storage Lot)	FL	USA	Storage Lot	United Rentals (North America), Inc.
550 - Tampa, FL 5717 Adamo Drive	FL	USA	Storage Lot	United Rentals (North America), Inc.
1547 - Cartersville, GA Covered Bridge Rd. [Laydown Yard]	GA	USA	Storage Lot	United Rentals Southeast, L.P.
521 - Columbus, GA, 4600 Miller Rd.	GA	USA	Storage Lot	United Rentals Southeast, L.P.
887 - Macon, GA 5040 Mercer Drive	GA	USA	Storage Lot	United Rentals Southeast, L.P.
1364 - Cedar Rapids, IA 16th Ave. S.W. Storage Lot	IA	USA	Storage Lot	United Rentals (North America), Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
746 - Shreveport, LA 2640 Linwood(Brandon)	LA	USA	Storage Lot	United Rentals (North America), Inc.
1380 - Edmonston, MD 49th St. & Windom Rd. (Storage Lot)	MD	USA	Storage Lot	United Rentals (North America), Inc.
1514 - Joppa, MD Pulaski Hwy. (Storage Lot)	MD	USA	Storage Lot	United Rentals (North America), Inc.
804 - Bladensburg, MD 4900 Upshur St. (Storage Lot)	MD	USA	Storage Lot	United Rentals (North America), Inc.
1553 - Agawam, MA 53 Ramah Circle North	MA	USA	Storage Lot	United Rentals (North America), Inc.
337 - Sparks, NV 600 Dermody	NV	USA	Storage Lot	United Rentals Northwest, Inc.
1360 - 23 Clawson Ave (Storage Lot)	NJ	USA	Storage Lot	United Rentals (North America), Inc.
980 - Elmwood Park, NJ 101 Van Riper Ave.	NJ	USA	Storage Lot	United Rentals (North America), Inc.
1372 - Flushing, NY 23-05 30th Avenue	NY	USA	Storage Lot	United Rentals (North America), Inc.
1355 - Fayetteville, NC Rankin St. - Storage Lot	NC	USA	Storage Lot	United Rentals (North America), Inc.
1571 - Grants Pass, OR 1521 Redwood Avenue	OR	USA	Storage Lot	United Rentals Northwest, Inc.
209 - Medford, OR- 2240 West Main Street	OR	USA	Storage Lot	United Rentals Northwest, Inc.
951 - Roseburg, OR 310 Boston Street	OR	USA	Storage Lot	United Rentals Northwest, Inc.
1122 - Sioux Falls, SD, 1201 W. 51st St. [Storage Lot]	SD	USA	Storage Lot	United Rentals Northwest, Inc.
133 - Knoxville, TN 10226 Kingston Pike	TN	USA	Storage Lot	United Rentals (North America), Inc.
1441 - Ft. Worth, TX 5930 E. Loop 820 S. (Adjacent Lot)	TX	USA	Storage Lot	United Equipment Rentals Gulf, L.P.
778 - Laredo, TX 4402 San Fransisco Ave.	TX	USA	Storage Lot	United Equipment Rentals Gulf, L.P.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
1119 - Fairfax (Merrifield), VA 8301 Lee Highway	VA	USA	Storage Lot	United Rentals (North America), Inc.
1434 - Seattle, WA 7101 8th Avenue South	WA	USA	Storage Lot	United Rentals Northwest, Inc.
410 - Puyallup, WA, 16623 Meridian East	WA	USA	Storage Lot	United Rentals Northwest, Inc.
773 - Bothell, WA 1732 & 1808 194th St.	WA	USA	Storage Lot	United Rentals Northwest, Inc.
1581 - Foley, AL 2801 South McKenzie	AL	USA	Store	United Rentals (North America), Inc.
435 - Mobile, AL, 1413 Montlimar Drive	AL	USA	Store	United Rentals (North America), Inc.
443 - Oxford, AL, 1821 U.S. Highway 78 East	AL	USA	Store	United Rentals (North America), Inc.
603 - Bessemer, AL 6298 Park South Dr.	AL	USA	Store	United Rentals (North America), Inc.
74 - Madison, AL - 109 W. Dublin Drive	AL	USA	Store	United Rentals (North America), Inc.
94 - Florence, AL- 711 Thompson Street	AL	USA	Store	United Rentals (North America), Inc.
453 - Wasilla, AK - 450 Railroad Ave.	AK	USA	Store	United Rentals Northwest, Inc.
618 - Palmer, AK 1111 Glenn Hwy	AK	USA	Store	United Rentals Northwest, Inc.
671 - Soldatna, AK 524 Kalifoniski Rd.	AK	USA	Store	United Rentals Northwest, Inc.
674 - Anchorage, AK, 9760 Old Seward Highway	AK	USA	Store	United Rentals Northwest, Inc.
1201 - Edmonton, AB 6111-91 Street NW	AB	CAN	Store	United Rentals of Canada, Inc.
1253 - Red Deer, AB 6780 65th Avenue	AB	CAN	Store	United Rentals of Canada, Inc.
1332 - Fort McMurray, AB 320 Mackenzie Blvd.	AB	CAN	Store	United Rentals of Canada
1335 - Lethbridge, AB 3605 - 5 Avenue North	AB	CAN	Store	United Rentals of Canada, Inc.
1338 - St. Albert, AB 23 Renault Crescent	AB	CAN	Store	United Rentals of Canada, Inc.
1543 - Calgary, AB 4195 - 112th Avenue SE	AB	CAN	Store	United Rentals of Canada, Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
1592 - Redcliff, AB 2350 South Highway Drive SE	AB	CAN	Store	United Rentals of Canada, Inc.
1008 - Tucson, AZ 1011 S. Prudence Rd.	AZ	USA	Store	United Rentals Northwest, Inc.
1414 - Tempe, AZ, 9002 South Hardy Drive	AZ	USA	Store	United Rentals Northwest, Inc.
1520 - Phoenix, AZ 7020 & 7024 W. Van Buren St.	AZ	USA	Store	United Rentals Northwest, Inc.
1534 - Tucson, AZ 4203 E. Tennessee Street	AZ	USA	Store	URNW - United Rentals Northwest, Inc.
1542 - Phoenix, AZ 1945 W. Broadway Rd.	AZ	USA	Store	United Rentals Northwest, Inc.
1629 - Phoenix AZ 330 E Maricopa Fwy	AZ	USA	Store	United Rentals Northwest, Inc.
183 - Phoenix, AZ, 5501 East Van Buren	AZ	USA	Store	United Rentals Northwest, Inc.
349 - Lake Havasu City, AZ 2225 N. Kiowa Blvd.	AZ	USA	Store	United Rentals Northwest, Inc.
625 - Prescott, AZ 3251 Tower Road (Store)	AZ	USA	Store	United Rentals Northwest, Inc.
680 - Show Low, AZ 2050 E. Adams	AZ	USA	Store	United Rentals Northwest, Inc.
681 - Phoenix, AZ 2210 W Williams	AZ	USA	Store	United Rentals Northwest, Inc.
683 - Kingman, AZ 3525 Banks St.	AZ	USA	Store	United Rentals Northwest, Inc.
684 - Flagstaff, AZ 2248 S. Walgreen	AZ	USA	Store	United Rentals Northwest, Inc.
691 - Phoenix, AZ 3266 E. Washington	AZ	USA	Store	United Rentals Northwest, Inc.
70 - Phoenix, AZ 1301 W Watkins	AZ	USA	Store	United Rentals Northwest, Inc.
1384 - Bentonville, AR Lot 6, Moberly Manor Subdivision	AR	USA	Store	United Rentals (North America), Inc.
813 - Rogers, AR 2314 S. 8th St	AR	USA	Store	United Rentals (North America), Inc.
1166 - Kamloops, BC 977 Laval Crescent	BC	CAN	Store	United Rentals of Canada, Inc.
1175 - Whistler, BC 1216 Alpha Lake Road	BC	CAN	Store	United Rentals of Canada, Inc.
1235 - Abbotsford, BC 2459 Center Street	BC	CAN	Store	United Rentals of Canada, Inc.
1336 - Genelle, BC 301 Courtesy Road	BC	CAN	Store	United Rentals of Canada, Inc.
1415 - Abbotsford, BC 30586 South Fraser Way	BC	CAN	Store	United Rentals of Canada, Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
1446 - Fort St. John, BC 11503 Tahltan Road	BC	CAN	Store	United Rentals of Canada, Inc.
1586 - Squamish, BC 38921 Queen Way	BC	CAN	Store	United Rentals of Canada, Inc.
649 - Burnaby, BC 5175 Regent St.	BC	CAN	Store	United Rentals of Canada, Inc.
650 - Prince George, BC 1073 1st Avenue	BC	CAN	Store	United Rentals of Canada, Inc.
663 - Langley, BC 20112 Logan Ave.	BC	CAN	Store	United Rentals of Canada, Inc.
664 - Richmond, BC 11300 Bridgeport Rd.	BC	CAN	Store	United Rentals of Canada, Inc.
665 - Maple Ridge, BC 21280 Lougheed Highway	BC	CAN	Store	United Rentals of Canada, Inc.
666 - Vancouver, BC 1215/1221 Clark Dr.	BC	CAN	Store	United Rentals of Canada, Inc.
667 - Abbotsford, BC 31790 South Fraser Way	BC	CAN	Store	United Rentals of Canada, Inc.
668 - Surrey, BC 6786 King George Highway	BC	CAN	Store	United Rentals of Canada, Inc.
677 - Burnaby, BC 1502 Boundary Rd.	BC	CAN	Store	United Rentals of Canada, Inc.
849 - Nanaimo, BC 2530 Kenworth Rd / 3439 Shenton Rd.	BC	CAN	Store	United Rentals of Canada, Inc.
851 - Campbell River, BC 1855 Perkins Rd.	BC	CAN	Store	United Rentals of Canada, Inc.
852 - Chilliwack, BC 45660 Yale Rd.	BC	CAN	Store	United Rentals of Canada, Inc.
929 - North Vancouver, BC 108 Bowser	BC	CAN	Store	United Rentals of Canada, Inc.
983 - Saanich (Victoria), BC 573 Kelvin St.	BC	CAN	Store	United Rentals of Canada, Inc.
1003 - Montclair, CA 10632 Monte Vista	CA	USA	Store	United Rentals Northwest, Inc.
1004 - Downey, CA 9606 E. Firestone Blvd.	CA	USA	Store	United Rentals Northwest, Inc.
1006 - Canoga Park, CA 7755 Canoga Ave.	CA	USA	Store	United Rentals Northwest, Inc.
1007 - Ridgecrest, CA 1241 W. Inyokern Rd.	CA	USA	Store	United Rentals Northwest, Inc.
1009 - Fontana, CA 16190 Valley Blvd.	CA	USA	Store	United Rentals Northwest, Inc.
100 - Modesto, CA, 2443 Yosemite Blvd.	CA	USA	Store	United Rentals Northwest, Inc.
1010 - Lakeside, CA 12206 Industry Rd.	CA	USA	Store	United Rentals Northwest, Inc.
1013 - Long Beach, CA 5860 N. Paramount Blvd.	CA	USA	Store	United Rentals Northwest, Inc.
105 - Eureka, CA 3132 & 3134 Jacobs Avenue	CA	USA	Store	United Rentals Northwest, Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
1172 - Burlingame, CA1660 Gilbreth Road	CA	USA	Store	United Rentals Northwest, Inc.
1258 - Huntington Beach, CA 16300 Gothard St.	CA	USA	Store	United Rentals Northwest, Inc.
1268 - Elk Grove, CA, 9062 Union Park Way	CA	USA	Store	United Rentals Northwest, Inc.
1326 - Sacramento, CA, 8563 Elder Creek Road	CA	USA	Store	United Rentals Northwest, Inc.
1353 - Carmichael, CA, 7424 Fair Oaks Blvd.	CA	USA	Store	United Rentals Northwest, Inc.
145 - Modesto, CA 1331 Coldwell Avenue [Store]	CA	USA	Store	United Rentals Northwest, Inc.
1519 - Coachella, CA 85220 Avenue 50	CA	USA	Store	United Rentals Northwest, Inc.
1523 - Chula Vista, CA 575 C Street	CA	USA	Store	United Rentals Northwest, Inc.
1524 - Santa Clarita, CA 28311 Kelly Johnson Pkwy	CA	USA	Store	United Rentals, Inc.
1526 - Napa, CA - Soscol & Jackson	CA	USA	Store	United Rentals Northwest, Inc.
153 - Gilroy, CA - 6390 Chestnut St.	CA	USA	Store	United Rentals Northwest, Inc.
154 - Stockton, CA 2081 Charter Way	CA	USA	Store	United Rentals Northwest, Inc.
1659 - San Luis Obispo, CA 4027 Sante Fe Road	CA	USA	Store	United Rentals Northwest, Inc.
166 - Baldwin Park, CA, 15402 E. Arrow Highway	CA	USA	Store	United Rentals Northwest, Inc.
198 - San Diego, CA 5580 Kearney Villa Rd.	CA	USA	Store	United Rentals Northwest, Inc.
203 - Bakersfield, CA- 6045 Rosedale Hwy	CA	USA	Store	United Rentals Northwest, Inc.
205 - Los Alamitos, CA 3686 Cerritos Ave	CA	USA	Store	United Rentals Northwest, Inc.
206 - San Jose, CA - 214 Dupont St	CA	USA	Store	United Rentals Northwest, Inc.
220 - Santa Ana, CA - 2720 S. Orange Avenue	CA	USA	Store	United Rentals Northwest, Inc.
221 - San Jose, CA- 2101 Alum Rock	CA	USA	Store	United Rentals Northwest, Inc.
223 - Hayward, CA 3871 & 4125 Breakwater Avenue	CA	USA	Store	United Rentals Northwest, Inc.
233 - Chula Vista, CA 501 C Street	CA	USA	Store	United Rentals Northwest, Inc.
235 - Sunnyvale, CA 940 West Evelyn Ave.	CA	USA	Store	United Rentals Northwest, Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
248 - Antioch, CA 1204 Sunset Dr	CA	USA	Store	United Rentals Northwest, Inc.
24 - Stockton, CA, 2911 & 2811 E. Fremont Street	CA	USA	Store	United Rentals Northwest, Inc.
262 - San Luis Obispo, CA 635 Tank Farm Road	CA	USA	Store	United Rentals Northwest, Inc.
263 - Lancaster, CA 43631 Sierra Highway	CA	USA	Store	United Rentals Northwest, Inc.
264 - Indio, CA, 83525 Date Street	CA	USA	Store	United Rentals Northwest, Inc.
274 - Oakland, CA 700 98th Ave.	CA	USA	Store	United Rentals Northwest, Inc.
279 - Fresno, CA 4121 E Belmont	CA	USA	Store	United Rentals Northwest, Inc.
280 - Fresno, CA 4141 E. Belmont	CA	USA	Store	United Rentals Northwest, Inc.
285 - Susanville, CA - 1550 Chestnut St.	CA	USA	Store	United Rentals Northwest, Inc.
30 - Marysville, CA, 5616 Lindhurst Avenue	CA	USA	Store	United Rentals Northwest, Inc.
312 - San Juan Capistrano, CA- 26181 Avenida Aeropuerto	CA	USA	Store	United Rentals Northwest, Inc.
31 - Dublin, CA 6457 Dublin Ct.	CA	USA	Store	United Rentals Northwest, Inc.
329 - Fresno, CA 4470 Blackstone	CA	USA	Store	United Rentals Northwest, Inc.
32 - Buena Park, CA, 8242 Orangethorpe Ave.	CA	USA	Store	United Rentals Northwest, Inc.
334 - Lodi, CA 210 E. Kettleman Lane	CA	USA	Store	United Rentals Northwest, Inc.
34 - Fremont, CA 41655, 41659 & 41663 Osgood Rd.	CA	USA	Store	United Rentals Northwest, Inc.
377 - Folsom, CA - 560 Levy Rd.	CA	USA	Store	United Rentals Northwest, Inc.
438 - Long Beach, CA, 2020 West Pacific Coast Hwy.	CA	USA	Store	United Rentals Northwest, Inc.
439 - Gardena, CA, 13316 S. Western Ave.	CA	USA	Store	United Rentals Northwest, Inc.
446 - Arroyo Grande, CA, 1105 El Camino Real	CA	USA	Store	United Rentals Northwest, Inc.
44 - San Leandro, CA 14273 Washington Ave	CA	USA	Store	United Rentals Northwest, Inc.
484 - Redding, CA 3040 Crossroads	CA	USA	Store	United Rentals Northwest, Inc.
530 - Burbank, CA 203 West Olive Avenue	CA	USA	Store	United Rentals Northwest, Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
534 - Mountain View, CA 2246 West El Camino Real	CA	USA	Store	United Rentals Northwest, Inc.
582 - Hayward, CA 2249B Davis Court	CA	USA	Store	United Rentals Northwest, Inc.
583 - Napa, CA 122 Camino Oruga	CA	USA	Store	United Rentals Northwest, Inc.
673 - Cathedral City, CA 36025 Cathedral Canyon	CA	USA	Store	United Rentals Northwest, Inc.
703 - Fresno, CA 1742 W. Pine Ave.	CA	USA	Store	United Rentals Northwest, Inc.
744 - Sacramento, CA 6201 Elvas Ave	CA	USA	Store	United Rentals Northwest, Inc.
745 - Napa, CA 1865 Tannen St.	CA	USA	Store	United Rentals Northwest, Inc.
755 - Van Nuys, CA 14540 Oxnard Street	CA	USA	Store	United Rentals, Inc.
768 - Modesto, CA 5433, 5637, 5703, 5719, 5737 McHenry D	CA	USA	Store	United Rentals Northwest, Inc.
789 - Tracy, CA 3818 Rhonda Way	CA	USA	Store	United Rentals Northwest, Inc.
805 - Ventura, CA 3665 Market St.	CA	USA	Store	United Rentals Northwest, Inc.
807 - Fullerton, CA 1301 S. State College	CA	USA	Store	United Rentals Northwest, Inc.
809 - Turlock, CA 2800 N. Golden State Blvd.	CA	USA	Store	United Rentals Northwest, Inc.
84 - Pico Rivera, CA 3455 San Gabriel River Pkwy	CA	USA	Store	United Rentals Northwest, Inc.
86 - Santa Cruz, CA 1835 Soquel Drive	CA	USA	Store	United Rentals Northwest, Inc.
878 - Riverside, CA 2450 Mulberry Street	CA	USA	Store	United Rentals Northwest, Inc.
89 - Carmichael, CA, 7424 Fair Oaks Blvd.	CA	USA	Store	United Rentals Northwest, Inc.
91 - Bakersfield, CA- 2122 Union Ave	CA	USA	Store	United Rentals Northwest, Inc.
961 - Escondido, CA 1960 W. Mission Rd.	CA	USA	Store	United Rentals Northwest, Inc.
1064 - Denver, CO 6400 Washington St.	CO	USA	Store	United Rentals Northwest, Inc.
1168 - Littleton, CO 8080 Carder Court	CO	USA	Store	United Rentals Northwest, Inc.
1476 - Eagle, CO 751 Chambers Avenue	CO	USA	Store	United Rentals Northwest, Inc.
1483 - Louisville, CO 2103 N. Courtesy Road	CO	USA	Store	United Rentals Northwest, Inc.
1486 - Silverthorne, CO 191 Adams Ave.	CO	USA	Store	United Rentals Northwest, Inc.
1494 - Aurora, CO 10685 S Parker Rd.	CO	USA	Store	United Rentals Northwest, Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
1495 - Aurora, CO 10685 S Parker Rd.	CO	USA	Store	United Rentals Northwest, Inc.
1496 - Aurora, CO 600 Fraser St.	CO	USA	Store	United Rentals Northwest, Inc.
1498 - Castle Rock, CO 1230 N. Park	CO	USA	Store	United Rentals Northwest, Inc.
319 - Brighton, CO 599 Main St	CO	USA	Store	United Rentals, Inc.
40 - Commerce City, CO 5665 Eudora Street	CO	USA	Store	United Rentals Northwest, Inc.
81 - Colorado Springs, CO 1490 Valley Street	CO	USA	Store	United Rentals Northwest, Inc.
963 - Fort Collins, CO 1926 Frontage Rd.	CO	USA	Store	United Rentals Northwest, Inc.
1161 - Stamford, CT 224 Selleck Street	CT	USA	Store	United Rentals (North America), Inc.
192 - Bloomfield, CT, 11 Southwood Drive	CT	USA	Store	United Rentals (North America), Inc.
26 - Groton, CT 383 Gold Star Highway	CT	USA	Store	United Rentals (North America), Inc.
41 - Danbury, CT 32 Federal Road	CT	USA	Store	United Rentals (North America), Inc.
529 - Fairfield, CT 185 Thorpe St.	CT	USA	Store	United Rentals (North America), Inc.
750 - Milford, CT 379 Naugatuck Avenue	CT	USA	Store	United Rentals (North America), Inc.
894 - West Haven, CT 40 Industry Dr.	CT	USA	Store	United Rentals (North America), Inc.
8 - Manchester, CT - 166 Colonial Rd.	CT	USA	Store	United Rentals (North America), Inc.
9 - Darien, CT - 365 Boston Post Road	CT	USA	Store	United Rentals (North America), Inc.
164 - Bear, DE - 613 Pulaski Hwy.	DE	USA	Store	United Rentals (North America), Inc.
168 - Frederica, DE 8014 Bay Road	DE	USA	Store	United Rentals (North America), Inc.
169 - Delmar, DE Route 13 (38352 Sussex Hwy)	DE	USA	Store	United Rentals (North America), Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
309 - Newark, DE - 70 Albe Dr.	DE	USA	Store	United Rentals (North America), Inc.
1014 - Orlando, FL 404 Zell Drive	FL	USA	Store	United Rentals (North America), Inc.
1147 - Pompano Beach, FL 808 NW 12th Avenue	FL	USA	Store	United Rentals (North America), Inc.
1198 - Orlando, FL 9331 Bachman Drive	FL	USA	Store	United Rentals (North America), Inc.
1259 - Bradenton, FL 2964 63rd Avenue East	FL	USA	Store	United Rentals (North America), Inc.
1312 - Lauderhill, FL 3400 NW 15th St.	FL	USA	Store	United Rentals (North America), Inc.
1322 - Jacksonville, FL 5402 Phillips Highway	FL	USA	Store	United Rentals (North America), Inc.
1347 - Orlando, FL 9375 Boggy Creek Road	FL	USA	Store	United Rentals (North America), Inc.
1464 - Homestead, FL 24 SW 6th Ave	FL	USA	Store	United Rentals (North America), Inc.
1507 - Miami, FL, 4301 Northwest 27th Ave.	FL	USA	Store	United Rentals (North America), Inc.
1521 - Jacksonville, FL 9428 Florida Mining Blvd. East	FL	USA	Store	United Rentals (North America), Inc.
1530 - Tampa, FL 7231-7233 Adamo Dr.	FL	USA	Store	United Rentals (North America), Inc.
1536 - Homestead, FL 77 Southwest 8th Avenue	FL	USA	Store	United Rentals (North America), Inc.
1610 - Port St. Lucie, FL 3850 Selvitz Road	FL	USA	Store	United Rentals (North America), Inc.
321 - Panama City Beach, FL 17446 Panama City Beach Pkwy	FL	USA	Store	United Rentals (North America), Inc.
394 - Ft. Myers, FL 12720 Metro Pkway	FL	USA	Store	United Rentals (North America), Inc.
399 - Naples, FL 557 Industrial Blvd.	FL	USA	Store	United Rentals (North America), Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
400 - Deerfield Beach, FL 1803 S. Powerline Rd.	FL	USA	Store	United Rentals (North America), Inc.
456 - Miami, FL 7400 N.W. 79th Avenue	FL	USA	Store	United Rentals (North America), Inc.
500 - Davie, FL 3501 State Rd. 7	FL	USA	Store	United Rentals (North America), Inc.
503 - Tampa, FL 5711 Adamo Dr.	FL	USA	Store	United Rentals (North America), Inc.
511 - Ft. Walton Beach, Fl, 217 Jonquil Ave.	FL	USA	Store	United Rentals (North America), Inc.
542 - West Palm Beach, FL 3250 West 45th St.	FL	USA	Store	United Rentals (North America), Inc.
567 - Melbourne, FL 1201 Lake Washington Rd.	FL	USA	Store	United Rentals (North America), Inc.
765 - Orlando, FL 371 Taft-Vineland Road	FL	USA	Store	United Rentals (North America), Inc.
781 - Longwood, FL 2300 S. Highway 17-92	FL	USA	Store	United Rentals (North America), Inc.
923 - Gainesville, FL 3540 NE Waldo Rd.	FL	USA	Store	URNA - United Rentals (North America), Inc.
958 - Orlando, FL 9301 Bachman Rd.	FL	USA	Store	United Rentals (North America), Inc.
970 - Tampa, FL 9507 Palm River Road	FL	USA	Store	United Rentals (North America), Inc.
975 - Clearwater, FL 4300 118th Avenue North	FL	USA	Store	United Rentals (North America), Inc.
1195 - Fairburn, GA 100 Laser Industrial Court	GA	USA	Store	United Rentals Southeast, L.P.
1461 - Atlanta, GA 1115 Howell Mill Rd	GA	USA	Store	United Rentals Southeast, L.P.
1582 - Conyers, GA 2235 Sigman Road	GA	USA	Store	United Rentals Southeast, L.P.
1587 - Valdosta, GA 1824 South Patterson Street	GA	USA	Store	United Rentals Southeast, L.P.
1588 - Valdosta, GA 3205 Inner Perimeter Road	GA	USA	Store	United Rentals Southeast, L.P.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
1590 - West Point, GA 7646/7613 West Point Road	GA	USA	Store	United Rentals Southeast, L.P.
449 - Carrollton, GA - 305 Maple St.	GA	USA	Store	United Rentals Southeast, L.P.
450 - Villa Rica, GA - 100 Sabre Dr.	GA	USA	Store	United Rentals Southeast, L.P.
517 - Athens, GA, 4645 Atlanta Highway	GA	USA	Store	URSE, L.P. - United Rentals Southeast, L.P. (Georgia)
518 - Acworth, GA, 1973 Highway 92	GA	USA	Store	United Rentals Southeast, L.P.
519 - Garden City, GA 1312 Highway 80 West	GA	USA	Store	United Rentals Southeast, L.P.
520 - Leesburg, GA, 1190A US Highway 19 South	GA	USA	Store	United Rentals Southeast, L.P.
526 - Macon, GA, 5100 Mercer University Drive	GA	USA	Store	United Rentals Southeast, L.P.
546 - McDonough, GA - 192 Industrial Blvd.	GA	USA	Store	United Rentals Southeast, L.P.
547 - Augusta, GA - 4316 Belair Frontage Rd.	GA	USA	Store	United Rentals Southeast, L.P.
751 - Norcross, GA 4521 N. Buford	GA	USA	Store	United Rentals Southeast, L.P.
752 - Columbus, GA 4620 Peek Industrial Dr.	GA	USA	Store	United Rentals Southeast, L.P.
830 - Sugar HIll, GA 165 Peachtree Industrial Blvd.	GA	USA	Store	United Rentals Southeast, L.P.
831 - Ringgold, GA 320 Industrial Blvd.	GA	USA	Store	United Rentals Southeast, L.P.
1015 - Boise, ID 1855 S. Cole Rd.	ID	USA	Store	United Rentals Northwest, Inc.
286 - Lewiston, ID, 3004 N & S Highway	ID	USA	Store	United Rentals Northwest, Inc.
1000 - Addison, IL 215 Fairbanks Street	IL	USA	Store	United Rentals (North America), Inc.
137 - Chicago, IL 3233 West 36th Street	IL	USA	Store	United Rentals Northwest, Inc.
140 - Mokena, IL 9610 W 194th St	IL	USA	Store	United Rentals (North America), Inc.
1583 - Mokena, IL 8545 West 191st Street	IL	USA	Store	United Rentals Northwest, Inc.
1612 - Chicago, IL 60632, 4330 W. 41st Street	IL	USA	Store	URNA - United Rentals (North America), Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
1648 - North Aurora, IL 603 Airport Road	IL	USA	Store	United Rentals Northwest, Inc.
104 - Terre Haute, IN - 4550 State Rd. #63 North	IN	USA	Store	United Rentals (North America), Inc.
1121 - Fort Wayne, IN 5517 Distribution Dr	IN	USA	Store	United Rentals (North America), Inc.
1436 - Indianapolis, IN 1725 Wales Avenue	IN	USA	Store	United Rentals (North America), Inc.
1529 - Taylorsville, IN 3650 Willoby Drive	IN	USA	Store	United Rentals (North America), Inc.
287 - Lafayette, IN 3600 State Road 26 East	IN	USA	Store	United Rentals (North America), Inc.
564 - Indianapolis, IN 2705 E. Washington St.	IN	USA	Store	United Rentals (North America), Inc.
69 - Evansville, IN 990 E. Mount Pleasant Road	IN	USA	Store	United Rentals (North America), Inc.
820 - Richmond, IN 3230 East Main St.	IN	USA	Store	United Rentals (North America), Inc.
87 - South Bend, IN 56475 Peppermint Road	IN	USA	Store	United Rentals (North America), Inc.
890 - Bloomington, IN 2520 N. Industrial Dr.	IN	USA	Store	United Rentals (North America), Inc.
952 - Indianapolis, IN 2435 Kentucky Ave.	IN	USA	Store	United Rentals (North America), Inc.
986 - Lafayette, IN 3600 State Road 26 E.	IN	USA	Store	United Rentals (North America), Inc.
1012 - Waterloo, IA 3562 University Ave	IA	USA	Store	United Rentals, Inc.
1182 - Grimes, IA 5222 NW 111th Drive	IA	USA	Store	United Rentals (North America), Inc.
118 - Sioux City, IA- 6001 Gordon Drive	IA	USA	Store	United Rentals (North America), Inc.
1527 - Ankeny, IA 375 S.E. Oralabor Road	IA	USA	Store	United Rentals (North America), Inc.
461 - Grimes, IA, 5099 NW 114th Street	IA	USA	Store	United Rentals (North America), Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
721 - Cedar Rapids, IA 2355 16th Ave. S.W.	IA	USA	Store	United Rentals (North America), Inc.
779 - Des Moines, IA 5330 NE 22nd St.	IA	USA	Store	United Rentals (North America), Inc.
437 - Wichita, KS, 1300 South West St.	KS	USA	Store	United Rentals Northwest, Inc.
1269 - Paducah, KY, 3237 Park Ave.	KY	USA	Store	United Rentals (North America), Inc.
1438 - Louisville, KY 211 North English Station Road	KY	USA	Store	United Rentals (North America), Inc.
80 - Georgetown, KY 400 Triport Rd.	KY	USA	Store	United Rentals (North America), Inc.
891 - Lexington, KY 2150 Trade Ctr. Dr.	KY	USA	Store	United Rentals (North America), Inc.
927 - Louisville, KY 4019 Produce	KY	USA	Store	United Rentals (North America), Inc.
1178 - Gonzales, LA 37474 Hwy 30	LA	USA	Store	United Rentals (North America), Inc.
1556 - Lafayette (Scott), LA 112 Credit Drive	LA	USA	Store	URNA - United Rentals (North America), Inc.
1558 - Geismar, LA 6236 Louisiana Hwy 73	LA	USA	Store	United Rentals (North America), Inc.
185 - Monroe, LA 900 Highway 165	LA	USA	Store	United Rentals (North America), Inc.
936 - Gonzales, LA, 13249 Airline Hwy.	LA	USA	Store	United Rentals (North America), Inc.
1419 - Westbrook, ME Lot 3 Colonel Westbrook Park	ME	USA	Store	United Rentals (North America), Inc.
441 - Bangor, ME 96 Target Industrial Circle	ME	USA	Store	United Rentals (North America), Inc.
1115 - Winnipeg, Manitoba 999 King Edward St.	MB	CAN	Store	URC, Inc. - United Rentals of Canada, Inc.
1237 - Flin Flon, MB P.O. Box 305, Channing Highway	MB	CAN	Store	United Rentals of Canada, Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
1577 - Frederick, MD 6810 English Muffin Way	MD	USA	Store	United Rentals (North America), Inc.
295 - Baltimore, MD - 1403 Rome Rd.	MD	USA	Store	United Rentals (North America), Inc.
381 - Beltsville, MD 5600 Sunnyside Avenue	MD	USA	Store	United Rentals (North America), Inc.
383 - Frederick, MD 1427 West Patrick St.	MD	USA	Store	United Rentals (North America), Inc.
384 - Silver Spring, MD 2628 Garfield Avenue	MD	USA	Store	United Rentals (North America), Inc.
577 - Marlboro, MD 5301 Chrysler Way	MD	USA	Store	United Rentals (North America), Inc.
756 - Delmar, MD 9172 North Ocean Hwy	MD	USA	Store	United Rentals (North America), Inc.
885 - Annapolis, MD 10 Gibraltar Ave	MD	USA	Store	United Rentals (North America), Inc.
1330 - Watertown, MA 60 Coolidge Ave. (East)	MA	USA	Store	United Rentals (North America), Inc.
1596 - Shrewsbury, MA 169A Memorial Drive (Route 140)	MA	USA	Store	URNW - United Rentals Northwest, Inc.
1606 - Braintree, MA 131 Messina Dr.	MA	USA	Store	United Rentals (North America), Inc.
372 - Agawam, MA - 28 Ramah Circle North	MA	USA	Store	United Rentals (North America), Inc.
380 - Everett, MA - 354 Third St.	MA	USA	Store	United Rentals (North America), Inc.
516 - Worcester, MA, 361-379 Southwest Cutoff	MA	USA	Store	United Rentals (North America), Inc.
557 - Boston, MA 133 Southampton St	MA	USA	Store	United Rentals (North America), Inc.
657 - Watertown, MA, 10 Coolidge Ave.	MA	USA	Store	United Rentals (North America), Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
828 - W. Yarmouth, MA 542 & 546 Higgins Crowell Rd.	MA	USA	Store	United Rentals (North America), Inc.
1595 - Shrewsbury, MA 169B Memorial Drive (Route 140)	MA	USA	Store	United Rentals (North America), Inc.
1603 - Ludlow, MA 566 Holyoke Street	MA	USA	Store	United Rentals (North America), Inc.
1241 - Escobedo, Blvd. Lopez Portillo #718	MX	Mexico	Store	United Rentals of Mexico
1320 - Shelby Township, MI 12000 Twenty- Three Mile Road	MI	USA	Store	United Rentals (North America), Inc.
1460 - Charter Township of Mundy, MI 1331 Hill Rd, Unit2	MI	USA	Store	United Rentals (North America), Inc.
1555 - Traverse City, MI 274 U.S. 31 South	MI	USA	Store	United Rentals (North America), Inc.
397 - Taylor, MI 6677 Telegraph Road	MI	USA	Store	United Rentals (North America), Inc.
1137 - Savage, MN 7707 Hwy 13 West	MN	USA	Store	United Rentals Northwest, Inc.
124 - Roseville, MN 1380 West County Rd C	MN	USA	Store	United Rentals Northwest, Inc.
1277 - South St. Paul, MN, 545 Hardman Avenue	MN	USA	Store	United Rentals Northwest, Inc.
1451 - Savage, MN 12505 Xenwood Ave South	MN	USA	Store	United Rentals Northwest, Inc.
340 - St. Michael, MN 13135 43rd Street N.E.	MN	USA	Store	United Rentals (North America), Inc.
561 - Rochester, MN 500 37th Street NE	MN	USA	Store	United Rentals Northwest, Inc.
648 - Mankato, MN 110 W. Lind St.	MN	USA	Store	United Rentals (North America), Inc.
727 - Rogers, MN 14650 Quiram Drive	MN	USA	Store	United Rentals Northwest, Inc.
731 - Duluth, MN 4189 Haines Rd.	MN	USA	Store	United Rentals Northwest, Inc.
1634 - Biloxi, MS 9251 West Oaklawn	MS	USA	Store	United Rentals (North America), Inc.
344 - Olive Branch, MS 8263 Frontage Drive	MS	USA	Store	United Rentals (North America), Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
1184 - Kansas City, MO, 3490 & 3500 Manchester Trafficway	MO	USA	Store	United Rentals (North America), Inc.
1202 - Saint Louis, MO 10330 Winter Industrial Street	MO	USA	Store	United Rentals (North America), Inc.
1472 - Earth City, MO, 13727 Shoreline	MO	USA	Store	United Rentals (North America), Inc.
1509 - Weldon Springs, MO 801 Westwood Industrial Park	MO	USA	Store	United Rentals (North America), Inc.
1545 - Sunset Hills, MO 10330 Winter Industrial Road	MO	USA	Store	United Rentals (North America), Inc.
553 - St. Louis, MO 5500 Bircher Blvd.	MO	USA	Store	United Rentals (North America), Inc.
896 - No. Kansas City, MO 1110 Quebec St.	MO	USA	Store	United Rentals (North America), Inc.
940 - Springfield, MO, 2700 E. Kearney St.	MO	USA	Store	URNA -United Rentals (North America), Inc.
943 - Billings, MT 1908 Main St.	MT	USA	Store	URNW - United Rentals Northwest, Inc.
956 - Billings, MT 524 Jerrie Ln. & 522 Jacque Ln.	MT	USA	Store	URNW - United Rentals Northwest, Inc.
1063 - Lincoln, NE 3900 South 8th Street	NE	USA	Store	United Rentals (North America), Inc.
1548 - Omaha, NE 14515 Meadows Blvd.	NE	USA	Store	United Rentals (North America), Inc.
470 - Lincoln, NE, 3400 Cornhusker Hwy.	NE	USA	Store	United Rentals (North America), Inc.
819 - Papillion, NE 1210 Royal Drive	NE	USA	Store	United Rentals (North America), Inc.
1504 - Reno, NV 800 Bennie Lane	NV	USA	Store	United Rentals Northwest, Inc.
1535 - Las Vegas, NV 908 Sharp Circle	NV	USA	Store	United Rentals Northwest, Inc.
1576 - Henderson, NV 248 Elliott Road	NV	USA	Store	United Rentals Northwest, Inc.
1611 - Las Vegas, NV 89115, 5005 East Carey Avenue	NV	USA	Store	URNW - United Rentals Northwest, Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
273 - Carson City, NV 3223 N. Deer Run Road	NV	USA	Store	United Rentals Northwest, Inc.
335 - Sparks, NV 790 Glendale Ave	NV	USA	Store	United Rentals Northwest, Inc.
587 - Reno, NV 1120 Terminal Way	NV	USA	Store	United Rentals Highway Technologies, Inc.
717 - Gardnerville, NV, 1460 Industrial Way	NV	USA	Store	United Rentals Northwest, Inc.
882 - Las Vegas, NV 4533 Andrews	NV	USA	Store	United Rentals Northwest, Inc.
1389 - Fredericton, NB 150 Woodside Lane	NB	CAN	Store	United Rentals of Canada, Inc.
1390 - Moncton, NB 50 Lewisville Road	NB	CAN	Store	United Rentals of Canada, Inc.
1391 - Miramichi, NB 130 Bridge Road	NB	CAN	Store	United Rentals of Canada, Inc.
1394 - Edmundston, NB 15 Murchie Street	NB	CAN	Store	United Rentals of Canada, Inc.
1399 - Woodstock, NB 299 Lockhart Mill Road	NB	CAN	Store	United Rentals of Canada, Inc.
1622 - St. John, NB 241 Old Black River Rd.	NB	CAN	Store	United Rentals of Canada
1638 - Bathurst, NB 2450-2452 St. Peter Ave	NB	CAN	Store	United Rentals of Canada
1431 - West Lebanon, NH 17 Interchange Drive	NH	USA	Store	United Rentals (North America), Inc.
370 - Manchester, NH 40 Willow Street	NH	USA	Store	United Rentals (North America), Inc.
382 - Hudson, NH-4 Rebel Rd.	NH	USA	Store	United Rentals (North America), Inc.
1537 - Wall, NJ 2035 Route 34	NJ	USA	Store	United Rentals (North America), Inc.
1559 - Pleasantville, NJ 740 Delilah Road	NJ	USA	Store	United Rentals (North America), Inc.
1578 - Mickleton, NJ 214 Harmony Road	NJ	USA	Store	United Rentals (North America), Inc.
323 - Piscataway, NJ 23 Clawson Street	NJ	USA	Store	United Rentals (North America), Inc.
429 - Burlington, NJ, 4450 Route 130	NJ	USA	Store	United Rentals (North America), Inc.
65 - Bellmawr, NJ - 82 East Browning Road	NJ	USA	Store	United Rentals (North America), Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
972 - Elmwood Park, NJ 111 Van Riper Ave.	NJ	USA	Store	United Rentals (North America), Inc.
1549 - Santa Fe, NM 2516 Camino Entrada	NM	USA	Store	United Rentals Northwest, Inc.
162 - Albuquerque, NM - 2800 University Blvd. N.E.	NM	USA	Store	United Rentals Northwest, Inc.
172 - Farmington NM 1812 Schofield Lane	NM	USA	Store	United Rentals Northwest, Inc.
326 - Las Cruces, NM 1401 Avenida De Mesilla	NM	USA	Store	United Rentals Northwest, Inc.
1020 - Albany, NY 1399 Vischer Ferry Road	NY	USA	Store	United Rentals (North America), Inc.
1220 - Newburgh, NY 5311 Route 9W N	NY	USA	Store	United Rentals (North America), Inc.
1363 - Flushing, NY 123-05 30th Ave.	NY	USA	Store	United Rentals (North America), Inc.
1370 - New York, NY 114 Liberty Street	NY	USA	Store	United Rentals (North America), Inc.
1532 - New York, NY 533-541 W. 43rd/534- 546 W. 44th Sts.	NY	USA	Store	United Rentals (North America), Inc.
1552 - Falconer, NY 1965 East Main Street	NY	USA	Store	United Rentals (North America), Inc.
1561 - Carmel, NY 109 Old Route 6	NY	USA	Store	United Rentals (North America), Inc.
1562 - Wappingers Falls, NY 1344 Route 9	NY	USA	Store	United Rentals (North America), Inc.
1564 - White Plains, NY 11 Washington Place	NY	USA	Store	United Rentals (North America), Inc.
1567 - Middletown, NY 3467 Route 6	NY	USA	Store	United Rentals (North America), Inc.
1569 - New Windsor, NY 532 Temple Hill Rd.	NY	USA	Store	United Rentals (North America), Inc.
1570 - Peekskill (Cortlandt), NY 2371 Crompound Rd.	NY	USA	Store	United Rentals (North America), Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
1594 - Watertown, NY 22760 Murrock Circle	NY	USA	Store	United Rentals (North America), Inc.
1617 - Bohemia, NY 262 McCormick Drive	NY	USA	Store	United Rentals (North America), Inc.
313 - Batavia, NY 45 Center Street	NY	USA	Store	United Rentals (North America), Inc.
320 - East Syracuse, NY 7178 Schuyler Road	NY	USA	Store	United Rentals (North America), Inc.
322 - Williamsville, NY 4811 Transit Road	NY	USA	Store	United Rentals (North America), Inc.
93 - New Windsor, NY 124 Windsor Highway Route 32	NY	USA	Store	United Rentals (North America), Inc.
977 - Rochester, NY 788 W. Ridge Rd.	NY	USA	Store	United Rentals (North America), Inc.
1131 - Goose Bay, NF 23 Loring Drive	NF	CAN	Store	United Rentals of Canada, Inc.
1163 - Arnold’s Cove, NF 27 First Street	NF	CAN	Store	United Rentals of Canada, Inc.
711 - Mount Pearl, NF 1269 Topsail Rd.	NF	CAN	Store	United Rentals of Canada, Inc.
994 - Wabush, NF 13 Second Ave.	NF	CAN	Store	United Rentals of Canada, Inc.
11 - Indian Trail, NC - 155 Corporate Blvd.	NC	USA	Store	United Rentals (North America), Inc.
1262 - Charlotte, NC 10524 Old Nations Ford Road	NC	USA	Store	United Rentals (North America), Inc.
13 - Salisbury, NC - 101 Mooresville Road	NC	USA	Store	United Rentals (North America), Inc.
1641 - Mooresville, NC, Lots 25 & 26 Lakeside Park	NC	USA	Store	United Rentals (North America), Inc.
17 - Fayetteville, NC 432 Rankin St.	NC	USA	Store	United Rentals (North America), Inc.
224 - Raleigh, NC 1409 Hedingham Boulevard	NC	USA	Store	United Rentals (North America), Inc.
25 - Jacksonville, NC 301 Center St	NC	USA	Store	United Rentals (North America), Inc.
569 - Arden, NC 338 Airport Rd.	NC	USA	Store	United Rentals (North America), Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
589 - Wilmington, NC 5919 Market St.	NC	USA	Store	United Rentals (North America), Inc.
950 - Winston-Salem, NC 190 Park Plaza Dr.	NC	USA	Store	United Rentals (North America), Inc.
976 - Raleigh, NC 1501 Hedingham Blvd.	NC	USA	Store	United Rentals (North America), Inc.
997 - Durham, NC 110 Litho Way	NC	USA	Store	United Rentals (North America), Inc.
1132 - Bismarck, ND 3925 East Divide Ave	ND	USA	Store	United Rentals Northwest, Inc.
1396 - Port Hawkesbury, NS 1A Paint Street	NS	CAN	Store	United Rentals of Canada, Inc.
1400 - Sydney, NS 729 Grand Lake Road	NS	CAN	Store	United Rentals of Canada, Inc.
1402 - Bridgewater (Wileville), NS 2796 Route 325	NS	CAN	Store	United Rentals of Canada, Inc.
1403 - Dartmouth, NS 37 Pavzant Avenue	NS	CAN	Store	United Rentals of Canada, Inc.
1404 - New Glasgow, NS 96 Park Street	NS	CAN	Store	United Rentals of Canada, Inc.
1144 - East Liverpool, OH 16695 Lisbon Street	OH	USA	Store	United Rentals (North America), Inc.
119 - Independence, OH 6600 East Schaaf Rd	OH	USA	Store	United Rentals (North America), Inc.
1267 - Perrysburg, OH, 620 Eckel Road	OH	USA	Store	United Rentals (North America), Inc.
127 - Cleveland, OH- 2415 Brookpark Road	OH	USA	Store	United Rentals (North America), Inc.
1388 - Columbus, OH 580 Phillipi Road	OH	USA	Store	United Rentals (North America), Inc.
1585 - Milford, OH 755 U.S. 50	OH	USA	Store	United Rentals (North America), Inc.
20 - North Olmsted, OH 23904 Lorain Rd N.	OH	USA	Store	United Rentals (North America), Inc.
367 - Toledo, OH 5745 Angola Road	OH	USA	Store	United Rentals (North America), Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
425 - Columbiana, OH 44691 S.R 14	OH	USA	Store	United Rentals (North America), Inc.
451 - Columbus, OH - 1825 McKinley Ave.	OH	USA	Store	United Rentals (North America), Inc.
512 - Columbus, Ohio, 2058 Williams Road	OH	USA	Store	United Rentals (North America), Inc.
615 - Marietta, OH 1205 Pike St.	OH	USA	Store	United Rentals (North America), Inc.
930 - West Chester, OH, 898 E. Crescentville	OH	USA	Store	United Rentals (North America), Inc.
1079 - Oklahoma City, OK 5101 W. Reno	OK	USA	Store	United Rentals (North America), Inc.
1637 - Moore, OK 501 Northeast 27th Street	OK	USA	Store	United Rentals (North America), Inc.
922 - Tulsa, OK 10910 E. 51st St.	OK	USA	Store	United Rentals (North America), Inc.
1002 - Mississauga, ON 2790 Argentia Rd.	ON	CAN	Store	United Rentals of Canada, Inc.
1116 - Kingston, ON 700 Development Drive	ON	CAN	Store	United Rentals of Canada, Inc.
1117 - Kingston, ON 710 Development Drive	ON	CAN	Store	United Rentals of Canada, Inc.
1234 - Belleville, ON 127 Enterprise Drive	ON	CAN	Store	United Rentals of Canada, Inc.
1245 - Dryden, ON 15541 Highway 17 East	ON	CAN	Store	United Rentals of Canada, Inc.
1329 - Oshawa, ON 356 Dean Street	ON	CAN	Store	United Rentals of Canada, Inc.
1341 - Cambridge, ON 25 Lingard Road	ON	CAN	Store	United Rentals of Canada, Inc.
1373 - Barrie, ON 359 Huronia Road	ON	CAN	Store	United Rentals of Canada, Inc.
1375 - Windsor, ON 5255 County Road 42	ON	CAN	Store	United Rentals of Canada, Inc.
616 - Oshawa, ON 463 Taunton Rd.	ON	CAN	Store	United Rentals of Canada, Inc.
634 - Stratford, ON - 388 Romeo St.	ON	CAN	Store	United Rentals of Canada, Inc.
636 - Waterloo, ON 591 Colby Dr.	ON	CAN	Store	United Rentals of Canada, Inc.
640 - Brantford, ON - 150 Roy Blvd.	ON	CAN	Store	United Rentals of Canada, Inc.
646 - St. Catharines, ON - 21 Scott Street West	ON	CAN	Store	United Rentals of Canada, Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
687 - Walkerton, ON 2 Industrial Rd.	ON	CAN	Store	United Rentals of Canada, Inc.
688 - Barrie, ON 630 Dunlop St. W.	ON	CAN	Store	United Rentals of Canada, Inc.
697 - Bracebridge, ON 560 Ecclestone Rd.	ON	CAN	Store	United Rentals of Canada, Inc.
698 - North Bay, Ontario 146 Progress Court	ON	CAN	Store	United Rentals of Canada, Inc.
708 - London, ON 510 First St.	ON	CAN	Store	United Rentals of Canada, Inc.
724 - Brampton, ON 89 Heart Lake Road South	ON	CAN	Store	United Rentals of Canada, Inc.
728 - Stoney Creek, ON 924 South Service Rd.	ON	CAN	Store	United Rentals of Canada, Inc.
737 - Ottawa, ON 2660 Sheffield Rd.	ON	CAN	Store	United Rentals of Canada, Inc.
771 - Scarborough, ON 280 Midwest Road	ON	CAN	Store	United Rentals of Canada, Inc.
853 - Collingwood, ON 9959 Hwy 26E, RR #2	ON	CAN	Store	United Rentals of Canada, Inc.
858 - Kenora, ON Highway 17 East Site 230	ON	CAN	Store	United Rentals of Canada, Inc.
981 - Toronto, ON 75 Commissioner St.	ON	CAN	Store	United Rentals of Canada, Inc.
993 - Guelph, ON 587 Speedvale Ave.W.	ON	CAN	Store	United Rentals of Canada, Inc.
1016 - Bend, OR 63020 Sherman Rd.	OR	USA	Store	United Rentals Northwest, Inc.
102 - Medford, OR 2216 West Main Street	OR	USA	Store	United Rentals Northwest, Inc.
106 - Grants Pass, OR 1581 Redwood Avenue	OR	USA	Store	United Rentals Northwest, Inc.
107 - Roseburg, OR 1735 N.E. Diamond Lake	OR	USA	Store	United Rentals Northwest, Inc.
109 - Tigard, OR 14020 S.W. 72nd Avenue	OR	USA	Store	United Rentals Northwest, Inc.
135 - Hillsboro, OR 4705 S.E. Witch Hazel Road	OR	USA	Store	United Rentals Northwest, Inc.
136 - Salem, OR 3362 Silverton Road N.E.	OR	USA	Store	United Rentals Northwest, Inc.
139 - Portland, OR 4621 NW St. Helens Road	OR	USA	Store	United Rentals Northwest, Inc.
141 - Eugene, OR 3735 West 11th Avenue	OR	USA	Store	United Rentals Northwest, Inc.
157 - Corvallis, OR, 931 Reiman Street	OR	USA	Store	United Rentals Northwest, Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
163 - Medford, OR 3630 Crater Lake Avenue	OR	USA	Store	United Rentals Northwest, Inc.
239 - Seaside, OR 2525 Highway 101 North	OR	USA	Store	United Rentals Northwest, Inc.
563 - Portland, OR, 5413 NE Columbia Boulevard	OR	USA	Store	URNW - United Rentals Northwest, Inc.
843 - Portland, OR 9050 Halsey St.	OR	USA	Store	United Rentals Northwest, Inc.
1343 - Mechanicsburg, PA 825 Gettysburg Road	PA	USA	Store	United Rentals (North America), Inc.
1445 - Oakdale, PA 2901 Montour Church Road	PA	USA	Store	United Rentals (North America), Inc.
1579 - Allentown, PA 2201 28th Street SW	PA	USA	Store	United Rentals (North America), Inc.
237 - Wilkes-Barre, PA 140 Hazle St	PA	USA	Store	United Rentals (North America), Inc.
298 - Quakertown, Pa - 1680 North West End Blvd.	PA	USA	Store	United Rentals (North America), Inc.
330 - State College, PA 1005 W. College Avenue	PA	USA	Store	United Rentals (North America), Inc.
61 - Middletown, PA - 2750 Turnpike Industrial Dr.	PA	USA	Store	United Rentals (North America), Inc.
690 - Imperial, PA 987 Bateman Rd., Bldg. 2000	PA	USA	Store	United Rentals (North America), Inc.
823 - Palmyra, PA 1091 & 1099 E Main St.	PA	USA	Store	United Rentals (North America), Inc.
824 - Lebannon, PA 938,940,942 &960 Cornwall	PA	USA	Store	United Rentals (North America), Inc.
1397 - Charlottetown, PEI 61 St. Peters Road	PE	CAN	Store	United Rentals of Canada, Inc.
1236 - Mont Tremblent, QC 1263-1265 Rue Ouimet	QC	CAN	Store	United Rentals of Canada, Inc.
642 - Shawinigan, QC - 9941 Boulevard des Hetres	QC	CAN	Store	United Rentals of Canada, Inc.
644 - Sept-Iles, QC 158 Pere Divet	QC	CAN	Store	United Rentals of Canada, Inc.
784 - Ville Vanier, QC 535 Buol Pierre- Bertrand	QC	CAN	Store	United Rentals of Canada, Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
1233 - Smithfield, RI 265 George Washington Hwy	RI	USA	Store	United Rentals (North America), Inc.
58 - Smithfield, RI 275 George Washington Hwy	RI	USA	Store	United Rentals (North America), Inc.
14 - Rock Hill, SC - 705 North Andersen Rd.	SC	USA	Store	United Rentals (North America), Inc.
173 - Greenville, SC 117 Woodruff Industrial, Bldg. #1	SC	USA	Store	United Rentals (North America), Inc.
201 - Spartanburg, SC 210 Sun & Sand Road	SC	USA	Store	United Rentals (North America), Inc.
506 - Columbia, SC, 1500 Bluff Rd.	SC	USA	Store	United Rentals (North America), Inc.
559 - Anderson, SC 1724 Pearman Dairy Rd.	SC	USA	Store	United Rentals (North America), Inc.
928 - Sioux Falls, SD 1201 W. 51st St.	SD	USA	Store	United Rentals Northwest, Inc.
933 - Rapid City, SD, 1950 Deadwood Avenue	SD	USA	Store	United Rentals Northwest, Inc.
1146 - Kingsport, TN 612 Eastern Star Road	TN	USA	Store	United Rentals (North America), Inc.
1298 - Franklin, TN 424 Old Peytonsville Road	TN	USA	Store	United Rentals (North America), Inc.
436 - Memphis, TN, 5467 E. Shelby Drive	TN	USA	Store	United Rentals (North America), Inc.
531 - Knoxville, TN - 1473 Amherst Rd.	TN	USA	Store	United Rentals (North America), Inc.
892 - Nashville, TN 76 Lafayette St.	TN	USA	Store	United Rentals (North America), Inc.
1087 - Temple, TX 5345 S. General Bruce	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1088 - Carrollton, TX 1706 N. Interstate 35 East	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1089 - Cedar Park, TX 609 North Bell	TX	USA	Store	United Rentals, Inc.
1092 - Fort Worth, TX 5930 E. Loop 820 South	TX	USA	Store	United Rentals, Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
1095 - Irving, TX 1350 South Loop 12	TX	USA	Store	United Rentals, Inc.
1097 - La Porte, TX 8221 Highway 225	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1101 - Plano, TX 524 Avenue K	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1179 - Beaumont, TX 4445 Westpark Avenue	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1181 - Dallas, TX 2655 Lombardy Lane	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1183 - Houston, TX 8601 Gulf Freeway	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1187 - San Antonio, TX 7614 Grissom Road	TX	USA	Store	United Equipment Rentals Gulf, L.P.
128 - Houston, TX - 8401 East Freeway	TX	USA	Store	United Rentals
1306 - San Antonio, TX 223 Seale Road	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1425 - Lufkin, TX 2508 Spence Street	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1505 - Lubbock, TX 4103 Frankford Ave.	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1512 - Denton, TX 3550 Pockrus Paige Rd.	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1516 - Corpus Christi, TX 5440 Ayers St.	TX	USA	Store	United Equipment Rentals Gulf, L.P.
152 - Beaumont, TX - 1790 Cardinal Dr. East	TX	USA	Store	United Rentals
1550 - Edinburg, TX 1701 U.S. 281	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1557 - Deer Park, TX 2809 East 13th St.	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1560 - Corpus Christi, TX 6841 Leopard St	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1593 - San Antonio, TX 727 North W.W. White Rd.	TX	USA	Store	URNA - United Rentals (North America), Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
1628 - Brownsville, TX 3381 FM 802	TX	USA	Store	United Equipment Rentals Gulf, L.P.
325 - El Paso, TX 8280 Gateway East	TX	USA	Store	United Equipment Rentals Gulf, L.P.
39 - Conroe, TX 100 East Loop 336	TX	USA	Store	United Equipment Rentals Gulf, L.P.
440 - Palestine, TX, 4721 W. Oak St.	TX	USA	Store	United Equipment Rentals Gulf, L.P.
532 - Houston, TX 850 Aldine Mail Route Rd.	TX	USA	Store	United Equipment Rentals Gulf, L.P.
536 - Keller, TX - 1425 South Main	TX	USA	Store	United Equipment Rentals Gulf, L.P.
56 - Irving, TX 3120 Spur 482	TX	USA	Store	United Equipment Rentals Gulf, L.P.
580 - Corsicana, TX 1615 West 7th St.	TX	USA	Store	United Equipment Rentals Gulf, L.P.
585 - Austin, TX 9230 E. Highway 290	TX	USA	Store	United Equipment Rentals Gulf, L.P.
610 - Houston, TX 5151 Tacoma Drive	TX	USA	Store	United Equipment Rentals Gulf, L.P.
623 - Greenville, TX - 4201 West I-30	TX	USA	Store	United Equipment Rentals Gulf, L.P.
630 - League City, TX 1211 E. Main St.	TX	USA	Store	United Equipment Rentals Gulf, L.P.
660 - Houston, TX 13213 South Freeway	TX	USA	Store	United Equipment Rentals Gulf, L.P.
710 - El Paso, TX 5044 Doniphan	TX	USA	Store	5044 Plus, Ltd.
1624 - St. George, UT Lot 61 Fort Pierce Industrial Park	UT	USA	Store	URNW - United Rentals Northwest, Inc.
1636 - St. George, UT Lot 158 Fort Pierce Industrial Park	UT	USA	Store	URNW - United Rentals Northwest, Inc.
276 - Salt Lake City, UT - 40 East 3300 South	UT	USA	Store	United Rentals Northwest, Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
49 - Sandy, UT 240 West 9400 South	UT	USA	Store	United Rentals Northwest, Inc.
50 - Orem, UT 126 North 1330 West	UT	USA	Store	United Rentals Northwest, Inc.
52 - Kaysville, UT 195 North 600 West	UT	USA	Store	United Rentals Northwest, Inc.
692 - Salt Lake City, UT 955 W. 2100 S.	UT	USA	Store	United Rentals Northwest, Inc.
1302 - Chester, VA 11200 Iron Bridge Road	VA	USA	Store	United Rentals (North America), Inc.
1308 - Hernden, VA 2881 Towerview Rd.	VA	USA	Store	United Rentals (North America), Inc.
1584 - Winchester, VA 200 & 202 McGhee Road	VA	USA	Store	United Rentals (North America), Inc.
290 - Richmond, VA - 3203 Commerce Rd.	VA	USA	Store	United Rentals (North America), Inc.
354 - Charlottesvile, VA 1745 Avon St.	VA	USA	Store	United Rentals (North America), Inc.
537 - Chesapeake, VA - 201 Bulldog Dr.	VA	USA	Store	United Rentals (North America), Inc.
555 - Roanoke, VA 1238 Orange Ave	VA	USA	Store	United Rentals (North America), Inc.
560 - Winchester, VA 240 Tyson Drive	VA	USA	Store	United Rentals (North America), Inc.
818 - Chantilly, VA 43925 John Mosby Hwy	VA	USA	Store	United Rentals (North America), Inc.
112 - Bothell, WA 19400 Bothell-Everett Highway	WA	USA	Store	United Rentals Northwest, Inc.
1191 - Seattle, WA 7135 8th Avenue South	WA	USA	Store	United Rentals Northwest, Inc.
1239 - Marysville, WA 3919 88th Street NE	WA	USA	Store	United Rentals Northwest, Inc.
1339 - Tacoma, WA, 2204 112th Street	WA	USA	Store	United Rentals Northwest, Inc.
1502 - Woodinville, WA 19919 Woodinville Snohomish Rd.	WA	USA	Store	United Rentals Northwest, Inc.
1517 - Seattle, WA 720 S. Forest Street	WA	USA	Store	United Rentals Northwest, Inc.
1645 - Spokane, WA 2617 North Dartmouth	WA	USA	Store	URNW - United Rentals Northwest, Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
170 - Vancouver, WA 6705 NE 117th Ave	WA	USA	Store	United Rentals Northwest, Inc.
190 - Spokane, WA, 204 South Fancher Road	WA	USA	Store	United Rentals Northwest, Inc.
197 - Airway Heights, WA, 12711 West 14th	WA	USA	Store	United Rentals Northwest, Inc.
266 - Monroe, WA - 16779 Tye St. Southeast	WA	USA	Store	United Rentals Northwest, Inc.
351 - Pasco, WA 1901 Frontier Loop	WA	USA	Store	United Rentals Northwest, Inc.
352 - Renton, WA, 3400 Lind Ave., SW	WA	USA	Store	United Rentals Northwest, Inc.
387 - Tukwila, WA - 17700 West Valley Hwy.	WA	USA	Store	United Rentals Northwest, Inc.
388 - Renton, WA - 1100 Bronson Way North	WA	USA	Store	United Rentals Northwest, Inc.
389 - Buckley (Bonney Lake), WA - 21514 State Rt. 410 E.	WA	USA	Store	United Rentals Northwest, Inc.
390 - Kirkland, WA - 12500 132nd Ave. NE	WA	USA	Store	United Rentals Northwest, Inc.
406 - Federal Way, WA - 35100 Pacific Hwy. South	WA	USA	Store	United Rentals Northwest, Inc.
408 - Puyallup, WA - 16675 Meridian East	WA	USA	Store	United Rentals Northwest, Inc.
47 - Bremerton, WA 5950 State Hwy 303 NE	WA	USA	Store	United Rentals Northwest, Inc.
48 - Port Angeles, WA 3348 E. Hwy 101	WA	USA	Store	United Rentals Northwest, Inc.
498 - Tumwater, WA 6070 Linderson Way	WA	USA	Store	United Rentals Northwest, Inc.
509 - Bellingham, WA, 2045 E. Bakerview Road	WA	USA	Store	United Rentals Northwest, Inc.
51 - Gig Harbor, WA 3302 Hunt St.	WA	USA	Store	United Rentals Northwest, Inc.
62 - Longview, WA 1002 Tennant Way	WA	USA	Store	United Rentals Northwest, Inc.
934 - Ellensburg, WA, 1005 Canyon Rd.	WA	USA	Store	United Rentals Northwest, Inc.
964 - Union Gap, WA 1408 E. Mead	WA	USA	Store	United Rentals Northwest, Inc.
1417 - Fairmont, WV 2016 Myers Drive	WV	USA	Store	United Rentals (North America), Inc.
1428 - Huntington, WV 1501 Jackson Avenue	WV	USA	Store	United Rentals (North America), Inc.
125 - Milwaukee, WI - 5757 North Lovers Lane	WI	USA	Store	United Rentals (North America), Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
1539 - Oak Creek, WI 9401 South 13th Street	WI	USA	Store	United Rentals (North America), Inc.
556 - Marshfield, WI 1201 South Oak Ave.	WI	USA	Store	United Rentals (North America), Inc.
590 - Madison, WI 1018 Ann St.	WI	USA	Store	United Rentals (North America), Inc.
718 - DePere, WI 2046 Creamery Rd.	WI	USA	Store	United Rentals (North America), Inc.
494 - Casper, WY 5875 Zero Road	WY	USA	Store	United Rentals Northwest, Inc.
803 - Decatur, AL 1061 McEntire Lane	AL	USA	Subleased	United Rentals (North America), Inc.
88 - Decatur, AL - 1015 McEntire Lane	AL	USA	Subleased	United Rentals (North America), Inc.
1250 - Edmonton, AB 9125 63rd Avenue	AB	CAN	Subleased	United Rentals of Canada, Inc.
333 - Bakersfield, CA - 5260 Rosedale Hwy.	CA	USA	Subleased	United Rentals Northwest, Inc.
432 - Jesup, GA, 98 Doctortown Rd.	GA	USA	Subleased	United Rentals Southeast, L.P.
433 - Kingsland, GA, 526 Kenneth Gay Drive	GA	USA	Subleased	United Rentals Southeast, L.P.
524 - Channahon, IL, 24055 Riverside Dr. & Frontage Rd.	IL	USA	Subleased	United Rentals Northwest, Inc.
260 - Iowa City, IA 1518 Highway 1 West	IA	USA	Subleased	United Rentals (North America), Inc.
495 - Des Moines, IA 1592 NE 58th Ave	IA	USA	Subleased	United Rentals (North America), Inc.
1164 - Rochester, NY 60 Saginaw Drive	NY	USA	Subleased	United Rentals Highway Technologies, Inc.
906 - Fargo, ND 633 43rd Street, Northwest, Ste 101	ND	USA	Subleased	United Rentals Northwest, Inc.
180 - Cleveland, OH, 1400 Brookpark Rd.	OH	USA	Subleased	United Rentals (North America), Inc.
641 - Oakville, ON 1313 Speers Rd.	ON	CAN	Subleased	United Rentals of Canada, Inc.
772 - Windsor, ON 3064 Devon Dr.	ON	CAN	Subleased	United Rentals of Canada, Inc.
777 - Owen Sound, ON R.R. #5 Sunset Strip	ON	CAN	Subleased	United Rentals of Canada, Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
138 - Gresham, OR 1975 S.E. First Street	OR	USA	Subleased	United Rentals Northwest, Inc.
515 - Reading, PA, 3811 Perkiomen Avenue	PA	USA	Subleased	United Rentals (North America), Inc.
148 - Dallas, TX - 10205 North Walton Walker	TX	USA	Subleased	United Rentals (North America), Inc.
76 - Spokane, WA 4000 E Boone	WA	USA	Subleased	United Rentals Northwest, Inc.
95 - Birmingham, AL-2360 Alton Rd	AL	USA	Vacant	United Rentals (North America), Inc.
676 - Modesto, CA 4230 Kiernan	CA	USA	Vacant	United Rentals Northwest, Inc.
716 - Lake Tahoe, CA, 2724 Highway 50	CA	USA	Vacant	United Rentals Northwest, Inc.
1485 - Fort Collins, CO 1540 Riverside Dr.	CO	USA	Vacant	United Rentals Northwest, Inc.
85 - Westminster, CO 5155 West 80th Street	CO	USA	Vacant	United Rentals Northwest, Inc.
1176 - Plainville, CT 463 East Street	CT	USA	Vacant	United Rentals (North America), Inc.
177 - Douglasville, GA 1441 McIntosh Rd.	GA	USA	Vacant	United Rentals Southeast, L.P.
969 - Rockford, IL 3510 Merchandise Dr.	IL	USA	Vacant	United Rentals (North America), Inc.
155 - Greenfield, IN, 2040 West Main Street	IN	USA	Vacant	United Rentals (North America), Inc.
218 - Louisville, KY- 502 Downes Terrace Lane	KY	USA	Vacant	United Rentals (North America), Inc.
1216 - Brainerd, MN 16599 State Hwy 371	MN	USA	Vacant	United Rentals (North America), Inc.
1392 - Bathurst, NB 1691 Miramichi Avenue	NB	CAN	Vacant	United Rentals of Canada, Inc.
1301 - Burlington, NJ 3 Terri Lane	NJ	USA	Vacant	United Rentals, Inc.
700 - Burlington, NJ 5 Terri Lane	NJ	USA	Vacant	United Rentals, Inc.
1386 - New York, New York 2162 Second Avenue	NY	USA	Vacant	United Rentals (North America), Inc.
1510 - New York, NY 2174 2nd Avenue	NY	USA	Vacant	United Rentals (North America), Inc.
245 - Rochester, NY 1525 East Henrietta Rd	NY	USA	Vacant	United Rentals (North America), Inc.

Leased Real Property (Code - Description)	State Abbreviation	Country	Use	Company
247 - Greece, NY 2750 Dewey Ave	NY	USA	Vacant	United Rentals (North America), Inc.
595 - Depew, NY 125 Taylor Dr.	NY	USA	Vacant	United Rentals Highway Technologies, Inc.
719 - St. Johns, NF 16 Stavanger Dr.	NF	CAN	Vacant	United Rentals of Canada, Inc.
619 - Charlotte, NC 4151 A & B Barringer Drive	NC	USA	Vacant	United Rentals (North America), Inc.
202 - Lorain, OH 1701 North Ridge Road East	OH	USA	Vacant	United Rentals (North America), Inc.
699 - North York, ON 21 Milvan Drive	ON	CAN	Vacant	United Rentals of Canada, Inc.
143 - Tualatin, OR 8250 SW Tonka St	OR	USA	Vacant	United Rentals Northwest, Inc.
150 - Clackamus, OR 15180 SE 82nd Dr	OR	USA	Vacant	United Rentals, Inc.
358 - Redmond, OR, 838 NW 5th Avenue	OR	USA	Vacant	United Rentals Northwest, Inc.
525 - Hermiston, OR, 2358 N First Place	OR	USA	Vacant	United Rentals Northwest, Inc.
1439 - Middletown, PA 400 First Street	PA	USA	Vacant	United Rentals (North America), Inc.
1643 - Warrenton, VA 671 Falmouth St	VA	USA	Vacant	United Rentals (North America), Inc.
1128 - Tacoma, WA 7450 South Tacoma Way	WA	USA	Vacant	United Rentals Northwest, Inc.
401 - Auburn, WA - 1018 Auburn Way S.	WA	USA	Vacant	United Rentals Northwest, Inc.
1454 - Davie, FL 3580 SW 46th Avenue	FL	USA	Warehouse	United Rentals (North America), Inc.
1325 - Watertown, MA 60 Coolidge Ave. (West)	MA	USA	Warehouse	United Rentals (North America), Inc.
790 - Asheville, NC Pond Rd.	NC	USA	Warehouse	United Rentals (North America), Inc.

Owned Real Property

Owned Real Property (Code – Description)	State Abbreviation	Country	Use	Company
1150 - Denver, CO 1300 W. Evans Avenue	CO	USA	Standard Tenant	United Rentals Highway Technologies, Inc.
926 - Albuquerque, NM, 6221 Chappell	NM	USA	Standard Tenant	United Rentals (North America), Inc.
291 - Grand Prairie, TX 1701 E. Main Street	TX	USA	Standard Tenant	United Rentals (North America), Inc.
1031 - Long Beach, CA 2022 W. Pacific Coast Hwy.	CA	USA	Storage Lot	United Rentals Northwest, Inc.
1034 - Modesto, CA 2443 Yosemite Blvd.	CA	USA	Storage Lot	United Rentals Northwest, Inc.
1440 - Santa Fe Springs, CA 13425 Rosecrans Avenue	CA	USA	Storage Lot	United Rentals Northwest, Inc.
1159 - Sarnia, ON 230 Shamrock Street	ON	CAN	Storage Lot	United Rentals of Canada, Inc.
1022 - Montgomery, AL 2901 Wetumpka Hwy.	AL	USA	Store	United Rentals (North America), Inc.
418 - Dothan, AL - 1321 Montgomery Highway	AL	USA	Store	United Rentals (North America), Inc.
1377 - Fairbanks, AK 1700 Van Horn Road	AK	USA	Store	United Rentals Northwest, Inc.
1345 - Calgary, AB 7120 Blackfoot Trail SE	AB	CAN	Store	United Rentals of Canada, Inc.
1566 - Fort McMurray, AB 375 MacKenzie Blvd.	AB	CAN	Store	United Rentals of Canada, Inc.
1598 - Queen Creek, AZ Lots 16 & 17 Power Marketplace	AZ	USA	Store	United Rentals Northwest, Inc.
685 - Bullhead City, AZ 1595 Riverview Dr.	AZ	USA	Store	United Rentals Northwest, Inc.
973 - Cottonwood, AZ 681 Justin Dr.	AZ	USA	Store	United Rentals Northwest, Inc.
1024 - Fayetteville, AR 2795 McConnell	AR	USA	Store	United Rentals (North America), Inc.
1025 - Little Rock, AR 9501 & 9511 Interstate 30	AR	USA	Store	United Rentals (North America), Inc.
1026 - Chico, CA 2855 Fair Street	CA	USA	Store	United Rentals Northwest, Inc.
1028 - Corona, CA 525 Maple St.	CA	USA	Store	United Rentals Northwest, Inc.
1029 - Hesperia, CA 11612 Mariposa Avenue	CA	USA	Store	United Rentals Northwest, Inc.

Owned Real Property (Code – Description)	State Abbreviation	Country	Use	Company
1030 - Long Beach, CA 5640 Cherry Ave.	CA	USA	Store	United Rentals Northwest, Inc.
1032 - Madera, CA 750 Madera Ave.	CA	USA	Store	United Rentals Northwest, Inc.
1033 - Merced, CA 1346 W. 16th Street	CA	USA	Store	United Rentals Northwest, Inc.
1035 - Monterey, CA 2330 Del Monte Blvd.	CA	USA	Store	United Rentals Northwest, Inc.
1036 - Rocklin, CA 4700 Pacific St.	CA	USA	Store	United Rentals Northwest, Inc.
1037 - Sacramento, CA, 625 Display Way	CA	USA	Store	United Rentals Northwest, Inc.
1039 - San Francisco, CA 123 Loomis St.	CA	USA	Store	United Rentals Northwest, Inc.
1040 - San Jose, CA 2860 Monterey Rd.	CA	USA	Store	United Rentals Northwest, Inc.
1043 - Vacaville, CA 2201 E. Monte Vista	CA	USA	Store	United Rentals Northwest, Inc.
1044 - Visalia, CA 925 N. Ben Maddox Ave.	CA	USA	Store	United Rentals Northwest, Inc.
1240 - Salinas, CA 37 Tarp Circle	CA	USA	Store	United Rentals Northwest, Inc.
1453 - Woodland, CA 2086 East Main Street	CA	USA	Store	United Rentals Northwest, Inc.
272 - Santa Rosa, CA 3939 S. Moorland Ave.	CA	USA	Store	United Rentals Northwest, Inc.
33 - Santa Fe Springs, CA - 13401 Rosecrans Ave.	CA	USA	Store	United Rentals Northwest, Inc.
1046 - Grand Junction, CO 2318 Interstate Ave.	CO	USA	Store	United Rentals Northwest, Inc.
1047 - Pueblo, CO 221 Santa Fe Dr.	CO	USA	Store	United Rentals Northwest, Inc.
1266 - Denver, CO, 6400 North Washington Avenue	CO	USA	Store	United Rentals Northwest, Inc.
1051 - N. Stonington, CT 559 Prov-New London Tpke	CT	USA	Store	United Rentals (North America), Inc.
1656 - New Castle, DE 248 S. DuPont Highway	DE	USA	Store	United Rentals (North America), Inc.
1052 - S. Daytona, FL 1472 N. Nova Rd.	FL	USA	Store	United Rentals (North America), Inc.
1053 - Lakeland, FL 2235 E. Edgewood Dr.	FL	USA	Store	United Rentals (North America), Inc.
1054 - Port St. Lucie, FL 2180 SE Mariposa Ave.	FL	USA	Store	United Rentals (North America), Inc.
1508 - Pensacola, FL 3193 West Nine Mile Road	FL	USA	Store	United Rentals (North America), Inc.

Owned Real Property (Code – Description)	State Abbreviation	Country	Use	Company
1544 - Tallahassee, FL 7322 West Tennessee Street	FL	USA	Store	United Rentals (North America), Inc.
1580 - Clermont, FL 13650 Granville Ave.	FL	USA	Store	United Rentals (North America), Inc.
1605 - Ft. Myers, FL Plantation Corporate Park Lot 2A	FL	USA	Store	United Rentals (North America), Inc.
1621 - Port St. Lucie, FL 10653 Lennard Rd.	FL	USA	Store	United Rentals (North America), Inc.
1626 - Jacksonville, FL, 1870 Dunn Ave	FL	USA	Store	URNA - United Rentals (North America), Inc.
1056 - Forest Park, GA 3990 Jonesboro Rd.	GA	USA	Store	United Rentals Southeast, L.P.
1618 - Norcross, GA 1857 Doan Way	GA	USA	Store	United Rentals Southeast, L.P.
1057 - Addison, IL 225 S. Fairbanks St.	IL	USA	Store	United Rentals Northwest, Inc.
1538 - Waukegan, IL 3059 West Washington	IL	USA	Store	United Rentals Northwest, Inc.
1616 - Urbana, IL Route 45 North	IL	USA	Store	URNW - United Rentals Northwest, Inc.
1371 - Indianapolis, IN 4050 W. Morris Street	IN	USA	Store	United Rentals (North America), Inc.
1385 - Indianapolis, IN 4036 West Morris Street	IN	USA	Store	United Rentals (North America), Inc.
1408 - Mason City, IA 822 South Taft Street	IA	USA	Store	United Rentals (North America), Inc.
1627 - Dubuque, IA 2175 Holiday Drive	IA	USA	Store	URNA - United Rentals (North America), Inc.
1059 - Topeka, KS 5830 SW 19th Terrace	KS	USA	Store	United Rentals Northwest, Inc.
1192 - Saint Rose, LA 10385 Airline Highway	LA	USA	Store	United Rentals (North America), Inc.
278 - Shreveport, LA 2640 Linwood Ave.	LA	USA	Store	United Rentals (North America), Inc.
1226 - Thompson, MB 137 Nelson Road	MB	CAN	Store	United Rentals of Canada, Inc.
1061 - Baltimore, MD 1709 Sulphur Spring Rd.	MD	USA	Store	United Rentals (North America), Inc.

Owned Real Property (Code – Description)	State Abbreviation	Country	Use	Company
1062 - Bladensburg, MD 4900 Upshur St.	MD	USA	Store	United Rentals (North America), Inc.
1065 - Gaithersburg, MD 8301 Beechcraft Rd.	MD	USA	Store	United Rentals (North America), Inc.
1066 - Joppa, MD 497 Pulaski Highway	MD	USA	Store	United Rentals (North America), Inc.
1067 - Prince Fredrick, MD 130 Skipjack Rd.	MD	USA	Store	United Rentals (North America), Inc.
1657 - Glen Burnie, MD Arundel Corporation Road	MD	USA	Store	United Rentals (North America), Inc.
188 - Lexington Park, MD, 22694 Three Notch Road	MD	USA	Store	URNA - United Rentals (North America), Inc.
1069 - Grand Rapids, MI 2122 Turner Ave. NW	MI	USA	Store	United Rentals (North America), Inc.
1256 - Hudsonville, MI 5001 40th Avenue	MI	USA	Store	United Rentals (North America), Inc.
217 - Romulus, MI 13461 Huron River Drive	MI	USA	Store	United Rentals (North America), Inc.
1260 - Pearl, Mississipi 160 Concourse Drive	MS	USA	Store	United Rentals (North America), Inc.
1416 - Gulfport, MS Seaway Road	MS	USA	Store	United Rentals (North America), Inc.
1501 - Liberty, MO Land in Oak Wood Business Park	MO	USA	Store	United Rentals (North America), Inc.
917 - Belton, MO 6905 East 163rd Street	MO	USA	Store	United Rentals (North America), Inc.
1074 - Omaha, NE 9815 S. 147th	NE	USA	Store	United Rentals (North America), Inc.
1138 - Norfolk, NE 702 Norfolk Ave.	NE	USA	Store	United Rentals (North America), Inc.
1650 - Gretna, NE 23232 US Highway 6	NE	USA	Store	United Rentals (North America), Inc.

Owned Real Property (Code – Description)	State Abbreviation	Country	Use	Company
1075 - Elko, NV 4820 E. Idaho	NV	USA	Store	United Rentals Northwest, Inc.
1076 - Las Vegas, NV 3521 N. Rancho Dr.	NV	USA	Store	United Rentals Northwest, Inc.
1601 - Henderson, NV 739 W. Sunset Rd.	NV	USA	Store	URNW - United Rentals Northwest, Inc.
23 - Reno, NV 12095 Old Virginia Rd.	NV	USA	Store	United Rentals Northwest, Inc.
1613 - South Plainfield, NJ 2400 Hamilton Blvd.	NJ	USA	Store	URNA - United Rentals (North America), Inc.
588 - Ridgefield Park, NJ 222 Bergen Turnpike	NJ	USA	Store	United Rentals (North America), Inc.
1077 - Brooklyn, NY 104 Gardner Street	NY	USA	Store	United Rentals (North America), Inc.
1078 - Flushing, NY 28-44 College Point Blvd.	NY	USA	Store	United Rentals (North America), Inc.
1227 - Grand Falls, NF 13 Bayley Street	NF	CAN	Store	United Rentals of Canada, Inc.
713 - Corner Brook, NF 61 Maple Valley Rd.	NF	CAN	Store	United Rentals of Canada, Inc.
1071 - Charlotte, NC 2320 Starita Rd.	NC	USA	Store	United Rentals (North America), Inc.
1072 - Greensboro, NC 811 Post Street	NC	USA	Store	United Rentals (North America), Inc.
1242 - Garner, NC 3401 Integrity Drive	NC	USA	Store	United Rentals (North America), Inc.
1651 - Minot, ND 1820 Highway 2 and 52 West	ND	USA	Store	United Rentals Northwest, Inc.
1652 - Fargo, ND 4242 Main Avenue	ND	USA	Store	United Rentals Northwest, Inc.
1224 - London, ON 15 Invicta Court	ON	CAN	Store	United Rentals of Canada, Inc.
1225 - Sarnia, ON 1372 Vidal Street	ON	CAN	Store	United Rentals of Canada, Inc.
637 - Kitchener, ON - 115 Ardelt Ave.	ON	CAN	Store	United Rentals of Canada, Inc.
1083 - Portland, OR 5111 NE 82nd Ave.	OR	USA	Store	United Rentals Northwest, Inc.
1084 - Philadelphia, PA 3880 Thompson St.	PA	USA	Store	United Rentals (North America), Inc.
1085 - York, PA 4 Interchange Place	PA	USA	Store	United Rentals (North America), Inc.

Owned Real Property (Code – Description)	State Abbreviation	Country	Use	Company
1154 - Chicoutimi, QC 1423 Boulevard Saint Paul	QC	CAN	Store	United Rentals of Canada, Inc.
1155 - Longueuil, QC 2275 Boulevard de la Metropole	QC	CAN	Store	United Rentals of Canada, Inc.
1156 - Saint Laurent, QC 3185 Boulevard Pitfield	QC	CAN	Store	United Rentals of Canada, Inc.
1158 - Trois Rivieres, QC 2525 Rue Girard	QC	CAN	Store	United Rentals of Canada, Inc.
1160 - Trois Rivieres, QC 900 Albert-Durand	QC	CAN	Store	United Rentals of Canada, Inc.
1228 - Saskatoon, SK 1725 Quebec Avenue	SAS	CAN	Store	United Rentals of Canada, Inc.
1153 - Charleston, SC 6201 Fain Street	SC	USA	Store	United Rentals (North America), Inc.
1602 - Myrtle Beach, SC 729 Jason Blvd.	SC	USA	Store	United Rentals (North America), Inc.
1197 - Knoxville, TN 1718 Ailor Avenue	TN	USA	Store	United Rentals (North America), Inc.
1252 - Knoxville, TN 10224 Kingston Pike	TN	USA	Store	United Rentals (North America), Inc.
1531 - Knoxville, TN 1730 Ailor Ave.	TN	USA	Store	United Rentals (North America), Inc.
1597 - Knoxville, TN 1732 Ailor Avenue	TN	USA	Store	United Rentals (North America), Inc.
1644 - Chattanooga, TN 6114 & 6116 Airways Blvd.	TN	USA	Store	United Rentals (North America), Inc.
343 - Spring Hill, TN 613 Beechcroft Road	TN	USA	Store	United Rentals (North America), Inc.
1090 - Fort Worth, TX 1720 Watauga Rd.	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1091 - Fort Worth, TX 621 So. Freeway	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1093 - Jersey Village, TX 17138 US Hwy. 290	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1094 - Houston, TX 6811 Dixie Drive	TX	USA	Store	United Rentals Highway Technologies, L.P.

Owned Real Property (Code – Description)	State Abbreviation	Country	Use	Company
1096 - Keller, TX 1201 South Main	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1099 - Laredo, TX 4317 San Dario	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1100 - Odessa, TX 1220 S. Grandview Ave.	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1102 - Rosenberg, TX 4925 Avenue H	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1103 - San Antonio, TX 12017 N. Loop Rd.	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1104 - Sherman, TX 117 Highway 82 West	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1105 - Tyler, TX 3300 N. Northeast Loop 323	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1120 - Amarillo, TX 4438 Canyon Road	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1280 - Round Rock, TX 540 South Interstate 35	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1342 - Von Ormy, TX 9923 Fischer Rd.	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1374 - Irving, TX 1215 Singleton (Storage Lot)	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1503 - New Braunfels, TX 5080 & 5130 Interstate 35 S	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1540 - Arlington, TX 1012 W. Harris Rd.	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1541 - Austin, TX 13119 Dessau Rd.	TX	USA	Store	United Equipment Rentals Gulf, L.P.
1619 - Arlington, TX 3000 E. Randol Mill Rd.	TX	USA	Store	United Equipment Rentals Gulf, L.P.
22 - Katy, TX 22811 Katy Freeway	TX	USA	Store	United Equipment Rentals Gulf, L.P.
186 - Salt Lake City, UT, 1135 South Pioneer Road	UT	USA	Store	United Rentals Northwest, Inc.

Owned Real Property (Code – Description)	State Abbreviation	Country	Use	Company
1106 - Chesapeake, VA 4333 Bainbridge Blvd.	VA	USA	Store	United Rentals (North America), Inc.
1107 - Hampton, VA 2327 W. Pembroke Ave.	VA	USA	Store	United Rentals (North America), Inc.
1109 - Richmond, VA 10374 Washington Hwy.	VA	USA	Store	United Rentals (North America), Inc.
1572 - Fredericksburg, VA 10 Le Way Drive	VA	USA	Store	United Rentals (North America), Inc.
1600 - Dulles, VA Dulles Trade Center, Lot #4	VA	USA	Store	United Rentals (North America), Inc.
1614 - Warrenton, VA Lot 8 Industrial Road	VA	USA	Store	URNA - United Rentals (North America), Inc.
1653 - Manassas, VA 9499-9415 Wellington Road	VA	USA	Store	United Rentals (North America), Inc.
1110 - Burlington, WA 1868 & 1970 Walton Dr.	WA	USA	Store	United Rentals Northwest, Inc.
1219 - Chehalis, WA 281 Hamilton Road North	WA	USA	Store	United Rentals Northwest, Inc.
378 - Moses Lake, WA 13558 N. Frontage Road East	WA	USA	Store	United Rentals Northwest, Inc.
1042 - Santa Maria, CA 2691 Santa Maria Wy.	CA	USA	Vacant	United Rentals Northwest, Inc.
1070 - Hudsonville, MI 5025 40th Avenue	MI	USA	Vacant	United Rentals (North America), Inc.
1247 - Marystown, NF Mooring Cove Road	NF	CAN	Vacant	United Rentals of Canada, Inc.
1243 - Grand Forks, ND 3901 South Washington Street	ND	USA	Vacant	United Rentals Northwest, Inc.
1157 - Saint Leonard, QC 6275 Blvd. des Grandes Prairies	QC	CAN	Vacant	United Rentals of Canada, Inc.
1108 - Hopewell, VA 922 E. Randolph Rd.	VA	USA	Vacant	United Rentals (North America), Inc.
1599 - Bridgeport, CT 552 Housatonic Avenue	CT	USA	Vacant	United Rentals (North America), Inc.

SCHEDULE 7.12

LITIGATION

1.	On August 25, 2004, Holdings received a letter from the SEC in which the SEC referred to an inquiry of Holdings. The letter transmitted a subpoena requesting certain of Holdings’ documents. The letter and the subpoena referred to an SEC investigation entitled In the Matter of United Rentals, Inc. The notice from the SEC stated that the inquiry did not mean that the SEC had concluded that Holdings or anyone else had broken the law or that the SEC had a negative opinion of any person, entity or security. The inquiry appeared to relate to a broad range of Holdings’ accounting practices and was not confined to a specific period.

Holdings has since received additional document subpoenas from the SEC. In March 2005, Holdings’ board of directors formed the Special Committee to review matters related to the SEC inquiry. The Special Committee retained independent counsel. Holdings’ board of directors received and acted upon findings of the Special Committee in January 2006. The actions that Holdings took with respect to the Special Committee’s findings and actions that Holdings took with respect to certain other accounting matters, including the restatement of previously issued consolidated financial statements for 2003 and 2002, are discussed in Holdings’ Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”). Holdings has provided documents in response to the SEC subpoenas to the SEC or to the Special Committee, which has, in turn, provided documents to the SEC. Holdings is cooperating fully with the SEC in complying with the subpoenas. Holdings is also responding to the SEC’s informal requests for information.

In July 2007 Holdings received a letter from the staff of the SEC stating that the staff intends to recommend that the Commission authorize the staff to file an injunctive action against Holdings for alleged violations of provisions relating to the maintenance of books and records, internal accounting controls, periodic filing requirements, as well as antifraud provisions as set forth in Section 17(a) of the Securities Act of 1933, Sections 10(b), 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934, and Rules 10b-5, 12b-20, 13a-1, 13a-11, 13a-13 and 13b2-1 thereunder. The letter stated that the relief the staff may recommend includes permanent injunctions and civil penalties. Under SEC procedures, Holdings has the opportunity to respond to the SEC staff before the staff makes a formal recommendation as to whether any action should be brought by the SEC. The staff’s letter also stated that the staff intended to request authorization to engage in settlement discussions with Holdings.

In December 2007, one of the former chief financial officers, who left Holdings in late 2002, pled guilty to making a false filing with the SEC in connection with Holdings’ annual report on form 10-K for the year ended December 31, 2000 and settled a separate civil enforcement action brought against him by the SEC alleging various violations of the securities laws. In April 2008, the other former chief financial officer, who was terminated in August 2005 after he failed to cooperate with the Special Committee’s inquiry, was indicted and pled not guilty to conspiracy, securities fraud, insider trading and making false filings with the SEC in connection with Holdings’ annual reports on form 10-K for the years ended December 31, 2001, December 31, 2002 and December 31, 2003. The SEC has also brought a separate civil enforcement action against him alleging various violations of the securities laws.

On June 3, 2008, Holdings announced that in connection with the inquiry, Holdings expects to recognize a charge in the second quarter of 2008 in the amount of $14 million. This amount represents Holdings’ current best estimate for the liability associated with the inquiry. However, as of the date of the Agreement, the inquiry is ongoing and the ultimate outcome is still uncertain.

2.	Holdings has also received requests for information informally and by subpoena from the U.S. Attorney’s Office for the District of Connecticut. Holdings is also cooperating fully with the U.S. Attorney’s Office requests.

3.	Following Holdings’ public announcement of the SEC inquiry, three purported class action lawsuits were filed against Holdings in the United States District Court for the District of Connecticut. The plaintiff in each of the lawsuits initially sought to sue on behalf of a purported class comprised of purchasers of Holdings’ securities from October 23, 2003 to August 30, 2004. The lawsuits initially named as the defendants Holdings, its former chairman, vice chairman and chief executive officer, president and chief financial officer, and corporate controller. These initial complaints alleged, among other things, that certain of Holdings’ SEC filings and other public statements contained false and misleading statements which resulted in damages to the plaintiffs and the members of the purported class when they purchased Holdings’ securities. On the basis of those allegations, plaintiffs in each action asserted claims (a) against all defendants under Section 10(b) of the Exchange Act and Rule 10b–5 promulgated thereunder, and (b) against one or more of the individual defendants under Section 20(a) of the Exchange Act. The complaints sought unspecified compensatory damages, costs and expenses. On February 1, 2005, the Court entered an order consolidating the three actions. On November 8, 2005, the Court appointed City of Pontiac Policeman’s and Fireman’s Retirement System as lead plaintiff for the purported class. The consolidated action is now entitled In re United Rentals, Inc. Securities Litigation.

On June 5, 2006, pursuant to a schedule agreed to by the parties and approved by the Court, lead plaintiff filed a consolidated amended complaint, which (a) added allegations relating to, among other things, the conclusions of the Special Committee and to other matters disclosed in the 2005 Form 10-K, (b) amended the purported class period to include purchasers of Holdings’ securities from February 28, 2001 to August 30, 2004 and (c) named as an additional defendant Holdings’ first chief financial officer. In September 2006, Holdings and certain of the individual defendants moved to dismiss the consolidated amended complaint in this action. Briefing with respect to these motions is now complete.

On March 10, 2008, Holdings announced it had entered into a memorandum of understanding with lead plaintiff’s counsel to settle this action. The memorandum of understanding provides that the claims of the plaintiff class will be settled for a cash payment of $27.5. The contemplated settlement is subject to the prior satisfaction of a number of conditions, including definitive settlement documentation and court approval. In addition, the settlement is contingent upon Holdings and its insurance carriers finalizing agreements on the portion of the settlement to be funded by the carriers, as well as the amounts that the carriers will reimburse Holdings for defense costs concerning the shareholder actions and related inquiries and matters that have previously been expensed by Holdings. Holdings cannot predict whether these conditions will be satisfied. Holdings currently expects, taking into account anticipated settlement funding and defense cost reimbursements from its insurance carriers, that the contemplated settlement will not have a material effect on its results of operations or cash flows for any period.

4.	In January 2005 an alleged shareholder filed an action in Connecticut State Superior Court, Judicial District of Norwalk/Stamford at Stamford, purportedly suing derivatively on Holdings’

behalf. The action, entitled Gregory Riegel v. John N. Milne, et al., named as defendants certain of Holdings’ current and/or former directors and/or officers, and named Holdings as a nominal defendant. The complaint asserted, among other things, that the defendants breached their fiduciary duties to Holdings by causing or allowing Holdings to disseminate misleading and inaccurate information to shareholders and the market and by failing to establish and maintain adequate accounting controls, thus exposing Holdings to damages. The complaint seeks unspecified compensatory damages, costs and expenses against the defendants. The parties to the Riegel action have agreed that the proceedings in this action will be stayed pending the resolution of the motions to dismiss in the purported shareholder class actions referred to above.

5.	In November 2004 Holdings received a letter from counsel for an alleged shareholder, raising allegations similar to the ones set forth in the derivative complaint described above and demanding that Holdings take action in response to those allegations against certain of Holdings’ current and/or former directors and/or officers. Following receipt of the letter, Holdings’ board of directors formed a special committee to consider the letter. In August 2005, this alleged shareholder commenced an action in Connecticut State Superior Court, Judicial District of Norwalk/Stamford at Stamford, purporting to sue derivatively on Holdings’ behalf. The action, entitled Nathan Brundridge v. Leon D. Black, et al., initially named as defendants certain of Holdings’ current and/or former directors and/or officers, and named Holdings as a nominal defendant. The initial complaint in this action asserted, among other things, that all of the defendants breached fiduciary obligations to Holdings by causing or allowing Holdings to disseminate misleading and inaccurate information to shareholders and the market, and by failing to establish and maintain adequate accounting controls, thus exposing Holdings to damages. The initial complaint in this action also asserted a claim for unjust enrichment against Holdings’ former chairman and vice chairman and chief executive officer. The initial complaint sought unspecified compensatory damages, equitable relief, costs and expenses against all of the defendants. The initial complaint also sought an order, in connection with plaintiff’s unjust enrichment claim, directing the defendants against whom that claim was asserted to disgorge certain compensation they received from Holdings with respect to fiscal years 2001, 2002 and 2003.

On June 5, 2006, pursuant to a schedule agreed to by the parties and approved by the Court, plaintiff in the Brundridge action filed an amended complaint, which (a) added allegations relating to, among other things, the conclusions of the Special Committee and to other matters disclosed in the 2005 Form 10-K, and (b) named as an additional defendant Holdings’ former president and chief financial officer and asserted the same claims against him as it previously asserted and continued to assert against Holdings’ former chairman and vice chairman and chief executive officer. In September 2006, Holdings and certain of the individual defendants moved to dismiss the amended complaint in this action. In December 2006, plaintiff in this action filed its opposition to these motions to dismiss. Subsequently, the parties agreed that the proceedings in this action will be stayed pending resolution of the motions to dismiss in the purported shareholder class actions referred to above. The parties’ agreement provides that any party may terminate the stay at any time on 30 days’ written notice to the Court and all other parties, and defendants will have an opportunity to submit reply papers in further support of their motions to dismiss this action after the termination of the stay.

6.

In August 2005 another alleged shareholder filed an action in the United States District Court for the District of Connecticut, purporting to sue derivatively on Holdings’ behalf. The action, entitled Natalie Gordon v. Wayland R. Hicks, et al., named as defendants certain of Holdings’ current and/or former directors and/or officers, and named Holdings as a nominal defendant. The initial complaint in this action asserted claims against each of the defendants for breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment. Each of these claims is premised on, among other things, the theory that the individual defendants caused or permitted Holdings to disseminate misleading and inaccurate information to shareholders and to the market, and failed to establish and maintain adequate accounting controls, thus exposing Holdings to damages. The initial complaint also asserted (a) a claim that a former director breached fiduciary obligations by selling shares of Holdings’ common stock while in possession of material, non-public information, and (b) a claim against Holdings’ former chairman, vice chairman and chief executive officer, and president and chief financial officer for recovery of certain incentive-based compensation under section 304 of the Sarbanes-Oxley Act. The initial complaint sought unspecified compensatory damages, equitable relief, restitution, costs and expenses against all of the defendants. The initial complaint also sought an order declaring that the defendants against whom the section 304 claim was directed are liable under the Sarbanes-Oxley Act and directing them to reimburse Holdings for all bonuses or other incentive-based or equity-based compensation they received for the fiscal years 1999 through 2004.

On June 5, 2006, pursuant to a schedule agreed to by the parties and approved by the Court, plaintiff in the Gordon action filed an amended complaint, which (a) added allegations relating to, among other things, the conclusions of the Special Committee and to other matters disclosed in the 2005 Form 10-K, and (b) named as additional defendants certain other of Holdings’ current and/or former directors and/or officers. The amended complaint also asserted an additional claim against certain of Holdings’ current and/or former directors for violation of Section 14(a) of the Exchange Act. In September 2006, Holdings and certain of the individual defendants moved to dismiss the amended complaint in this action. Briefing with respect to these motions was completed.

On April 25, 2008, plaintiff in the Gordon action filed a notice to voluntarily dismiss the action, without prejudice, on the consent of defendants, because she sold her Company securities and, therefore, would not likely have standing to pursue derivative claims on Holdings’ behalf.

7.	Following our July 23, 2007 announcement of the merger agreement with affiliates of Cerberus, two lawsuits against the proposed acquisition were filed. First, a putative class action complaint, entitled Donald Lefari v. United Rentals, Inc. et al., was filed in Connecticut State Superior Court, Judicial District of Stamford-Norwalk, on July 23, 2007 (the “Lefari action”). This lawsuit purports to be brought on behalf of all common stockholders of Holdings, names Holdings and all of our directors and Cerberus as defendants, and sought to enjoin the proposed acquisition of Holdings by affiliates of Cerberus. On September 19, 2007, the parties to the Lefari action entered into a memorandum of understanding to settle the action and a settlement agreement was expected to be negotiated by the parties. On September 28, 2007, the second lawsuit, Nathan Brundridge vs. Wayland R. Hicks et al., was also filed in Connecticut State Superior Court, Judicial District of Stamford-Norwalk (the “Brundridge II action”). This lawsuit named our current directors as defendants. On December 23, 2007, Holdings terminated the merger agreement with affiliates of Cerberus. As a result, a condition precedent of the proposed settlement of the Lefari action, the consummation of the proposed acquisition, was not fulfilled. The Brundridge II action was voluntarily withdrawn as to all defendants on January 30, 2008. On February 7, 2008, the parties to the Lefari action filed a joint motion to withdraw with prejudice the Lefari action, which is subject to the approval of the court.

8.

Following our November 14, 2007 announcement that affiliates of Cerberus had notified us that they were not prepared to proceed with the purchase of Holdings on the terms set forth in the merger agreement, three putative class action lawsuits were filed against Holdings in the United

States District Court for the District of Connecticut. The plaintiff in each of the lawsuits sought to sue on behalf of a purported class of persons who purchased or otherwise acquired our securities between August 29, 2007 and November 14, 2007. The lawsuits named as defendants Holdings, our directors and certain of our officers and alleged, among other things, that the named plaintiff and members of the purported class suffered damages when they purchased or otherwise acquired securities issued by Holdings, as a result of false and misleading statements and/or material omissions relating to the contemplated merger with affiliates of Cerberus, contained in (a) proxy materials that Holdings disseminated and/or filed with the SEC in anticipation of the October 19, 2007 special meeting of stockholders; and/or (b) certain of Holdings’ filings with the SEC and other public statements. On the basis of those allegations, plaintiff in each action asserted claims under Sections 10(b) and 14(a) of the Exchange Act and Rules 10b-5 and 14a-9 thereunder; and against the individual defendants under Section 20(a) of the Exchange Act. The complaints in these actions sought unspecified compensatory damages, costs, expenses and fees. On February 7, 2008, the Court entered an order consolidating the three actions and appointing the Institutional Investor Group, consisting of First New York Securities, L.L.C. and Omni Partners LLP, as lead plaintiff for the purported class. The actions are now consolidated under the caption Vincent DeCicco v. United Rentals, Inc., et al.

On March 24, 2008, pursuant to a schedule approved by the Court, lead plaintiffs filed a consolidated amended complaint, which, among other things, (a) amended the purported class period to include purchasers of our publicly traded securities from July 23, 2007 to November 14, 2007, (b) dropped as defendants one of our officers and all but one of our directors, (c) named as additional defendants Cerberus, certain of its affiliates, its chief executive officer and one of its managing directors, and (d) withdrew the previously asserted claim under Section 14(a) of the Exchange Act and Rule 14a-9 thereunder. We intend to defend against this action vigorously.

9.	With respect to the class action and the derivative actions identified above, there is uncertainty as to the amount, if any, of insurance proceeds Holdings will recover from its D&O carriers. The insurance carriers have generally reserved their rights to make coverage determinations at a later date, while considering, without prejudice, the reimbursement for expenses submitted from the date of first notice to the present. Some of the carriers assert that damages that may be awarded or the expenses submitted may not be reimbursable under the policy contract because they relate to uncovered proceedings, persons or allegations. Some of the D&O carriers have expressly reserved the right to assert rescission as a defense to payment based on the role John N. Milne played in the application for such coverage, including his signing the application form.

10.	The Company is providing indemnity to, or may have an indemnification obligation to, the following past or present executive officers or employees of the Company in connection with the SEC-related matters (as defined below):

First Name	Last Name	Title

Peter	Borzilleri	VP, Corporate Controller
James	Burke	Region Finance Manager
Alfred	Colangelo	VP, Finance
Troy	Cooper	VP, Group Controller
Douglas	Dougherty	Regional Real Estate Manager
Joseph	Ehrenreich	VP, General Counsel
Brian	Ewing	Strategic Sourcing Manager
Piero	Galassi	Regional Controller
Edward	Guzowski	National Warranty & Service Manager

Michael	Hallock	Manager in Training
Laura	Haytman	Paralegal
Wayland	Hicks	Vice Chairman, CEO
Steve	Hossenlop	District Controller
Cyndi	Hudson	Manager, Legal Compliance & Equity
Patrick	Hunt	Sr. Manager, Supplier Development
Dan	Imig	Regional Vice President
Bradley	S. Jacobs	Chairman
Michael	Kneeland	Chief Executive Officer
Joseph	Kondrup	VP, Corporate Development
Stanley	Lau	Director, Financial Reporting
Eliot	Mayer	VP & Treasurer
John	N. Milne	EVP, Chief Financial Officer
Tom	Moore	District Controller
Steve	Nathan	Director, Financial Reporting
Michael	J. Nolan	Chief Financial Officer
Tracy	O’Donnell	Director, Procurement
Barry	Peck	Region Controller
Betsy	Pliakis	Corporate Manager, Sales & Use Tax
Jack (John)	Rafferty	Director, Financial Reporting
Joseph	Sherk	VP, Corporate Controller
Donna	Vella	Admin Assistant to CFO
Sandie	Welwood	VP, Corporate Controller
Ted	Zagrzebski	Regional Controller

SCHEDULE 7.13

LABOR DISPUTES

1.	A list of the collective bargaining agreements and other labor contracts covering employees of Holdings and/or its Subsidiaries is attached as Annex 7.13A.

2.	NLRB Case No. 8-CA-34853 et al. Local Union Nos. 66, 66A, B, C, D, O & R of the International Union of Operating Engineers (“Local 66 Union”) filed unfair labor practice charges concerning the Company’s operations at its branch in Columbiana, Ohio. Specifically, the Local 66 Union alleged that the Company violated the NLRA by failing to conduct performance evaluations and provide merit wage increased to its employees. In addition, the Local 66 Union alleged that the Company retaliated against certain employees for supporting the Local 66 Union and unilaterally changed Company policies regarding use of Company equipment, dress code and call-in policy in violation of the NLRA.

A hearing was conducted on February 1, 2 and 3, 2005, March 15 and August 30, 2005 before Administrative Law Judge Michael A. Rosas. By decision dated January 30, 2006, the ALJ determined that the Company violated the NLRA by failing to conduct performance evaluations and to give merit wage increases to employees at the Columbiana location. The ALJ also determined that the Company had committed various unlawful acts of retaliation against employees for supporting the Local 66 Union and unlawfully changed Company policies without bargaining with the Local 66 Union. The ALJ dismissed the other claims against the Company.

Both NLRB and the Company have appealed Judge Rosas’ decision to the Board in Washington, D.C. and the Board ruled against the Company, by decision dated August 24, 2007. The Company has filed an appeal with the District of Columbia, Circuit Court of Appeals, but is actively pursuing an amicable resolution with the Board.

ANNEX 7.13A

Contract	Region	Union	Effective Date	Expiration Date
Fairfield, CT	Aerial	IUOE Local 478	4/1/2005	3/31/2008
West Haven, CT	Trench	IUOE Local 478	4/1/2005	3/31/2008
Boston Aerial	Aerial	IUOE Local 4	6/1/2005	5/31/2008
Newark, DE	Aerial	IUOE Local 542	6/1/2005	5/31/2008
Flushing, NY	Northeast	IBT Local 282	7/1/2005	6/30/2008
Baltimore, MD	Aerial	IUOE local 37	7/25/2005	7/24/2008
St Albert, Alberta	Rocky Mountain	IUOE Local 955	8/1/2006	7/31/2008
Boston Gen. Ren	Northeast	IUOE Local 4	9/1/2005	8/31/2008
Philadelphia, PA	Northeast	IUOE Local 542	9/1/2005	8/31/2008
Watertown, MA	Northeast	LIUNA Local 721	9/1/2004	8/31/2008
Holtsville, NY	Aerial	IUOE Local 138	10/9/2003	10/8/2008
Smithfield, RI	Northeast	IUOE Local 57	1/1/2006	12/31/2008
Highland, NY	Aerial	IUOE Local 825	3/1/2006	2/28/2009
Romulus, MI	Aerial	IUOE Local 324	4/1/2006	3/31/2009
Sarnia, ON	Northeast	IUOE Local 793	4/1/2006	3/31/2009
Ridgefield Park, NJ	Aerial	IUOE Local 825	4/15/2006	4/14/2009
Cleveland, OH	Aerial	IUOE Local 18	5/1/2006	4/30/2009
St Louis, MO	Midwest	IUOE Local 513	5/1/2006	4/30/2009
Elmwood Park, NJ	Northeast	IUOE Local 825	5/4/2006	5/3/2009
Chicago, IL	Trench	IBT Local 731	6/1/2007	5/31/2009
Bangor, ME	Aerial	IUOE Local 4	6/1/2006	5/31/2009
Kamloops, BC	Northwest	IUOE Local 115	6/1/2006	5/31/2009
West Yarmouth, MA	Northeast	IUOE Local 4	6/1/2006	5/31/2009
Agawam, MA	Aerial	IUOE Local 98	7/1/2006	6/30/2009
Atlantic City, NJ	Aerial	IUOE Local 825	7/1/2006	6/30/2009
Burlington, NJ	Aerial	IUOE Local 825	7/1/2006	6/30/2009
New Windsor, NY	Northeast	IUOE Local 825	7/1/2006	6/30/2009
Piscataway, NJ	Aerial	IUOE Local 825	11/1/2006	10/31/2009
Batavia, NY	Aerial	IUOE Local 832	11/5/2006	11/4/2009
Danbury, CT	Northeast	IUOE Local 478	12/1/2006	11/30/2009
Groton, CT	Northeast	IUOE Local 478	12/1/2006	11/30/2009
Manchester, CT	Northeast	IUOE Local 478	12/1/2006	11/30/2009
Milford, CT	Northeast	IUOE Local 478	12/1/2006	11/30/2009
Stamford/Darien, CT	Northeast	IUOE Local 478	12/1/2006	11/30/2009
Perrysburg, OH	Aerial	IUOE Local 18	2/1/2005	1/31/2010
Pittsburgh, PA (Oakdale)	Aerial	IUOE Local 66	3/22/2007	3/21/2010
Clifton Park, NY	Northeast	IUOE Local 106	4/1/2007	3/31/2010
Bellmawr, NJ	Northeast	IUOE Local 825	4/1/2007	3/31/2010
Wall, NJ	Northeast	IUOE Local 825	4/1/2007	3/31/2010
Vancouver, BC	Northwest	IUOE Local 115	5/1/2007	4/30/2010
Addison, Rockford	Aerial	IUOE Local 150	5/1/2007	4/30/2010
Chicago, IL	Midwest	IUOE Local 150	5/1/2007	4/30/2010
Mokena, IL	Midwest	IUOE Local 150	5/1/2007	4/30/2010

Contract	Region	Union	Effective Date	Expiration Date
Taylor, MI	Midwest	IOUE Local 324	5/1/2007	4/30/2010
Waukegan, IL	Midwest	IUOE Local 150	5/1/2007	4/30/2010
South Bend, IN	Midwest	IUOE Local 150	1/1/2007	4/30/2010
North Auroa	Midwest	IUOE Local 150	5/1/2008	4/30/2010
Prince George, BC	Northwest	IUOE Local 115	5/1/2007	4/30/2010
Bear, DE	Northeast	IUOE Local 542	6/1/2007	5/31/2010
Quakertown, PA	Aerial	IUOE Local 542	7/1/2007	6/30/2010
Chicago, IL (Kedzie)	Midwest	Auto Mechanics Local 701	10/1/2007	9/30/2010
New York Aerial	Aerial	IUOE Local 15	10/9/2006	10/8/2011
New York General Rental	Northeast	IUOE Local 15	10/9/2006	10/8/2011
New York Small Tool	Northeast	IUOE Local 15	6/1/2007	5/30/2012
St. Louis Aerial	Aerial	IBT Local 618	4/14/2008	4/14/2013

SCHEDULE 7.14

ENVIRONMENTAL LAW

1.	San Jose, CA – Former A-1 Rentals property. County is requiring four quarters of groundwater monitoring before closure will be issued (closure expected in first quarter of 2008).

2.	Philadelphia, PA – Former Rental Tools site. The Company is working with State and City to attain closure of all issues; there is no current activity (monitoring or investigation).

3.	Fort McMurray, AB – United Rentals of Canada, Inc. purchased a salt-impacted property that is being developed as a branch. Two years of groundwater monitoring is required. Monitoring wells were damaged during construction and need to be reinstalled and also monitored.

4.	Santa Fe Springs, CA – United Rentals Northwest, Inc. (“URNW”) purchased a tax lien sale property adjacent to URNW’s branch in Santa Fe Springs. The purchased property had an abandoned UST, which was removed in 2005. Additional investigation delineated extent of impacts. URNW has submitted a remedial action plan to the regional authorities for removal of residual impacted soil at the site, and expect approval this summer (2008).

5.	Holdings and its Subsidiaries have proactively removed all but three underground fuel tanks. Two locations will retain USTs: Burbank, California General Rentals and Pico Rivera, California Aerial. In our leased facility in Irving, Texas, the tank has been closed temporarily but remains in place.

6.	Under the Stock Purchase Agreement, dated December 22, 2006, between the Company, as seller, and HTS Acquisition, Inc., as buyer, relating to the Company’s disposition of its HTG business, the Company retained certain environmental liabilities relating to conditions or liabilities existing prior to the closing of the transaction

7.	Holdings made a $413,273 accrual on its books in Q4 2005 related to the adoption of FASB Interpretation #47, regarding the presence of asbestos-containing building materials (ACBM’s) at certain of its then-owned properties. On December 31, 2005, Holdings or its Subsidiaries owned 119 properties, 64 of which were deemed to be sites, based strictly on the date of construction being prior to 1983, where it was possible that ACBMs could be discovered. Seven of the 64 sites identified were chosen for inspection to determine whether asbestos or ACBMs existed. Of the 7 sites inspected by a third-party engineer, 5 were determined to have ACBMs. The total remediation cost estimate, provided by the same engineer, for these 5 locations, was $68,800 or $13,760 per site. This amount was then extrapolated over the population to estimate a potential liability of $632,960. In accordance with FIN 47, a conservative 5-year amortization period was estimated, resulting in an NPV of $413,273.

SCHEDULE 7.17

ERISA AND PENSION PLAN COMPLIANCE

NONE

SCHEDULE 7.18

TAXES

1.	The 2005 and 2006 Luxembourg returns of United Rentals Luxembourg S.a.r.l. have not been filed.

2.	The Canadian Revenue authority (“CRA”), is currently auditing the international transactions of United Rentals of Canada, Inc. for the periods 2003-2005. The CRA has proposed an adjustment to income totaling over C$14M for the audit period (this would result in approximately C$5M in taxes). The audit includes adjustments for management fees, vendor rebates and inter-company risk premium charges (largest portion of adjustments). Holdings has already provided (as part of its FIN 48 reserve), US $3M. Amounts disallowed in Canada should be deductions in the US resulting in approximately $5M. Holdings would seek an offsetting adjustment in the United States for these adjustments, and depending on the final outcome, may seek competent authority adjustments. Penalties and currency adjustments could result in additional liabilities.

SCHEDULE 8.11

PERMITTED INVESTMENTS

1.	A list of Permitted Investments existing as of the date of the Agreement is attached as Annex 8.11A.

2.	A list of loans and advances to employees and officers made in the ordinary course of business and existing as of the date of the Agreement is attached as Annex 8.11B.

3.	185,567 common securities certificates of United Rentals Trust I owned by United Rentals, Inc.

4.	99.9% of the equity interest of Provisto, S. de R.L. de C.V. owned by United Rentals (Delaware), Inc. and .1% of the equity interest of Provisto, S. de R.L. de C.V. owned by United Rentals Northwest, Inc.

5.	99.999997% of the equity interest of United Rentals, S. de R.L. de C.V. owned by United Rentals (Delaware), Inc. and .000003% of the equity interest of United Rentals, S. de R.L. de C.V. owned by United Rentals Northwest, Inc.

6.	Promissory Note issued by Highway Supply LLC, New Mexico in the principal amount of $1,018,000 issued October 19, 2004 and due September 30, 2009.

7.	Promissory Note issued by Industrial Lift, Inc. in the amount of $1,200,000 including interest. Fully reserved, to be written off upon confirmation from tax/legal.

8.	100% of the equity interest (200 shares) of United Rentals Luxembourg S.a.r.l. owned by United Rentals (Delaware), Inc.

9.	United Rentals (North America), Inc. investment of $379,508,411 in United Rentals Receivables LLC II.

4.	The following intercompany notes:

(i)	United Rentals Alberta Holding, LP

a.	Promissory Note dated September 30, 2003 issued by United Rentals Luxembourg S.à.r.l. in the principal amount of C$100,500,000.

b.	Promissory Note dated September 30, 2003 issued by United Rentals Luxembourg S.à.r.l. in the principal amount of C$36,061,768.

c.	Promissory Note dated September 30, 2003 issued by United Rentals Luxembourg S.à.r.l. in the principal amount of C$3,304,599.

ANNEX 8.11A

BANK	Account #	Note	Currency	As of 5/29/2008
LUXEMBOURG

ING Luxembourg	****	United Rentals Luxembourg S.a.r.l.	CAD	1,438,458.28

MEXICO

Bancomer	****	Mexican Depository Account - Pesos	MXP	16,702,065.59

Bancomer	****	Mexican Payroll Account	MXP	1,898,004.16

ANNEX 8.11B

1.	An employee loan, secured by a mortgage, made by United Rentals, Inc. to Steve Oddo, with a principal amount of $419,924.00 outstanding.

SCHEDULE 8.13

DEBT

1.

Holdco Notes and Instruments governing the public debt existing as of the Agreement Date of Holdings and its Subsidiaries (which consists of only the 6 1/2% Senior Notes, the 7 3/4 % Senior Subordinated Notes and the 7% Senior Subordinated Notes described herein) including the Indentures, related security, collateral documents (including guaranty agreements) and supplemental indentures relating to the 6 1/2% Senior Notes due 2012, the 7 3/4% Senior Subordinated Notes due 2013 and the 7% Senior Subordinated Notes due 2014.

2.	Indenture, dated as of October 31, 2003, between United Rentals (North America), Inc. (“URNA”), as issuer, the Company, as guarantor, and The Bank of New York, as trustee, for the 1-7/8 Convertible Senior Subordinated Notes due October 15, 2023, as supplemented.

3.	Purchase and Contribution Agreement dated as of May 31, 2005 between United Rentals (North America), Inc., United Rentals Northwest, Inc., United Rentals Southeast, L.P. and United Equipment Rentals Gulf, L.P., as originators, United Rentals Receivables LLC II, as buyer, and United Rentals, Inc., as collection agent, as amended.

4.

Indenture, dated August 5, 1998, by and between the Company and The Bank of New York, and related trust, guarantee, security and collateral documents in respect of the Company’s 6  1/2% Convertible Subordinated Debentures due August 1, 2028, as supplemented.

5.	Amended and Restated Trust Agreement dated August 5, 1998 among United Rentals, Inc., The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee.

6.	Capital Leases existing as of March 31, 2008 in the aggregate amount of $74M and comprised of the following: $60M in motor vehicles (which are not considered Rental Equipment); $2M in computer equipment; and $12M in leased Real Estate.

7.	The letters of credit listed on Annex 8.13A hereto.

8.	The following is a list of intercompany debt:

A.	Notes

(i)	United Rentals Alberta Holding, LP

d.	Promissory Note dated September 30, 2003 issued by United Rentals Luxembourg S.à.r.l. in the principal amount of C$100,500,000.

e.	Promissory Note dated September 30, 2003 issued by United Rentals Luxembourg S.à.r.l. in the principal amount of C$36,061,768.

f.	Promissory Note dated September 30, 2003 issued by United Rentals Luxembourg S.à.r.l. in the principal amount of C$3,304,599.

(ii)	United Rentals Luxembourg S.à.r.l.

a.	Promissory Note dated September 20, 2004 issued by United Rentals of Canada, Inc. in the principal amount of C$3,673,888.

B.	Intercompany Netting Agreements

(ii)	United Rentals S. de R. L. de C.V.

(a)	Inter-company advance agreement dated August 31, 2000 issued by United Rentals Gulf, Inc. with a balance of $726,310.25.

ANNEX 8.13A

Letters of Credit

Applicant	LC Ref. No.	Beneficiary	Outstanding Balance	Effective Date	Expiry Date	Evergreen
United Rentals (North America), Inc.	S2321610	ACE AMERICAN INSURANCE CO	$33,800,000.00	1/31/2006	2/14/2009	Y
United Rentals (North America), Inc.	P2339190	OLD REPUBLIC INSURANCE CO	$27,800,000.00	1/16/2003	1/16/2009	Y
United Rentals (North America), Inc.	P2212750	UNITED STATES FIDELITY &	$26,250,000.00	1/18/2002	1/15/2009	Y
United Rentals (North America), Inc.	P6193450	OLD REPUBLIC INSURANCE CO	$11,000,000.00	1/20/2005	1/15/2009	Y
United Rentals (North America), Inc.	P2494160	GENERAL ELECTRIC CAPITAL	$4,587,881.47	6/29/2004	11/13/2008	Y
United Rentals (North America), Inc.	P2343440	CONTINENTAL CASUALTY COMP	$3,400,000.00	1/29/2003	1/28/2009	Y
United Rentals (North America), Inc.	P2499650	GENERAL ELECTRIC CAPITAL	$1,754,271.58	7/29/2004	11/13/2008	Y
United Rentals (North America), Inc.	S2225080	PASHA GROUP, LLC, A NEW Y	$698,496.00	12/29/2005	2/1/2009	Y
United Rentals (North America), Inc.	P2426190	FLORIDA SELF-INSURERS GUA	$565,350.00	11/3/2003	11/3/2008	Y
United Rentals (North America), Inc.	P2426200	STATE OF OREGON	$500,000.00	11/4/2003	11/3/2008	Y
United Rentals (North America), Inc.	P2432670	SOUTH CAROLINA WORKERS’	$500,000.00	11/25/2003	11/25/2008	Y
United Rentals (North America), Inc.	P2375970	OLD REPUBLIC INSURANCE CO	$398,168.43	5/20/2003	5/20/2009	Y
United Rentals (North America), Inc.	P2373540	MINNESOTA DEPARTMENT OF C	$100,000.00	5/12/2003	5/13/2009	Y
United Rentals (North America), Inc.	P2432680	LOUISIANA DEPARTMENT OF L	$100,000.00	11/25/2003	11/25/2008	Y

SCHEDULE 8.15

AFFILIATE TRANSACTIONS

1.	An employee loan, secured by a mortgage, made by United Rentals, Inc. to Steve Oddo, with a principal amount of $419,924.00 outstanding.

EXHIBIT A

FORM OF BORROWING BASE CERTIFICATE

To: Bank of America, N.A., as Agent

Date: ,

(1) U.S. Borrowing Base

(2) Maximum U.S. Revolver Amount

(3) Aggregate U.S. Revolver Outstandings

(4) U.S. Availability

the lesser of (1) and (2),
minus (3)

(5) Canadian Borrowing Base

(6) Maximum Canadian Revolver Amount

(7) Aggregate Canadian Revolver Outstandings

(8) Canadian Availability

the lesser of (6) and the sum of (5) and (4)
minus (7)

This report (this “Certificate”) is submitted pursuant to the Credit Agreement, dated as of [                    ,         ] (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among United Rentals, Inc., a Delaware corporation (“Holdings”), United Rentals (North America), Inc., a Delaware corporation (the “Company”), the other U.S. Subsidiary Borrowers named therein (together with the Company, the “U.S. Borrowers”), United Rentals of Canada, Inc., a company formed under the federal laws of Canada (“URC”), United Rentals Alberta Holding LP (“URA” and, together with URC, the “Canadian Borrowers”), United Rentals Financing Limited Partnership (the “Specified Loan Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as the Agent. Unless otherwise indicated, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

The undersigned hereby certifies, as of the date first written above, that (a) no Default or Event of Default has occurred or is continuing, (b) the amounts and calculations

Form of Borrowing Base Certificate

herein and in Schedule I accurately reflect the Eligible Merchandise and Consumables Inventory and Eligible Rental Equipment of the U.S. Obligors and (c) the amounts and calculations herein and in Schedule II accurately reflect the Eligible Merchandise and Consumables Inventory and Eligible Rental Equipment of the Canadian Obligors.

UNITED RENTALS (NORTH AMERICA, INC.), as Borrowers’ Agent

By:
Name:
Title:

Form of Borrowing Base Certificate

SCHEDULE I

to Borrowing Base Certificate

U.S. Borrowing Base

[DISTRIBUTED SEPARATELY]1

1 NOTE: We propose leaving this schedule in the exhibits until the form is agreed and update as necessary. We will need to review the form prior to signoff.

Form of Borrowing Base Certificate

SCHEDULE II

to Borrowing Base Certificate

Canadian Borrowing Base

[DISTRIBUTED SEPARATELY]

Form of Borrowing Base Certificate

EXHIBIT B-1

FORM OF U.S. NOTICE OF BORROWING

Date:             ,

To: Bank of America, N.A., as Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of [            ,         ] (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among United Rentals, Inc., a Delaware corporation (“Holdings”), United Rentals (North America), Inc., a Delaware corporation (the “Company”), the other U.S. Subsidiary Borrowers named therein (together with the Company, the “U.S. Borrowers”), United Rentals of Canada, Inc., a company formed under the federal laws of Canada (“URC”), United Rentals Alberta Holding LP (“URA” and, together with URC, the “Canadian Borrowers”), United Rentals Financing Limited Partnership (the “Specified Loan Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Agent.

The undersigned hereby requests (select one) a Borrowing:

1.	On (a Business Day).

2.	In the amount of $

3.	Comprised of [Base Rate Loans] [LIBOR Loans]

4.	For LIBOR Loans, with an Interest Period of months

5.	The U.S. Borrower for this Borrowing is

and the proceeds of the Borrowing shall be sent to:

[Name and Address of Bank/Beneficiary]

Account No.:

ABA No.:

Attn:

Form of U.S. Notice of Borrowing

The undersigned hereby represents and warrants that the conditions specified in Section[s 9.1 and]2 9.2 shall be satisfied on and as of the date of, before and after giving effect to, the credit extension requested hereby.

UNITED RENTALS (NORTH AMERICA), INC.,
as Borrowers’ Agent

By:
Name:
Title:

2 Only for Borrowings on the Closing Date

B - 2

Form of U.S. Notice of Borrowing

EXHIBIT B-2

FORM OF CANADIAN NOTICE OF BORROWING

Date:             ,

To: Bank of America, N.A., as Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of [            ,        ] (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among United Rentals, Inc., a Delaware corporation (“Holdings”), United Rentals (North America), Inc., a Delaware corporation (the “Company”), the other U.S. Subsidiary Borrowers named therein (together with the Company, the “U.S. Borrowers”), United Rentals of Canada, Inc., a company formed under the federal laws of Canada (“URC”), United Rentals Alberta Holding LP (“URA” and, together with URC, the “Canadian Borrowers”), United Rentals Financing Limited Partnership (the “Specified Loan Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Agent.

The undersigned hereby requests (select one) a Borrowing:

1.	On (a Business Day).

2.	In the amount of Cdn$

3.	Comprised of [Canadian Prime Rate Loans] [BA Equivalent Loans]

4.	For BA Equivalent Loans, with an BA Equivalent Interest Period of months

5.	The Canadian Borrower for this Borrowing is and the proceeds of the Borrowing shall be sent to:

[Name and Address of Bank]

Account No.:

ABA No.:

Attn:

B - 2

Form of Canadian Notice of Borrowing

The undersigned hereby represents and warrants that the conditions specified in Section[s 9.1 and]3 9.2 shall be satisfied on and as of the date of, before and after giving effect to, the credit extension requested hereby.

UNITED RENTALS (NORTH AMERICA), INC.,
as Borrowers’ Agent

By:
Name:
Title:

3 Only for Borrowings on the Closing Date

Form of Canadian Notice of Borrowing

EXHIBIT B-3

FORM OF SPECIFIED LOAN NOTICE OF BORROWING

Date:             ,

To: Bank of America, N.A., as Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of [            ,         ] (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among United Rentals, Inc., a Delaware corporation (“Holdings”), United Rentals (North America), Inc., a Delaware corporation (the “Company”), the other U.S. Subsidiary Borrowers named therein (together with the Company, the “U.S. Borrowers”), United Rentals of Canada, Inc., a company formed under the federal laws of Canada (“URC”), United Rentals Alberta Holding LP (“URA” and, together with URC, the “Canadian Borrowers”), United Rentals Financing Limited Partnership (the “Specified Loan Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Agent.

The undersigned hereby requests (select one) a Borrowing:

1.	On (a Business Day).

2.	In the amount of Cdn$

3.	Comprised of [Canadian Prime Rate Loans] [BA Equivalent Loans]

4.	For BA Equivalent Loans, with an BA Equivalent Interest Period of months

5.	The proceeds of the Borrowing shall be sent to:

[Name and Address of Bank]

Account No.:

ABA No.:

Attn:

B - 3

Form of Specified Loan Notice of Borrowing

The undersigned hereby represents and warrants that the conditions specified in Section[s 9.1 and]4 9.2 shall be satisfied on and as of the date of, before and after giving effect to, the credit extension requested hereby.

UNITED RENTALS (NORTH AMERICA), INC.,
as Borrowers’ Agent

By:
Name:
Title:

4 Only for Borrowings on the Closing Date

Form of Specified Loan Notice of Borrowing

EXHIBIT C-1

FORM OF NOTICE OF CONTINUATION/CONVERSION OF U.S. REVOLVING LOANS

Date:                     ,

To: Bank of America, N.A., as Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of [                    ,         ] (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among United Rentals, Inc., a Delaware corporation (“Holdings”), United Rentals (North America), Inc., a Delaware corporation (the “Company”), the other U.S. Subsidiary Borrowers named therein (together with the Company, the “U.S. Borrowers”), United Rentals of Canada, Inc., a company formed under the federal laws of Canada (“URC”), United Rentals Alberta Holding LP (“URA” and, together with URC, the “Canadian Borrowers”), United Rentals Financing Limited Partnership (the “Specified Loan Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Agent.

The undersigned hereby gives irrevocable notice pursuant to Section 3.2 of the Credit Agreement that

1.	The proposed Continuation/Conversion Date is

2.	The aggregate principal amount of Loans to be continued or converted is $ and such Loans were made to [Name of Borrower]

3.	The Type of Loans resulting from the proposed conversion or continuation is

4.	The duration of the requested Interest Period is

The undersigned hereby represents and warrants that the conditions specified in Section 9.2 shall be satisfied on and as of the date of, before and after giving effect to, the continuation or conversion requested hereby

UNITED RENTALS (NORTH AMERICA), INC., as Borrowers’ Agent

By:

Name:

Title:

Form of Notice of Continuation/Conversion of U.S. Revolving Loans

EXHIBIT C-2

FORM OF NOTICE OF CONTINUATION/CONVERSION OF CANADIAN

REVOLVING LOANS

Date:                     ,

To: Bank of America, N.A., as Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of [                    ,         ] (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among United Rentals, Inc., a Delaware corporation (“Holdings”), United Rentals (North America), Inc., a Delaware corporation (the “Company”), the other U.S. Subsidiary Borrowers named therein (together with the Company, the “U.S. Borrowers”), United Rentals of Canada, Inc., a company formed under the federal laws of Canada (“URC”), United Rentals Alberta Holding LP (“URA” and, together with URC, the “Canadian Borrowers”), United Rentals Financing Limited Partnership (the “Specified Loan Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Agent.

The undersigned hereby gives irrevocable notice pursuant to Section 3.2 of the Credit Agreement that

1.	The proposed Continuation/Conversion Date is

2.	The aggregate principal amount of Loans to be continued or converted is Cdn$ and such Loans were made to [Name of Borrower]

3.	The Type of Loans resulting from the proposed conversion or continuation is

4.	The duration of the requested BA Equivalent Interest Period is

The undersigned hereby represents and warrants that the conditions specified in Section 9.2 shall be satisfied on and as of the date of, before and after giving effect to, the continuation or conversion requested hereby.

UNITED RENTALS (NORTH AMERICA), INC., as Borrowers’ Agent

By:

Name:

Title:

Form of Notice of Continuation/Conversion of Canadian Revolving Loans

EXHIBIT C-3

FORM OF NOTICE OF CONTINUATION/CONVERSION OF SPECIFIED LOANS

Date:                     ,

To: Bank of America, N.A., as Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of [                    ,         ] (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among United Rentals, Inc., a Delaware corporation (“Holdings”), United Rentals (North America), Inc., a Delaware corporation (the “Company”), the other U.S. Subsidiary Borrowers named therein (together with the Company, the “U.S. Borrowers”), United Rentals of Canada, Inc., a company formed under the federal laws of Canada (“URC”), United Rentals Alberta Holding LP (“URA” and, together with URC, the “Canadian Borrowers”), United Rentals Financing Limited Partnership (the “Specified Loan Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Agent.

The undersigned hereby gives irrevocable notice pursuant to Section 3.2 of the Credit Agreement that

1.	The proposed Continuation/Conversion Date is

2.	The aggregate principal amount of Loans to be continued or converted is Cdn$

3.	The Type of Loans resulting from the proposed conversion or continuation is

4.	The duration of the requested BA Equivalent Interest Period is

The undersigned hereby represents and warrants that the conditions specified in Section 9.2 shall be satisfied on and as of the date of, before and after giving effect to, the continuation or conversion requested hereby

UNITED RENTALS (NORTH AMERICA), INC., as Borrowers’ Agent

By:

Name:

Title:

Form of Notice of Continuation/Conversion of Specified Loans

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                     ,

To: Bank of America, N.A., as Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of [                    ,         ] (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among United Rentals, Inc., a Delaware corporation (“Holdings”), United Rentals (North America), Inc., a Delaware corporation (the “Company”), the other U.S. Subsidiary Borrowers named therein (together with the Company, the “U.S. Borrowers”), United Rentals of Canada, Inc., a company formed under the federal laws of Canada (“URC”), United Rentals Alberta Holding LP (“URA” and, together with URC, the “Canadian Borrowers”), United Rentals Financing Limited Partnership (the “Specified Loan Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                                                   of Holdings, and that, as such, he/she is authorized to execute and deliver this Certificate to the Agent on the behalf of Holdings, and that:

[Use following paragraph 1 for fiscal year-end financial statements to be delivered pursuant to Section 6.2(a)]

1. Holdings has delivered the year-end audited financial statements required by Section 6.2(a) of the Credit Agreement for the fiscal year of Holdings ended as of the above date, together with all certificates, opinions, documents required by such section. All such audited financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of Holdings and the Consolidated Parties as at the date thereof and their results of operations for the periods then ended.

[Use following paragraph 1 for fiscal quarter-end financial statements to be delivered pursuant to Section 6.2(b)]

1. Holdings has delivered the unaudited financial statements required by Section 6.2(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date. Such consolidated financial statements fairly present the financial condition, results of operations and cash flows of the Consolidated Parties in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

Form of Compliance Certificate

2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrowers and Holdings] during the accounting period covered by such financial statements.

3. A review of the activities of the Borrowers and Holdings during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrowers and Holdings performed and observed all its Obligations under the Loan Documents, and [no][a] Covenant Trigger Period is currently in effect; and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period, no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of the Obligors contained in Article VII of the Credit Agreement and the other Loan Documents are correct, in all material respects (except that each representation and warranty that is qualified as to materiality or Material Adverse Effect shall be correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in Section 7.6(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) of Section 6.2 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Certificate.

6. Except as set forth on Schedule 3 hereto, subsequent to the date of the most recent Certificate submitted by Holdings pursuant to Section 6.2(a) or (b) of the Credit Agreement, no Obligor has (i) changed its name as it appears in official filings in the jurisdiction of its organization, (ii) changed its chief executive office, principal place of business, corporate offices, warehouses or locations at which Collateral is held or stored, or the location of its records concerning Collateral, (iii) changed the type of entity that it is, (iv) changed (or has had changed) its organization identification number, if any, issued by its jurisdiction of organization, (v) changed its jurisdiction of organization, (vi) changed the end of its Fiscal Year, or (vii) formed any new Subsidiary or entered into any partnership or joint venture with any other Person without giving the Agents any notice required by the Loan Documents; and

Form of Compliance Certificate

7. Except as set forth on Schedule 4 hereto, subsequent to the date of the most recent Certificate submitted by Holdings pursuant to Section 6.2(a) or (b) of the Credit Agreement, there has been no event which would alter any of the disclosures set forth on Schedules 7.14, 7.17 and 7.18 of the Credit Agreement.

8. Except as set forth on Schedule 5 hereto, subsequent to the date of the most recent Certificate submitted by Holdings pursuant to Section 6.2(a) or (b) of the Credit Agreement, no Asset Disposition [or Like-Kind Exchange] has occurred for which any Obligor is [or will be] required to make a mandatory prepayment pursuant to Section 4.3 of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,         .

UNITED RENTALS, INC.

By:
Name:
Title:

Form of Compliance Certificate

For the Quarter/Year ended                     ,         (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

[DISTRIBUTED SEPARATELY]5

5 NOTE: We propose leaving this schedule in the exhibits until the form is agreed and update as necessary. We will need to review the form prior to signoff.

Form of Compliance Certificate

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

[DISTRIBUTED SEPARATELY]

Form of Compliance Certificate

SCHEDULE 3

Form of Compliance Certificate

SCHEDULE 4

Form of Compliance Certificate

SCHEDULE 5

Form of Compliance Certificate

EXHIBIT E

[Alternative 1: Assignor is a U.S. Lender that has a Related Canadian Lender; Assignee

U.S. Lender has an Eligible Canadian Affiliate]

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and among the Assignor of the U.S. Revolving Credit Commitment identified in item 1 below (the “U.S. Assignor”), the Assignor of the Canadian Revolving Credit Commitment identified in item 1 below (the “Canadian Assignor” and, together with the U.S. Assignor, the “Assignors”), the Assignee of the U.S. Revolving Credit Commitment identified in item 2 below (the “U.S. Assignee”) and the Assignee of the Canadian Revolving Credit Commitment identified in item 2 below (the “Canadian Assignee” and, together with the U.S. Assignee, the “Assignees”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignees. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, (a) the U.S. Assignor hereby irrevocably sells and assigns to the U.S. Assignee, and the U.S. Assignee hereby irrevocably purchases and assumes from the U.S. Assignor, and (b) the Canadian Assignor hereby irrevocably sells and assigns to the Canadian Assignee, and the Canadian Assignee hereby irrevocably purchases and assumes from the Canadian Assignor, in each case subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the respective Assignors’ rights and obligations in their respective capacities as Lenders under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the respective Assignors under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the respective Assignors (in their respective capacities as Lenders) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by any Assignor to any Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as an “Assigned Interest”). 6[Without limiting the generality of the foregoing, the Canadian Assignee hereby agrees to be a Canadian Funding Bank and to perform all obligations required to be performed by a Canadian Funding Bank in accordance with the Credit Agreement. After giving effect to the assignments contemplated herein, as of the Effective Date, the Canadian Funding Percentage of the Canadian Assignor is [    ]% and the Canadian Funding Percentage of the Canadian Assignee is [    ]%.] Each such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by any Assignor.

6 Insert if applicable.

Form of Assignment and Acceptance

1.	U.S. Assignor:

Canadian Assignor:

2.	U.S. Assignee:

Canadian Assignee:
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrowers: United Rentals (North America), Inc., a Delaware corporation, and the other U.S. Subsidiary Borrowers named in the Credit Agreement, United Rentals of Canada, Inc., United Rentals Alberta Holding LP and United Rentals Financing Limited Partnership

4.	Agent: Bank of America, N.A., as the agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of [ , ] (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among United Rentals, Inc., a Delaware corporation (“Holdings”), United Rentals (North America), Inc., a Delaware corporation (the “Company”), the other U.S. Subsidiary Borrowers named therein (together with the Company, the “U.S. Borrowers”), United Rentals of Canada, Inc., a company formed under the federal laws of Canada (“URC”), United Rentals Alberta Holding LP (“URA” and, together with URC, the “Canadian Borrowers”), United Rentals Financing Limited Partnership (the “Specified Loan Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as the Agent

6.	Assigned Interest:

Assignors	Assignees	Facility Assigned	Aggregate Amount of Revolving Credit Commitments/ Revolving Loans for all Lenders[7]	Amount of Revolving Credit Commitments/ Revolving Loans Assigned	Percentage Assigned of Revolving Credit Commitments/ Revolving Loans[8]		CUSIP Number
		U.S. Revolving Credit Commitments	$[1,250,000,000]	$		%
		Canadian Revolving Credit Commitments	$[0,000,000]	$		%

7 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

8 Set forth, to at least 9 decimals, as a percentage of the Revolving Credit Commitments/ Revolving Loans of all Lenders thereunder. The percentage of U.S. Revolving Credit Commitments assigned shall be the same as the Canadian Revolving Credit Commitments assigned.

Form of Assignment and Acceptance

Effective Date:                     , 20    [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR
[NAME OF U.S. ASSIGNOR]

By:
Title:

[NAME OF CANADIAN ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF U.S. ASSIGNEE]

By:
Title:

[NAME OF CANADIAN ASSIGNEE]

By:
Title:

Consented to and Accepted:

BANK OF AMERICA, N.A., as the Agent, U.S. Swingline Lender and Letter of Credit Issuer

By:
Title:

BANK OF AMERICA, N.A. (acting through its Canadian branch), as the Canadian Swingline Lender

By:
Title:

Form of Assignment and Acceptance

[Consented to:][9]

UNITED RENTALS (NORTH AMERICA), INC., as Borrowers’ Agent

By:
Title:

9 To be added only if the consent of the Borrowers’ Agent is required by the terms of the Credit Agreement.

Form of Assignment and Acceptance

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1. Assignor. Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the relevant Assigned Interest, (ii) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) the Canadian Assignor is an Affiliate of the U.S. Assignor; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings, any Borrower, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, any Borrower, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. Each Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 12.2(a) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder (including, without limitation, pursuant to the second paragraph of Section 13.1 of the Credit Agreement) and, to the extent of the relevant Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by such Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire such Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.2(a) or (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase such Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase such Assigned Interest, (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Assignee, (viii) the Canadian Assignee is an Eligible Canadian Affiliate of the U.S. Assignee; and (ix) if it is a Canadian Lender, such Lender is a Canadian Resident and if it is a U.S. Lender, such Lender is a United States person for purposes of the Code (b) agrees that (i) it will, independently and without reliance upon the Agent, any Assignor or any other Lender, and based on such

Form of Assignment and Acceptance

documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and (iii) in the case of each Canadian Lender, such Lender will at all material times continue to be a Canadian Resident and in the case of each U.S. Lender, such Lender will at all material times continue to be a United States person for purposes of the Code.

2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to the relevant Assignor for amounts which have accrued to but excluding the Effective Date and to the relevant Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

Form of Assignment and Acceptance

[Alternative 2: Assignor is a U.S. Lender that has a Related Canadian Lender; Assignee does not have an Eligible Canadian Affiliate]

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and among the Assignor of the U.S. Revolving Credit Commitment identified in item 1 below (the “U.S. Assignor”), the Assignor of the Canadian Revolving Credit Commitment identified in item 1 below (the “Canadian Assignor” and, together with the U.S. Assignor, the “Assignors”), the Assignee of the U.S. Revolving Credit Commitment identified in item 2 below (the “U.S. Assignee”) and the Canadian Funding Banks, as Assignees of the Canadian Revolving Credit Commitment identified in item 2 below (the “Canadian Assignees” and, together with the U.S. Assignee, the “Assignees”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignees. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, (a) the U.S. Assignor hereby irrevocably sells and assigns to the U.S. Assignee, and the U.S. Assignee hereby irrevocably purchases and assumes from the U.S. Assignor, and (b) the Canadian Assignor hereby irrevocably sells and assigns to the Canadian Assignees, and the Canadian Assignees hereby irrevocably purchase and assume from the Canadian Assignor, in each case subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the respective Assignors’ rights and obligations in their respective capacities as Lenders under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the respective Assignors under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the respective Assignors (in their respective capacities as Lenders) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by any Assignor to any Assignee pursuant to clauses (i) and (ii) above and the immediately succeeding sentence being referred to herein collectively as an “Assigned Interest”). Without limiting the generality of the foregoing, the U.S. Assignee hereby (x) purchases from the Canadian Funding Banks a Canadian Loan Participation in each Canadian Revolving Loan funded by the Canadian Funding Banks in an amount equal to the U.S. Assignee’s Pro Rata Share of the Borrowing which includes such Canadian Revolving Loan and (y) assumes the rights and obligations of a Participating Lender under the Credit Agreement. Each such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by any Assignor.

1.	U.S. Assignor:

Canadian Assignor:

Form of Assignment and Acceptance

2.	U.S. Assignee:

Canadian Assignees: [Bank of America, N.A. (acting through its Canada branch), UBS AG Canada Branch [and] Wachovia Bank, National Association][and any other Canadian Funding Bank at the time of this assignment].

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrowers: United Rentals (North America), Inc., a Delaware corporation, and the other U.S. Subsidiary Borrowers named in the Credit Agreement, United Rentals of Canada, Inc., United Rentals Alberta Holding LP and United Rentals Financing Limited Partnership

4.	Agent: Bank of America, N.A., as the agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of [ , ] (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among United Rentals, Inc., a Delaware corporation (“Holdings”), United Rentals (North America), Inc., a Delaware corporation (the “Company”), the other U.S. Subsidiary Borrowers named therein (together with the Company, the “U.S. Borrowers”), United Rentals of Canada, Inc., a company formed under the federal laws of Canada (“URC”), United Rentals Alberta Holding LP (“URA” and, together with URC, the “Canadian Borrowers”), United Rentals Financing Limited Partnership (the “Specified Loan Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as the Agent

6.	Assigned Interest:

Assignors	Assignees	Facility Assigned	Amount of Revolving Credit Commitments/ Revolving Loans Assigned	Percentage Assigned of Revolving Credit Commitments/ Revolving Loans[10]		CUSIP Number
		U.S. Revolving Credit Commitments	$		%
	[Bank of America, N.A. (acting through its Canada branch)]	Canadian Revolving Credit Commitments	$		%
	[UBS AG Canada Branch]	Canadian Revolving Credit Commitments	$		%

10 Set forth, to at least 9 decimals, as a percentage of the Revolving Credit Commitments/ Revolving Loans of all Lenders thereunder. The percentage of the aggregate U.S. Revolving Credit Commitments assigned shall be the same as the percentage of the aggregate Canadian Revolving Credit Commitments assigned. The allocation among of the Canadian Revolving Credit Commitments among the Canadian Funding Banks is based on their respective Canadian Funding Percentages.

Form of Assignment and Acceptance

[Wachovia Capital Finance Corporation (Canada)]	Canadian Revolving Credit Commitments	$	%
[any other Canadian Funding Bank]	Canadian Revolving Credit Commitments	$	%

Canadian Loan Participation in outstanding Canadian Revolving Loans that is purchased by U.S. Assignee pursuant to this Assignment and Acceptance from [(i) Bank of America, N.A. (acting through its Canada branch) is Cdn$            , (ii) UBS AG Canada Branch is Cdn$            [and] (iii) Wachovia Capital Finance Corporation (Canada) is Cdn$            ] [and (iv) any other Canadian Funding Bank at the time of this assignment is Cdn$            ].

Effective Date:                     , 20        [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR
[NAME OF U.S. ASSIGNOR]

By:
Title:

[NAME OF CANADIAN ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF U.S. ASSIGNEE]

By:
Title:

[BANK OF AMERICA, N.A. (acting through its Canada branch)

By:
Title:

UBS AG CANADA BRANCH

By:
Title:

Form of Assignment and Acceptance

By:
Title:

WACHOVIA CAPITAL FINANCE CORPORATION (CANADA)

By:
Title:]

[Signatures of any other Canadian Funding Bank]

Consented to and Accepted:

BANK OF AMERICA, N.A., as the Agent, U.S. Swingline Lender and Letter of Credit Issuer

By:
Title:

BANK OF AMERICA, N.A. (acting through its Canadian branch), as the Canadian Swingline Lender

By:
Title:

[Consented to:][11]

UNITED RENTALS (NORTH AMERICA), INC., as Borrowers’ Agent

By:
Title:

11 To be added only if the consent of the Borrowers’ Agent is required by the terms of the Credit Agreement.

Form of Assignment and Acceptance

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1. Assignor. Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the relevant Assigned Interest, (ii) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) the Canadian Assignor is an Affiliate of the U.S. Assignor; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings, any Borrower, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, any Borrower, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. Each Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 12.2(a) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder (including, without limitation, pursuant to the second paragraph of Section 13.1 of the Credit Agreement) and, to the extent of the relevant Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by such Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire such Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.2(a) or (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase such Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase such Assigned Interest, (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Assignee, (viii) it does not have any Eligible Canadian Affiliate and (ix) if it is a Canadian Lender, such Lender is a Canadian Resident and if it is a U.S. Lender, such Lender is a United States person for purposes of the Code; and (b) agrees that (i) it will, independently and without reliance upon the Agent, any Assignor or any other Lender, and based on such documents and information as it

Form of Assignment and Acceptance

shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and (iii) in the case of each Canadian Lender, such Lender will at all material times continue to be a Canadian Resident and in the case of each U.S. Lender, such Lender will at all material times continue to be a United States person for purposes of the Code.

2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to the relevant Assignor for amounts which have accrued to but excluding the Effective Date and to the relevant Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

Form of Assignment and Acceptance

[Alternative 3: Assignor is a U.S. Lender that does not have a Related Canadian Lender;

Assignee does not have an Eligible Canadian Affiliate]

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and among the Assignor of the U.S. Revolving Credit Commitment identified in item 1 below (the “Assignor”), the Assignee of the U.S. Revolving Credit Commitment identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignees. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, in each case subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the respective Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above and the immediately succeeding sentence being referred to herein collectively as an “Assigned Interest”). Without limiting the generality of the foregoing, the Assignee hereby (x) purchases from the Canadian Funding Banks a Canadian Loan Participation in each Canadian Revolving Loan funded by the Canadian Funding Banks in an amount equal to the Assignee’s Pro Rata Share of the Borrowing which includes such Canadian Revolving Loan (and the Assignor’s rights and obligations in respect of such Canadian Loan Participation are hereby terminated) and (y) assumes the rights and obligations of a Participating Lender under the Credit Agreement. Each such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by any Assignor.

1.	Assignor:

2.	Assignee:

[for the Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrowers: United Rentals (North America), Inc., a Delaware corporation, and the other U.S. Subsidiary Borrowers named in the Credit Agreement, United Rentals of Canada, Inc., United Rentals Alberta Holding LP and United Rentals Financing Limited Partnership

Form of Assignment and Acceptance

4.	Agent: Bank of America, N.A., as the agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of [ , ] (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among United Rentals, Inc., a Delaware corporation (“Holdings”), United Rentals (North America), Inc., a Delaware corporation (the “Company”), the other U.S. Subsidiary Borrowers named therein (together with the Company, the “U.S. Borrowers”), United Rentals of Canada, Inc., a company formed under the federal laws of Canada (“URC”), United Rentals Alberta Holding LP (“URA” and, together with URC, the “Canadian Borrowers”), United Rentals Financing Limited Partnership (the “Specified Loan Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as the Agent

6.	Assigned Interest:

Assignors	Assignees	Facility Assigned	Amount of Revolving Credit Commitments/ Revolving Loans Assigned	Percentage Assigned of Revolving Credit Commitments/ Revolving Loans[12]		CUSIP Number
		U.S. Revolving Credit Commitments	$		%

Canadian Loan Participation in outstanding Canadian Revolving Loans that is purchased by Assignee pursuant to this Assignment and Acceptance from [(i) Bank of America, N.A. is Cdn$            , (ii) UBS AG Canada Branch is Cdn$            [and] (iii) Wachovia Capital Finance Corporation (Canada) is Cdn$            ] [and (iv) any other Canadian Funding Bank at the time of this assignement is Cdn$             ].

Effective Date:                     , 20        [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

12 Set forth, to at least 9 decimals, as a percentage of the Revolving Credit Commitments/ Revolving Loans of all Lenders thereunder.

Form of Assignment and Acceptance

ASSIGNEE
[NAME OF U.S. ASSIGNEE]

By:
Title:

Consented to and Accepted:

BANK OF AMERICA, N.A., as the Agent, U.S. Swingline Lender and Letter of Credit Issuer

By:
Title:

BANK OF AMERICA, N.A. (acting through its Canada branch), as Canadian Swingline Lender [and a Canadian Funding Bank]

By:
Title:

[UBS LOAN FINANCE LLC, as a Canadian Funding Bank

By:
Title:

By:
Title:

WACHOVIA CAPITAL FINANCE CORPORATION (CANADA), as a Canadian Funding Bank

By:
Title:]

[Signatures of any other Canadian Funding Bank]

Form of Assignment and Acceptance

[Consented to:][13]

UNITED RENTALS (NORTH AMERICA), INC., as Borrowers’ Agent

By:
Title:

13 To be added only if the consent of the Borrowers’ Agent is required by the terms of the Credit Agreement.

Form of Assignment and Acceptance

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings, any Borrower, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, any Borrower, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 12.2(a) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder (including, without limitation, pursuant to the second paragraph of Section 13.1 of the Credit Agreement) and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.2(a) or (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, (viii) it does not have any Eligible Canadian Affiliate and (ix) if it is a Canadian Lender, such Lender is a Canadian Resident and if it is a U.S. Lender, such Lender is a United States person for purposes of the Code and (b) agrees that (i) it will, independently and without reliance upon the Agent, any Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not

Form of Assignment and Acceptance

taking action under the Loan Documents, (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (iii) in the case of each Canadian Lender, such Lender will at all material times continue to be a Canadian Resident and in the case of each U.S. Lender, such Lender will at all material times continue to be a United States person for purposes of the Code.

2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

Form of Assignment and Acceptance

[Alternative 4: Assignor is a U.S. Lender that does not have a Related Canadian Lender;

Assignee has an Eligible Canadian Affiliate]

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and among the Assignor of the U.S. Revolving Credit Commitment identified in item 1 below (the “U.S. Assignor”), the Canadian Funding Banks, as Assignors of the Canadian Revolving Credit Commitment identified in item 1 below (the “Canadian Assignors” and, together with the U.S. Assignor, the “Assignors”), the Assignee of the U.S. Revolving Credit Commitment identified in item 2 below (the “U.S. Assignee”) and the Assignee of the Canadian Revolving Credit Commitment identified in item 2 below (the “Canadian Assignee” and, together with the U.S. Assignee, the “Assignees”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignees. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, (a) the U.S. Assignor hereby irrevocably sells and assigns to the U.S. Assignee, and the U.S. Assignee hereby irrevocably purchases and assumes from the U.S. Assignor, and (b) each Canadian Assignor hereby irrevocably sells and assigns to the Canadian Assignee, and the Canadian Assignee hereby irrevocably purchases and assumes from each Canadian Assignor, in each case subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the respective Assignors’ rights and obligations in their respective capacities as Lenders under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the respective Assignors under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the respective Assignors (in their respective capacities as Lenders) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by any Assignor to any Assignee pursuant to clauses (i) and (ii) above and the immediately succeeding sentence being referred to herein collectively as an “Assigned Interest”). Without limiting the generality of the foregoing, the U.S. Assignor’s obligations in respect of the Canadian Loan Participation in the Canadian Revolving Loans that are assigned pursuant hereto are hereby released. Each such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by any Assignor.

1.	U.S. Assignor:

Canadian Assignors: [Bank of America, N.A. (acting through its Canada branch), UBS AG Canada Branch [and] Wachovia Capital Finance Corporation (Canada)] [any other Canadian Funding Bank at the time of this assignment].

Form of Assignment and Acceptance

2.	U.S. Assignee:

Canadian Assignees:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrowers: United Rentals (North America), Inc., a Delaware corporation, and the other U.S. Subsidiary Borrowers named in the Credit Agreement, United Rentals of Canada, Inc., United Rentals Alberta Holding LP and United Rentals Financing Limited Partnership

4.	Agent: Bank of America, N.A., as the agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of [ , ] (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among United Rentals, Inc., a Delaware corporation (“Holdings”), United Rentals (North America), Inc., a Delaware corporation (the “Company”), the other U.S. Subsidiary Borrowers named therein (together with the Company, the “U.S. Borrowers”), United Rentals of Canada, Inc., a company formed under the federal laws of Canada (“URC”), United Rentals Alberta Holding LP (“URA” and, together with URC, the “Canadian Borrowers”), United Rentals Financing Limited Partnership (the “Specified Loan Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as the Agent

6.	Assigned Interest:

Assignors	Assignees	Facility Assigned	Amount of Revolving Credit Commitments/ Revolving Loans Assigned	Percentage Assigned of Revolving Credit Commitments/ Revolving Loans[14]		CUSIP Number
		U.S. Revolving Credit Commitments	$		%
[Bank of America, N.A. (acting through its Canada branch)]		Canadian Revolving Credit Commitments	$		%
[UBS AG Canada Branch]		Canadian Revolving Credit Commitments	$		%
[Wachovia Capital Finance Corporation (Canada)]		Canadian Revolving Credit Commitments	$		%
[Any other Canadian Funding Bank]		Canadian Revolving Credit Commitments	$		%

14 Set forth, to at least 9 decimals, as a percentage of the Revolving Credit Commitments/ Revolving Loans of all Lenders thereunder. The percentage of the aggregate U.S. Revolving Credit Commitments assigned shall be the same as the percentage of the aggregate Canadian Revolving Credit Commitments assigned. The allocation among of the Canadian Revolving Credit Commitments among the Canadian Funding Banks is based on their respective Canadian Funding Percentages.

Form of Assignment and Acceptance

Effective Date:             , 20     [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR
[NAME OF U.S. ASSIGNOR]

By:
Title:

[NAME OF CANADIAN ASSIGNOR]

By:
Title:

[BANK OF AMERICA, N.A. (acting through its Canada branch)

By:
Title:]

[UBS AG CANADA BRANCH

By:
Title:
By:
Title:]

[WACHOVIA CAPITAL FINANCE CORPORATION (CANADA)]

By:
Title:]

[Signatures of any other Canadian Funding Bank]

Form of Assignment and Acceptance

ASSIGNEE
[NAME OF U.S. ASSIGNEE]

By:
Title:

Consented to and Accepted:

BANK OF AMERICA, N.A., as the Agent, U.S. Swingline Lender and Letter of Credit Issuer

By:
Title:

BANK OF AMERICA, N.A. (acting through its Canadian branch), as the Canadian Swingline Lender

By:
Title:

[Consented to:][15]

UNITED RENTALS (NORTH AMERICA), INC., as Borrowers’ Agent

By:
Title:

15 To be added only if the consent of the Borrowers’ Agent is required by the terms of the Credit Agreement.

Form of Assignment and Acceptance

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1. Assignor. Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the relevant Assigned Interest, (ii) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) the Canadian Assignor is an Affiliate of the U.S. Assignor; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings, any Borrower, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, any Borrower, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. Each Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 12.2(a) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder (including, without limitation, pursuant to the second paragraph of Section 13.1 of the Credit Agreement) and, to the extent of the relevant Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by such Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire such Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.2(a) or (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase such Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase such Assigned Interest, (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Assignee, (viii) the Canadian Assignee is an Eligible Canadian Affiliate of the U.S. Assignee and (ix) if it is a Canadian Lender, such Lender is a Canadian Resident and if it is a U.S. Lender, such Lender is a United States person for purposes of the Code; and (b) agrees that (i) it will, independently and without reliance upon the Agent, any Assignor or any other Lender, and based on such

Form of Assignment and Acceptance

documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and (iii) in the case of each Canadian Lender, such Lender will at all material times continue to be a Canadian Resident and in the case of each U.S. Lender, such Lender will at all material times continue to be a United States person for purposes of the Code.

2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to the relevant Assignor for amounts which have accrued to but excluding the Effective Date and to the relevant Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

Form of Assignment and Acceptance